Exhibit 4(a) Consultant Solutions Classic Variable Annuity Contract

VAP 0310                                                        LBL B-Share MVA

Lincoln Benefit
Life Company
A Stock Company

Home Office: 2940 South 84th Street, Lincoln, Nebraska 68506-4142


Flexible Premium Deferred Variable Annuity Contract


This Contract is issued to the Owner in consideration of the initial purchase payments. Lincoln Benefit Life Company ("Lincoln Benefit Life") will pay the benefits of this Contract, subject to its terms and conditions.

Throughout this Contract, "you" and "your" refer to the Owner(s) of this Contract. "We", "us" and "our" refer to Lincoln Benefit Life Company.

Contract Summary
This flexible premium deferred variable annuity provides a cash withdrawal benefit, a death benefit, and a settlement value during the Accumulation Phase, and periodic income payments beginning on the Payout Start Date during the Payout Phase.

The dollar amount of income payments or other values provided by this Contract, when based on the investment experience of the Variable Account, will vary to reflect the performance of the Variable Account. For amounts in the Market Value Adjusted Account, the withdrawal benefit, the settlement value, transfers to other Investment Alternatives and any amount applied to an Income Plan may be subject to a Market Value Adjustment which may result in an upward or downward adjustment of the amount distributed.

This Contract does not pay dividends.

The tax status of this Contract as it applies to the Owner should be reviewed each year.

PLEASE READ YOUR CONTRACT CAREFULLY.

This is a legal Contract between the Owner(s) of this Contract and Lincoln Benefit Life Company.

Trial Examination Period
Upon written request, we will provide you with factual information regarding the benefits and provisions contained in this Contract. If you are not satisfied with this Contract for any reason, you may cancel it by written notification within 20 days after you receive it. We will refund purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation through the date of cancellation, plus any purchase payments allocated to the Fixed Account Options, less any withdrawals. (Where required by state law, we will refund purchase payments.) If this Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.










                   Flexible Premium Deferred Variable Annuity


-----------------------------------------------------------------------------

TABLE OF CONTENTS
-----------------------------------------------------------------------------


ANNUITY DATA PAGE

THE PERSONS INVOLVED

ACCUMULATION PHASE

PAYOUT PHASE

INCOME PAYMENT TABLES

GENERAL PROVISIONS













































..........
------------------------------------------------------------------------------

THE PERSONS INVOLVED
------------------------------------------------------------------------------


OWNER The person named at the time of application is the Owner of this Contract unless subsequently changed. As Owner, you will receive any periodic income payments, unless you have directed us to pay them to someone else. This Contract cannot be jointly owned by a non-living person and a living person. If the Owner is a trust, the Owner will be considered a non-living person.

You may exercise all the rights stated in this Contract, subject to the rights of any irrevocable Beneficiary.

You may change the Owner at any time by written request in a form satisfactory to us. Each change is subject to any payments we make or other action we take before we accept it. If we accept a change, the change will take effect on the date you signed the request.

You may not assign any interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract before the Payout Start Date. We are bound by an assignment only if it is signed by you and filed with us. We are not responsible for the validity of an assignment.

If more than one person is designated as Owner:

o Owner as used in this Contract refers to all people named as Owners, unless otherwise indicated;

o    Any request to exercise ownership rights must be signed by all Owners;

o On the death of any person who is an Owner, the surviving person(s) named as Owner(s) will continue as Owner(s), as described in the Death of Owner section; and

o If any Owner is a non-living person, when the Annuitant dies, the Death of Annuitant section will apply.


ANNUITANT The Annuitant is the person named on the Annuity Data Page. The Annuitant must be a living person.

If the Owner is a living person, the Owner may change the Annuitant before the Payout Start Date by written request in a form satisfactory to us. Once we accept a change, it takes effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.


BENEFICIARY The two classes of Beneficiaries are Primary Beneficiaries and Contingent Beneficiaries. Primary Beneficiaries and Contingent Beneficiaries are individually and collectively referred to herein as "Beneficiaries."

The Primary Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Primary Beneficiary is the Beneficiary(ies) who is first entitled to receive benefits under this Contract upon the death of the sole surviving Owner.

The Contingent Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Contingent Beneficiary is entitled to receive benefits under the Contract upon the death of the sole surviving Owner, when all Primary Beneficiary(ies) predecease the sole surviving Owner.

You may change or add Beneficiaries at any time by written request in a form satisfactory to us, unless you have designated an irrevocable Beneficiary. You may restrict income payments to Beneficiaries by written request in a form satisfactory to us. Once we accept a request, the change will take effect on the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

If no named Beneficiary is living when the sole surviving Owner dies, or if a Beneficiary has not been named, the new Beneficiary will be:

              i. Your spouse, or if he or she is no longer living,
              ii. Your surviving children equally, or if you have no surviving children, iii.Your estate.

For the purposes of this Contract, children are natural children and adopted children only.

Unless you have provided written directions to the contrary, in a form satisfactory to us, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Owner, the deceased Beneficiary's entire share will be divided among the remaining Beneficiaries in that class in proportion to the remaining Beneficiaries' original shares.

SURVIVOR CLAUSE
For purposes of this Contract, in determining whether a living person, including an Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person A") has survived another living person, including an Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person B"), Living Person A must survive Living Person B by at least 24 hours. Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.



------------------------------------------------------------------------------

ACCUMULATION PHASE
------------------------------------------------------------------------------


ACCUMULATION PHASE DEFINED The "Accumulation Phase" is the first of the two phases of this Contract. The Accumulation Phase begins on the Issue Date stated on the Annuity Data Page. This phase will continue until the Payout Start Date unless the Contract is terminated before that date.


CONTRACT YEAR A "Contract Year" is the 365 day period (366 days for a leap year) beginning on the Issue Date and on each anniversary of the Issue Date ("Contract Anniversary").


VALUATION DATE AND VALUATION PERIOD A "Valuation Date" is any date Monday through Friday on which the New York Stock Exchange is open for regular trading. A "Valuation Period" is the time interval beginning at the closing of the New York Stock Exchange on a Valuation Date and ending at the closing of the New York Stock Exchange on the following Valuation Date.


PURCHASE PAYMENTS The amount of the Initial Purchase Payment is shown on the Annuity Data Page. You may make subsequent purchase payments during the Accumulation Phase. We reserve the right to impose a minimum amount on each subsequent purchase payment. This minimum amount will not exceed $1,000. We also reserve the right to limit the cumulative purchase payments to a maximum amount of $1,000,000. We may limit your ability to make subsequent purchase payments in order to comply with the laws of the state where this Contract is delivered.

We will invest the purchase payments in the Investment Alternatives you select. You may allocate any portion of your purchase payment in whole percents from 0% to 100% or in exact dollar amounts to any of the Investment Alternatives. The total allocation of your purchase payment to the Investment Alternatives you select must equal 100%.

The allocation of the Initial Purchase Payment is shown on the Annuity Data Page. Allocation of each subsequent purchase payment will be the same as the allocation for the most recent purchase payment unless you change the allocation. You may change the allocation of subsequent purchase payments at any time, without charge, by notice in a form satisfactory to us. Any change will take effect as of the day we receive the notice. However, if we receive the notice on a day other than a Valuation Date, then the reallocation will take effect at the close of the next Valuation Date.

If the Trial Examination Period provision requires us to refund purchase payments, then during the Trial Examination Period, we reserve the right to invest the purchase payments you allocate to the Variable Account to the money market Variable Sub-account available under this Contract. We will notify you if we do so. At the end of the Trial Examination Period, the amount in the money market Variable Sub-account will be allocated to the Variable Sub-accounts as originally designated by you. This allocation will not be considered a transfer.


INVESTMENT ALTERNATIVES Investment Alternatives are the Sub-accounts of the Variable Account and the Fixed Account Options under this Contract.

We reserve the right in our sole discretion to:

|X|      Make additional Investment Alternatives available;

|X| Modify, substitute or eliminate any current or future Investment Alternatives we make available; and,

|X| Establish and modify the terms and conditions for making purchase payments to, withdrawals from, and transfers to or from any of the Investment Alternatives we make available.

Without limiting the foregoing, we reserve the right to impose limitations and requirements on the Variable Sub-accounts and/or Fixed Account Options in which you may invest. These limitations and requirements may include, but are not limited to:

|X|      Maximum investments limits;

|X|      Exclusion of certain accounts or Sub-accounts;

|X|      Term length requirements for Fixed Account Options;

|X|      Required minimum allocations; and/or,

|X|      The required use of automatic portfolio rebalancing.

A current explanation and list of investment limitations and requirements is set forth in the prospectus that pertains to your Contract.


VARIABLE ACCOUNT The "Variable Account" for this Contract is shown on the Annuity Data Page. This account is a separate investment account to which we allocate assets contributed under this and certain other contracts. The income, gain and losses, realized or unrealized, from assets allocated to the Variable Account are credited to or charged against the Account without regard to our other income, gains or losses.

If we deem it to be in the best interest of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940, as amended, or it may be deregistered under such Act in the event such registration is no longer required.


VARIABLE SUB-ACCOUNTS The Variable Account is divided into Sub-accounts. Each Sub-account represents an investment in the shares of the mutual fund underlying that Sub-account. We may offer additional Sub-accounts of the Variable Account at our discretion. We reserve the right to limit the number of Sub-accounts of the Variable Account that may be invested in at any one time.

We reserve the right, subject to applicable law, to make additions to, deletions from, or substitutions for the shares of the underlying mutual fund of the Sub-accounts of the Variable Account. We will not substitute any shares attributable to your interest in a Sub-account of the Variable Account without notice to you and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940, as amended.

We reserve the right to establish additional Sub-accounts of the Variable Account, each of which would invest in shares of a mutual fund. You may then instruct us to allocate purchase payments or transfers to such Sub-accounts, subject to any terms set by us or the mutual fund. We reserve the right to limit the availability of Sub-accounts and/or funds for this Contract.

In the event of any such substitution or change, we may, by endorsement, make such changes as may be necessary or appropriate to reflect such substitution or change.


FIXED ACCOUNT OPTIONS The Fixed Account Options under this Contract are the Dollar Cost Averaging Fixed Account Option and the Market Value Adjusted Account Option.


DOLLAR COST AVERAGING FIXED ACCOUNT OPTION The Dollar Cost Averaging Fixed Account is divided into individual Transfer Period Accounts. A new Transfer Period Account is established each time you allocate a purchase payment to the Dollar Cost Averaging Fixed Account and you choose the term length of the new Transfer Period Account. Purchase payments may not be allocated to any existing Transfer Period Account. No amount may be transferred into the Dollar Cost Averaging Fixed Account. Each purchase payment allocated to a Transfer Period Account must be at least $500. We may offer term lengths from which you may select for your Transfer Period Account(s), which may range from three to eighteen months; however, we may add to, modify or eliminate the term lengths we offer at our discretion.

Amounts in a Transfer Period Account will earn interest at the rate declared for the Transfer Period Account at the time it is established. This interest rate will be in effect for the term of the Transfer Period Account. Each purchase payment and all associated interest in a Transfer Period Account must be transferred to the other Investment Alternatives according to your allocation instructions in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the Investment Alternatives available for transfers from any Transfer Period Account. We may offer weekly, quarterly, semi-annual, or other installment transfer period alternatives, at our discretion. For each purchase payment, the first transfer from a Transfer Period Account will begin on the 25th day after we have received the purchase payment. If we do not receive an allocation instruction from you when payment is received by us, the purchase payment and all associated interest will be transferred to the money market Variable Sub-account in equal installments until we have received a different allocation instruction.

At the expiration of a Transfer Period Account, any residual amount will be automatically transferred to the money market Variable Sub-account. If you discontinue the Dollar Cost Averaging Options before the expiration of a Transfer Period Account, the remaining balance will be transferred on the day we receive notification to the money market Variable Sub-account unless you request a different Investment Alternative. However, if we receive your notice of discontinuation on a day other than a Valuation Date, then the transfer will occur at the close of the next Valuation Date.


GUARANTEE PERIOD ACCOUNT The Market Value Adjusted Account is divided into individual Guarantee Period Accounts. A new Guarantee Period Account is established each time you:

o Allocate purchase payments to the Market Value Adjusted Account and you choose the term length of the new Guarantee Period Account; or

o You elect or are deemed to have elected to transfer the Guarantee Period Account Value of an expiring Guarantee Period Account to establish a new Account.

You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer into a Guarantee Period Account must be at least $500. We may offer term lengths you may choose for your Guarantee Period Accounts from one to ten years.

We may add to, modify or eliminate the term lengths we offer at our discretion.

You must choose the term length for a new Guarantee Period Account from the term lengths we offer for the Market Value Adjusted Account at the time you create the new Guarantee Period Account. If you allocate a purchase payment or transfer to the Market Value Adjusted Account, but you do not select a term length for the new Guarantee Period Account, we will allocate the purchase payment or the transfer to a new Guarantee Period Account with the same term length as your most recent purchase payment or the transfer to the same Fixed Account Option. If we no longer offer that term length, then we will allocate the purchase payment or the transfer to a new Guarantee Period Account with the next shortest term currently offered for that Fixed Account Option. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment or the transfer to a new Guarantee Period Account of the shortest term we are offering at that time.


MARKET VALUE ADJUSTED ACCOUNT OPTION The following provisions apply to Guarantee Period Accounts of the Market Value Adjusted Account Option. Amounts in a Guarantee Period Account will earn interest at a rate declared for the term length at the time it is established. This interest rate will be in effect for the term of the Guarantee Period Account. Upon the expiration of the term of the Guarantee Period Account, unless you specify otherwise, we will transfer the amount in the expiring Guarantee Period Account to establish a new Guarantee Period Account with the same term length and at an interest rate declared by us. The new Guarantee Period Account will be established as of the expiration date of the expiring Guarantee Period Account ("New Account Start Date").

Prior to the expiration of each Guarantee Period Account, we will mail you a notice outlining the options available to you. During the 30 day period after the expiration of a Guarantee Period Account, you may transfer or withdraw all or a portion of the amount in the expiring Guarantee Period Account without a Market Value Adjustment. If you make a withdrawal, a Withdrawal Charge and any applicable taxes may apply.

If we receive notification of your election to make a transfer or withdrawal from an expiring Guarantee Period Account on or before the New Account Start Date, the transfer or withdrawal will be deemed to have occurred on the New Account Start Date.

If we receive notification of your election to make a transfer or withdrawal from an expiring Guarantee Period Account after the New Account Start Date, but before expiration of the 30 day period, (i) the transfer or withdrawal will be deemed to have occurred on the day we receive such notice; and (ii) the amount transferred or withdrawn will earn interest for the period beginning on the New Account Start Date and ending on the day we receive such notification of your election. The interest earned during the 30 day period will be at a rate declared by us and equal to the current interest rate of the Guarantee Period Account with the same or lower term length as the expiring Guarantee Period Account.

Any remaining balance not withdrawn or transferred will earn interest for the term of the new Guarantee Period Account, at the interest rate declared for such Account. If we do not receive such notification from you within the 30 day period, you will be deemed to have elected to transfer the amount in the expiring Guarantee Period Account to establish a new Guarantee Period Account with the same term length, and the amount in the new Guarantee Period Account will continue to earn interest at the interest rate declared for the new Guarantee Period Account, and will be subject to all restrictions of the Market Value Adjusted Account. If we no longer offer the term length of the expiring Guarantee Period Account, the term length of the new Guarantee Period Account will be the next shortest term length offered for the Market Value Adjusted Account at that time, and the interest rate will be the rate declared by us at that time for such term.


MARKET VALUE ADJUSTMENT A Market Value Adjustment will apply to any withdrawal or transfer from a Guarantee Period Account of the Market Value Adjusted Account other than during the 30 day period after such Guarantee Period Account expires. A Market Value Adjustment also may apply to amounts in the Market Value Adjusted Account if we pay Death Proceeds or if the Payout Start Date begins on a day other than during the 30 day period after such Guarantee Period Account expires.

A Market Value Adjustment is an increase or decrease in the amount reflecting changes in the level of interest rates since the Guarantee Period Account was established. As used in the formula below, "Treasury Rate" means the U.S. Treasury Note Constant Maturity yield as reported in the Federal Reserve Bulletin Release H.15. If such yields cease to be available in the Federal Reserve Bulletin Release H.15, then we will use an alternate source for such information in our discretion. The Market Value Adjustment is determined using the following adjustment factor:

                          0.9 x {I - (J + 0.0025)} x N

        where:

         I = the Treasury Rate for a maturity equal to the length of the Guarantee Period, as of the week preceding the opening of that bucket;

         J = the Treasury rate for the same maturity as I, as of the week preceding the Market Value Adjusted calculation; and

         N = the number of years, including fractional years, remaining in the Guarantee Period, as of the date of the Market Value Adjusted calculation

The amount subject to a Market Value Adjustment is multiplied by the adjustment factor to determine the amount of the Market Value Adjustment.


CREDITING INTEREST Interest to the Fixed Account Options will be credited daily at a rate which compounds over one year to the annualized effective interest rate we declared when the money was allocated. We will credit interest to amounts of the Initial Purchase Payment allocated to the Dollar Cost Averaging Fixed Account from the Issue Date at the annualized effective interest rate for the Initial Purchase Payment shown on the Annuity Data Page. We will credit interest to amounts of subsequent purchase payments allocated to the Dollar Cost Averaging Fixed Account from the day we receive them at the annualized effective interest rate declared by us at that time. The minimum guaranteed annualized effective rates of interest that we will declare for the Dollar Cost Averaging Fixed Account Option is shown under the Minimum Guaranteed Annualized Effective Rate on the Annuity Data Page.


TRANSFERS Prior to the Payout Start Date, you may transfer amounts among the Investment Alternatives. You may make 12 transfers per Contract Year without charge. Each transfer after the 12th in any Contract Year may be assessed a transfer fee of up to 2.0% of the amount transferred. Any transfers made from the Dollar Cost Averaging Fixed Account do not count as one of the free transfers allowed each Contract Year; and are not assessed a transfer fee. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee.

Transfers to and from the Fixed Account Options are subject to the restrictions described in the Dollar Cost Averaging Fixed Account Option section of this Contract.

We reserve the right to limit the number of transfers among the Variable Sub-Accounts in any Contract Year or to refuse any transfer request submitted by or on behalf of an Owner or certain Owners if, in our sole discretion:

|X| We believe that excessive trading by such Owner or Owners or a specific transfer request or group of transfer requests may have a detrimental effect on Unit values or the share price of the underlying mutual funds or would be to the disadvantage of other contract owners; or

|X| We are informed by one or more of the underlying mutual funds that the purchase of shares is to be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on share prices of affected underlying mutual funds.

Such restrictions may be applied in any manner which is reasonably designed to prevent any use of the transfer right which is considered by us in our sole discretion to be to the disadvantage of the other contract owners.

We reserve the right to assess short-term trading fees in connection with transfers from Variable Sub-accounts that occur within a certain number days following the date of allocation to the Variable Sub-accounts. Such fees may vary by Sub-account, but will only apply to those Sub-accounts corresponding to underlying mutual funds that assess such fees.

We reserve the right to waive the transfer fees and restrictions contained in this Contract.


CONTRACT VALUE Your "Contract Value" is equal to the sum of:

|X| The number of Accumulation Units you hold in each Sub-account of the Variable Account multiplied by the Accumulation Unit Value for that Sub-account on the most recent Valuation Date; plus

|X|      The total value you have in the Fixed Account Options.


ACCUMULATION UNITS AND ACCUMULATION UNIT VALUE Amounts you allocated to a Sub-account of the Variable Account are used to purchase Accumulation Units in that Sub-account. The number of Accumulation Units purchased on a given Valuation Date will depend on the Accumulation Unit Value of the Sub-account on that Valuation Date. All values at the end of any subsequent valuation period are calculated by multiplying the Accumulation Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net investment Factor for the Valuation Period. The Accumulation Unit Values may increase or decrease.

Accumulation Unit Values for each Sub-account of the Variable Account are determined only on Valuation Dates. The Accumulation Unit Value for each Sub-account will vary with the price per share of the underlying mutual fund of the Sub-account, and in accordance with the Mortality and Expense Risk Charge, Administrative Expense Charge and any applicable taxes.

Additions or transfers to a Sub-account of the Variable Account will increase the number of Accumulation Units for that Sub-account. Withdrawals or transfers from a Sub-account of the Variable Account, Contract Maintenance Charges and any applicable annual fees will decrease the number of Accumulation Units for that Sub-account.


NET INVESTMENT FACTOR For each Variable Sub-account, the "Net Investment Factor" for a Valuation Period is equal to:

|X|      The sum of:

|X| The net asset value per share of the underlying mutual fund of the Sub-account determined at the end of the current Valuation Period; plus

|X| The per share amount of any dividend or capital gain distributions made by the underlying mutual fund of the Sub-account during the current Valuation Period.

|X| Divided by the net asset value per share of the underlying mutual fund of the Sub-account determines as of the end of the immediately preceding Valuation Period.

|X| The result is reduced by the Mortality and Expense Risk Charge and the Administrative Expense Charge corresponding to the portion of the 365 day year (366 days for a leap year) that is in the current Valuation Period.

The Net Investment Factor may be greater than, less than or equal to one; therefore, the value of an Accumulation Unit may increase, decrease, or remain the same.


CHARGES The charges for this Contract include Administrative Expense Charges, Mortality and Expense Risk Charges, Contract Maintenance Charges, transfer fees, and any applicable annual fees or taxes. If withdrawals are made, the Contract may be subject to Withdrawal Charges.


ADMINISTRATIVE EXPENSE CHARGE Your Administrative Expense Charge is shown on the Annuity Data Page. (See the Accumulation Units and Accumulation Unit Value sections and the Net Investment Factor section for a description of how this charge is applied.)


MORTALITY AND EXPENSE RISK CHARGE Your Mortality and Expense Risk Charge is shown on the Annuity Data Page. (See the Accumulation Units and Accumulation Unit Value section and the Net Investment Factor section for a description of how this charge is applied.)


CONTRACT MAINTENANCE CHARGE On or prior to the Payout Start Date, a Contract Maintenance Charge may be deducted from your Contract Value on each Contract Anniversary. The charge is deducted only from the Sub-accounts of the Variable Account. The charge will be deducted from the Sub-accounts of the Variable Account in the proportion that your value in each bears to your total value in all Sub-accounts of the Variable Account. A full Contract Maintenance Charge will be deducted if the Contract is terminated on any date other than on the Contract Anniversary. The Contract Maintenance Charge will never be greater than $40 per Contract Year. The Contract Maintenance Charge will be reduced to $30 if the Contract Value is greater than or equal to $2,000. If the Contract is terminated, or upon your Contract Anniversary, the Contract Maintenance Charge will be waived if the total contract Value is $50,000 or if all your Contract Value is allocated to the Fixed Account Option.


WITHDRAWAL You have the right, subject to the restrictions and charges described in this Contract, to withdraw part or all of your Contract Value at any time during the Accumulation Phase. A withdrawal must be at least $50. If any withdrawal reduces the Contract Value to less than $1,000, we may treat the request as a withdrawal of the entire Contract Value. If you withdraw the entire Contract Value, this Contract will terminate.

You must specify the Investment Alternative(s) from which you wish to make a withdrawal. Withdrawals are subject to adjustments for applicable Market Value Account Adjustments, Withdrawal Charges and taxes. When you make a withdrawal, you must specify whether you choose to make a Gross Withdrawal or a Net Withdrawal. Under a Gross Withdrawal, the adjustments are made to the amount of your withdrawal request ("Withdrawal Request Amount"). Under a Net Withdrawal, you receive the full Withdrawal Request Amount; however, the adjustments are made to the Investment Alternative(s) from which you wish to make the withdrawal based upon an adjusted Withdrawal Request Amount ("Adjusted Withdrawal Request Amount") that, after adjustments, results in the full Withdrawal Request Amount. If you do not specify which of these options you choose, your withdrawal will be deemed to be a Net Withdrawal.


FREE WITHDRAWAL AMOUNT The Free Withdrawal Amount available in a Contract Year is equal to 15% of the purchase payments that are subject to a Withdrawal Charge as of the beginning of the Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. Purchase payments that are no longer subject to a Withdrawal Charge will not be used to determine the Free Withdrawal Amount for a Contract Year, nor will they be assessed a Withdrawal Charge, if withdrawn.

During each Contract Year you may withdraw the Free Withdrawal Amount without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to a Market Value Adjustment and any applicable taxes. If you do not withdraw the entire Free Withdrawal Amount during a Contract Year, any remainder is not carried forward to increase the Free Withdrawal Amount in a subsequent Contract Year. The Free Withdrawal Amount is only available during the Accumulation Phase of the Contract.

The Free Withdrawal Amount will be reduced by the Withdrawal Request Amount for each Gross Withdrawal; and by the Adjusted Withdrawal Request Amount for each Net Withdrawal.


WITHDRAWAL CHARGE A Withdrawal Charge may be assessed on certain withdrawals. For purposes of assessing the Withdrawal Charge, we assume that the purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Withdrawal Charge. Your Withdrawal Charge is shown on the Annuity Data Page.

For each purchase payment withdrawal, the "Payment Year" in the table on the Annuity Data Page is the 365 day year (366 days for a leap year) beginning on the day we apply your purchase payment to your Contract. The Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year in the table on the Annuity Data Page and the amount of each purchase payment withdrawal that is in excess of the Free Withdrawal Amount.

Any Withdrawal Charge will be waived on withdrawals taken to satisfy IRS minimum distribution rules; but only to the extent the Free Withdrawal Amount of your Contract available in a Contract Year has been depleted. The waiver of Withdrawal Charges under this section is permitted only for withdrawals that satisfy required distributions resulting solely from this Contract.


TAXES Any premium tax and any other applicable taxes relating to this Contract may be deducted from purchase payments or the Contract Value when the tax is incurred or at a later time.


DEATH OF OWNER If you die prior the Payout Start Date, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary section.

If there is more than one new Owner taking a share of the Death Proceeds, described in the Death Proceeds section, each new Owner will be treated as a separate and independent Owner of his or her respective share of the Death Proceeds. Each new Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below for his or her respective share. Each new Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original new Owner.

The Options available to the new Owner will be determined by the applicable following Category in which the new Owner is defined. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.

     Category 1. If your spouse is the sole new Owner of the entire Contract, your spouse must choose from Options A, B or C, described below. If your spouse does not choose one of these options, Option D will apply unless the Contract has previously been continued under Option D, in which case, Option C will apply.

     Category 2. If the new Owner is a living person who is not your spouse, or if there are multiple living new Owners, the new Owner(s) must (each) choose from Options A, B or C, as described below. If a new Owner does not choose one of these Options, Option C will apply for such new Owner.

     Category 3. If the new Owner is a corporation, trust, or other non-living person, the new Owner must choose between Options A or C, described below. If the new Owner does not choose either of these Options, Option C will apply.

The following Death of Owner Options are available, as applicable:

     Option A. The new Owner may elect to receive the Death Proceeds in a lump sum.

     Option B. The new Owner may elect to receive the Death Proceeds paid out under one of the Income Plans described in the Payout Phase section, subject to the following conditions:

     Income payments must begin within one year of your date of death. Income payments must be payable:

                  i.       Over the life of the new Owner; or
                  ii. For a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the new Owner; or
                  iii. Over the life of the new Owner with a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the new Owner.

     Option C. The new Owner may elect to receive the Contract Value payable within 5 years of your date of death. Under this option, the excess, if any, of the Death Proceeds over the Contract Value, as of the date that we determine the value of the Death Proceeds, will be added to the Contract Value. Unless otherwise instructed by the new Owner, this excess will be allocated to the money market Variable Sub-account. During the 5 year period that follows your date of death, the new Owner may exercise all rights as set forth in the transfer provision. Withdrawal Charges will be waived for any withdrawals made during the 5 year period; however the amount withdrawn may be subject to a Market Value Adjustment.

     Option D. The new Owner may elect to continue the Contract in the Accumulation Phase. If the Owner was also the Annuitant, then the new Owner will be the new Annuitant unless he or she names a new Annuitant as described in the Death of Annuitant section. Only one Contract continuation is allowed under this Contract.

     Under this Option the following conditions apply:

     |X| The excess, if any, of the Death Proceeds over the Contract Value, as of the date that we determine the Death Proceeds, will be added to the Contract Value.

     |X| Unless otherwise instructed by the new Owner, this excess will be allocated to the Variable Sub-accounts in proportion to the percentages of your Contract Value in those Sub-accounts as of the date that we determine the Death Proceeds, except that any portion of this excess that is attributable to the Fixed Account Options will be allocated to the money market Variable Sub-account.

     |X| Within 30 days after the date we determine the death proceeds, the new Owner may make a one time transfer of all or a portion of the Death Proceeds into any combination of Variable Sub-accounts without incurring a transfer fee. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.

     |X| The new Owner may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to a Market Value Adjustment.

All ownership rights subject to the conditions stated in this section are available to the new Owner from the date of your death until the date on which the Death Proceeds are paid.

No additional purchase payments may be added to the Contract after we have received the first complete request for settlement of the Death Proceeds, except under Option D.

We reserve the right to offer additional Death of Owner Options.

If the Owner Dies after the Payout Start Date, refer to the Payout Phase section of this Contract.


DEATH OF ANNUITANT If the Annuitant who is also the Owner dies before the Payout Start Date, the Death of Owner section above applies. If the Annuitant who is not also the Owner dies before the Payout Start Date, the Options available to the Owner will be determined by the applicable following Category in which the Owner is defined.

     Category 1. If the Owner is a living person, the Contract will continue in the Accumulation Phase with a new Annuitant. The Contract Value will not be increased by any excess of the Death Proceeds over the Contract Value as of the date that we determine the value of the Death Proceeds.

     The new Annuitant will be:

     o A person you name by written request, subject to the conditions described in the Annuitant section of this Contract; otherwise,

     o    The youngest Owner; otherwise,

     o    The youngest Beneficiary.

     Category 2. If the Owner is a corporation, trust, or other non-living person, the Owner must choose between the following two options:

          Option A. The Owner may elect to receive the Death proceeds in a lump sum.

          Option B. The Owner may elect to receive the Contract Value payable within 5 years of the Annuitant's date of death. Under this Option, the excess, if any, of the Death Proceeds over the Contract Value, as of the date that we determine the value of the Death Proceeds, will be added to the Contract Value. Unless otherwise instructed by the Owner, this excess will be allocated to the money market Variable Sub-account. During the 5 year period that follows the Annuitant's date of death, the Owner may exercise all rights as set forth in the Transfers section. Withdrawal Charges will be waived for any withdrawals made during this 5 year period, however, the amount withdrawal may be subject to a Market Value Adjustment.

     No additional purchase payments may be added to the Contract under this section. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

     If the owner does not select either Option A or B, Option B will apply.

All ownership rights, subject to the conditions stated in this section, are available to the Owner from the date of the Annuitant's death until the date on which the Death Proceeds are paid.

We reserve the right to offer additional Death of Annuitant Options.

If the Annuitant dies after the Payout Start Date, refer to the Payout Phase section of this Contract.


DEATH PROCEEDS Before the Payout Start Date, if we receive a complete request for settlement of the Death Proceeds within 180 days of the date of the Owner or Annuitant's death, the Death Proceeds are equal to the Death Benefit described below. Otherwise, the Death proceeds are equal to the greater of the Contract Value or the Settlement Value.

The value of the Death Proceeds is set as of the end of the Valuation Period during which we receive the first complete request for settlement of the Death Proceeds. A complete request includes due proof of death. The value of the Death Proceeds for each individual new Owner is subject to investment gain or loss from the date we receive the first complete request for settlement through the date a complete request for settlement is received from each individual new Owner.

We reserve the right to extend, on a non-discriminatory basis, the 180 day period in which the Death Proceeds will equal the Death Benefit. This right will only apply for purposes of determining the amount payable as Death Proceeds and in no way restricts when a claim may be filed.


DEATH BENEFIT Prior to the Payout Start Date, the Death Benefit is equal to the greatest of:

|X| The sum of all purchase payments reduced by a withdrawal adjustment for each withdrawal, as described below; or

|X|  The Contract Value as of the date we determine the Death Proceeds; or

|X|  The Settlement Value as of the date we determine the Death Proceeds.

A withdrawal adjustment is equal to (a) divided by (b) and the result is multiplied by (c) where:

(a) is the withdrawal amount.
(b) is the Contract Value immediately prior to the withdrawal.
(c) is the sum of all purchase payments immediately prior to the withdrawal, less any prior withdrawal adjustments.

The total Death Benefit may not exceed the Contract Value plus $1,000,000.


Settlement Value The Settlement Value is the amount that would be paid in the event of a full withdrawal of the Contract Value.



 ----------------------------------------------------------------------------

 PAYOUT PHASE
 ----------------------------------------------------------------------------


PAYOUT PHASE The "Payout Phase" is the second of the two phases of this Contract. The Payout Phase begins on the Payout Start Date. It continues until we make the last payment as provided by the Income Plan(s) chosen.


PAYOUT START DATE The "Payout Start Date" is the date the Contract Value adjusted by any applicable Market Value Adjustment and less any applicable taxes is applied to an Income Plan. The anticipated Payout Start Date is shown on the Annuity Data Page. You may change the Payout Start Date by writing to us at least 30 days before the new Payout Start Date.

The Payout Start Date must be at least 30 days after the Issue Date, and occur on or before the later of:

|X|      The Annuitant's 99th birthday; or

|X|      The 10th Contract Anniversary.


INCOME PLANS An "Income Plan" is a series of payments made on a scheduled basis to you or to another person designated by you. You may choose more than one Income Plan. If you choose more than one Income Plan, you must specify what proportions of your Contract Value adjusted by any applicable Market Value Adjustment and less any applicable taxes should be allocated to each Income Plan. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated proportionately to each Income Plan chosen based on the proportion of your Contract Value applied to each Income Plan. We reserve the right to limit the number of Income Plans that you may select. The "Guaranteed Payment Period" is the period of time over which income payments are guaranteed to be made. The Contract Value on the Payout Start Date less any applicable taxes, will be applied to your Income Plan choice from the following list.

Income Plan 1 - Life Income with Guaranteed Payment Period. We will make payments for as long as the Annuitant lives, or until the end of the Guaranteed Payment Period, if longer. The Guaranteed Payment Period may be 0 months, or range from 60 to 360 months. If the Annuitant is age 90 or older on the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payment Period. We will make payments for as long as either the Annuitant or joint Annuitant, named at the time of Income Plan selection, lives, or until the end of the Guaranteed Payment Period, if longer. The Guaranteed Payment Period may be 0 months, or range from 60 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older on the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 3 - Guaranteed Payment Period. We will make payments for a Guaranteed Payment Period. These payments do not depend on the Annuitant's life. The minimum Guaranteed Payment Period is 60 months (120 months if the Payout Start Date occurs before the third Contract Anniversary). The maximum Guaranteed Payment Period is 360 months or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the Guaranteed Payment Period exceed 600 months. Income Plan 3 offers a withdrawal option as described in the Payout Withdrawal section. Income payments under Income Plan 3 are subject to the following:

|X| You may request to change the length of the Guaranteed Payment Period and the frequency of payments. You may make this change no more than once each Contract Year. We reserve the right to limit the availability of such changes or to change the frequency of allowable changes without prior notice. If you elect to change the length of the Guaranteed Payment Period, the new payment period must be within the original maximum and minimum payment period you would have been permitted to select on the Payout Start Date; however the maximum payment period available to you will be shortened by the period elapsed since the original payment period began.

|X| If you change the length of your Guaranteed Payment Period, we will compute the present value of all remaining payments, using the same assumptions we would use if you were terminating the guaranteed payment plan, as described in the Payout Withdrawal section. We will then adjust the remaining income payments to equal what the computed present value would support based on those same assumptions and based in the revised Guaranteed Payment Period.

|X| Changes to either the frequency of payments or length of a Guaranteed Payment Period will result in a change to the payment amount and may change the amount of each payment that is taxable to you.

|X| Change in the frequency of payments or length of a Guaranteed Payment Period takes effect on the next payment date after we accept the requested change.

We reserve the right to make available other Income Plans.


INCOME PAYMENTS For each Income Plan selected, payment amounts may vary with the performance of the chosen Variable Sub-accounts and/or may be fixed for the duration of the Income Plan. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to the Variable Amount Income Payments and the portion to be applied to Fixed Amount Income Payments. For the portion of your Contract Value to be applied to Variable Amount Payments, you must specify the Variable Sub-accounts on which to base the Variable Amount Income Payments as well as the allocation among those Variable Sub-accounts. If you do not choose how the Contract Value is to be applied, then the portion of the Contract Value in the Variable Sub-account allocations on the Payout Start Date will be applied to Variable Amount Income Payments, according to the Variable Sub-account allocations as of the Payout Start Date, and the remainder of the Contract Value will be applied to Fixed Amount Income Payments. The method of calculating the initial payment is different for Variable Amount Income Payments and Fixed Amount Income Payments.


VARIABLE AMOUNT INCOME PAYMENTS On the Payout Start Date, the portion of the Contract Value you specify to be applied to Variable Amount Income Payments, adjusted by any applicable Market Value Adjustments, less any applicable taxes, is applied to the appropriate income payment factor for the selected Income Plan to determine the Initial Variable Amount Income Value. An explanation of the basis for determining income payment factors is described in the Income Payment Tables section.

The Initial Variable Amount Income Value will be allocated among the Variable Sub-accounts you have chosen in the proportions you specified, as described above in the Income Payments section. The portion of the Initial Variable Amount Income Value allocated to a particular Variable Sub-account is divided by the Annuity Unit Value for that Variable Sub-account on the Payout Start Date. This determines the number of Annuity Units from that Sub-account which will be used to determine your Variable Amount Income Payments. Variable Amount Income Payments, which include your first Variable Amount Income Payment, will vary depending on changes in the Annuity Unit Values for the Sub-accounts upon which the income payments are based. Unless Annuity Transfers are made between Sub-accounts, each income payment from that Sub-account will be that number of Annuity Units multiplied by the Annuity Unit Value for the Sub-account for the Valuation Date on which the income payment is made.


ANNUITY UNIT VALUE The Annuity Unit Value for each Sub-account of the Variable Account at the end of the Valuation Period coinciding with the Payout Start Date is the number used to determine the number of Annuity Units.

Annuity Unit Values at the end of subsequent Valuation Periods are calculated by:

|X| Multiplying the Annuity Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor during the period; and then

|X| Dividing the result by 1,000 plus the Assumed Investment Rate for the period.


Assumed Investment Rate The Assumed Investment Rate is an effective annual rate of 3%. We reserve the right to offer other Assumed Investment Rates. The Assumed Investment Rate may not be changed after an Income Plan has been selected.


FIXED AMOUNT INCOME PAYMENTS On the Payout Start Date, the portion of the Contract Value you specify, adjusted by any applicable Market Value Adjustment and less applicable taxes, will be applied to the Fixed Amount Income Payments. The Fixed Amount Income Payment is determined by applying the above value to the greater of:

|X| The appropriate income payment factor for the selected Income Plan from the Income Payment Tables shown in the Income Payment Tables section. An explanation of the basis for determining the Income payment factors is described in the Income Payment Tables section.

|X| An income payment factor for the selected Income Plan that we are offering on the Payout Start Date.

Fixed Amount Income Payments are fixed for the duration of the Income Plan.


ANNUITY TRANSFERS After the Payout Start Date, you may make transfers among the Variable Sub-accounts. You may make up to 12 transfers per Contract Year within each Income Plan. No transfers may be made from the Fixed Amount Income Payments nor may transfers be made among Income Plans. Multiple transfers on a single Valuation Date are considered a single transfer.


PAYOUT WITHDRAWAL A Payout Withdrawal is a withdrawal of all or a portion of the allowable Withdrawal Value under an Income Plan. You may withdraw all or a portion of the Withdrawal Value under Income Plan 3 at any time, subject to a Payout Withdrawal Charge, by notice in a form satisfactory to us. For Variable Amount Income Payments, the Withdrawal Value is equal to the present value of the Variable Amount Income Payments being terminated, calculated using a discount rate equal to the Assumed Investment Rate that was used in determining the initial variable payment. For Fixed Amount Income Payments, the Withdrawal Value is equal to the present value of the Fixed Amount Income Payments being terminated, calculated using a discount rate equal to the Applicable Current Interest Rate. For this calculation, the Applicable Current Interest Rate is the rate we are using to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated on the day we receive your written payout withdrawal request.

A Payout Withdrawal must be at least $50. If any Payout Withdrawal reduced the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

You must specify the Income Plan(s) and the Investment Alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately. On the day you withdraw all or a part of your Withdrawal Value, the Withdrawal Value will be reduced by the amount of the Payout Withdrawal. The remaining income payments will be reduced so that the present value of the reduced income payments plus the amount of the Payout Withdrawal will be equivalent to the present value of the income payments just prior to the Payout Withdrawal.


Payout Withdrawal Charge For purposes of assessing the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge. Your Payout Withdrawal Charge is shown on the Annuity Data Page.

For each purchase payment withdrawal, the "Payment Year" in the table on the Annuity Data Page is the 365 day period (366 days for a leap year) beginning on the day we apply the purchase payment to your Contract. The Payout Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year in the table on the Annuity Data Page by the amount of each purchase payment withdrawal.


PAYOUT TERMS AND CONDITIONS The income payments are subject to the following terms and conditions:

|X| If the Contract Value is less than $2,000 when it is applied to the Income Plan(s) you choose, or if the Contract Value is not enough to provide an initial payment of at least $20 when it is applied to the Income Plan(s) you choose, we reserve the right to:

|X|  Change the payment frequency to make the payment at least $20; or

|X| Terminate the Contract and pay you the Contract Value less any applicable taxes in a lump sum.

|X| If we do not receive a written selection of an Income Plan from you at least 30 days before the Payout Start Date, the Income Plan will be deemed to be a Life Income with a Guaranteed Payment Period of 120 months.

|X| If you choose an Income Plan which depends on any person's life, we may require:

|X|  Proof of age and sex before income payments begin; and

|X| Proof that the Annuitant or joint Annuitant is still alive before we make each payment.

|X| After the Payout Start Date, a new Income Plan may not be selected nor may amounts be reallocated to a different Income Plan.

|X| After the Payout Start Date, withdrawals cannot be made unless income payments are being made under Income Plan 3. You may terminate income payments and withdraw the Withdrawal Value under Income Plan 3 at any time, subject to Payout withdrawal Charges.

|X| If any Owner dies during the Payout Phase, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary section. Any remaining income payments will be paid to the new Owner as scheduled.



 -----------------------------------------------------------------------------

 INCOME PAYMENT TABLES
 -----------------------------------------------------------------------------

The Income Payment Tables shown below contain monthly income payment factors per $1,000 applied, which were calculated using the Annuity 2000 Mortality Tables and an annualized effective interest rate of 3%. For ages, Guaranteed Payment Periods, combinations of sex, payment frequencies and annualized effective interest rates not shown in these examples, income payment factors will be calculated on a basis consistent with the factors shown. The adjusted age of the Annuitant is used to determine the appropriate monthly income payment factor to apply for the selected Income Plan. The adjusted age is the actual age of the Annuitant(s) on the Payout Start Date, reduced by one year for each six full calendar years between January 1, 2000 and the Payout Start Date.

The Income Payment Tables below will be used to determine the following:

|X| For Variable Amount Income Payments and an Assumed Investment Rate of 3%, the initial monthly income payment for the selected Income Plan. Subsequent monthly income payments will vary as described in the Variable Amount Income Payments section. For Variable Amount Income Payments with an Assumed Investment Rate other than 3%, monthly income payment factors will be calculated on a basis consistent with the factors shown in the Income Payment Tables using an interest rate equal to the Assumed Investment Rate.

|X| For Fixed Amount Income Payments, the minimum guaranteed monthly income payment for the selected Income Plan.

Income Plan 1 - Life Income with Guaranteed Payment Period for 120 Months

===============================================================================================================================
                              Monthly Income Payment for each $1,000 Applied to this Income Plan
-------------------------------------------------------------------------------------------------------------------------------
---------------------- -------------------- -------------------- -------------------- -------------------- --------------------

     Annuitant's                                Annuitant's                               Annuitant's
      Adjusted             Male Female           Adjusted            Male Female           Adjusted            Male Female
         Age                                        Age                                       Age
---------------------- -------------------- -------------------- -------------------- -------------------- --------------------
---------------------- -------------------- -------------------- -------------------- -------------------- --------------------

         35                $3.34 $3.22              49               $3.99 $3.76              63               $5.23 $4.84
         36                 3.38 3.24               50                4.05 3.81               64                5.35 4.95
         37                 3.41 3.27               51                4.11 3.87               65                5.49 5.07
         38                 3.45 3.30               52                4.18 3.93               66                5.62 5.20
         39                 3.49 3.34               53                4.26 3.99               67                5.77 5.33
         40                 3.53 3.37               54                4.33 4.06               68                5.92 5.47
         41                 3.57 3.41               55                4.41 4.13               69                6.07 5.62
         42                 3.62 3.44               56                4.50 4.20               70                  6.23
         43                 3.66 3.48               57                4.58 4.28               71                  5.78
         44                 3.71 3.52               58                4.68 4.36               72                6.39 5.94
         45                 3.76 3.57               59                4.78 4.45               73                6.56 6.11
         46                 3.81 3.61               60                4.88 4.54               74                6.73 6.29
         47                 3.87 3.66               61                4.99 4.63               75                6.90 6.48
         48                 3.93 3.71               62                5.11 4.73                                 7.08 6.67
====================== ==================== ==================== ==================== ==================== ====================

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payment Period for 120 Months

===============================================================================================================================
                              Monthly Income Payment for each $1,000 Applied to this Income Plan
-------------------------------------------------------------------------------------------------------------------------------
------------------ ------------------------------------------------------------------------------------------------------------
      Male                                                           Female
   Annuitant's                                                     Annuitant's
    Adjusted                                                        Adjusted
       Age                                                             Age
------------------ ------------------------------------------------------------------------------------------------------------
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- -----------
                       35          40          45          50          55           60          65          70          75
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- -----------
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- -----------

       35            $3.06       $3.12       $3.17       $3.22        $3.26       $3.28       $3.31       $3.32       $3.33
       40             3.10        3.18        3.26        3.32        3.38         3.43        3.46        3.49        3.51
       45             3.13        3.23        3.33        3.43        3.52         3.59        3.65        3.69        3.72
       50             3.16        3.27        3.40        3.53        3.65         3.76        3.86        3.93        3.98
       55             3.18        3.30        3.45        3.61        3.77         3.94        4.08        4.20        4.29
       60             3.19        3.33        3.49        3.68        3.88         4.10        4.31        4.51        4.66
       65             3.20        3.34        3.52        3.73        3.97         4.24        4.54        4.83        5.08
       70             3.21        3.35        3.54        3.76        4.03         4.36        4.73        5.13        5.52
       75             3.21        3.36        3.55        3.78        4.07         4.44        4.87        5.38        5.92
================== =========== =========== =========== =========== ============ =========== =========== =========== ===========

Income Plan 3 - Guaranteed Payment Period

============================ ===================================================
      Specific Period                 Monthly Income Payment for each
                                     $1,000 Applied to this Income Plan
---------------------------- ---------------------------------------------------
---------------------------- ---------------------------------------------------
         10 Years                                  $9.61
         11 Years                                   8.86
         12 Years                                   8.24
         13 Years                                   7.71
         14 Years                                   7.26
         15 Years                                   6.87
         16 Years                                   6.53
         17 Years                                   6.23
         18 Years                                   5.96
         19 Years                                   5.73
         20 Years                                   5.51
============================ ===================================================



------------------------------------------------------------------------------

GENERAL PROVISIONS
------------------------------------------------------------------------------


THE ENTIRE CONTRACT The entire contract consists of this Contract, any written applications, the annuity data page and any Contract endorsements and riders.

All statements made in written applications are representations and not warranties. No statement will be used by us in defense of a claim or to void the Contract unless it is included in a written application. If your Contract is voided, you will receive any purchase payments, less any withdrawals, excluding accrued interest.

Unless otherwise specified, all references in this Contract to days, months, or years shall mean calendar days, months or years.

Only our officers are authorized to change the Contract or waive a right or requirement of the Contract. No other individual is authorized to do this.

We may not modify this Contract without your signed consent, except to make it comply with any changes in the Internal Revenue Code or as required by any other applicable law, or as otherwise permitted by the terms of this Contract.


INCONTESTABILITY Except as provided in the Entire Contract section above, this Contract will be incontestable after it has been in force during your lifetime for a period of two years from the Issue Date.

If your Contract is voided, you will receive any purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation to the date the Contract is voided, plus any purchase payments allocated to the Fixed Account Options, less any withdrawals, excluding accrued interest.

MISSTATEMENT OF AGE OR SEX If any age or sex has been misstated, we will pay the amounts which would have been paid at the correct age and sex.

If we find the misstatement of age or sex after the income payments begin, we will:

|X| Pay all amounts underpaid including interest calculated at an effective annual rate of 6%; or

|X| Stop payments until the total income payments made are equal to the total amounts that would have been made if the correct age and sex had been used.


ANNUAL STATEMENT At least once a year, before the Payout Start Date, we will send you a statement to your last known address we have for you in our records reporting the investments held in the separate account and other contract values. The effective date of the information in the annual statement will not be more than two months before the date of the mailing. We will provide you with Contract Value information at any time upon your request. The information presented will comply with any applicable law.


SETTLEMENTS We must receive due proof of death of the Owner or due proof of death of the Annuitant before the settlement of a death claim.

Any full withdrawal or payment of death proceeds under this Contract will not be less than the minimum benefits required by any statute of the state in which the Contract is delivered.


DEFERMENT OF PAYMENTS We will pay any amounts due from the Variable Account under this Contract within seven days, unless:

|X| The New York Stock Exchange is closed for other than usual weekend or holidays, or trading on such Exchange is restricted;

|X|      An emergency exists as defined by the Securities and Exchange
         Commission; or

|X| The Securities and Exchange Commission permits delay for the protection of contractholders.

We reserve the right to postpone payments or transfers from the Fixed Account Options for up to six months. If we elect to postpone payments or transfers from the Fixed Account Options for 30 days or more, we will pay interest as required by applicable law. Any such interest will be payable from the date the payment or transfer request is received by us to the date the payment or transfer is made.

VAP 0310                                                       LBL B-Share NMVA
Lincoln Benefit
Life Company
A Stock Company

Home Office: 2940 South 84th Street, Lincoln, Nebraska 68506-4142


Flexible Premium Deferred Variable Annuity Contract


This Contract is issued to the Owner in consideration of the initial purchase payments. Lincoln Benefit Life Company ("Lincoln Benefit Life") will pay the benefits of this Contract, subject to its terms and conditions.

Throughout this Contract, "you" and "your" refer to the Owner(s) of this Contract. "We", "us" and "our" refer to Lincoln Benefit Life Company.

Contract Summary
This flexible premium deferred variable annuity provides a cash withdrawal benefit, a death benefit, and a settlement value during the Accumulation Phase, and periodic income payments beginning on the Payout Start Date during the Payout Phase.

The dollar amount of income payments or other values provided by this Contract, when based on the investment experience of the Variable Account, will vary to reflect the performance of the Variable Account.

This Contract does not pay dividends.

The tax status of this Contract as it applies to the Owner should be reviewed each year.

PLEASE READ YOUR CONTRACT CAREFULLY.

This is a legal Contract between the Owner(s) of this Contract and Lincoln Benefit Life Company.

Trial Examination Period
Upon written request, we will provide you with factual information regarding the benefits and provisions contained in this Contract. If you are not satisfied with this Contract for any reason, you may cancel it by written notification within 20 days after you receive it. We will refund purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation through the date of cancellation, plus any purchase payments allocated to the Fixed Account Options, less any withdrawals. (Where required by state law, we will refund purchase payments.) If this Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.













                   Flexible Premium Deferred Variable Annuity


------------------------------------------------------------------------------

TABLE OF CONTENTS
------------------------------------------------------------------------------


ANNUITY DATA PAGE

THE PERSONS INVOLVED

ACCUMULATION PHASE

PAYOUT PHASE

INCOME PAYMENT TABLES

GENERAL PROVISIONS













































..........
------------------------------------------------------------------------------

THE PERSONS INVOLVED
------------------------------------------------------------------------------


OWNER The person named at the time of application is the Owner of this Contract unless subsequently changed. As Owner, you will receive any periodic income payments, unless you have directed us to pay them to someone else. This Contract cannot be jointly owned by a non-living person and a living person. If the Owner is a trust, the Owner will be considered a non-living person.

You may exercise all the rights stated in this Contract, subject to the rights of any irrevocable Beneficiary.

You may change the Owner at any time by written request in a form satisfactory to us. Each change is subject to any payments we make or other action we take before we accept it. If we accept a change, the change will take effect on the date you signed the request.

You may not assign any interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract before the Payout Start Date. We are bound by an assignment only if it is signed by you and filed with us. We are not responsible for the validity of an assignment.

If more than one person is designated as Owner:

o Owner as used in this Contract refers to all people named as Owners, unless otherwise indicated;

o    Any request to exercise ownership rights must be signed by all Owners;

o On the death of any person who is an Owner, the surviving person(s) named as Owner(s) will continue as Owner(s), as described in the Death of Owner section; and

o If any Owner is a non-living person, when the Annuitant dies, the Death of Annuitant section will apply.


ANNUITANT The Annuitant is the person named on the Annuity Data Page. The Annuitant must be a living person.

If the Owner is a living person, the Owner may change the Annuitant before the Payout Start Date by written request in a form satisfactory to us. Once we accept a change, it takes effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.


BENEFICIARY The two classes of Beneficiaries are Primary Beneficiaries and Contingent Beneficiaries. Primary Beneficiaries and Contingent Beneficiaries are individually and collectively referred to herein as "Beneficiaries."

The Primary Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Primary Beneficiary is the Beneficiary(ies) who is first entitled to receive benefits under this Contract upon the death of the sole surviving Owner.

The Contingent Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Contingent Beneficiary is entitled to receive benefits under the Contract upon the death of the sole surviving Owner, when all Primary Beneficiary(ies) predecease the sole surviving Owner.

You may change or add Beneficiaries at any time by written request in a form satisfactory to us, unless you have designated an irrevocable Beneficiary. You may restrict income payments to Beneficiaries by written request in a form satisfactory to us. Once we accept a request, the change will take effect on the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

If no named Beneficiary is living when the sole surviving Owner dies, or if a Beneficiary has not been named, the new Beneficiary will be:

              i. Your spouse, or if he or she is no longer living,
              ii. Your surviving children equally, or if you have no surviving children, iii.Your estate.

For the purposes of this Contract, children are natural children and adopted children only.

Unless you have provided written directions to the contrary, in a form satisfactory to us, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Owner, the deceased Beneficiary's entire share will be divided among the remaining Beneficiaries in that class in proportion to the remaining Beneficiaries' original shares.

SURVIVOR CLAUSE
For purposes of this Contract, in determining whether a living person, including an Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person A") has survived another living person, including an Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person B"), Living Person A must survive Living Person B by at least 24 hours. Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.



-----------------------------------------------------------------------------

ACCUMULATION PHASE
-----------------------------------------------------------------------------

ACCUMULATION PHASE DEFINED The "Accumulation Phase" is the first of the two phases of this Contract. The Accumulation Phase begins on the Issue Date stated on the Annuity Data Page. This phase will continue until the Payout Start Date unless the Contract is terminated before that date.


CONTRACT YEAR A "Contract Year" is the 365 day period (366 days for a leap year) beginning on the Issue Date and on each anniversary of the Issue Date ("Contract Anniversary").


VALUATION DATE AND VALUATION PERIOD A "Valuation Date" is any date Monday through Friday on which the New York Stock Exchange is open for regular trading. A "Valuation Period" is the time interval beginning at the closing of the New York Stock Exchange on a Valuation Date and ending at the closing of the New York Stock Exchange on the following Valuation Date.


PURCHASE PAYMENTS The amount of the Initial Purchase Payment is shown on the Annuity Data Page. You may make subsequent purchases payments during the Accumulation Phase. We reserve the right to impose a minimum amount on each subsequent purchase payment. This minimum amount will not exceed $1,000. We also reserve the right to limit the cumulative purchase payments to a maximum amount of $1,000,000. We may limit your ability to make subsequent purchase payments in order to comply with the laws of the state where this Contract is delivered.

We will invest the purchase payments in the Investment Alternatives you select. You may allocate any portion of your purchase payment in whole percents from 0% to 100% or in exact dollar amounts to any of the Investment Alternatives. The total allocation of your purchase payment to the Investment Alternatives you select must equal 100%.

The allocation of the Initial Purchase Payment is shown on the Annuity Data Page. Allocation of each subsequent purchase payment will be the same as the allocation for the most recent purchase payment unless you change the allocation. You may change the allocation of subsequent purchase payments at any time, without charge, by notice in a form satisfactory to us. Any change will take effect as of the day we receive the notice. However, if we receive the notice on a day other than a Valuation Date, then the reallocation will take effect at the close of the next Valuation Date.

If the Trial Examination Period provision requires us to refund purchase payments, then during the Trial Examination Period, we reserve the right to invest the purchase payments you allocate to the Variable Account to the money market Variable Sub-account available under this Contract. We will notify you if we do so. At the end of the Trial Examination Period, the amount in the money market Variable Sub-account will be allocated to the Variable Sub-accounts as originally designated by you. This allocation will not be considered a transfer.


INVESTMENT ALTERNATIVES Investment Alternatives are the Sub-accounts of the Variable Account and the Fixed Account Options under this Contract.

We reserve the right in our sole discretion to:

|X|      Make additional Investment Alternatives available;

|X| Modify, substitute or eliminate any current or future Investment Alternatives we make available; and,

|X| Establish and modify the terms and conditions for making purchase payments to, withdrawals from, and transfers to or from any of the Investment Alternatives we make available.

Without limiting the foregoing, we reserve the right to impose limitations and requirements on the Variable Sub-accounts and/or Fixed Account Options in which you may invest. These limitations and requirements may include, but are not limited to:

|X|      Maximum investments limits;

|X|      Exclusion of certain accounts or Sub-accounts;

|X|      Term length requirements for Fixed Account Options;

|X|      Required minimum allocations; and/or,

|X|      The required use of automatic portfolio rebalancing.

A current explanation and list of investment limitations and requirements is set forth in the prospectus that pertains to your Contract.


VARIABLE ACCOUNT The "Variable Account" for this Contract is shown on the Annuity Data Page. This account is a separate investment account to which we allocate assets contributed under this and certain other contracts. The income, gain and losses, realized or unrealized, from assets allocated to the Variable Account are credited to or charged against the Account without regard to our other income, gains or losses.

If we deem it to be in the best interest of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940, as amended, or it may be deregistered under such Act in the event such registration is no longer required.


VARIABLE SUB-ACCOUNTS The Variable Account is divided into Sub-accounts. Each Sub-account represents an investment in the shares of the mutual fund underlying that Sub-account. We may offer additional Sub-accounts of the Variable Account at our discretion. We reserve the right to limit the number of Sub-accounts of the Variable Account that may be invested in at any one time.

We reserve the right, subject to applicable law, to make additions to, deletions from, or substitutions for the shares of the underlying mutual fund of the Sub-accounts of the Variable Account. We will not substitute any shares attributable to your interest in a Sub-account of the Variable Account without notice to you and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940, as amended.

We reserve the right to establish additional Sub-accounts of the Variable Account, each of which would invest in shares of a mutual fund. You may then instruct us to allocate purchase payments or transfers to such Sub-accounts, subject to any terms set by us or the mutual fund. We reserve the right to limit the availability of Sub-accounts and/or funds for this Contract.

In the event of any such substitution or change, we may, by endorsement, make such changes as may be necessary or appropriate to reflect such substitution or change.


FIXED ACCOUNT OPTIONS The Fixed Account Options under this Contract are the Dollar Cost Averaging Fixed Account Option and the Standard Fixed Account Option.


DOLLAR COST AVERAGING FIXED ACCOUNT OPTION The Dollar Cost Averaging Fixed Account is divided into individual Transfer Period Accounts. A new Transfer Period Account is established each time you allocate a purchase payment to the Dollar Cost Averaging Fixed Account and you choose the term length of the new Transfer Period Account. Purchase payments may not be allocated to any existing Transfer Period Account. No amount may be transferred into the Dollar Cost Averaging Fixed Account. Each purchase payment allocated to a Transfer Period Account must be at least $500. We may offer term lengths from which you may select for your Transfer Period Account(s), which may range from three to eighteen months; however, we may add to, modify or eliminate the term lengths we offer at our discretion.

Amounts in a Transfer Period Account will earn interest at the rate declared for the Transfer Period Account at the time it is established. This interest rate will be in effect for the term of the Transfer Period Account. Each purchase payment and all associated interest in a Transfer Period Account must be transferred to the other Investment Alternatives according to your allocation instructions in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the Investment Alternatives available for transfers from any Transfer Period Account. We may offer weekly, quarterly, semi-annual, or other installment transfer period alternatives, at our discretion. For each purchase payment, the first transfer from a Transfer Period Account will begin on the 25th day after we have received the purchase payment. If we do not receive an allocation instruction from you when payment is received by us, the purchase payment and all associated interest will be transferred to the money market Variable Sub-account in equal installments until we have received a different allocation instruction.

At the expiration of a Transfer Period Account, any residual amount will be automatically transferred to the money market Variable Sub-account. If you discontinue the Dollar Cost Averaging Options before the expiration of a Transfer Period Account, the remaining balance will be transferred on the day we receive notification to the money market Variable Sub-account unless you request a different Investment Alternative. However, if we receive your notice of discontinuation on a day other than a Valuation Date, then the transfer will occur at the close of the next Valuation Date.


GUARANTEE PERIOD ACCOUNT The Standard Fixed Account is divided into individual Guarantee Period Accounts. A new Guarantee Period Account is established each time you:

o Allocate purchase payments to the Standard Fixed Account and you choose the term length of the new Guarantee Period Account; or

o You elect or are deemed to have elected to transfer the Guarantee Period Account Value of an expiring Guarantee Period Account to establish a new Account.

You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer into a Guarantee Period Account must be at least $500. We may offer term lengths you may choose for your Guarantee Period Accounts from one to ten years.

We may add to, modify or eliminate the term lengths we offer at our discretion.

You must choose the term length for a new Guarantee Period Account from the term lengths we offer for the Standard Fixed Account at the time you create the new Guarantee Period Account. If you allocate a purchase payment or transfer to the Standard Fixed Account, but you do not select a term length for the new Guarantee Period Account, we will allocate the purchase payment or the transfer to a new Guarantee Period Account with the same term length as your most recent purchase payment or the transfer to the same Fixed Account Option. If we no longer offer that term length, then we will allocate the purchase payment or the transfer to a new Guarantee Period Account with the next shortest term currently offered for that Fixed Account Option. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment or the transfer to a new Guarantee Period Account of the shortest term we are offering at that time.


STANDARD FIXED ACCOUNT OPTION The following provisions apply to Guarantee Period Accounts of the Standard Fixed Account Option. Amounts in a Guarantee Period Account will earn interest at the rate declared for the term length at the time it is established. This interest rate will be in effect for the term of the Guarantee Period Account. Upon the expiration of the term of a Guarantee Period Account, we will declare a renewal interest rate, which will remain in effect for one year. Subsequent renewal dates will be on the anniversaries of the first renewal date.

The total amount of transfers and withdrawals from any individual Guarantee Period Account during a Contract Year cannot exceed 30% of the amount used to establish that Guarantee Period Account. Any portion of the total allowable transfer and withdrawal amount that is not transferred or withdrawn in a Contract Year will not increase the allowable transfer and withdrawal amount for any subsequent Contract Year. This limit will be waived if you elect to withdraw your entire Contract Value.

Prior to the renewal date of each Guarantee Period Account we will mail you a renewal notice outlining the options available to you. During the 30 day period after the renewal date, the 30% limit described above will be waived and you may transfer or withdraw all or a portion of the amount in the renewing Guarantee Period Account. If you make a withdrawal, a Withdrawal Charge and any applicable taxes may apply.

If we receive notification of your election to make a transfer or withdrawal from a renewing Guarantee Period Account on or before the renewal date, the transfer or withdrawal will be deemed to have occurred on the renewal date.

If we receive notification or your election to make a transfer or withdrawal from the renewing Guarantee Period Account after the renewal date, but before expiration of the 30 day period, (i) the transfer or withdrawal will be deemed to have occurred on the day we receive such notice, and (ii) the amount transferred or withdrawn will earn interest for the period beginning on the renewal date and ending on the day we receive notification of your election at the renewal interest rate declared. However, if we receive notice of your election to make a transfer or withdrawal on a day other than a Valuation Date, then the transfer or withdrawal will be deemed to have occurred at the close of the new Valuation Date, and interest will be credited accordingly.

Any remaining balance not withdrawn or transferred from the renewing Guarantee Period Account will continue to earn interest until the next renewal date at the renewal interest rate declared. If we do not receive notification from you within the 30 day period, you will be deemed to have elected to renew the Guarantee Period Account and the amount in the renewing Guarantee Period Account will continue to earn interest at the renewal interest rate declared until the next renewal date, and will be subject to all restrictions of the Standard Fixed Account.


CREDITING INTEREST Interest to the Fixed Account Options will be credited daily at a rate which compounds over one year to the annualized effective interest rate we declared when the money was allocated. We will credit interest to amounts of the Initial Purchase Payment allocated to the Fixed Account Options from the Issue Date at the annualized effective interest rate for the Initial Purchase Payment shown on the Annuity Data Page. We will credit interest to amounts of subsequent purchase payments allocated to the Fixed Account Options from the day we receive them at the annualized effective interest rate declared by us at that time. The minimum guaranteed annualized effective rates of interest that we will declare for the Fixed Account Options are shown under the Minimum Guaranteed Annualized Effective Rate on the Annuity Data Page.


TRANSFERS Prior to the Payout Start Date, you may transfer amounts among the Investment Alternatives. You may make 12 transfers per Contract Year without charge. Each transfer after the 12th in any Contract Year may be assessed a transfer fee of up to 2.0% of the amount transferred. Any transfers made from the Dollar Cost Averaging Fixed Account do not count as one of the free transfers allowed each Contract Year; and are not assessed a transfer fee. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee.

Transfers to and from the Fixed Account Options are subject to the restrictions described in the Dollar Cost Averaging Fixed Account Options and Standard Fixed Account Option sections of this Contract.

We reserve the right to limit the number of transfers among the Variable Sub-Accounts in any Contract Year or to refuse any transfer request submitted by or on behalf of an Owner or certain Owners if, in our sole discretion:

|X| We believe that excessive trading by such Owner or Owners or a specific transfer request or group of transfer requests may have a detrimental effect on Unit values or the share price of the underlying mutual funds or would be to the disadvantage of other contract owners; or

|X| We are informed by one or more of the underlying mutual funds that the purchase of shares is to be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on share prices of affected underlying mutual funds.

Such restrictions may be applied in any manner which is reasonably designed to prevent any use of the transfer right which is considered by us in our sole discretion to be to the disadvantage of the other contract owners.

We reserve the right to assess short-term trading fees in connection with transfers from Variable Sub-accounts that occur within a certain number days following the date of allocation to the Variable Sub-accounts. Such fees may vary by Sub-account, but will only apply to those Sub-accounts corresponding to underlying mutual funds that assess such fees.

We reserve the right to waive the transfer fees and restrictions contained in this Contract.


CONTRACT VALUE Your "Contract Value" is equal to the sum of:

|X| The number of Accumulation Units you hold in each Sub-account of the Variable Account multiplied by the Accumulation Unit Value for that Sub-account on the most recent Valuation Date; plus

|X| The total value you have in the Fixed Account Options.


ACCUMULATION UNITS AND ACCUMULATION UNIT VALUE Amounts you allocated to a Sub-account of the Variable Account are used to purchase Accumulation Units in that Sub-account. The number of Accumulation Units purchased on a given Valuation Date will depend on the Accumulation Unit Value of the Sub-account on that Valuation Date. All values at the end of any subsequent valuation period are calculated by multiplying the Accumulation Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net investment Factor for the Valuation Period. The Accumulation Unit Values may increase or decrease.

Accumulation Unit Values for each Sub-account of the Variable Account are determined only on Valuation Dates. The Accumulation Unit Value for each Sub-account will vary with the price per share of the underlying mutual fund of the Sub-account, and in accordance with the Mortality and Expense Risk Charge, Administrative Expense Charge and any applicable taxes.

Additions or transfers to a Sub-account of the Variable Account will increase the number of Accumulation Units for that Sub-account. Withdrawals or transfers from a Sub-account of the Variable Account, Contract Maintenance Charges and any applicable annual fees will decrease the number of Accumulation Units for that Sub-account.


NET INVESTMENT FACTOR For each Variable Sub-account, the "Net Investment Factor" for a Valuation Period is equal to:

|X|      The sum of:

|X| The net asset value per share of the underlying mutual fund of the Sub-account determined at the end of the current Valuation Period; plus

|X| The per share amount of any dividend or capital gain distributions made by the underlying mutual fund of the Sub-account during the current Valuation Period.

|X| Divided by the net asset value per share of the underlying mutual fund of the Sub-account determines as of the end of the immediately preceding Valuation Period.

|X| The result is reduced by the Mortality and Expense Risk Charge and the Administrative Expense Charge corresponding to the portion of the 365 day year (366 days for a leap year) that is in the current Valuation Period.

The Net Investment Factor may be greater than, less than or equal to one; therefore, the value of an Accumulation Unit may increase, decrease, or remain the same.


CHARGES The charges for this Contract include Administrative Expense Charges, Mortality and Expense Risk Charges, Contract Maintenance Charges, transfer fees, and any applicable annual fees or taxes. If withdrawals are made, the Contract may be subject to Withdrawal Charges.


ADMINISTRATIVE EXPENSE CHARGE Your Administrative Expense Charge is shown on the Annuity Data Page. (See the Accumulation Units and Accumulation Unit Value sections and the Net Investment Factor section for a description of how this charge is applied.)


MORTALITY AND EXPENSE RISK CHARGE Your Mortality and Expense Risk Charge is shown on the Annuity Data Page. (See the Accumulation Units and Accumulation Unit Value section and the Net Investment Factor section for a description of how this charge is applied.)


CONTRACT MAINTENANCE CHARGE On or prior to the Payout Start Date, a Contract Maintenance Charge may be deducted from your Contract Value on each Contract Anniversary. The charge is deducted only from the Sub-accounts of the Variable Account. The charge will be deducted from the Sub-accounts of the Variable Account in the proportion that your value in each bears to your total value in all Sub-accounts of the Variable Account. A full Contract Maintenance Charge will be deducted if the Contract is terminated on any date other than on the Contract Anniversary. The Contract Maintenance Charge will never be greater than $40 per Contract Year. The Contract Maintenance Charge will be reduced to $30 if the Contract Value is greater than or equal to $2,000. If the Contract is terminated, or upon your Contract Anniversary, the Contract Maintenance Charge will be waived if the total contract Value is $50,000 or if all your Contract Value is allocated to the Fixed Account Option.


WITHDRAWAL You have the right, subject to the restrictions and charges described in this Contract, to withdraw part or all of your Contract Value at any time during the Accumulation Phase. A withdrawal must be at least $50. If any withdrawal reduces the Contract Value to less than $1,000, we may treat the request as a withdrawal of the entire Contract Value. If you withdraw the entire Contract Value, this Contract will terminate.

You must specify the Investment Alternative(s) from which you wish to make a withdrawal. Withdrawals are subject to adjustments for applicable Withdrawal Charges and taxes. When you make a withdrawal, you must specify whether you choose to make a Gross Withdrawal or a Net Withdrawal. Under a Gross Withdrawal, the adjustments are made to the amount of your withdrawal request ("Withdrawal Request Amount"). Under a Net Withdrawal, you receive the full Withdrawal Request Amount; however, the adjustments are made to the Investment Alternative(s) from which you wish to make the withdrawal based upon an adjusted Withdrawal Request Amount ("Adjusted Withdrawal Request Amount") that, after adjustments, results in the full Withdrawal Request Amount. If you do not specify which of these options you choose, your withdrawal will be deemed to be a Net Withdrawal.

Withdrawals from the Standard Fixed Account are subject to the restrictions described in the Standard Fixed Account Option section.


FREE WITHDRAWAL AMOUNT The Free Withdrawal Amount available in a Contract Year is equal to 15% of the purchase payments that are subject to a Withdrawal Charge as of the beginning of the Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. Purchase payments that are no longer subject to a Withdrawal Charge will not be used to determine the Free Withdrawal Amount for a Contract Year, nor will they be assessed a Withdrawal Charge, if withdrawn.

During each Contract Year you may withdraw the Free Withdrawal Amount without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to any applicable taxes. If you do not withdraw the entire Free Withdrawal Amount during a Contract Year, any remainder is not carried forward to increase the Free Withdrawal Amount in a subsequent Contract Year. The Free Withdrawal Amount is only available during the Accumulation Phase of the Contract.

The Free Withdrawal Amount will be reduced by the Withdrawal Request Amount for each Gross Withdrawal; and by the Adjusted Withdrawal Request Amount for each Net Withdrawal.


WITHDRAWAL CHARGE A Withdrawal Charge may be assessed on certain withdrawals. For purposes of assessing the Withdrawal Charge, we assume that the purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Withdrawal Charge. Your Withdrawal Charge is shown on the Annuity Data Page.

For each purchase payment withdrawal, the "Payment Year" in the table on the Annuity Data Page is the 365 day year (366 days for a leap year) beginning on the day we apply your purchase payment to your Contract. The Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year in the table on the Annuity Data Page and the amount of each purchase payment withdrawal that is in excess of the Free Withdrawal Amount.

Any Withdrawal Charge will be waived on withdrawals taken to satisfy IRS minimum distribution rules; but only to the extent the Free Withdrawal Amount of your Contract available in a Contract Year has been depleted. Withdrawals taken from any Guarantee Period Account of the Standard Fixed Account to satisfy IRS minimum distribution rules will count towards the 30% limit for transfers and withdrawals, as described in the Standard Fixed Account Option section. The waiver of Withdrawal Charges under this section is permitted only for withdrawals that satisfy required distributions resulting solely from this Contract.


TAXES Any premium tax and any other applicable taxes relating to this Contract may be deducted from purchase payments or the Contract Value when the tax is incurred or at a later time.


DEATH OF OWNER If you die prior the Payout Start Date, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary section.

If there is more than one new Owner taking a share of the Death Proceeds, described in the Death Proceeds section, each new Owner will be treated as a separate and independent Owner of his or her respective share of the Death Proceeds. Each new Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below for his or her respective share. Each new Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original new Owner.

The Options available to the new Owner will be determined by the applicable following Category in which the new Owner is defined. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.

     Category 1. If your spouse is the sole new Owner of the entire Contract, your spouse must choose from Options A, B or C, described below. If your spouse does not choose one of these options, Option D will apply unless the Contract has previously been continued under Option D, in which case, Option C will apply.

     Category 2. If the new Owner is a living person who is not your spouse, or if there are multiple living new Owners, the new Owner(s) must (each) choose from Options A, B or C, as described below. If a new Owner does not choose one of these Options, Option C will apply for such new Owner.

     Category 3. If the new Owner is a corporation, trust, or other non-living person, the new Owner must choose between Options A or C, described below. If the new Owner does not choose either of these Options, Option C will apply.

The following Death of Owner Options are available, as applicable:

     Option A. The new Owner may elect to receive the Death Proceeds in a lump sum.

     Option B. The new Owner may elect to receive the Death Proceeds paid out under one of the Income Plans described in the Payout Phase section, subject to the following conditions:

     Income payments must begin within one year of your date of death. Income payments must be payable:

                  i.       Over the life of the new Owner; or
                  ii. For a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the new Owner; or
                  iii. Over the life of the new Owner with a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the new Owner.

     Option C. The new Owner may elect to receive the Contract Value payable within 5 years of your date of death. Under this option, the excess, if any, of the Death Proceeds over the Contract Value, as of the date that we determine the value of the Death Proceeds, will be added to the Contract Value. Unless otherwise instructed by the new Owner, this excess will be allocated to the money market Variable Sub-account. During the 5 year period that follows your date of death, the new Owner may exercise all rights as set forth in the transfer provision. Withdrawal Charges will be waived for any withdrawals made during the 5 year period.

     Option D. The new Owner may elect to continue the Contract in the Accumulation Phase. If the Owner was also the Annuitant, then the new Owner will be the new Annuitant unless he or she names a new Annuitant as described in the Death of Annuitant section. Only one Contract continuation is allowed under this Contract.

     Under this Option the following conditions apply:

     |X| The excess, if any, of the Death Proceeds over the Contract Value, as of the date that we determine the Death Proceeds, will be added to the Contract Value.

     |X| Unless otherwise instructed by the new Owner, this excess will be allocated to the Variable Sub-accounts in proportion to the percentages of your Contract Value in those Sub-accounts as of the date that we determine the Death Proceeds, except that any portion of this excess that is attributable to the Fixed Account Options will be allocated to the money market Variable Sub-account.

     |X| Within 30 days after the date we determine the death proceeds, the new Owner may make a one time transfer of all or a portion of the Death Proceeds into any combination of Variable Sub-accounts or the Standard Fixed Account without incurring a transfer fee. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.

     |X| The new Owner may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge.

All ownership rights subject to the conditions stated in this section are available to the new Owner from the date of your death until the date on which the Death Proceeds are paid.

No additional purchase payments may be added to the Contract after we have received the first complete request for settlement of the Death Proceeds, except under Option D.

We reserve the right to offer additional Death of Owner Options.

If the Owner Dies after the Payout Start Date, refer to the Payout Phase section of this Contract.


DEATH OF ANNUITANT If the Annuitant who is also the Owner dies before the Payout Start Date, the Death of Owner section above applies. If the Annuitant who is not also the Owner dies before the Payout Start Date, the Options available to the Owner will be determined by the applicable following Category in which the Owner is defined.

     Category 1. If the Owner is a living person, the Contract will continue in the Accumulation Phase with a new Annuitant. The Contract Value will not be increased by any excess of the Death Proceeds over the Contract Value as of the date that we determine the value of the Death Proceeds.

     The new Annuitant will be:

     o A person you name by written request, subject to the conditions described in the Annuitant section of this Contract; otherwise,

     o    The youngest Owner; otherwise,

     o    The youngest Beneficiary.

     Category 2. If the Owner is a corporation, trust, or other non-living person, the Owner must choose between the following two options:

          Option A. The Owner may elect to receive the Death proceeds in a lump sum.

          Option B. The Owner may elect to receive the Contract Value payable within 5 years of the Annuitant's date of death. Under this Option, the excess, if any, of the Death Proceeds over the Contract Value, as of the date that we determine the value of the Death Proceeds, will be added to the Contract Value. Unless otherwise instructed by the Owner, this excess will be allocated to the money market Variable Sub-account. During the 5 year period that follows the Annuitant's date of death, the Owner may exercise all rights as set forth in the Transfers section. Withdrawal Charges will be waived for any withdrawals made during this 5 year period

          No additional purchase payments may be added to the Contract under this section. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

          If the owner does not select either Option A or B, Option B will apply.

All ownership rights, subject to the conditions stated in this section, are available to the Owner from the date of the Annuitant's death until the date on which the Death Proceeds are paid.

We reserve the right to offer additional Death of Annuitant Options.

If the Annuitant dies after the Payout Start Date, refer to the Payout Phase section of this Contract.


DEATH PROCEEDS Before the Payout Start Date, if we receive a complete request for settlement of the Death Proceeds within 180 days of the date of the Owner or Annuitant's death, the Death Proceeds are equal to the Death Benefit described below. Otherwise, the Death proceeds are equal to the greater of the Contract Value or the Settlement Value.

The value of the Death Proceeds is set as of the end of the Valuation Period during which we receive the first complete request for settlement of the Death Proceeds. A complete request includes due proof of death. The value of the Death Proceeds for each individual new Owner is subject to investment gain or loss from the date we receive the first complete request for settlement through the date a complete request for settlement is received from each individual new Owner.

We reserve the right to extend, on a non-discriminatory basis, the 180 day period in which the Death Proceeds will equal the Death Benefit. This right will only apply for purposes of determining the amount payable as Death Proceeds and in no way restricts when a claim may be filed.


DEATH BENEFIT Prior to the Payout Start Date, the Death Benefit is equal to the greatest of:

|X| The sum of all purchase payments reduced by a withdrawal adjustment for each withdrawal, as described below; or

|X|  The Contract Value as of the date we determine the Death Proceeds; or

|X|  The Settlement Value as of the date we determine the Death Proceeds.

A withdrawal adjustment is equal to (a) divided by (b) and the result is multiplied by (c) where:

(a) is the withdrawal amount.
(b) is the Contract Value immediately prior to the withdrawal.
(c) is the sum of all purchase payments immediately prior to the withdrawal, less any prior withdrawal adjustments.

The total Death Benefit may not exceed the Contract Value plus $1,000,000.


SETTLEMENT VALUE The Settlement Value is the amount that would be paid in the event of a full withdrawal of the Contract Value.



 -----------------------------------------------------------------------------

 PAYOUT PHASE
 -----------------------------------------------------------------------------


PAYOUT PHASE The "Payout Phase" is the second of the two phases of this Contract. The Payout Phase begins on the Payout Start Date. It continues until we make the last payment as provided by the Income Plan(s) chosen.


Payout Start Date The "Payout Start Date" is the date the Contract Value less any applicable taxes is applied to an Income Plan. The anticipated Payout Start Date is shown on the Annuity Data Page. You may change the Payout Start Date by writing to us at least 30 days before the new Payout Start Date.

The Payout Start Date must be at least 30 days after the Issue Date, and occur on or before the later of:

|X|      The Annuitant's 99th birthday; or

|X|      The 10th Contract Anniversary.


INCOME PLANS An "Income Plan" is a series of payments made on a scheduled basis to you or to another person designated by you. You may choose more than one Income Plan. If you choose more than one Income Plan, you must specify what proportions of your Contract Value less any applicable taxes should be allocated to each Income Plan. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated proportionately to each Income Plan chosen based on the proportion of your Contract Value applied to each Income Plan. We reserve the right to limit the number of Income Plans that you may select. The "Guaranteed Payment Period" is the period of time over which income payments are guaranteed to be made. The Contract Value on the Payout Start Date less any applicable taxes, will be applied to your Income Plan choice from the following list.

Income Plan 1 - Life Income with Guaranteed Payment Period. We will make payments for as long as the Annuitant lives, or until the end of the Guaranteed Payment Period, if longer. The Guaranteed Payment Period may be 0 months, or range from 60 to 360 months. If the Annuitant is age 90 or older on the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payment Period. We will make payments for as long as either the Annuitant or joint Annuitant, named at the time of Income Plan selection, lives, or until the end of the Guaranteed Payment Period, if longer. The Guaranteed Payment Period may be 0 months, or range from 60 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older on the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 3 - Guaranteed Payment Period. We will make payments for a Guaranteed Payment Period. These payments do not depend on the Annuitant's life. The minimum Guaranteed Payment Period is 60 months (120 months if the Payout Start Date occurs before the third Contract Anniversary). The maximum Guaranteed Payment Period is 360 months or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the Guaranteed Payment Period exceed 600 months. Income Plan 3 offers a withdrawal option as described in the Payout Withdrawal section. Income payments under Income Plan 3 are subject to the following:

|X| You may request to change the length of the Guaranteed Payment Period and the frequency of payments. You may make this change no more than once each Contract Year. We reserve the right to limit the availability of such changes or to change the frequency of allowable changes without prior notice. If you elect to change the length of the Guaranteed Payment Period, the new payment period must be within the original maximum and minimum payment period you would have been permitted to select on the Payout Start Date; however the maximum payment period available to you will be shortened by the period elapsed since the original payment period began.

|X| If you change the length of your Guaranteed Payment Period, we will compute the present value of all remaining payments, using the same assumptions we would use if you were terminating the guaranteed payment plan, as described in the Payout Withdrawal section. We will then adjust the remaining income payments to equal what the computed present value would support based on those same assumptions and based in the revised Guaranteed Payment Period.

|X| Changes to either the frequency of payments or length of a Guaranteed Payment Period will result in a change to the payment amount and may change the amount of each payment that is taxable to you.

|X| Change in the frequency of payments or length of a Guaranteed Payment Period takes effect on the next payment date after we accept the requested change.

We reserve the right to make available other Income Plans.


INCOME PAYMENTS For each Income Plan selected, payment amounts may vary with the performance of the chosen Variable Sub-accounts and/or may be fixed for the duration of the Income Plan. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to the Variable Amount Income Payments and the portion to be applied to Fixed Amount Income Payments. For the portion of your Contract Value to be applied to Variable Amount Payments, you must specify the Variable Sub-accounts on which to base the Variable Amount Income Payments as well as the allocation among those Variable Sub-accounts. If you do not choose how the Contract Value is to be applied, then the portion of the Contract Value in the Variable Sub-account allocations on the Payout Start Date will be applied to Variable Amount Income Payments, according to the Variable Sub-account allocations as of the Payout Start Date, and the remainder of the Contract Value will be applied to Fixed Amount Income Payments. The method of calculating the initial payment is different for Variable Amount Income Payments and Fixed Amount Income Payments.


VARIABLE AMOUNT Income Payments On the Payout Start Date, the portion of the Contract Value you specify to be applied to Variable Amount Income Payments less any applicable taxes, is applied to the appropriate income payment factor for the selected Income Plan to determine the Initial Variable Amount Income Value. An explanation of the basis for determining income payment factors is described in the Income Payment Tables section.

The Initial Variable Amount Income Value will be allocated among the Variable Sub-accounts you have chosen in the proportions you specified, as described above in the Income Payments section. The portion of the Initial Variable Amount Income Value allocated to a particular Variable Sub-account is divided by the Annuity Unit Value for that Variable Sub-account on the Payout Start Date. This determines the number of Annuity Units from that Sub-account which will be used to determine your Variable Amount Income Payments. Variable Amount Income Payments, which include your first Variable Amount Income Payment, will vary depending on changes in the Annuity Unit Values for the Sub-accounts upon which the income payments are based. Unless Annuity Transfers are made between Sub-accounts, each income payment from that Sub-account will be that number of Annuity Units multiplied by the Annuity Unit Value for the Sub-account for the Valuation Date on which the income payment is made.


ANNUITY UNIT VALUE The Annuity Unit Value for each Sub-account of the Variable Account at the end of the Valuation Period coinciding with the Payout Start Date is the number used to determine the number of Annuity Units.

Annuity Unit Values at the end of subsequent Valuation Periods are calculated by:

|X| Multiplying the Annuity Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor during the period; and then

|X| Dividing the result by 1,000 plus the Assumed Investment Rate for the period.


ASSUMED INVESTMENT RATE The Assumed Investment Rate is an effective annual rate of 3%. We reserve the right to offer other Assumed Investment Rates. The Assumed Investment Rate may not be changed after an Income Plan has been selected.


FIXED AMOUNT INCOME PAYMENTS On the Payout Start Date, the portion of the Contract Value you specify, less applicable taxes, will be applied to the Fixed Amount Income Payments. The Fixed Amount Income Payment is determined by applying the above value to the greater of:

|X| The appropriate income payment factor for the selected Income Plan from the Income Payment Tables shown in the Income Payment Tables section. An explanation of the basis for determining the Income payment factors is described in the Income Payment Tables section.

|X| An income payment factor for the selected Income Plan that we are offering on the Payout Start Date.

Fixed Amount Income Payments are fixed for the duration of the Income Plan.


ANNUITY TRANSFERS After the Payout Start Date, you may make transfers among the Variable Sub-accounts. You may make up to 12 transfers per Contract Year within each Income Plan. No transfers may be made from the Fixed Amount Income Payments nor may transfers be made among Income Plans. Multiple transfers on a single Valuation Date are considered a single transfer.


PAYOUT WITHDRAWAL A Payout Withdrawal is a withdrawal of all or a portion of the allowable Withdrawal Value under an Income Plan. You may withdraw all or a portion of the Withdrawal Value under Income Plan 3 at any time, subject to a Payout Withdrawal Charge, by notice in a form satisfactory to us. For Variable Amount Income Payments, the Withdrawal Value is equal to the present value of the Variable Amount Income Payments being terminated, calculated using a discount rate equal to the Assumed Investment Rate that was used in determining the initial variable payment. For Fixed Amount Income Payments, the Withdrawal Value is equal to the present value of the Fixed Amount Income Payments being terminated, calculated using a discount rate equal to the Applicable Current Interest Rate. For this calculation, the Applicable Current Interest Rate is the rate we are using to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated on the day we receive your written payout withdrawal request.

A Payout Withdrawal must be at least $50. If any Payout Withdrawal reduced the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

You must specify the Income Plan(s) and the Investment Alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately. On the day you withdraw all or a part of your Withdrawal Value, the Withdrawal Value will be reduced by the amount of the Payout Withdrawal. The remaining income payments will be reduced so that the present value of the reduced income payments plus the amount of the Payout Withdrawal will be equivalent to the present value of the income payments just prior to the Payout Withdrawal.


PAYOUT WITHDRAWAL CHARGE For purposes of assessing the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge. Your Payout Withdrawal Charge is shown on the Annuity Data Page.

For each purchase payment withdrawal, the "Payment Year" in the table on the Annuity Data Page is the 365 day period (366 days for a leap year) beginning on the day we apply the purchase payment to your Contract. The Payout Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year in the table on the Annuity Data Page by the amount of each purchase payment withdrawal.


PAYOUT TERMS AND CONDITIONS The income payments are subject to the following terms and conditions:

|X| If the Contract Value is less than $2,000 when it is applied to the Income Plan(s) you choose, or if the Contract Value is not enough to provide an initial payment of at least $20 when it is applied to the Income Plan(s) you choose, we reserve the right to:

|X|  Change the payment frequency to make the payment at least $20; or

|X| Terminate the Contract and pay you the Contract Value less any applicable taxes in a lump sum.

|X| If we do not receive a written selection of an Income Plan from you at least 30 days before the Payout Start Date, the Income Plan will be deemed to be a Life Income with a Guaranteed Payment Period of 120 months.

|X| If you choose an Income Plan which depends on any person's life, we may require:

|X|  Proof of age and sex before income payments begin; and

|X| Proof that the Annuitant or joint Annuitant is still alive before we make each payment.

|X| After the Payout Start Date, a new Income Plan may not be selected nor may amounts be reallocated to a different Income Plan.

|X| After the Payout Start Date, withdrawals cannot be made unless income payments are being made under Income Plan 3. You may terminate income payments and withdraw the Withdrawal Value under Income Plan 3 at any time, subject to Payout withdrawal Charges.

|X| If any Owner dies during the Payout Phase, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary section. Any remaining income payments will be paid to the new Owner as scheduled.



 -----------------------------------------------------------------------------

 INCOME PAYMENT TABLES
 -----------------------------------------------------------------------------

The Income Payment Tables shown below contain monthly income payment factors per $1,000 applied, which were calculated using the Annuity 2000 Mortality Tables and an annualized effective interest rate of 3%. For ages, Guaranteed Payment Periods, combinations of sex, payment frequencies and annualized effective interest rates not shown in these examples, income payment factors will be calculated on a basis consistent with the factors shown. The adjusted age of the Annuitant is used to determine the appropriate monthly income payment factor to apply for the selected Income Plan. The adjusted age is the actual age of the Annuitant(s) on the Payout Start Date, reduced by one year for each six full calendar years between January 1, 2000 and the Payout Start Date.

The Income Payment Tables below will be used to determine the following:

|X| For Variable Amount Income Payments and an Assumed Investment Rate of 3%, the initial monthly income payment for the selected Income Plan. Subsequent monthly income payments will vary as described in the Variable Amount Income Payments section. For Variable Amount Income Payments with an Assumed Investment Rate other than 3%, monthly income payment factors will be calculated on a basis consistent with the factors shown in the Income Payment Tables using an interest rate equal to the Assumed Investment Rate.

|X| For Fixed Amount Income Payments, the minimum guaranteed monthly income payment for the selected Income Plan.

Income Plan 1 - Life Income with Guaranteed Payment Period for 120 Months

===============================================================================================================================
                              Monthly Income Payment for each $1,000 Applied to this Income Plan
-------------------------------------------------------------------------------------------------------------------------------
---------------------- -------------------- -------------------- -------------------- -------------------- --------------------

     Annuitant's                                Annuitant's                               Annuitant's
      Adjusted             Male Female           Adjusted            Male Female           Adjusted            Male Female
         Age                                        Age                                       Age
---------------------- -------------------- -------------------- -------------------- -------------------- --------------------
---------------------- -------------------- -------------------- -------------------- -------------------- --------------------

         35                $3.34 $3.22              49               $3.99 $3.76              63               $5.23 $4.84
         36                 3.38 3.24               50                4.05 3.81               64                5.35 4.95
         37                 3.41 3.27               51                4.11 3.87               65                5.49 5.07
         38                 3.45 3.30               52                4.18 3.93               66                5.62 5.20
         39                 3.49 3.34               53                4.26 3.99               67                5.77 5.33
         40                 3.53 3.37               54                4.33 4.06               68                5.92 5.47
         41                 3.57 3.41               55                4.41 4.13               69                6.07 5.62
         42                 3.62 3.44               56                4.50 4.20               70                  6.23
         43                 3.66 3.48               57                4.58 4.28               71                  5.78
         44                 3.71 3.52               58                4.68 4.36               72                6.39 5.94
         45                 3.76 3.57               59                4.78 4.45               73                6.56 6.11
         46                 3.81 3.61               60                4.88 4.54               74                6.73 6.29
         47                 3.87 3.66               61                4.99 4.63               75                6.90 6.48
         48                 3.93 3.71               62                5.11 4.73                                 7.08 6.67
====================== ==================== ==================== ==================== ==================== ====================

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payment Period for 120 Months

===============================================================================================================================
                              Monthly Income Payment for each $1,000 Applied to this Income Plan
-------------------------------------------------------------------------------------------------------------------------------
------------------ ------------------------------------------------------------------------------------------------------------
      Male                                                           Female
   Annuitant's                                                     Annuitant's
    Adjusted                                                        Adjusted
       Age                                                             Age
------------------ ------------------------------------------------------------------------------------------------------------
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- -----------
                       35          40          45          50          55           60          65          70          75
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- -----------
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- -----------

       35            $3.06       $3.12       $3.17       $3.22        $3.26       $3.28       $3.31       $3.32       $3.33
       40             3.10        3.18        3.26        3.32        3.38         3.43        3.46        3.49        3.51
       45             3.13        3.23        3.33        3.43        3.52         3.59        3.65        3.69        3.72
       50             3.16        3.27        3.40        3.53        3.65         3.76        3.86        3.93        3.98
       55             3.18        3.30        3.45        3.61        3.77         3.94        4.08        4.20        4.29
       60             3.19        3.33        3.49        3.68        3.88         4.10        4.31        4.51        4.66
       65             3.20        3.34        3.52        3.73        3.97         4.24        4.54        4.83        5.08
       70             3.21        3.35        3.54        3.76        4.03         4.36        4.73        5.13        5.52
       75             3.21        3.36        3.55        3.78        4.07         4.44        4.87        5.38        5.92
================== =========== =========== =========== =========== ============ =========== =========== =========== ===========

Income Plan 3 - Guaranteed Payment Period

============================ ===================================================
      Specific Period                 Monthly Income Payment for each
                                     $1,000 Applied to this Income Plan
---------------------------- ---------------------------------------------------
---------------------------- ---------------------------------------------------
         10 Years                                  $9.61
         11 Years                                   8.86
         12 Years                                   8.24
         13 Years                                   7.71
         14 Years                                   7.26
         15 Years                                   6.87
         16 Years                                   6.53
         17 Years                                   6.23
         18 Years                                   5.96
         19 Years                                   5.73
         20 Years                                   5.51
============================ ===================================================



------------------------------------------------------------------------------

GENERAL PROVISIONS
------------------------------------------------------------------------------


THE ENTIRE CONTRACT The entire contract consists of this Contract, any written applications, the annuity data page and any Contract endorsements and riders.

All statements made in written applications are representations and not warranties. No statement will be used by us in defense of a claim or to void the Contract unless it is included in a written application. If your Contract is voided, you will receive any purchase payments, less any withdrawals, excluding accrued interest.

Unless otherwise specified, all references in this Contract to days, months, or years shall mean calendar days, months or years.

Only our officers are authorized to change the Contract or waive a right or requirement of the Contract. No other individual is authorized to do this.

We may not modify this Contract without your signed consent, except to make it comply with any changes in the Internal Revenue Code or as required by any other applicable law, or as otherwise permitted by the terms of this Contract.


INCONTESTABILITY Except as provided in the Entire Contract section above, this Contract will be incontestable after it has been in force during your lifetime for a period of two years from the Issue Date.

If your Contract is voided, you will receive any purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation to the date the Contract is voided, plus any purchase payments allocated to the Fixed Account Options, less any withdrawals, excluding accrued interest.

MISSTATEMENT OF AGE OR SEX If any age or sex has been misstated, we will pay the amounts which would have been paid at the correct age and sex.

If we find the misstatement of age or sex after the income payments begin, we will:

|X| Pay all amounts underpaid including interest calculated at an effective annual rate of 6%; or

|X| Stop payments until the total income payments made are equal to the total amounts that would have been made if the correct age and sex had been used.


ANNUAL STATEMENT At least once a year, before the Payout Start Date, we will send you a statement to your last known address we have for you in our records reporting the investments held in the separate account and other contract values. The effective date of the information in the annual statement will not be more than two months before the date of the mailing. We will provide you with Contract Value information at any time upon your request. The information presented will comply with any applicable law.


SETTLEMENTS We must receive due proof of death of the Owner or due proof of death of the Annuitant before the settlement of a death claim.

Any full withdrawal or payment of death proceeds under this Contract will not be less than the minimum benefits required by any statute of the state in which the Contract is delivered.


DEFERMENT OF PAYMENTS We will pay any amounts due from the Variable Account under this Contract within seven days, unless:

|X| The New York Stock Exchange is closed for other than usual weekend or holidays, or trading on such Exchange is restricted;

|X|      An emergency exists as defined by the Securities and Exchange
         Commission; or

|X| The Securities and Exchange Commission permits delay for the protection of contractholders.

We reserve the right to postpone payments or transfers from the Fixed Account Options for up to six months. If we elect to postpone payments or transfers from the Fixed Account Options for 30 days or more, we will pay interest as required by applicable law. Any such interest will be payable from the date the payment or transfer request is received by us to the date the payment or transfer is made.

Exhibit 4(b) Consultant Solutions Elite Variable Annuity Contract

VAP 0330                                                       LBL L-Share MVA
Lincoln Benefit
Life Company
A Stock Company

Home Office: 2940 South 84th Street, Lincoln, Nebraska 68506-4142


Flexible Premium Deferred Variable Annuity Contract


This Contract is issued to the Owner in consideration of the initial purchase payments. Lincoln Benefit Life Company ("Lincoln Benefit Life") will pay the benefits of this Contract, subject to its terms and conditions.

Throughout this Contract, "you" and "your" refer to the Owner(s) of this Contract. "We", "us" and "our" refer to Lincoln Benefit Life Company.

Contract Summary
This flexible premium deferred variable annuity provides a cash withdrawal benefit, a death benefit, and a settlement value during the Accumulation Phase, and periodic income payments beginning on the Payout Start Date during the Payout Phase.

The dollar amount of income payments or other values provided by this Contract, when based on the investment experience of the Variable Account, will vary to reflect the performance of the Variable Account. For amounts in the Market Value Adjusted Account, the withdrawal benefit, the settlement value, transfers to other Investment Alternatives and any amount applied to an Income Plan may be subject to a Market Value Adjustment which may result in an upward or downward adjustment of the amount distributed.

This Contract does not pay dividends.

The tax status of this Contract as it applies to the Owner should be reviewed each year.

PLEASE READ YOUR CONTRACT CAREFULLY.

This is a legal Contract between the Owner(s) of this Contract and Lincoln Benefit Life Company.

Trial Examination Period
Upon written request, we will provide you with factual information regarding the benefits and provisions contained in this Contract. If you are not satisfied with this Contract for any reason, you may cancel it by written notification within 20 days after you receive it. We will refund purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation through the date of cancellation, plus any purchase payments allocated to the Fixed Account Options, less any withdrawals. (Where required by state law, we will refund purchase payments.) If this Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.










                   Flexible Premium Deferred Variable Annuity


------------------------------------------------------------------------------

TABLE OF CONTENTS
------------------------------------------------------------------------------


ANNUITY DATA PAGE

THE PERSONS INVOLVED

ACCUMULATION PHASE

PAYOUT PHASE

INCOME PAYMENT TABLES

GENERAL PROVISIONS













































-----------------------------------------------------------------------------

THE PERSONS INVOLVED
-----------------------------------------------------------------------------


OWNER The person named at the time of application is the Owner of this Contract unless subsequently changed. As Owner, you will receive any periodic income payments, unless you have directed us to pay them to someone else. This Contract cannot be jointly owned by a non-living person and a living person. If the Owner is a trust, the Owner will be considered a non-living person.

You may exercise all the rights stated in this Contract, subject to the rights of any irrevocable Beneficiary.

You may change the Owner at any time by written request in a form satisfactory to us. Each change is subject to any payments we make or other action we take before we accept it. If we accept a change, the change will take effect on the date you signed the request.

You may not assign any interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract before the Payout Start Date. We are bound by an assignment only if it is signed by you and filed with us. We are not responsible for the validity of an assignment.

If more than one person is designated as Owner:

o Owner as used in this Contract refers to all people named as Owners, unless otherwise indicated;

o    Any request to exercise ownership rights must be signed by all Owners;

o On the death of any person who is an Owner, the surviving person(s) named as Owner(s) will continue as Owner(s), as described in the Death of Owner section; and

o If any Owner is a non-living person, when the Annuitant dies, the Death of Annuitant section will apply.


ANNUITANT The Annuitant is the person named on the Annuity Data Page. The Annuitant must be a living person.

If the Owner is a living person, the Owner may change the Annuitant before the Payout Start Date by written request in a form satisfactory to us. Once we accept a change, it takes effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.


BENEFICIARY The two classes of Beneficiaries are Primary Beneficiaries and Contingent Beneficiaries. Primary Beneficiaries and Contingent Beneficiaries are individually and collectively referred to herein as "Beneficiaries."

The Primary Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Primary Beneficiary is the Beneficiary(ies) who is first entitled to receive benefits under this Contract upon the death of the sole surviving Owner.

The Contingent Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Contingent Beneficiary is entitled to receive benefits under the Contract upon the death of the sole surviving Owner, when all Primary Beneficiary(ies) predecease the sole surviving Owner.

You may change or add Beneficiaries at any time by written request in a form satisfactory to us, unless you have designated an irrevocable Beneficiary. You may restrict income payments to Beneficiaries by written request in a form satisfactory to us. Once we accept a request, the change will take effect on the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

If no named Beneficiary is living when the sole surviving Owner dies, or if a Beneficiary has not been named, the new Beneficiary will be:

     i.   Your spouse, or if he or she is no longer living,

     ii. Your surviving children equally, or if you have no surviving children, iii.Your estate.

For the purposes of this Contract, children are natural children and adopted children only.

Unless you have provided written directions to the contrary, in a form satisfactory to us, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Owner, the deceased Beneficiary's entire share will be divided among the remaining Beneficiaries in that class in proportion to the remaining Beneficiaries' original shares.

Survivor Clause
For purposes of this Contract, in determining whether a living person, including an Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person A") has survived another living person, including an Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person B"), Living Person A must survive Living Person B by at least 24 hours. Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.



------------------------------------------------------------------------------

ACCUMULATION PHASE
------------------------------------------------------------------------------


ACCUMULATION PHASE DEFINED The "Accumulation Phase" is the first of the two phases of this Contract. The Accumulation Phase begins on the Issue Date stated on the Annuity Data Page. This phase will continue until the Payout Start Date unless the Contract is terminated before that date.


CONTRACT YEAR A "Contract Year" is the 365 day period (366 days for a leap year) beginning on the Issue Date and on each anniversary of the Issue Date ("Contract Anniversary").


VALUATION DATE AND VALUATION PERIOD A "Valuation Date" is any date Monday through Friday on which the New York Stock Exchange is open for regular trading. A "Valuation Period" is the time interval beginning at the closing of the New York Stock Exchange on a Valuation Date and ending at the closing of the New York Stock Exchange on the following Valuation Date.


PURCHASE PAYMENTS The amount of the Initial Purchase Payment is shown on the Annuity Data Page. You may make subsequent purchase payments during the Accumulation Phase. We reserve the right to impose a minimum amount on each subsequent purchase payment. This minimum amount will not exceed $1,000. We also reserve the right to limit the cumulative purchase payments to a maximum amount of $1,000,000. We may limit your ability to make subsequent purchase payments in order to comply with the laws of the state where this Contract is delivered.

We will invest the purchase payments in the Investment Alternatives you select. You may allocate any portion of your purchase payment in whole percents from 0% to 100% or in exact dollar amounts to any of the Investment Alternatives. The total allocation of your purchase payment to the Investment Alternatives you select must equal 100%.

The allocation of the Initial Purchase Payment is shown on the Annuity Data Page. Allocation of each subsequent purchase payment will be the same as the allocation for the most recent purchase payment unless you change the allocation. You may change the allocation of subsequent purchase payments at any time, without charge, by notice in a form satisfactory to us. Any change will take effect as of the day we receive the notice. However, if we receive the notice on a day other than a Valuation Date, then the reallocation will take effect at the close of the next Valuation Date.

If the Trial Examination Period provision requires us to refund purchase payments, then during the Trial Examination Period, we reserve the right to invest the purchase payments you allocate to the Variable Account to the money market Variable Sub-account available under this Contract. We will notify you if we do so. At the end of the Trial Examination Period, the amount in the money market Variable Sub-account will be allocated to the Variable Sub-accounts as originally designated by you. This allocation will not be considered a transfer.


INVESTMENT ALTERNATIVES Investment Alternatives are the Sub-accounts of the Variable Account and the Fixed Account Options under this Contract.

We reserve the right in our sole discretion to:

|X|      Make additional Investment Alternatives available;

|X| Modify, substitute or eliminate any current or future Investment Alternatives we make available; and,

|X| Establish and modify the terms and conditions for making purchase payments to, withdrawals from, and transfers to or from any of the Investment Alternatives we make available.

Without limiting the foregoing, we reserve the right to impose limitations and requirements on the Variable Sub-accounts and/or Fixed Account Options in which you may invest. These limitations and requirements may include, but are not limited to:

|X|      Maximum investments limits;

|X|      Exclusion of certain accounts or Sub-accounts;

|X|      Term length requirements for Fixed Account Options;

|X|      Required minimum allocations; and/or,

|X|      The required use of automatic portfolio rebalancing.

A current explanation and list of investment limitations and requirements is set forth in the prospectus that pertains to your Contract.


VARIABLE ACCOUNT The "Variable Account" for this Contract is shown on the Annuity Data Page. This account is a separate investment account to which we allocate assets contributed under this and certain other contracts. The income, gain and losses, realized or unrealized, from assets allocated to the Variable Account are credited to or charged against the Account without regard to our other income, gains or losses.

If we deem it to be in the best interest of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940, as amended, or it may be deregistered under such Act in the event such registration is no longer required.


VARIABLE SUB-ACCOUNTS The Variable Account is divided into Sub-accounts. Each Sub-account represents an investment in the shares of the mutual fund underlying that Sub-account. We may offer additional Sub-accounts of the Variable Account at our discretion. We reserve the right to limit the number of Sub-accounts of the Variable Account that may be invested in at any one time.

We reserve the right, subject to applicable law, to make additions to, deletions from, or substitutions for the shares of the underlying mutual fund of the Sub-accounts of the Variable Account. We will not substitute any shares attributable to your interest in a Sub-account of the Variable Account without notice to you and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940, as amended.

We reserve the right to establish additional Sub-accounts of the Variable Account, each of which would invest in shares of a mutual fund. You may then instruct us to allocate purchase payments or transfers to such Sub-accounts, subject to any terms set by us or the mutual fund. We reserve the right to limit the availability of Sub-accounts and/or funds for this Contract.

In the event of any such substitution or change, we may, by endorsement, make such changes as may be necessary or appropriate to reflect such substitution or change.


FIXED ACCOUNT OPTIONS The Fixed Account Options under this Contract are the Dollar Cost Averaging Fixed Account Option and the Market Value Adjusted Account Option.


DOLLAR COST AVERAGING FIXED ACCOUNT OPTION The Dollar Cost Averaging Fixed Account is divided into individual Transfer Period Accounts. A new Transfer Period Account is established each time you allocate a purchase payment to the Dollar Cost Averaging Fixed Account and you choose the term length of the new Transfer Period Account. Purchase payments may not be allocated to any existing Transfer Period Account. No amount may be transferred into the Dollar Cost Averaging Fixed Account. Each purchase payment allocated to a Transfer Period Account must be at least $500. We may offer term lengths from which you may select for your Transfer Period Account(s), which may range from three to eighteen months; however, we may add to, modify or eliminate the term lengths we offer at our discretion.

Amounts in a Transfer Period Account will earn interest at the rate declared for the Transfer Period Account at the time it is established. This interest rate will be in effect for the term of the Transfer Period Account. Each purchase payment and all associated interest in a Transfer Period Account must be transferred to the other Investment Alternatives according to your allocation instructions in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the Investment Alternatives available for transfers from any Transfer Period Account. We may offer weekly, quarterly, semi-annual, or other installment transfer period alternatives, at our discretion. For each purchase payment, the first transfer from a Transfer Period Account will begin on the 25th day after we have received the purchase payment. If we do not receive an allocation instruction from you when payment is received by us, the purchase payment and all associated interest will be transferred to the money market Variable Sub-account in equal installments until we have received a different allocation instruction.

At the expiration of a Transfer Period Account, any residual amount will be automatically transferred to the money market Variable Sub-account. If you discontinue the Dollar Cost Averaging Options before the expiration of a Transfer Period Account, the remaining balance will be transferred on the day we receive notification to the money market Variable Sub-account unless you request a different Investment Alternative. However, if we receive your notice of discontinuation on a day other than a Valuation Date, then the transfer will occur at the close of the next Valuation Date.


GUARANTEE PERIOD ACCOUNT The Market Value Adjusted Account is divided into individual Guarantee Period Accounts. A new Guarantee Period Account is established each time you:

o Allocate purchase payments to the Market Value Adjusted Account and you choose the term length of the new Guarantee Period Account; or

o You elect or are deemed to have elected to transfer the Guarantee Period Account Value of an expiring Guarantee Period Account to establish a new Account.

You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer into a Guarantee Period Account must be at least $500. We may offer term lengths you may choose for your Guarantee Period Accounts from one to ten years.

We may add to, modify or eliminate the term lengths we offer at our discretion.

You must choose the term length for a new Guarantee Period Account from the term lengths we offer for the Market Value Adjusted Account at the time you create the new Guarantee Period Account. If you allocate a purchase payment or transfer to the Market Value Adjusted Account, but you do not select a term length for the new Guarantee Period Account, we will allocate the purchase payment or the transfer to a new Guarantee Period Account with the same term length as your most recent purchase payment or the transfer to the same Fixed Account Option. If we no longer offer that term length, then we will allocate the purchase payment or the transfer to a new Guarantee Period Account with the next shortest term currently offered for that Fixed Account Option. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment or the transfer to a new Guarantee Period Account of the shortest term we are offering at that time.


MARKET VALUE ADJUSTED ACCOUNT OPTION The following provisions apply to Guarantee Period Accounts of the Market Value Adjusted Account Option. Amounts in a Guarantee Period Account will earn interest at a rate declared for the term length at the time it is established. This interest rate will be in effect for the term of the Guarantee Period Account. Upon the expiration of the term of the Guarantee Period Account, unless you specify otherwise, we will transfer the amount in the expiring Guarantee Period Account to establish a new Guarantee Period Account with the same term length and at an interest rate declared by us. The new Guarantee Period Account will be established as of the expiration date of the expiring Guarantee Period Account ("New Account Start Date").

Prior to the expiration of each Guarantee Period Account, we will mail you a notice outlining the options available to you. During the 30 day period after the expiration of a Guarantee Period Account, you may transfer or withdraw all or a portion of the amount in the expiring Guarantee Period Account without a Market Value Adjustment. If you make a withdrawal, a Withdrawal Charge and any applicable taxes may apply.

If we receive notification of your election to make a transfer or withdrawal from an expiring Guarantee Period Account on or before the New Account Start Date, the transfer or withdrawal will be deemed to have occurred on the New Account Start Date.

If we receive notification of your election to make a transfer or withdrawal from an expiring Guarantee Period Account after the New Account Start Date, but before expiration of the 30 day period, (i) the transfer or withdrawal will be deemed to have occurred on the day we receive such notice; and (ii) the amount transferred or withdrawn will earn interest for the period beginning on the New Account Start Date and ending on the day we receive such notification of your election. The interest earned during the 30 day period will be at a rate declared by us and equal to the current interest rate of the Guarantee Period Account with the same or lower term length as the expiring Guarantee Period Account.

Any remaining balance not withdrawn or transferred will earn interest for the term of the new Guarantee Period Account, at the interest rate declared for such Account. If we do not receive such notification from you within the 30 day period, you will be deemed to have elected to transfer the amount in the expiring Guarantee Period Account to establish a new Guarantee Period Account with the same term length, and the amount in the new Guarantee Period Account will continue to earn interest at the interest rate declared for the new Guarantee Period Account, and will be subject to all restrictions of the Market Value Adjusted Account. If we no longer offer the term length of the expiring Guarantee Period Account, the term length of the new Guarantee Period Account will be the next shortest term length offered for the Market Value Adjusted Account at that time, and the interest rate will be the rate declared by us at that time for such term.


MARKET VALUE ADJUSTMENT A Market Value Adjustment will apply to any withdrawal or transfer from a Guarantee Period Account of the Market Value Adjusted Account other than during the 30 day period after such Guarantee Period Account expires. A Market Value Adjustment also may apply to amounts in the Market Value Adjusted Account if we pay Death Proceeds or if the Payout Start Date begins on a day other than during the 30 day period after such Guarantee Period Account expires.

A Market Value Adjustment is an increase or decrease in the amount reflecting changes in the level of interest rates since the Guarantee Period Account was established. As used in the formula below, "Treasury Rate" means the U.S. Treasury Note Constant Maturity yield as reported in the Federal Reserve Bulletin Release H.15. If such yields cease to be available in the Federal Reserve Bulletin Release H.15, then we will use an alternate source for such information in our discretion. The Market Value Adjustment is determined using the following adjustment factor:

                          0.9 x {I - (J + 0.0025)} x N

        where:

         I = the Treasury Rate for a maturity equal to the length of the Guarantee Period, as of the week preceding the opening of that bucket;

         J = the Treasury rate for the same maturity as I, as of the week preceding the Market Value Adjusted calculation; and

         N = the number of years, including fractional years, remaining in the Guarantee Period, as of the date of the Market Value Adjusted calculation

The amount subject to a Market Value Adjustment is multiplied by the adjustment factor to determine the amount of the Market Value Adjustment.


CREDITING INTEREST Interest to the Fixed Account Options will be credited daily at a rate which compounds over one year to the annualized effective interest rate we declared when the money was allocated. We will credit interest to amounts of the Initial Purchase Payment allocated to the Dollar Cost Averaging Fixed Account from the Issue Date at the annualized effective interest rate for the Initial Purchase Payment shown on the Annuity Data Page. We will credit interest to amounts of subsequent purchase payments allocated to the Dollar Cost Averaging Fixed Account from the day we receive them at the annualized effective interest rate declared by us at that time. The minimum guaranteed annualized effective rates of interest that we will declare for the Dollar Cost Averaging Fixed Account Option is shown under the Minimum Guaranteed Annualized Effective Rate on the Annuity Data Page.


TRANSFERS Prior to the Payout Start Date, you may transfer amounts among the Investment Alternatives. You may make 12 transfers per Contract Year without charge. Each transfer after the 12th in any Contract Year may be assessed a transfer fee of up to 2.0% of the amount transferred. Any transfers made from the Dollar Cost Averaging Fixed Account do not count as one of the free transfers allowed each Contract Year; and are not assessed a transfer fee. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee.

Transfers to and from the Fixed Account Options are subject to the restrictions described in the Dollar Cost Averaging Fixed Account Option section of this Contract.

We reserve the right to limit the number of transfers among the Variable Sub-Accounts in any Contract Year or to refuse any transfer request submitted by or on behalf of an Owner or certain Owners if, in our sole discretion:

|X| We believe that excessive trading by such Owner or Owners or a specific transfer request or group of transfer requests may have a detrimental effect on Unit values or the share price of the underlying mutual funds or would be to the disadvantage of other contract owners; or

|X| We are informed by one or more of the underlying mutual funds that the purchase of shares is to be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on share prices of affected underlying mutual funds.

Such restrictions may be applied in any manner which is reasonably designed to prevent any use of the transfer right which is considered by us in our sole discretion to be to the disadvantage of the other contract owners.

We reserve the right to assess short-term trading fees in connection with transfers from Variable Sub-accounts that occur within a certain number days following the date of allocation to the Variable Sub-accounts. Such fees may vary by Sub-account, but will only apply to those Sub-accounts corresponding to underlying mutual funds that assess such fees.

We reserve the right to waive the transfer fees and restrictions contained in this Contract.


Contract Value Your "Contract Value" is equal to the sum of:

|X| The number of Accumulation Units you hold in each Sub-account of the Variable Account multiplied by the Accumulation Unit Value for that Sub-account on the most recent Valuation Date; plus

|X|      The total value you have in the Fixed Account Options.


ACCUMULATION UNITS AND ACCUMULATION UNIT VALUE Amounts you allocated to a Sub-account of the Variable Account are used to purchase Accumulation Units in that Sub-account. The number of Accumulation Units purchased on a given Valuation Date will depend on the Accumulation Unit Value of the Sub-account on that Valuation Date. All values at the end of any subsequent valuation period are calculated by multiplying the Accumulation Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net investment Factor for the Valuation Period. The Accumulation Unit Values may increase or decrease.

Accumulation Unit Values for each Sub-account of the Variable Account are determined only on Valuation Dates. The Accumulation Unit Value for each Sub-account will vary with the price per share of the underlying mutual fund of the Sub-account, and in accordance with the Mortality and Expense Risk Charge, Administrative Expense Charge and any applicable taxes.

Additions or transfers to a Sub-account of the Variable Account will increase the number of Accumulation Units for that Sub-account. Withdrawals or transfers from a Sub-account of the Variable Account, Contract Maintenance Charges and any applicable annual fees will decrease the number of Accumulation Units for that Sub-account.


NET INVESTMENT FACTOR For each Variable Sub-account, the "Net Investment Factor" for a Valuation Period is equal to:

|X|      The sum of:

|X| The net asset value per share of the underlying mutual fund of the Sub-account determined at the end of the current Valuation Period; plus

|X| The per share amount of any dividend or capital gain distributions made by the underlying mutual fund of the Sub-account during the current Valuation Period.

|X| Divided by the net asset value per share of the underlying mutual fund of the Sub-account determines as of the end of the immediately preceding Valuation Period.

|X| The result is reduced by the Mortality and Expense Risk Charge and the Administrative Expense Charge corresponding to the portion of the 365 day year (366 days for a leap year) that is in the current Valuation Period.

The Net Investment Factor may be greater than, less than or equal to one; therefore, the value of an Accumulation Unit may increase, decrease, or remain the same.


CHARGES The charges for this Contract include Administrative Expense Charges, Mortality and Expense Risk Charges, Contract Maintenance Charges, transfer fees, and any applicable annual fees or taxes. If withdrawals are made, the Contract may be subject to Withdrawal Charges.


ADMINISTRATIVE EXPENSE CHARGE Your Administrative Expense Charge is shown on the Annuity Data Page. (See the Accumulation Units and Accumulation Unit Value sections and the Net Investment Factor section for a description of how this charge is applied.)


MORTALITY AND EXPENSE RISK CHARGE Your Mortality and Expense Risk Charge is shown on the Annuity Data Page. (See the Accumulation Units and Accumulation Unit Value section and the Net Investment Factor section for a description of how this charge is applied.)


CONTRACT MAINTENANCE CHARGE On or prior to the Payout Start Date, a Contract Maintenance Charge may be deducted from your Contract Value on each Contract Anniversary. The charge is deducted only from the Sub-accounts of the Variable Account. The charge will be deducted from the Sub-accounts of the Variable Account in the proportion that your value in each bears to your total value in all Sub-accounts of the Variable Account. A full Contract Maintenance Charge will be deducted if the Contract is terminated on any date other than on the Contract Anniversary. The Contract Maintenance Charge will never be greater than $40 per Contract Year. The Contract Maintenance Charge will be reduced to $30 if the Contract Value is greater than or equal to $2,000. If the Contract is terminated, or upon your Contract Anniversary, the Contract Maintenance Charge will be waived if the total contract Value is $50,000 or if all your Contract Value is allocated to the Fixed Account Option.


WITHDRAWAL You have the right, subject to the restrictions and charges described in this Contract, to withdraw part or all of your Contract Value at any time during the Accumulation Phase. A withdrawal must be at least $50. If any withdrawal reduces the Contract Value to less than $1,000, we may treat the request as a withdrawal of the entire Contract Value. If you withdraw the entire Contract Value, this Contract will terminate.

You must specify the Investment Alternative(s) from which you wish to make a withdrawal. Withdrawals are subject to adjustments for applicable Market Value Account Adjustments, Withdrawal Charges and taxes. When you make a withdrawal, you must specify whether you choose to make a Gross Withdrawal or a Net Withdrawal. Under a Gross Withdrawal, the adjustments are made to the amount of your withdrawal request ("Withdrawal Request Amount"). Under a Net Withdrawal, you receive the full Withdrawal Request Amount; however, the adjustments are made to the Investment Alternative(s) from which you wish to make the withdrawal based upon an adjusted Withdrawal Request Amount ("Adjusted Withdrawal Request Amount") that, after adjustments, results in the full Withdrawal Request Amount. If you do not specify which of these options you choose, your withdrawal will be deemed to be a Net Withdrawal.


FREE WITHDRAWAL AMOUNT The Free Withdrawal Amount available in a Contract Year is equal to 15% of the purchase payments that are subject to a Withdrawal Charge as of the beginning of the Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. Purchase payments that are no longer subject to a Withdrawal Charge will not be used to determine the Free Withdrawal Amount for a Contract Year, nor will they be assessed a Withdrawal Charge, if withdrawn.

During each Contract Year you may withdraw the Free Withdrawal Amount without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to a Market Value Adjustment and any applicable taxes. If you do not withdraw the entire Free Withdrawal Amount during a Contract Year, any remainder is not carried forward to increase the Free Withdrawal Amount in a subsequent Contract Year. The Free Withdrawal Amount is only available during the Accumulation Phase of the Contract.

The Free Withdrawal Amount will be reduced by the Withdrawal Request Amount for each Gross Withdrawal; and by the Adjusted Withdrawal Request Amount for each Net Withdrawal.


WITHDRAWAL CHARGE A Withdrawal Charge may be assessed on certain withdrawals. For purposes of assessing the Withdrawal Charge, we assume that the purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Withdrawal Charge. Your Withdrawal Charge is shown on the Annuity Data Page.

For each purchase payment withdrawal, the "Payment Year" in the table on the Annuity Data Page is the 365 day year (366 days for a leap year) beginning on the day we apply your purchase payment to your Contract. The Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year in the table on the Annuity Data Page and the amount of each purchase payment withdrawal that is in excess of the Free Withdrawal Amount.

Any Withdrawal Charge will be waived on withdrawals taken to satisfy IRS minimum distribution rules; but only to the extent the Free Withdrawal Amount of your Contract available in a Contract Year has been depleted. The waiver of Withdrawal Charges under this section is permitted only for withdrawals that satisfy required distributions resulting solely from this Contract.


TAXES Any premium tax and any other applicable taxes relating to this Contract may be deducted from purchase payments or the Contract Value when the tax is incurred or at a later time.


DEATH OF OWNER If you die prior the Payout Start Date, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary section.

If there is more than one new Owner taking a share of the Death Proceeds, described in the Death Proceeds section, each new Owner will be treated as a separate and independent Owner of his or her respective share of the Death Proceeds. Each new Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below for his or her respective share. Each new Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original new Owner.

The Options available to the new Owner will be determined by the applicable following Category in which the new Owner is defined. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.

     Category 1. If your spouse is the sole new Owner of the entire Contract, your spouse must choose from Options A, B or C, described below. If your spouse does not choose one of these options, Option D will apply unless the Contract has previously been continued under Option D, in which case, Option C will apply.

     Category 2. If the new Owner is a living person who is not your spouse, or if there are multiple living new Owners, the new Owner(s) must (each) choose from Options A, B or C, as described below. If a new Owner does not choose one of these Options, Option C will apply for such new Owner.

     Category 3. If the new Owner is a corporation, trust, or other non-living person, the new Owner must choose between Options A or C, described below. If the new Owner does not choose either of these Options, Option C will apply.

The following Death of Owner Options are available, as applicable:

     Option A. The new Owner may elect to receive the Death Proceeds in a lump sum.

     Option B. The new Owner may elect to receive the Death Proceeds paid out under one of the Income Plans described in the Payout Phase section, subject to the following conditions:

     Income payments must begin within one year of your date of death. Income payments must be payable:

     i.   Over the life of the new Owner; or

     ii. For a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the new Owner; or

     iii. Over the life of the new Owner with a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the new Owner.

     Option C. The new Owner may elect to receive the Contract Value payable within 5 years of your date of death. Under this option, the excess, if any, of the Death Proceeds over the Contract Value, as of the date that we determine the value of the Death Proceeds, will be added to the Contract Value. Unless otherwise instructed by the new Owner, this excess will be allocated to the money market Variable Sub-account. During the 5 year period that follows your date of death, the new Owner may exercise all rights as set forth in the transfer provision. Withdrawal Charges will be waived for any withdrawals made during the 5 year period; however the amount withdrawn may be subject to a Market Value Adjustment.

     Option D. The new Owner may elect to continue the Contract in the Accumulation Phase. If the Owner was also the Annuitant, then the new Owner will be the new Annuitant unless he or she names a new Annuitant as described in the Death of Annuitant section. Only one Contract continuation is allowed under this Contract.

     Under this Option the following conditions apply:

     |X| The excess, if any, of the Death Proceeds over the Contract Value, as of the date that we determine the Death Proceeds, will be added to the Contract Value.

     |X| Unless otherwise instructed by the new Owner, this excess will be allocated to the Variable Sub-accounts in proportion to the percentages of your Contract Value in those Sub-accounts as of the date that we determine the Death Proceeds, except that any portion of this excess that is attributable to the Fixed Account Options will be allocated to the money market Variable Sub-account.

     |X| Within 30 days after the date we determine the death proceeds, the new Owner may make a one time transfer of all or a portion of the Death Proceeds into any combination of Variable Sub-accounts without incurring a transfer fee. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.

     |X| The new Owner may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to a Market Value Adjustment.

All ownership rights subject to the conditions stated in this section are available to the new Owner from the date of your death until the date on which the Death Proceeds are paid.

No additional purchase payments may be added to the Contract after we have received the first complete request for settlement of the Death Proceeds, except under Option D.

We reserve the right to offer additional Death of Owner Options.

If the Owner Dies after the Payout Start Date, refer to the Payout Phase section of this Contract.


DEATH OF ANNUITANT If the Annuitant who is also the Owner dies before the Payout Start Date, the Death of Owner section above applies. If the Annuitant who is not also the Owner dies before the Payout Start Date, the Options available to the Owner will be determined by the applicable following Category in which the Owner is defined.

     Category 1. If the Owner is a living person, the Contract will continue in the Accumulation Phase with a new Annuitant. The Contract Value will not be increased by any excess of the Death Proceeds over the Contract Value as of the date that we determine the value of the Death Proceeds.

     The new Annuitant will be:

     o A person you name by written request, subject to the conditions described in the Annuitant section of this Contract; otherwise,

     o    The youngest Owner; otherwise,

     o    The youngest Beneficiary.

     Category 2. If the Owner is a corporation, trust, or other non-living person, the Owner must choose between the following two options:

          Option A. The Owner may elect to receive the Death proceeds in a lump sum.

          Option B. The Owner may elect to receive the Contract Value payable within 5 years of the Annuitant's date of death. Under this Option, the excess, if any, of the Death Proceeds over the Contract Value, as of the date that we determine the value of the Death Proceeds, will be added to the Contract Value. Unless otherwise instructed by the Owner, this excess will be allocated to the money market Variable Sub-account. During the 5 year period that follows the Annuitant's date of death, the Owner may exercise all rights as set forth in the Transfers section. Withdrawal Charges will be waived for any withdrawals made during this 5 year period, however, the amount withdrawal may be subject to a Market Value Adjustment.


     No additional purchase payments may be added to the Contract under this section. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

     If the owner does not select either Option A or B, Option B will apply.

All ownership rights, subject to the conditions stated in this section, are available to the Owner from the date of the Annuitant's death until the date on which the Death Proceeds are paid.

We reserve the right to offer additional Death of Annuitant Options.

If the Annuitant dies after the Payout Start Date, refer to the Payout Phase section of this Contract.


DEATH PROCEEDS Before the Payout Start Date, if we receive a complete request for settlement of the Death Proceeds within 180 days of the date of the Owner or Annuitant's death, the Death Proceeds are equal to the Death Benefit described below. Otherwise, the Death proceeds are equal to the greater of the Contract Value or the Settlement Value.

The value of the Death Proceeds is set as of the end of the Valuation Period during which we receive the first complete request for settlement of the Death Proceeds. A complete request includes due proof of death. The value of the Death Proceeds for each individual new Owner is subject to investment gain or loss from the date we receive the first complete request for settlement through the date a complete request for settlement is received from each individual new Owner.

We reserve the right to extend, on a non-discriminatory basis, the 180 day period in which the Death Proceeds will equal the Death Benefit. This right will only apply for purposes of determining the amount payable as Death Proceeds and in no way restricts when a claim may be filed.


DEATH BENEFIT Prior to the Payout Start Date, the Death Benefit is equal to the greatest of:

|X| The sum of all purchase payments reduced by a withdrawal adjustment for each withdrawal, as described below; or

|X|  The Contract Value as of the date we determine the Death Proceeds; or

|X|  The Settlement Value as of the date we determine the Death Proceeds.

A withdrawal adjustment is equal to (a) divided by (b) and the result is multiplied by (c) where:

(a) is the withdrawal amount.
(b) is the Contract Value immediately prior to the withdrawal.
(c) is the sum of all purchase payments immediately prior to the withdrawal, less any prior withdrawal adjustments.

The total Death Benefit may not exceed the Contract Value plus $1,000,000.


SETTLEMENT VALUE The Settlement Value is the amount that would be paid in the event of a full withdrawal of the Contract Value.



 ----------------------------------------------------------------------------

 PAYOUT PHASE
 ----------------------------------------------------------------------------


PAYOUT PHASE The "Payout Phase" is the second of the two phases of this Contract. The Payout Phase begins on the Payout Start Date. It continues until we make the last payment as provided by the Income Plan(s) chosen.


PAYOUT START DATE The "Payout Start Date" is the date the Contract Value adjusted by any applicable Market Value Adjustment and less any applicable taxes is applied to an Income Plan. The anticipated Payout Start Date is shown on the Annuity Data Page. You may change the Payout Start Date by writing to us at least 30 days before the new Payout Start Date.

The Payout Start Date must be at least 30 days after the Issue Date, and occur on or before the later of:

|X|      The Annuitant's 99th birthday; or

|X|      The 10th Contract Anniversary.


INCOME PLANS An "Income Plan" is a series of payments made on a scheduled basis to you or to another person designated by you. You may choose more than one Income Plan. If you choose more than one Income Plan, you must specify what proportions of your Contract Value adjusted by any applicable Market Value Adjustment and less any applicable taxes should be allocated to each Income Plan. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated proportionately to each Income Plan chosen based on the proportion of your Contract Value applied to each Income Plan. We reserve the right to limit the number of Income Plans that you may select. The "Guaranteed Payment Period" is the period of time over which income payments are guaranteed to be made. The Contract Value on the Payout Start Date less any applicable taxes, will be applied to your Income Plan choice from the following list.

Income Plan 1 - Life Income with Guaranteed Payment Period. We will make payments for as long as the Annuitant lives, or until the end of the Guaranteed Payment Period, if longer. The Guaranteed Payment Period may be 0 months, or range from 60 to 360 months. If the Annuitant is age 90 or older on the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payment Period. We will make payments for as long as either the Annuitant or joint Annuitant, named at the time of Income Plan selection, lives, or until the end of the Guaranteed Payment Period, if longer. The Guaranteed Payment Period may be 0 months, or range from 60 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older on the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 3 - Guaranteed Payment Period. We will make payments for a Guaranteed Payment Period. These payments do not depend on the Annuitant's life. The minimum Guaranteed Payment Period is 60 months (120 months if the Payout Start Date occurs before the third Contract Anniversary). The maximum Guaranteed Payment Period is 360 months or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the Guaranteed Payment Period exceed 600 months. Income Plan 3 offers a withdrawal option as described in the Payout Withdrawal section. Income payments under Income Plan 3 are subject to the following:

|X| You may request to change the length of the Guaranteed Payment Period and the frequency of payments. You may make this change no more than once each Contract Year. We reserve the right to limit the availability of such changes or to change the frequency of allowable changes without prior notice. If you elect to change the length of the Guaranteed Payment Period, the new payment period must be within the original maximum and minimum payment period you would have been permitted to select on the Payout Start Date; however the maximum payment period available to you will be shortened by the period elapsed since the original payment period began.

|X| If you change the length of your Guaranteed Payment Period, we will compute the present value of all remaining payments, using the same assumptions we would use if you were terminating the guaranteed payment plan, as described in the Payout Withdrawal section. We will then adjust the remaining income payments to equal what the computed present value would support based on those same assumptions and based in the revised Guaranteed Payment Period.

|X| Changes to either the frequency of payments or length of a Guaranteed Payment Period will result in a change to the payment amount and may change the amount of each payment that is taxable to you.

|X| Change in the frequency of payments or length of a Guaranteed Payment Period takes effect on the next payment date after we accept the requested change.

We reserve the right to make available other Income Plans.


INCOME PAYMENTS For each Income Plan selected, payment amounts may vary with the performance of the chosen Variable Sub-accounts and/or may be fixed for the duration of the Income Plan. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to the Variable Amount Income Payments and the portion to be applied to Fixed Amount Income Payments. For the portion of your Contract Value to be applied to Variable Amount Payments, you must specify the Variable Sub-accounts on which to base the Variable Amount Income Payments as well as the allocation among those Variable Sub-accounts. If you do not choose how the Contract Value is to be applied, then the portion of the Contract Value in the Variable Sub-account allocations on the Payout Start Date will be applied to Variable Amount Income Payments, according to the Variable Sub-account allocations as of the Payout Start Date, and the remainder of the Contract Value will be applied to Fixed Amount Income Payments. The method of calculating the initial payment is different for Variable Amount Income Payments and Fixed Amount Income Payments.


VARIABLE AMOUNT INCOME PAYMENTS On the Payout Start Date, the portion of the Contract Value you specify to be applied to Variable Amount Income Payments, adjusted by any applicable Market Value Adjustments, less any applicable taxes, is applied to the appropriate income payment factor for the selected Income Plan to determine the Initial Variable Amount Income Value. An explanation of the basis for determining income payment factors is described in the Income Payment Tables section.

The Initial Variable Amount Income Value will be allocated among the Variable Sub-accounts you have chosen in the proportions you specified, as described above in the Income Payments section. The portion of the Initial Variable Amount Income Value allocated to a particular Variable Sub-account is divided by the Annuity Unit Value for that Variable Sub-account on the Payout Start Date. This determines the number of Annuity Units from that Sub-account which will be used to determine your Variable Amount Income Payments. Variable Amount Income Payments, which include your first Variable Amount Income Payment, will vary depending on changes in the Annuity Unit Values for the Sub-accounts upon which the income payments are based. Unless Annuity Transfers are made between Sub-accounts, each income payment from that Sub-account will be that number of Annuity Units multiplied by the Annuity Unit Value for the Sub-account for the Valuation Date on which the income payment is made.


ANNUITY UNIT VALUE The Annuity Unit Value for each Sub-account of the Variable Account at the end of the Valuation Period coinciding with the Payout Start Date is the number used to determine the number of Annuity Units.

Annuity Unit Values at the end of subsequent Valuation Periods are calculated by:

|X| Multiplying the Annuity Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor during the period; and then

|X| Dividing the result by 1,000 plus the Assumed Investment Rate for the period.


ASSUMED INVESTMENT RATE The Assumed Investment Rate is an effective annual rate of 3%. We reserve the right to offer other Assumed Investment Rates. The Assumed Investment Rate may not be changed after an Income Plan has been selected.


FIXED AMOUNT INCOME PAYMENTS On the Payout Start Date, the portion of the Contract Value you specify, adjusted by any applicable Market Value Adjustment and less applicable taxes, will be applied to the Fixed Amount Income Payments. The Fixed Amount Income Payment is determined by applying the above value to the greater of:

|X| The appropriate income payment factor for the selected Income Plan from the Income Payment Tables shown in the Income Payment Tables section. An explanation of the basis for determining the Income payment factors is described in the Income Payment Tables section.

|X| An income payment factor for the selected Income Plan that we are offering on the Payout Start Date.

Fixed Amount Income Payments are fixed for the duration of the Income Plan.


ANNUITY TRANSFERS After the Payout Start Date, you may make transfers among the Variable Sub-accounts. You may make up to 12 transfers per Contract Year within each Income Plan. No transfers may be made from the Fixed Amount Income Payments nor may transfers be made among Income Plans. Multiple transfers on a single Valuation Date are considered a single transfer.


PAYOUT WITHDRAWAL A Payout Withdrawal is a withdrawal of all or a portion of the allowable Withdrawal Value under an Income Plan. You may withdraw all or a portion of the Withdrawal Value under Income Plan 3 at any time, subject to a Payout Withdrawal Charge, by notice in a form satisfactory to us. For Variable Amount Income Payments, the Withdrawal Value is equal to the present value of the Variable Amount Income Payments being terminated, calculated using a discount rate equal to the Assumed Investment Rate that was used in determining the initial variable payment. For Fixed Amount Income Payments, the Withdrawal Value is equal to the present value of the Fixed Amount Income Payments being terminated, calculated using a discount rate equal to the Applicable Current Interest Rate. For this calculation, the Applicable Current Interest Rate is the rate we are using to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated on the day we receive your written payout withdrawal request.

A Payout Withdrawal must be at least $50. If any Payout Withdrawal reduced the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

You must specify the Income Plan(s) and the Investment Alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately. On the day you withdraw all or a part of your Withdrawal Value, the Withdrawal Value will be reduced by the amount of the Payout Withdrawal. The remaining income payments will be reduced so that the present value of the reduced income payments plus the amount of the Payout Withdrawal will be equivalent to the present value of the income payments just prior to the Payout Withdrawal.


PAYOUT WITHDRAWAL CHARGE For purposes of assessing the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge. Your Payout Withdrawal Charge is shown on the Annuity Data Page.

For each purchase payment withdrawal, the "Payment Year" in the table on the Annuity Data Page is the 365 day period (366 days for a leap year) beginning on the day we apply the purchase payment to your Contract. The Payout Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year in the table on the Annuity Data Page by the amount of each purchase payment withdrawal.


PAYOUT TERMS AND CONDITIONS The income payments are subject to the following terms and conditions:

|X| If the Contract Value is less than $2,000 when it is applied to the Income Plan(s) you choose, or if the Contract Value is not enough to provide an initial payment of at least $20 when it is applied to the Income Plan(s) you choose, we reserve the right to:

|X|  Change the payment frequency to make the payment at least $20; or

|X| Terminate the Contract and pay you the Contract Value less any applicable taxes in a lump sum.

|X| If we do not receive a written selection of an Income Plan from you at least 30 days before the Payout Start Date, the Income Plan will be deemed to be a Life Income with a Guaranteed Payment Period of 120 months.

|X| If you choose an Income Plan which depends on any person's life, we may require:

|X|  Proof of age and sex before income payments begin; and

|X| Proof that the Annuitant or joint Annuitant is still alive before we make each payment.

|X| After the Payout Start Date, a new Income Plan may not be selected nor may amounts be reallocated to a different Income Plan.

|X| After the Payout Start Date, withdrawals cannot be made unless income payments are being made under Income Plan 3. You may terminate income payments and withdraw the Withdrawal Value under Income Plan 3 at any time, subject to Payout withdrawal Charges.

|X| If any Owner dies during the Payout Phase, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary section. Any remaining income payments will be paid to the new Owner as scheduled.



 ----------------------------------------------------------------------------

 INCOME PAYMENT TABLES
 ----------------------------------------------------------------------------

The Income Payment Tables shown below contain monthly income payment factors per $1,000 applied, which were calculated using the Annuity 2000 Mortality Tables and an annualized effective interest rate of 3%. For ages, Guaranteed Payment Periods, combinations of sex, payment frequencies and annualized effective interest rates not shown in these examples, income payment factors will be calculated on a basis consistent with the factors shown. The adjusted age of the Annuitant is used to determine the appropriate monthly income payment factor to apply for the selected Income Plan. The adjusted age is the actual age of the Annuitant(s) on the Payout Start Date, reduced by one year for each six full calendar years between January 1, 2000 and the Payout Start Date.

The Income Payment Tables below will be used to determine the following:

|X| For Variable Amount Income Payments and an Assumed Investment Rate of 3%, the initial monthly income payment for the selected Income Plan. Subsequent monthly income payments will vary as described in the Variable Amount Income Payments section. For Variable Amount Income Payments with an Assumed Investment Rate other than 3%, monthly income payment factors will be calculated on a basis consistent with the factors shown in the Income Payment Tables using an interest rate equal to the Assumed Investment Rate.

|X| For Fixed Amount Income Payments, the minimum guaranteed monthly income payment for the selected Income Plan.

Income Plan 1 - Life Income with Guaranteed Payment Period for 120 Months

===============================================================================================================================
                              Monthly Income Payment for each $1,000 Applied to this Income Plan
-------------------------------------------------------------------------------------------------------------------------------
---------------------- -------------------- -------------------- -------------------- -------------------- --------------------

     Annuitant's                                Annuitant's                               Annuitant's
      Adjusted             Male Female           Adjusted            Male Female           Adjusted            Male Female
         Age                                        Age                                       Age
---------------------- -------------------- -------------------- -------------------- -------------------- --------------------
---------------------- -------------------- -------------------- -------------------- -------------------- --------------------

         35                $3.34 $3.22              49               $3.99 $3.76              63               $5.23 $4.84
         36                 3.38 3.24               50                4.05 3.81               64                5.35 4.95
         37                 3.41 3.27               51                4.11 3.87               65                5.49 5.07
         38                 3.45 3.30               52                4.18 3.93               66                5.62 5.20
         39                 3.49 3.34               53                4.26 3.99               67                5.77 5.33
         40                 3.53 3.37               54                4.33 4.06               68                5.92 5.47
         41                 3.57 3.41               55                4.41 4.13               69                6.07 5.62
         42                 3.62 3.44               56                4.50 4.20               70                  6.23
         43                 3.66 3.48               57                4.58 4.28               71                  5.78
         44                 3.71 3.52               58                4.68 4.36               72                6.39 5.94
         45                 3.76 3.57               59                4.78 4.45               73                6.56 6.11
         46                 3.81 3.61               60                4.88 4.54               74                6.73 6.29
         47                 3.87 3.66               61                4.99 4.63               75                6.90 6.48
         48                 3.93 3.71               62                5.11 4.73                                 7.08 6.67
====================== ==================== ==================== ==================== ==================== ====================

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payment Period for 120 Months

===============================================================================================================================
                              Monthly Income Payment for each $1,000 Applied to this Income Plan
-------------------------------------------------------------------------------------------------------------------------------
------------------ ------------------------------------------------------------------------------------------------------------
      Male                                                           Female
   Annuitant's                                                     Annuitant's
    Adjusted                                                        Adjusted
       Age                                                             Age
------------------ ------------------------------------------------------------------------------------------------------------
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- -----------
                       35          40          45          50          55           60          65          70          75
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- -----------
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- -----------

       35            $3.06       $3.12       $3.17       $3.22        $3.26       $3.28       $3.31       $3.32       $3.33
       40             3.10        3.18        3.26        3.32        3.38         3.43        3.46        3.49        3.51
       45             3.13        3.23        3.33        3.43        3.52         3.59        3.65        3.69        3.72
       50             3.16        3.27        3.40        3.53        3.65         3.76        3.86        3.93        3.98
       55             3.18        3.30        3.45        3.61        3.77         3.94        4.08        4.20        4.29
       60             3.19        3.33        3.49        3.68        3.88         4.10        4.31        4.51        4.66
       65             3.20        3.34        3.52        3.73        3.97         4.24        4.54        4.83        5.08
       70             3.21        3.35        3.54        3.76        4.03         4.36        4.73        5.13        5.52
       75             3.21        3.36        3.55        3.78        4.07         4.44        4.87        5.38        5.92
================== =========== =========== =========== =========== ============ =========== =========== =========== ===========

Income Plan 3 - Guaranteed Payment Period

============================ ===================================================
      Specific Period                 Monthly Income Payment for each
                                     $1,000 Applied to this Income Plan
---------------------------- ---------------------------------------------------
---------------------------- ---------------------------------------------------
         10 Years                                  $9.61
         11 Years                                   8.86
         12 Years                                   8.24
         13 Years                                   7.71
         14 Years                                   7.26
         15 Years                                   6.87
         16 Years                                   6.53
         17 Years                                   6.23
         18 Years                                   5.96
         19 Years                                   5.73
         20 Years                                   5.51
============================ ===================================================



-----------------------------------------------------------------------------

GENERAL PROVISIONS
-----------------------------------------------------------------------------


THE ENTIRE CONTRACT The entire contract consists of this Contract, any written applications, the annuity data page and any Contract endorsements and riders.

All statements made in written applications are representations and not warranties. No statement will be used by us in defense of a claim or to void the Contract unless it is included in a written application. If your Contract is voided, you will receive any purchase payments, less any withdrawals, excluding accrued interest.

Unless otherwise specified, all references in this Contract to days, months, or years shall mean calendar days, months or years.

Only our officers are authorized to change the Contract or waive a right or requirement of the Contract. No other individual is authorized to do this.

We may not modify this Contract without your signed consent, except to make it comply with any changes in the Internal Revenue Code or as required by any other applicable law, or as otherwise permitted by the terms of this Contract.


INCONTESTABILITY Except as provided in the Entire Contract section above, this Contract will be incontestable after it has been in force during your lifetime for a period of two years from the Issue Date.

If your Contract is voided, you will receive any purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation to the date the Contract is voided, plus any purchase payments allocated to the Fixed Account Options, less any withdrawals, excluding accrued interest.

MISSTATEMENT OF AGE OR SEX If any age or sex has been misstated, we will pay the amounts which would have been paid at the correct age and sex.

If we find the misstatement of age or sex after the income payments begin, we will:

|X| Pay all amounts underpaid including interest calculated at an effective annual rate of 6%; or

|X| Stop payments until the total income payments made are equal to the total amounts that would have been made if the correct age and sex had been used.


ANNUAL STATEMENT At least once a year, before the Payout Start Date, we will send you a statement to your last known address we have for you in our records reporting the investments held in the separate account and other contract values. The effective date of the information in the annual statement will not be more than two months before the date of the mailing. We will provide you with Contract Value information at any time upon your request. The information presented will comply with any applicable law.


SETTLEMENTS We must receive due proof of death of the Owner or due proof of death of the Annuitant before the settlement of a death claim.

Any full withdrawal or payment of death proceeds under this Contract will not be less than the minimum benefits required by any statute of the state in which the Contract is delivered.


DEFERMENT OF PAYMENTS We will pay any amounts due from the Variable Account under this Contract within seven days, unless:

|X| The New York Stock Exchange is closed for other than usual weekend or holidays, or trading on such Exchange is restricted;

|X|      An emergency exists as defined by the Securities and Exchange
         Commission; or

|X| The Securities and Exchange Commission permits delay for the protection of contractholders.

We reserve the right to postpone payments or transfers from the Fixed Account Options for up to six months. If we elect to postpone payments or transfers from the Fixed Account Options for 30 days or more, we will pay interest as required by applicable law. Any such interest will be payable from the date the payment or transfer request is received by us to the date the payment or transfer is made.

VAP 0330                                                       LBL L-Share NMVA
Lincoln Benefit
Life Company
A Stock Company

Home Office: 2940 South 84th Street, Lincoln, Nebraska 68506-4142


Flexible Premium Deferred Variable Annuity Contract


This Contract is issued to the Owner in consideration of the initial purchase payments. Lincoln Benefit Life Company ("Lincoln Benefit Life") will pay the benefits of this Contract, subject to its terms and conditions.

Throughout this Contract, "you" and "your" refer to the Owner(s) of this Contract. "We", "us" and "our" refer to Lincoln Benefit Life Company.

Contract Summary
This flexible premium deferred variable annuity provides a cash withdrawal benefit, a death benefit, and a settlement value during the Accumulation Phase, and periodic income payments beginning on the Payout Start Date during the Payout Phase.

The dollar amount of income payments or other values provided by this Contract, when based on the investment experience of the Variable Account, will vary to reflect the performance of the Variable Account.

This Contract does not pay dividends.

The tax status of this Contract as it applies to the Owner should be reviewed each year.

PLEASE READ YOUR CONTRACT CAREFULLY.

This is a legal Contract between the Owner(s) of this Contract and Lincoln Benefit Life Company.

Trial Examination Period
Upon written request, we will provide you with factual information regarding the benefits and provisions contained in this Contract. If you are not satisfied with this Contract for any reason, you may cancel it by written notification within 20 days after you receive it. We will refund purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation through the date of cancellation, plus any purchase payments allocated to the Fixed Account Options, less any withdrawals. (Where required by state law, we will refund purchase payments.) If this Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.













                   Flexible Premium Deferred Variable Annuity


------------------------------------------------------------------------------

TABLE OF CONTENTS
------------------------------------------------------------------------------


ANNUITY DATA PAGE

THE PERSONS INVOLVED

ACCUMULATION PHASE

PAYOUT PHASE

INCOME PAYMENT TABLES

GENERAL PROVISIONS













































-----------------------------------------------------------------------------

THE PERSONS INVOLVED
-----------------------------------------------------------------------------


OWNER The person named at the time of application is the Owner of this Contract unless subsequently changed. As Owner, you will receive any periodic income payments, unless you have directed us to pay them to someone else. This Contract cannot be jointly owned by a non-living person and a living person. If the Owner is a trust, the Owner will be considered a non-living person.

You may exercise all the rights stated in this Contract, subject to the rights of any irrevocable Beneficiary.

You may change the Owner at any time by written request in a form satisfactory to us. Each change is subject to any payments we make or other action we take before we accept it. If we accept a change, the change will take effect on the date you signed the request.

You may not assign any interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract before the Payout Start Date. We are bound by an assignment only if it is signed by you and filed with us. We are not responsible for the validity of an assignment.

If more than one person is designated as Owner:

o Owner as used in this Contract refers to all people named as Owners, unless otherwise indicated;

o    Any request to exercise ownership rights must be signed by all Owners;

o On the death of any person who is an Owner, the surviving person(s) named as Owner(s) will continue as Owner(s), as described in the Death of Owner section; and

o If any Owner is a non-living person, when the Annuitant dies, the Death of Annuitant section will apply.


ANNUITANT The Annuitant is the person named on the Annuity Data Page. The Annuitant must be a living person.

If the Owner is a living person, the Owner may change the Annuitant before the Payout Start Date by written request in a form satisfactory to us. Once we accept a change, it takes effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.


BENEFICIARY The two classes of Beneficiaries are Primary Beneficiaries and Contingent Beneficiaries. Primary Beneficiaries and Contingent Beneficiaries are individually and collectively referred to herein as "Beneficiaries."

The Primary Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Primary Beneficiary is the Beneficiary(ies) who is first entitled to receive benefits under this Contract upon the death of the sole surviving Owner.

The Contingent Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Contingent Beneficiary is entitled to receive benefits under the Contract upon the death of the sole surviving Owner, when all Primary Beneficiary(ies) predecease the sole surviving Owner.

You may change or add Beneficiaries at any time by written request in a form satisfactory to us, unless you have designated an irrevocable Beneficiary. You may restrict income payments to Beneficiaries by written request in a form satisfactory to us. Once we accept a request, the change will take effect on the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

If no named Beneficiary is living when the sole surviving Owner dies, or if a Beneficiary has not been named, the new Beneficiary will be:

              i. Your spouse, or if he or she is no longer living,
              ii. Your surviving children equally, or if you have no surviving children, iii.Your estate.

For the purposes of this Contract, children are natural children and adopted children only.

Unless you have provided written directions to the contrary, in a form satisfactory to us, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Owner, the deceased Beneficiary's entire share will be divided among the remaining Beneficiaries in that class in proportion to the remaining Beneficiaries' original shares.

Survivor Clause
For purposes of this Contract, in determining whether a living person, including an Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person A") has survived another living person, including an Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person B"), Living Person A must survive Living Person B by at least 24 hours. Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.



----------------------------------------------------------------------------

ACCUMULATION PHASE
----------------------------------------------------------------------------


ACCUMULATION PHASE DEFINED The "Accumulation Phase" is the first of the two phases of this Contract. The Accumulation Phase begins on the Issue Date stated on the Annuity Data Page. This phase will continue until the Payout Start Date unless the Contract is terminated before that date.


CONTRACT YEAR A "Contract Year" is the 365 day period (366 days for a leap year) beginning on the Issue Date and on each anniversary of the Issue Date ("Contract Anniversary").


VALUATION DATE AND VALUATION PERIOD A "Valuation Date" is any date Monday through Friday on which the New York Stock Exchange is open for regular trading. A "Valuation Period" is the time interval beginning at the closing of the New York Stock Exchange on a Valuation Date and ending at the closing of the New York Stock Exchange on the following Valuation Date.


PURCHASE PAYMENTS The amount of the Initial Purchase Payment is shown on the Annuity Data Page. You may make subsequent purchase payments during the Accumulation Phase. We reserve the right to impose a minimum amount on each subsequent purchase payment. This minimum amount will not exceed $1,000. We also reserve the right to limit the cumulative purchase payments to a maximum amount of $1,000,000. We may limit your ability to make subsequent purchase payments in order to comply with the laws of the state where this Contract is delivered.

We will invest the purchase payments in the Investment Alternatives you select. You may allocate any portion of your purchase payment in whole percents from 0% to 100% or in exact dollar amounts to any of the Investment Alternatives. The total allocation of your purchase payment to the Investment Alternatives you select must equal 100%.

The allocation of the Initial Purchase Payment is shown on the Annuity Data Page. Allocation of each subsequent purchase payment will be the same as the allocation for the most recent purchase payment unless you change the allocation. You may change the allocation of subsequent purchase payments at any time, without charge, by notice in a form satisfactory to us. Any change will take effect as of the day we receive the notice. However, if we receive the notice on a day other than a Valuation Date, then the reallocation will take effect at the close of the next Valuation Date.

If the Trial Examination Period provision requires us to refund purchase payments, then during the Trial Examination Period, we reserve the right to invest the purchase payments you allocate to the Variable Account to the money market Variable Sub-account available under this Contract. We will notify you if we do so. At the end of the Trial Examination Period, the amount in the money market Variable Sub-account will be allocated to the Variable Sub-accounts as originally designated by you. This allocation will not be considered a transfer.


INVESTMENT ALTERNATIVES Investment Alternatives are the Sub-accounts of the Variable Account and the Fixed Account Options under this Contract.

We reserve the right in our sole discretion to:

|X|      Make additional Investment Alternatives available;

|X| Modify, substitute or eliminate any current or future Investment Alternatives we make available; and,

|X| Establish and modify the terms and conditions for making purchase payments to, withdrawals from, and transfers to or from any of the Investment Alternatives we make available.

Without limiting the foregoing, we reserve the right to impose limitations and requirements on the Variable Sub-accounts and/or Fixed Account Options in which you may invest. These limitations and requirements may include, but are not limited to:

|X|      Maximum investments limits;

|X|      Exclusion of certain accounts or Sub-accounts;

|X|      Term length requirements for Fixed Account Options;

|X|      Required minimum allocations; and/or,

|X|      The required use of automatic portfolio rebalancing.

A current explanation and list of investment limitations and requirements is set forth in the prospectus that pertains to your Contract.


VARIABLE ACCOUNT The "Variable Account" for this Contract is shown on the Annuity Data Page. This account is a separate investment account to which we allocate assets contributed under this and certain other contracts. The income, gain and losses, realized or unrealized, from assets allocated to the Variable Account are credited to or charged against the Account without regard to our other income, gains or losses.

If we deem it to be in the best interest of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940, as amended, or it may be deregistered under such Act in the event such registration is no longer required.


VARIABLE SUB-ACCOUNTS The Variable Account is divided into Sub-accounts. Each Sub-account represents an investment in the shares of the mutual fund underlying that Sub-account. We may offer additional Sub-accounts of the Variable Account at our discretion. We reserve the right to limit the number of Sub-accounts of the Variable Account that may be invested in at any one time.

We reserve the right, subject to applicable law, to make additions to, deletions from, or substitutions for the shares of the underlying mutual fund of the Sub-accounts of the Variable Account. We will not substitute any shares attributable to your interest in a Sub-account of the Variable Account without notice to you and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940, as amended.

We reserve the right to establish additional Sub-accounts of the Variable Account, each of which would invest in shares of a mutual fund. You may then instruct us to allocate purchase payments or transfers to such Sub-accounts, subject to any terms set by us or the mutual fund. We reserve the right to limit the availability of Sub-accounts and/or funds for this Contract.

In the event of any such substitution or change, we may, by endorsement, make such changes as may be necessary or appropriate to reflect such substitution or change.


FIXED ACCOUNT OPTIONS The Fixed Account Options under this Contract are the Dollar Cost Averaging Fixed Account Option and the Standard Fixed Account Option.


DOLLAR COST AVERAGING FIXED ACCOUNT OPTION The Dollar Cost Averaging Fixed Account is divided into individual Transfer Period Accounts. A new Transfer Period Account is established each time you allocate a purchase payment to the Dollar Cost Averaging Fixed Account and you choose the term length of the new Transfer Period Account. Purchase payments may not be allocated to any existing Transfer Period Account. No amount may be transferred into the Dollar Cost Averaging Fixed Account. Each purchase payment allocated to a Transfer Period Account must be at least $500. We may offer term lengths from which you may select for your Transfer Period Account(s), which may range from three to eighteen months; however, we may add to, modify or eliminate the term lengths we offer at our discretion.

Amounts in a Transfer Period Account will earn interest at the rate declared for the Transfer Period Account at the time it is established. This interest rate will be in effect for the term of the Transfer Period Account. Each purchase payment and all associated interest in a Transfer Period Account must be transferred to the other Investment Alternatives according to your allocation instructions in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the Investment Alternatives available for transfers from any Transfer Period Account. We may offer weekly, quarterly, semi-annual, or other installment transfer period alternatives, at our discretion. For each purchase payment, the first transfer from a Transfer Period Account will begin on the 25th day after we have received the purchase payment. If we do not receive an allocation instruction from you when payment is received by us, the purchase payment and all associated interest will be transferred to the money market Variable Sub-account in equal installments until we have received a different allocation instruction.

At the expiration of a Transfer Period Account, any residual amount will be automatically transferred to the money market Variable Sub-account. If you discontinue the Dollar Cost Averaging Options before the expiration of a Transfer Period Account, the remaining balance will be transferred on the day we receive notification to the money market Variable Sub-account unless you request a different Investment Alternative. However, if we receive your notice of discontinuation on a day other than a Valuation Date, then the transfer will occur at the close of the next Valuation Date.


GUARANTEE PERIOD ACCOUNT The Standard Fixed Account is divided into individual Guarantee Period Accounts. A new Guarantee Period Account is established each time you:

     o Allocate purchase payments to the Standard Fixed Account and you choose the term length of the new Guarantee Period Account; or

     o You elect or are deemed to have elected to transfer the Guarantee Period Account Value of an expiring Guarantee Period Account to establish a new Account.

You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer into a Guarantee Period Account must be at least $500. We may offer term lengths you may choose for your Guarantee Period Accounts from one to ten years.

We may add to, modify or eliminate the term lengths we offer at our discretion.

You must choose the term length for a new Guarantee Period Account from the term lengths we offer for the Standard Fixed Account at the time you create the new Guarantee Period Account. If you allocate a purchase payment or transfer to the Standard Fixed Account, but you do not select a term length for the new Guarantee Period Account, we will allocate the purchase payment or the transfer to a new Guarantee Period Account with the same term length as your most recent purchase payment or the transfer to the same Fixed Account Option. If we no longer offer that term length, then we will allocate the purchase payment or the transfer to a new Guarantee Period Account with the next shortest term currently offered for that Fixed Account Option. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment or the transfer to a new Guarantee Period Account of the shortest term we are offering at that time.


STANDARD FIXED ACCOUNT OPTION The following provisions apply to Guarantee Period Accounts of the Standard Fixed Account Option. Amounts in a Guarantee Period Account will earn interest at the rate declared for the term length at the time it is established. This interest rate will be in effect for the term of the Guarantee Period Account. Upon the expiration of the term of a Guarantee Period Account, we will declare a renewal interest rate, which will remain in effect for one year. Subsequent renewal dates will be on the anniversaries of the first renewal date.

The total amount of transfers and withdrawals from any individual Guarantee Period Account during a Contract Year cannot exceed 30% of the amount used to establish that Guarantee Period Account. Any portion of the total allowable transfer and withdrawal amount that is not transferred or withdrawn in a Contract Year will not increase the allowable transfer and withdrawal amount for any subsequent Contract Year. This limit will be waived if you elect to withdraw your entire Contract Value.

Prior to the renewal date of each Guarantee Period Account we will mail you a renewal notice outlining the options available to you. During the 30 day period after the renewal date, the 30% limit described above will be waived and you may transfer or withdraw all or a portion of the amount in the renewing Guarantee Period Account. If you make a withdrawal, a Withdrawal Charge and any applicable taxes may apply.

If we receive notification of your election to make a transfer or withdrawal from a renewing Guarantee Period Account on or before the renewal date, the transfer or withdrawal will be deemed to have occurred on the renewal date.

If we receive notification or your election to make a transfer or withdrawal from the renewing Guarantee Period Account after the renewal date, but before expiration of the 30 day period, (i) the transfer or withdrawal will be deemed to have occurred on the day we receive such notice, and (ii) the amount transferred or withdrawn will earn interest for the period beginning on the renewal date and ending on the day we receive notification of your election at the renewal interest rate declared. However, if we receive notice of your election to make a transfer or withdrawal on a day other than a Valuation Date, then the transfer or withdrawal will be deemed to have occurred at the close of the new Valuation Date, and interest will be credited accordingly.

Any remaining balance not withdrawn or transferred from the renewing Guarantee Period Account will continue to earn interest until the next renewal date at the renewal interest rate declared. If we do not receive notification from you within the 30 day period, you will be deemed to have elected to renew the Guarantee Period Account and the amount in the renewing Guarantee Period Account will continue to earn interest at the renewal interest rate declared until the next renewal date, and will be subject to all restrictions of the Standard Fixed Account.


CREDITING INTEREST Interest to the Fixed Account Options will be credited daily at a rate which compounds over one year to the annualized effective interest rate we declared when the money was allocated. We will credit interest to amounts of the Initial Purchase Payment allocated to the Fixed Account Options from the Issue Date at the annualized effective interest rate for the Initial Purchase Payment shown on the Annuity Data Page. We will credit interest to amounts of subsequent purchase payments allocated to the Fixed Account Options from the day we receive them at the annualized effective interest rate declared by us at that time. The minimum guaranteed annualized effective rates of interest that we will declare for the Fixed Account Options are shown under the Minimum Guaranteed Annualized Effective Rate on the Annuity Data Page.


TRANSFERS Prior to the Payout Start Date, you may transfer amounts among the Investment Alternatives. You may make 12 transfers per Contract Year without charge. Each transfer after the 12th in any Contract Year may be assessed a transfer fee of up to 2.0% of the amount transferred. Any transfers made from the Dollar Cost Averaging Fixed Account do not count as one of the free transfers allowed each Contract Year; and are not assessed a transfer fee. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee.

Transfers to and from the Fixed Account Options are subject to the restrictions described in the Dollar Cost Averaging Fixed Account Options and Standard Fixed Account Option sections of this Contract.

We reserve the right to limit the number of transfers among the Variable Sub-Accounts in any Contract Year or to refuse any transfer request submitted by or on behalf of an Owner or certain Owners if, in our sole discretion:

|X| We believe that excessive trading by such Owner or Owners or a specific transfer request or group of transfer requests may have a detrimental effect on Unit values or the share price of the underlying mutual funds or would be to the disadvantage of other contract owners; or

|X| We are informed by one or more of the underlying mutual funds that the purchase of shares is to be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on share prices of affected underlying mutual funds.

Such restrictions may be applied in any manner which is reasonably designed to prevent any use of the transfer right which is considered by us in our sole discretion to be to the disadvantage of the other contract owners.

We reserve the right to assess short-term trading fees in connection with transfers from Variable Sub-accounts that occur within a certain number days following the date of allocation to the Variable Sub-accounts. Such fees may vary by Sub-account, but will only apply to those Sub-accounts corresponding to underlying mutual funds that assess such fees.

We reserve the right to waive the transfer fees and restrictions contained in this Contract.


CONTRACT VALUE Your "Contract Value" is equal to the sum of:

|X| The number of Accumulation Units you hold in each Sub-account of the Variable Account multiplied by the Accumulation Unit Value for that Sub-account on the most recent Valuation Date; plus

|X|      The total value you have in the Fixed Account Options.


ACCUMULATION UNITS AND ACCUMULATION UNIT VALUE Amounts you allocated to a Sub-account of the Variable Account are used to purchase Accumulation Units in that Sub-account. The number of Accumulation Units purchased on a given Valuation Date will depend on the Accumulation Unit Value of the Sub-account on that Valuation Date. All values at the end of any subsequent valuation period are calculated by multiplying the Accumulation Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net investment Factor for the Valuation Period. The Accumulation Unit Values may increase or decrease.

Accumulation Unit Values for each Sub-account of the Variable Account are determined only on Valuation Dates. The Accumulation Unit Value for each Sub-account will vary with the price per share of the underlying mutual fund of the Sub-account, and in accordance with the Mortality and Expense Risk Charge, Administrative Expense Charge and any applicable taxes.

Additions or transfers to a Sub-account of the Variable Account will increase the number of Accumulation Units for that Sub-account. Withdrawals or transfers from a Sub-account of the Variable Account, Contract Maintenance Charges and any applicable annual fees will decrease the number of Accumulation Units for that Sub-account.


NET INVESTMENT FACTOR For each Variable Sub-account, the "Net Investment Factor" for a Valuation Period is equal to:

|X|      The sum of:

|X| The net asset value per share of the underlying mutual fund of the Sub-account determined at the end of the current Valuation Period; plus

|X| The per share amount of any dividend or capital gain distributions made by the underlying mutual fund of the Sub-account during the current Valuation Period.

|X| Divided by the net asset value per share of the underlying mutual fund of the Sub-account determines as of the end of the immediately preceding Valuation Period.

|X| The result is reduced by the Mortality and Expense Risk Charge and the Administrative Expense Charge corresponding to the portion of the 365 day year (366 days for a leap year) that is in the current Valuation Period.

The Net Investment Factor may be greater than, less than or equal to one; therefore, the value of an Accumulation Unit may increase, decrease, or remain the same.


CHARGES The charges for this Contract include Administrative Expense Charges, Mortality and Expense Risk Charges, Contract Maintenance Charges, transfer fees, and any applicable annual fees or taxes. If withdrawals are made, the Contract may be subject to Withdrawal Charges.


ADMINISTRATIVE EXPENSE CHARGE Your Administrative Expense Charge is shown on the Annuity Data Page. (See the Accumulation Units and Accumulation Unit Value sections and the Net Investment Factor section for a description of how this charge is applied.)


MORTALITY AND EXPENSE RISK CHARGE Your Mortality and Expense Risk Charge is shown on the Annuity Data Page. (See the Accumulation Units and Accumulation Unit Value section and the Net Investment Factor section for a description of how this charge is applied.)


CONTRACT MAINTENANCE CHARGE On or prior to the Payout Start Date, a Contract Maintenance Charge may be deducted from your Contract Value on each Contract Anniversary. The charge is deducted only from the Sub-accounts of the Variable Account. The charge will be deducted from the Sub-accounts of the Variable Account in the proportion that your value in each bears to your total value in all Sub-accounts of the Variable Account. A full Contract Maintenance Charge will be deducted if the Contract is terminated on any date other than on the Contract Anniversary. The Contract Maintenance Charge will never be greater than $40 per Contract Year. The Contract Maintenance Charge will be reduced to $30 if the Contract Value is greater than or equal to $2,000. If the Contract is terminated, or upon your Contract Anniversary, the Contract Maintenance Charge will be waived if the total contract Value is $50,000 or if all your Contract Value is allocated to the Fixed Account Option.


WITHDRAWAL You have the right, subject to the restrictions and charges described in this Contract, to withdraw part or all of your Contract Value at any time during the Accumulation Phase. A withdrawal must be at least $50. If any withdrawal reduces the Contract Value to less than $1,000, we may treat the request as a withdrawal of the entire Contract Value. If you withdraw the entire Contract Value, this Contract will terminate.

You must specify the Investment Alternative(s) from which you wish to make a withdrawal. Withdrawals are subject to adjustments for applicable Withdrawal Charges and taxes. When you make a withdrawal, you must specify whether you choose to make a Gross Withdrawal or a Net Withdrawal. Under a Gross Withdrawal, the adjustments are made to the amount of your withdrawal request ("Withdrawal Request Amount"). Under a Net Withdrawal, you receive the full Withdrawal Request Amount; however, the adjustments are made to the Investment Alternative(s) from which you wish to make the withdrawal based upon an adjusted Withdrawal Request Amount ("Adjusted Withdrawal Request Amount") that, after adjustments, results in the full Withdrawal Request Amount. If you do not specify which of these options you choose, your withdrawal will be deemed to be a Net Withdrawal.

Withdrawals from the Standard Fixed Account are subject to the restrictions described in the Standard Fixed Account Option section.


FREE WITHDRAWAL AMOUNT The Free Withdrawal Amount available in a Contract Year is equal to 15% of the purchase payments that are subject to a Withdrawal Charge as of the beginning of the Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. Purchase payments that are no longer subject to a Withdrawal Charge will not be used to determine the Free Withdrawal Amount for a Contract Year, nor will they be assessed a Withdrawal Charge, if withdrawn.

During each Contract Year you may withdraw the Free Withdrawal Amount without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to any applicable taxes. If you do not withdraw the entire Free Withdrawal Amount during a Contract Year, any remainder is not carried forward to increase the Free Withdrawal Amount in a subsequent Contract Year. The Free Withdrawal Amount is only available during the Accumulation Phase of the Contract.

The Free Withdrawal Amount will be reduced by the Withdrawal Request Amount for each Gross Withdrawal; and by the Adjusted Withdrawal Request Amount for each Net Withdrawal.


WITHDRAWAL CHARGE A Withdrawal Charge may be assessed on certain withdrawals. For purposes of assessing the Withdrawal Charge, we assume that the purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Withdrawal Charge. Your Withdrawal Charge is shown on the Annuity Data Page.

For each purchase payment withdrawal, the "Payment Year" in the table on the Annuity Data Page is the 365 day year (366 days for a leap year) beginning on the day we apply your purchase payment to your Contract. The Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year in the table on the Annuity Data Page and the amount of each purchase payment withdrawal that is in excess of the Free Withdrawal Amount.

Any Withdrawal Charge will be waived on withdrawals taken to satisfy IRS minimum distribution rules; but only to the extent the Free Withdrawal Amount of your Contract available in a Contract Year has been depleted. Withdrawals taken from any Guarantee Period Account of the Standard Fixed Account to satisfy IRS minimum distribution rules will count towards the 30% limit for transfers and withdrawals, as described in the Standard Fixed Account Option section. The waiver of Withdrawal Charges under this section is permitted only for withdrawals that satisfy required distributions resulting solely from this Contract.


TAXES Any premium tax and any other applicable taxes relating to this Contract may be deducted from purchase payments or the Contract Value when the tax is incurred or at a later time.


DEATH OF OWNER If you die prior the Payout Start Date, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary section.

If there is more than one new Owner taking a share of the Death Proceeds, described in the Death Proceeds section, each new Owner will be treated as a separate and independent Owner of his or her respective share of the Death Proceeds. Each new Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below for his or her respective share. Each new Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original new Owner.

The Options available to the new Owner will be determined by the applicable following Category in which the new Owner is defined. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.

     Category 1. If your spouse is the sole new Owner of the entire Contract, your spouse must choose from Options A, B or C, described below. If your spouse does not choose one of these options, Option D will apply unless the Contract has previously been continued under Option D, in which case, Option C will apply.

     Category 2. If the new Owner is a living person who is not your spouse, or if there are multiple living new Owners, the new Owner(s) must (each) choose from Options A, B or C, as described below. If a new Owner does not choose one of these Options, Option C will apply for such new Owner.

     Category 3. If the new Owner is a corporation, trust, or other non-living person, the new Owner must choose between Options A or C, described below. If the new Owner does not choose either of these Options, Option C will apply.

The following Death of Owner Options are available, as applicable:

     Option A. The new Owner may elect to receive the Death Proceeds in a lump sum.

     Option B. The new Owner may elect to receive the Death Proceeds paid out under one of the Income Plans described in the Payout Phase section, subject to the following conditions:

     Income payments must begin within one year of your date of death. Income payments must be payable:

     i.   Over the life of the new Owner; or

     ii. For a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the new Owner; or

     iii. Over the life of the new Owner with a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the new Owner.

     Option C. The new Owner may elect to receive the Contract Value payable within 5 years of your date of death. Under this option, the excess, if any, of the Death Proceeds over the Contract Value, as of the date that we determine the value of the Death Proceeds, will be added to the Contract Value. Unless otherwise instructed by the new Owner, this excess will be allocated to the money market Variable Sub-account. During the 5 year period that follows your date of death, the new Owner may exercise all rights as set forth in the transfer provision. Withdrawal Charges will be waived for any withdrawals made during the 5 year period.

     Option D. The new Owner may elect to continue the Contract in the Accumulation Phase. If the Owner was also the Annuitant, then the new Owner will be the new Annuitant unless he or she names a new Annuitant as described in the Death of Annuitant section. Only one Contract continuation is allowed under this Contract.

     Under this Option the following conditions apply:

     |X| The excess, if any, of the Death Proceeds over the Contract Value, as of the date that we determine the Death Proceeds, will be added to the Contract Value.

     |X| Unless otherwise instructed by the new Owner, this excess will be allocated to the Variable Sub-accounts in proportion to the percentages of your Contract Value in those Sub-accounts as of the date that we determine the Death Proceeds, except that any portion of this excess that is attributable to the Fixed Account Options will be allocated to the money market Variable Sub-account.

     |X| Within 30 days after the date we determine the death proceeds, the new Owner may make a one time transfer of all or a portion of the Death Proceeds into any combination of Variable Sub-accounts or the Standard Fixed Account without incurring a transfer fee. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.

     |X| The new Owner may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge.

All ownership rights subject to the conditions stated in this section are available to the new Owner from the date of your death until the date on which the Death Proceeds are paid.

No additional purchase payments may be added to the Contract after we have received the first complete request for settlement of the Death Proceeds, except under Option D.

We reserve the right to offer additional Death of Owner Options.

If the Owner Dies after the Payout Start Date, refer to the Payout Phase section of this Contract.


DEATH OF ANNUITANT If the Annuitant who is also the Owner dies before the Payout Start Date, the Death of Owner section above applies. If the Annuitant who is not also the Owner dies before the Payout Start Date, the Options available to the Owner will be determined by the applicable following Category in which the Owner is defined.

     Category 1. If the Owner is a living person, the Contract will continue in the Accumulation Phase with a new Annuitant. The Contract Value will not be increased by any excess of the Death Proceeds over the Contract Value as of the date that we determine the value of the Death Proceeds.

     The new Annuitant will be:

     o A person you name by written request, subject to the conditions described in the Annuitant section of this Contract; otherwise,

     o    The youngest Owner; otherwise,

     o    The youngest Beneficiary.

     Category 2. If the Owner is a corporation, trust, or other non-living person, the Owner must choose between the following two options:

          Option A. The Owner may elect to receive the Death proceeds in a lump sum.

          Option B. The Owner may elect to receive the Contract Value payable within 5 years of the Annuitant's date of death. Under this Option, the excess, if any, of the Death Proceeds over the Contract Value, as of the date that we determine the value of the Death Proceeds, will be added to the Contract Value. Unless otherwise instructed by the Owner, this excess will be allocated to the money market Variable Sub-account. During the 5 year period that follows the Annuitant's date of death, the Owner may exercise all rights as set forth in the Transfers section. Withdrawal Charges will be waived for any withdrawals made during this 5 year period

          No additional purchase payments may be added to the Contract under this section. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

          If the owner does not select either Option A or B, Option B will apply.

All ownership rights, subject to the conditions stated in this section, are available to the Owner from the date of the Annuitant's death until the date on which the Death Proceeds are paid.

We reserve the right to offer additional Death of Annuitant Options.

If the Annuitant dies after the Payout Start Date, refer to the Payout Phase section of this Contract.


DEATH PROCEEDS Before the Payout Start Date, if we receive a complete request for settlement of the Death Proceeds within 180 days of the date of the Owner or Annuitant's death, the Death Proceeds are equal to the Death Benefit described below. Otherwise, the Death proceeds are equal to the greater of the Contract Value or the Settlement Value.

The value of the Death Proceeds is set as of the end of the Valuation Period during which we receive the first complete request for settlement of the Death Proceeds. A complete request includes due proof of death. The value of the Death Proceeds for each individual new Owner is subject to investment gain or loss from the date we receive the first complete request for settlement through the date a complete request for settlement is received from each individual new Owner.

We reserve the right to extend, on a non-discriminatory basis, the 180 day period in which the Death Proceeds will equal the Death Benefit. This right will only apply for purposes of determining the amount payable as Death Proceeds and in no way restricts when a claim may be filed.


Death Benefit Prior to the Payout Start Date, the Death Benefit is equal to the greatest of:

|X| The sum of all purchase payments reduced by a withdrawal adjustment for each withdrawal, as described below; or

|X|  The Contract Value as of the date we determine the Death Proceeds; or

|X|  The Settlement Value as of the date we determine the Death Proceeds.

A withdrawal adjustment is equal to (a) divided by (b) and the result is multiplied by (c) where:

(a) is the withdrawal amount.
(b) is the Contract Value immediately prior to the withdrawal.
(c) is the sum of all purchase payments immediately prior to the withdrawal, less any prior withdrawal adjustments.

The total Death Benefit may not exceed the Contract Value plus $1,000,000.


Settlement Value The Settlement Value is the amount that would be paid in the event of a full withdrawal of the Contract Value.



 -----------------------------------------------------------------------------

 PAYOUT PHASE
 -----------------------------------------------------------------------------


PAYOUT PHASE The "Payout Phase" is the second of the two phases of this Contract. The Payout Phase begins on the Payout Start Date. It continues until we make the last payment as provided by the Income Plan(s) chosen.


PAYOUT START DATE The "Payout Start Date" is the date the Contract Value less any applicable taxes is applied to an Income Plan. The anticipated Payout Start Date is shown on the Annuity Data Page. You may change the Payout Start Date by writing to us at least 30 days before the new Payout Start Date.

The Payout Start Date must be at least 30 days after the Issue Date, and occur on or before the later of:

|X|      The Annuitant's 99th birthday; or

|X|      The 10th Contract Anniversary.


INCOME PLANS An "Income Plan" is a series of payments made on a scheduled basis to you or to another person designated by you. You may choose more than one Income Plan. If you choose more than one Income Plan, you must specify what proportions of your Contract Value less any applicable taxes should be allocated to each Income Plan. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated proportionately to each Income Plan chosen based on the proportion of your Contract Value applied to each Income Plan. We reserve the right to limit the number of Income Plans that you may select. The "Guaranteed Payment Period" is the period of time over which income payments are guaranteed to be made. The Contract Value on the Payout Start Date less any applicable taxes, will be applied to your Income Plan choice from the following list.

Income Plan 1 - Life Income with Guaranteed Payment Period. We will make payments for as long as the Annuitant lives, or until the end of the Guaranteed Payment Period, if longer. The Guaranteed Payment Period may be 0 months, or range from 60 to 360 months. If the Annuitant is age 90 or older on the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payment Period. We will make payments for as long as either the Annuitant or joint Annuitant, named at the time of Income Plan selection, lives, or until the end of the Guaranteed Payment Period, if longer. The Guaranteed Payment Period may be 0 months, or range from 60 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older on the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 3 - Guaranteed Payment Period. We will make payments for a Guaranteed Payment Period. These payments do not depend on the Annuitant's life. The minimum Guaranteed Payment Period is 60 months (120 months if the Payout Start Date occurs before the third Contract Anniversary). The maximum Guaranteed Payment Period is 360 months or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the Guaranteed Payment Period exceed 600 months. Income Plan 3 offers a withdrawal option as described in the Payout Withdrawal section. Income payments under Income Plan 3 are subject to the following:

|X| You may request to change the length of the Guaranteed Payment Period and the frequency of payments. You may make this change no more than once each Contract Year. We reserve the right to limit the availability of such changes or to change the frequency of allowable changes without prior notice. If you elect to change the length of the Guaranteed Payment Period, the new payment period must be within the original maximum and minimum payment period you would have been permitted to select on the Payout Start Date; however the maximum payment period available to you will be shortened by the period elapsed since the original payment period began.

|X| If you change the length of your Guaranteed Payment Period, we will compute the present value of all remaining payments, using the same assumptions we would use if you were terminating the guaranteed payment plan, as described in the Payout Withdrawal section. We will then adjust the remaining income payments to equal what the computed present value would support based on those same assumptions and based in the revised Guaranteed Payment Period.

|X| Changes to either the frequency of payments or length of a Guaranteed Payment Period will result in a change to the payment amount and may change the amount of each payment that is taxable to you.

|X| Change in the frequency of payments or length of a Guaranteed Payment Period takes effect on the next payment date after we accept the requested change.

We reserve the right to make available other Income Plans.


INCOME PAYMENTS For each Income Plan selected, payment amounts may vary with the performance of the chosen Variable Sub-accounts and/or may be fixed for the duration of the Income Plan. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to the Variable Amount Income Payments and the portion to be applied to Fixed Amount Income Payments. For the portion of your Contract Value to be applied to Variable Amount Payments, you must specify the Variable Sub-accounts on which to base the Variable Amount Income Payments as well as the allocation among those Variable Sub-accounts. If you do not choose how the Contract Value is to be applied, then the portion of the Contract Value in the Variable Sub-account allocations on the Payout Start Date will be applied to Variable Amount Income Payments, according to the Variable Sub-account allocations as of the Payout Start Date, and the remainder of the Contract Value will be applied to Fixed Amount Income Payments. The method of calculating the initial payment is different for Variable Amount Income Payments and Fixed Amount Income Payments.


VARIABLE AMOUNT INCOME PAYMENTS On the Payout Start Date, the portion of the Contract Value you specify to be applied to Variable Amount Income Payments less any applicable taxes, is applied to the appropriate income payment factor for the selected Income Plan to determine the Initial Variable Amount Income Value. An explanation of the basis for determining income payment factors is described in the Income Payment Tables section.

The Initial Variable Amount Income Value will be allocated among the Variable Sub-accounts you have chosen in the proportions you specified, as described above in the Income Payments section. The portion of the Initial Variable Amount Income Value allocated to a particular Variable Sub-account is divided by the Annuity Unit Value for that Variable Sub-account on the Payout Start Date. This determines the number of Annuity Units from that Sub-account which will be used to determine your Variable Amount Income Payments. Variable Amount Income Payments, which include your first Variable Amount Income Payment, will vary depending on changes in the Annuity Unit Values for the Sub-accounts upon which the income payments are based. Unless Annuity Transfers are made between Sub-accounts, each income payment from that Sub-account will be that number of Annuity Units multiplied by the Annuity Unit Value for the Sub-account for the Valuation Date on which the income payment is made.


ANNUITY UNIT VALUE The Annuity Unit Value for each Sub-account of the Variable Account at the end of the Valuation Period coinciding with the Payout Start Date is the number used to determine the number of Annuity Units.

Annuity Unit Values at the end of subsequent Valuation Periods are calculated by:

|X| Multiplying the Annuity Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor during the period; and then

|X| Dividing the result by 1,000 plus the Assumed Investment Rate for the period.


ASSUMED INVESTMENT RATE The Assumed Investment Rate is an effective annual rate of 3%. We reserve the right to offer other Assumed Investment Rates. The Assumed Investment Rate may not be changed after an Income Plan has been selected.


FIXED AMOUNT INCOME PAYMENTS On the Payout Start Date, the portion of the Contract Value you specify, less applicable taxes, will be applied to the Fixed Amount Income Payments. The Fixed Amount Income Payment is determined by applying the above value to the greater of:

|X| The appropriate income payment factor for the selected Income Plan from the Income Payment Tables shown in the Income Payment Tables section. An explanation of the basis for determining the Income payment factors is described in the Income Payment Tables section.

|X| An income payment factor for the selected Income Plan that we are offering on the Payout Start Date.

Fixed Amount Income Payments are fixed for the duration of the Income Plan.


ANNUITY TRANSFERS After the Payout Start Date, you may make transfers among the Variable Sub-accounts. You may make up to 12 transfers per Contract Year within each Income Plan. No transfers may be made from the Fixed Amount Income Payments nor may transfers be made among Income Plans. Multiple transfers on a single Valuation Date are considered a single transfer.


PAYOUT WITHDRAWAL A Payout Withdrawal is a withdrawal of all or a portion of the allowable Withdrawal Value under an Income Plan. You may withdraw all or a portion of the Withdrawal Value under Income Plan 3 at any time, subject to a Payout Withdrawal Charge, by notice in a form satisfactory to us. For Variable Amount Income Payments, the Withdrawal Value is equal to the present value of the Variable Amount Income Payments being terminated, calculated using a discount rate equal to the Assumed Investment Rate that was used in determining the initial variable payment. For Fixed Amount Income Payments, the Withdrawal Value is equal to the present value of the Fixed Amount Income Payments being terminated, calculated using a discount rate equal to the Applicable Current Interest Rate. For this calculation, the Applicable Current Interest Rate is the rate we are using to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated on the day we receive your written payout withdrawal request.

A Payout Withdrawal must be at least $50. If any Payout Withdrawal reduced the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

You must specify the Income Plan(s) and the Investment Alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately. On the day you withdraw all or a part of your Withdrawal Value, the Withdrawal Value will be reduced by the amount of the Payout Withdrawal. The remaining income payments will be reduced so that the present value of the reduced income payments plus the amount of the Payout Withdrawal will be equivalent to the present value of the income payments just prior to the Payout Withdrawal.


Payout Withdrawal Charge For purposes of assessing the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge. Your Payout Withdrawal Charge is shown on the Annuity Data Page.

For each purchase payment withdrawal, the "Payment Year" in the table on the Annuity Data Page is the 365 day period (366 days for a leap year) beginning on the day we apply the purchase payment to your Contract. The Payout Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year in the table on the Annuity Data Page by the amount of each purchase payment withdrawal.


PAYOUT TERMS AND CONDITIONS The income payments are subject to the following terms and conditions:

|X| If the Contract Value is less than $2,000 when it is applied to the Income Plan(s) you choose, or if the Contract Value is not enough to provide an initial payment of at least $20 when it is applied to the Income Plan(s) you choose, we reserve the right to:

|X|  Change the payment frequency to make the payment at least $20; or

|X| Terminate the Contract and pay you the Contract Value less any applicable taxes in a lump sum.

|X| If we do not receive a written selection of an Income Plan from you at least 30 days before the Payout Start Date, the Income Plan will be deemed to be a Life Income with a Guaranteed Payment Period of 120 months.

|X| If you choose an Income Plan which depends on any person's life, we may require:

|X|  Proof of age and sex before income payments begin; and

|X| Proof that the Annuitant or joint Annuitant is still alive before we make each payment.

|X| After the Payout Start Date, a new Income Plan may not be selected nor may amounts be reallocated to a different Income Plan.

|X| After the Payout Start Date, withdrawals cannot be made unless income payments are being made under Income Plan 3. You may terminate income payments and withdraw the Withdrawal Value under Income Plan 3 at any time, subject to Payout withdrawal Charges.

|X| If any Owner dies during the Payout Phase, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary section. Any remaining income payments will be paid to the new Owner as scheduled.



 -----------------------------------------------------------------------------

 INCOME PAYMENT TABLES
 -----------------------------------------------------------------------------

The Income Payment Tables shown below contain monthly income payment factors per $1,000 applied, which were calculated using the Annuity 2000 Mortality Tables and an annualized effective interest rate of 3%. For ages, Guaranteed Payment Periods, combinations of sex, payment frequencies and annualized effective interest rates not shown in these examples, income payment factors will be calculated on a basis consistent with the factors shown. The adjusted age of the Annuitant is used to determine the appropriate monthly income payment factor to apply for the selected Income Plan. The adjusted age is the actual age of the Annuitant(s) on the Payout Start Date, reduced by one year for each six full calendar years between January 1, 2000 and the Payout Start Date.

The Income Payment Tables below will be used to determine the following:

|X| For Variable Amount Income Payments and an Assumed Investment Rate of 3%, the initial monthly income payment for the selected Income Plan. Subsequent monthly income payments will vary as described in the Variable Amount Income Payments section. For Variable Amount Income Payments with an Assumed Investment Rate other than 3%, monthly income payment factors will be calculated on a basis consistent with the factors shown in the Income Payment Tables using an interest rate equal to the Assumed Investment Rate.

|X| For Fixed Amount Income Payments, the minimum guaranteed monthly income payment for the selected Income Plan.

Income Plan 1 - Life Income with Guaranteed Payment Period for 120 Months

===============================================================================================================================
                              Monthly Income Payment for each $1,000 Applied to this Income Plan
-------------------------------------------------------------------------------------------------------------------------------
---------------------- -------------------- -------------------- -------------------- -------------------- --------------------

     Annuitant's                                Annuitant's                               Annuitant's
      Adjusted             Male Female           Adjusted            Male Female           Adjusted            Male Female
         Age                                        Age                                       Age
---------------------- -------------------- -------------------- -------------------- -------------------- --------------------
---------------------- -------------------- -------------------- -------------------- -------------------- --------------------

         35                $3.34 $3.22              49               $3.99 $3.76              63               $5.23 $4.84
         36                 3.38 3.24               50                4.05 3.81               64                5.35 4.95
         37                 3.41 3.27               51                4.11 3.87               65                5.49 5.07
         38                 3.45 3.30               52                4.18 3.93               66                5.62 5.20
         39                 3.49 3.34               53                4.26 3.99               67                5.77 5.33
         40                 3.53 3.37               54                4.33 4.06               68                5.92 5.47
         41                 3.57 3.41               55                4.41 4.13               69                6.07 5.62
         42                 3.62 3.44               56                4.50 4.20               70                  6.23
         43                 3.66 3.48               57                4.58 4.28               71                  5.78
         44                 3.71 3.52               58                4.68 4.36               72                6.39 5.94
         45                 3.76 3.57               59                4.78 4.45               73                6.56 6.11
         46                 3.81 3.61               60                4.88 4.54               74                6.73 6.29
         47                 3.87 3.66               61                4.99 4.63               75                6.90 6.48
         48                 3.93 3.71               62                5.11 4.73                                 7.08 6.67
====================== ==================== ==================== ==================== ==================== ====================

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payment Period for 120 Months

===============================================================================================================================
                              Monthly Income Payment for each $1,000 Applied to this Income Plan
-------------------------------------------------------------------------------------------------------------------------------
------------------ ------------------------------------------------------------------------------------------------------------
      Male                                                           Female
   Annuitant's                                                     Annuitant's
    Adjusted                                                        Adjusted
       Age                                                             Age
------------------ ------------------------------------------------------------------------------------------------------------
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- -----------
                       35          40          45          50          55           60          65          70          75
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- -----------
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- -----------

       35            $3.06       $3.12       $3.17       $3.22        $3.26       $3.28       $3.31       $3.32       $3.33
       40             3.10        3.18        3.26        3.32        3.38         3.43        3.46        3.49        3.51
       45             3.13        3.23        3.33        3.43        3.52         3.59        3.65        3.69        3.72
       50             3.16        3.27        3.40        3.53        3.65         3.76        3.86        3.93        3.98
       55             3.18        3.30        3.45        3.61        3.77         3.94        4.08        4.20        4.29
       60             3.19        3.33        3.49        3.68        3.88         4.10        4.31        4.51        4.66
       65             3.20        3.34        3.52        3.73        3.97         4.24        4.54        4.83        5.08
       70             3.21        3.35        3.54        3.76        4.03         4.36        4.73        5.13        5.52
       75             3.21        3.36        3.55        3.78        4.07         4.44        4.87        5.38        5.92
================== =========== =========== =========== =========== ============ =========== =========== =========== ===========

Income Plan 3 - Guaranteed Payment Period

============================ ===================================================
      Specific Period                 Monthly Income Payment for each
                                     $1,000 Applied to this Income Plan
---------------------------- ---------------------------------------------------
---------------------------- ---------------------------------------------------
         10 Years                                  $9.61
         11 Years                                   8.86
         12 Years                                   8.24
         13 Years                                   7.71
         14 Years                                   7.26
         15 Years                                   6.87
         16 Years                                   6.53
         17 Years                                   6.23
         18 Years                                   5.96
         19 Years                                   5.73
         20 Years                                   5.51
============================ ===================================================



-----------------------------------------------------------------------------

GENERAL PROVISIONS
-----------------------------------------------------------------------------


THE ENTIRE CONTRACT The entire contract consists of this Contract, any written applications, the annuity data page and any Contract endorsements and riders.

All statements made in written applications are representations and not warranties. No statement will be used by us in defense of a claim or to void the Contract unless it is included in a written application. If your Contract is voided, you will receive any purchase payments, less any withdrawals, excluding accrued interest.

Unless otherwise specified, all references in this Contract to days, months, or years shall mean calendar days, months or years.

Only our officers are authorized to change the Contract or waive a right or requirement of the Contract. No other individual is authorized to do this.

We may not modify this Contract without your signed consent, except to make it comply with any changes in the Internal Revenue Code or as required by any other applicable law, or as otherwise permitted by the terms of this Contract.


INCONTESTABILITY Except as provided in the Entire Contract section above, this Contract will be incontestable after it has been in force during your lifetime for a period of two years from the Issue Date.

If your Contract is voided, you will receive any purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation to the date the Contract is voided, plus any purchase payments allocated to the Fixed Account Options, less any withdrawals, excluding accrued interest.

MISSTATEMENT OF AGE OR SEX If any age or sex has been misstated, we will pay the amounts which would have been paid at the correct age and sex.

If we find the misstatement of age or sex after the income payments begin, we will:

|X| Pay all amounts underpaid including interest calculated at an effective annual rate of 6%; or

|X| Stop payments until the total income payments made are equal to the total amounts that would have been made if the correct age and sex had been used.


ANNUAL STATEMENT At least once a year, before the Payout Start Date, we will send you a statement to your last known address we have for you in our records reporting the investments held in the separate account and other contract values. The effective date of the information in the annual statement will not be more than two months before the date of the mailing. We will provide you with Contract Value information at any time upon your request. The information presented will comply with any applicable law.


SETTLEMENTS We must receive due proof of death of the Owner or due proof of death of the Annuitant before the settlement of a death claim.

Any full withdrawal or payment of death proceeds under this Contract will not be less than the minimum benefits required by any statute of the state in which the Contract is delivered.


DEFERMENT OF PAYMENTS We will pay any amounts due from the Variable Account under this Contract within seven days, unless:

|X| The New York Stock Exchange is closed for other than usual weekend or holidays, or trading on such Exchange is restricted;

|X|      An emergency exists as defined by the Securities and Exchange
         Commission; or

|X| The Securities and Exchange Commission permits delay for the protection of contractholders.

We reserve the right to postpone payments or transfers from the Fixed Account Options for up to six months. If we elect to postpone payments or transfers from the Fixed Account Options for 30 days or more, we will pay interest as required by applicable law. Any such interest will be payable from the date the payment or transfer request is received by us to the date the payment or transfer is made.

Exhibit 4(c) Consultant Solutions Plus Variable Annuity Contract

VAP 0320                           Page 1                          LBL Bonus MVA
Lincoln Benefit
Life Company
A Stock Company

Home Office: 2940 South 84th Street, Lincoln, Nebraska 68506-4142


Flexible Premium Deferred Variable Annuity Contract


This Contract is issued to the Owner in consideration of the initial purchase payments. Lincoln Benefit Life Company ("Lincoln Benefit Life") will pay the benefits of this Contract, subject to its terms and conditions.

Throughout this Contract, "you" and "your" refer to the Owner(s) of this Contract. "We", "us" and "our" refer to Lincoln Benefit Life Company.

Contract Summary
This flexible premium deferred variable annuity provides a cash withdrawal benefit, a death benefit, and a settlement value during the Accumulation Phase, and periodic income payments beginning on the Payout Start Date during the Payout Phase.

The dollar amount of income payments or other values provided by this Contract, when based on the investment experience of the Variable Account, will vary to reflect the performance of the Variable Account. For amounts in the Market Value Adjusted Account, the withdrawal benefit, the settlement value, transfers to other Investment Alternatives and any amount applied to an Income Plan may be subject to a Market Value Adjustment which may result in an upward or downward adjustment of the amount distributed.

This Contract does not pay dividends.

The tax status of this Contract as it applies to the Owner should be reviewed each year.

PLEASE READ YOUR CONTRACT CAREFULLY.

This is a legal Contract between the Owner(s) of this Contract and Lincoln Benefit Life Company.

Trial Examination Period
Upon written request, we will provide you with factual information regarding the benefits and provisions contained in this Contract. If you are not satisfied with this Contract for any reason, you may cancel it by written notification within 20 days after you receive it. We will refund purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation through the date of cancellation, plus any purchase payments allocated to the Fixed Account Options, less any withdrawals. (Where required by state law, we will refund purchase payments.) If this Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value. A refund under this Trial Examination Period excludes the actual amount of any Credit Enhancement.









                   Flexible Premium Deferred Variable Annuity


--------------------------------------------------------------------------------

TABLE OF CONTENTS
--------------------------------------------------------------------------------


ANNUITY DATA PAGE

THE PERSONS INVOLVED

ACCUMULATION PHASE

PAYOUT PHASE

INCOME PAYMENT TABLES

GENERAL PROVISIONS














































--------------------------------------------------------------------------------

THE PERSONS INVOLVED
--------------------------------------------------------------------------------


Owner The person named at the time of application is the Owner of this Contract unless subsequently changed. As Owner, you will receive any periodic income payments, unless you have directed us to pay them to someone else. This Contract cannot be jointly owned by a non-living person and a living person. If the Owner is a trust, the Owner will be considered a non-living person.

You may exercise all the rights stated in this Contract, subject to the rights of any irrevocable Beneficiary.

You may change the Owner at any time by written request in a form satisfactory to us. Each change is subject to any payments we make or other action we take before we accept it. If we accept a change, the change will take effect on the date you signed the request.

You may not assign any interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract before the Payout Start Date. We are bound by an assignment only if it is signed by you and filed with us. We are not responsible for the validity of an assignment.

If more than one person is designated as Owner:

o Owner as used in this Contract refers to all people named as Owners, unless otherwise indicated;

o    Any request to exercise ownership rights must be signed by all Owners;

o On the death of any person who is an Owner, the surviving person(s) named as Owner(s) will continue as Owner(s), as described in the Death of Owner section; and

o If any Owner is a non-living person, when the Annuitant dies, the Death of Annuitant section will apply.


Annuitant The Annuitant is the person named on the Annuity Data Page. The Annuitant must be a living person.

If the Owner is a living person, the Owner may change the Annuitant before the Payout Start Date by written request in a form satisfactory to us. Once we accept a change, it takes effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.


Beneficiary The two classes of Beneficiaries are Primary Beneficiaries and Contingent Beneficiaries. Primary Beneficiaries and Contingent Beneficiaries are individually and collectively referred to herein as "Beneficiaries."

The Primary Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Primary Beneficiary is the Beneficiary(ies) who is first entitled to receive benefits under this Contract upon the death of the sole surviving Owner.

The Contingent Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Contingent Beneficiary is entitled to receive benefits under the Contract upon the death of the sole surviving Owner, when all Primary Beneficiary(ies) predecease the sole surviving Owner.

You may change or add Beneficiaries at any time by written request in a form satisfactory to us, unless you have designated an irrevocable Beneficiary. You may restrict income payments to Beneficiaries by written request in a form satisfactory to us. Once we accept a request, the change will take effect on the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

If no named Beneficiary is living when the sole surviving Owner dies, or if a Beneficiary has not been named, the new Beneficiary will be:

i.   Your spouse, or if he or she is no longer living,

ii. Your surviving children equally, or if you have no surviving children, iii.Your estate.

For the purposes of this Contract, children are natural children and adopted children only.

Unless you have provided written directions to the contrary, in a form satisfactory to us, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Owner, the deceased Beneficiary's entire share will be divided among the remaining Beneficiaries in that class in proportion to the remaining Beneficiaries' original shares.

Survivor Clause
For purposes of this Contract, in determining whether a living person, including an Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person A") has survived another living person, including an Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person B"), Living Person A must survive Living Person B by at least 24 hours. Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.



--------------------------------------------------------------------------------

ACCUMULATION PHASE
--------------------------------------------------------------------------------


Accumulation Phase Defined
The "Accumulation Phase" is the first of the two phases of this Contract. The Accumulation Phase begins on the Issue Date stated on the Annuity Data Page. This phase will continue until the Payout Start Date unless the Contract is terminated before that date.


Contract Year
A "Contract  Year" is the 365 day period (366 days for a leap year) beginning on
the  Issue  Date  and  on  each   anniversary  of  the  Issue  Date   ("Contract
Anniversary").


Valuation Date and Valuation Period
A "Valuation Date" is any date Monday through Friday on which the New York Stock Exchange is open for regular trading. A "Valuation Period" is the time interval beginning at the closing of the New York Stock Exchange on a Valuation Date and ending at the closing of the New York Stock Exchange on the following Valuation Date.


Purchase Payments
Purchase payments are initial and subsequent payments made by you and do not include any Credit Enhancements. The amount of the Initial Purchase Payment is shown on the Annuity Data Page. You may make subsequent purchase payments during the Accumulation Phase. We reserve the right to impose a minimum amount on each subsequent purchase payment. This minimum amount will not exceed $1,000. We also reserve the right to limit the cumulative purchase payments to a maximum amount of $1,000,000. We may limit your ability to make subsequent purchase payments in order to comply with the laws of the state where this Contract is delivered.

We will invest the purchase payments in the Investment Alternatives you select. You may allocate any portion of your purchase payment in whole percents from 0% to 100% or in exact dollar amounts to any of the Investment Alternatives. The total allocation of your purchase payment to the Investment Alternatives you select must equal 100%.

The allocation of the Initial Purchase Payment is shown on the Annuity Data Page. Allocation of each subsequent purchase payment will be the same as the allocation for the most recent purchase payment unless you change the allocation. You may change the allocation of subsequent purchase payments at any time, without charge, by notice in a form satisfactory to us. Any change will take effect as of the day we receive the notice. However, if we receive the notice on a day other than a Valuation Date, then the reallocation will take effect at the close of the next Valuation Date.

If the Trial Examination Period provision requires us to refund purchase payments, then during the Trial Examination Period, we reserve the right to invest the purchase payments you allocate to the Variable Account (plus any associated Credit Enhancement) to the money market Variable Sub-account available under this Contract. We will notify you if we do so. At the end of the Trial Examination Period, the amount in the money market Variable Sub-account will be allocated to the Variable Sub-accounts as originally designated by you. This allocation will not be considered a transfer.


Investment Alternatives
Investment Alternatives are the Sub-accounts of the Variable Account and the Fixed Account Options under this Contract.

We reserve the right in our sole discretion to:

|X|  Make additional Investment Alternatives available;

|X|  Modify,   substitute  or  eliminate   any  current  or  future   Investment
     Alternatives we make available; and,

|X| Establish and modify the terms and conditions for making purchase payments to, withdrawals from, and transfers to or from any of the Investment Alternatives we make available.

Without limiting the foregoing, we reserve the right to impose limitations and requirements on the Variable Sub-accounts and/or Fixed Account Options in which you may invest. These limitations and requirements may include, but are not limited to:

|X|  Maximum investments limits;

|X|  Exclusion of certain accounts or Sub-accounts;

|X|  Term length requirements for Fixed Account Options;

|X|  Required minimum allocations; and/or,

|X|  The required use of automatic portfolio rebalancing.

A current explanation and list of investment limitations and requirements is set forth in the prospectus that pertains to your Contract.


Credit Enhancements
A "Credit Enhancement" will be allocated to the Investment Alternatives you selected at the time of each purchase payment. It will be allocated among the Investment Alternatives in the same proportions as the purchase payment. The amount of your Credit Enhancement is determined by multiplying the applicable Credit Enhancement Percentage in the table below by the amount of the purchase payment. We do not consider Credit Enhancements to be an investment in the Contract for income tax purposes.

The Credit Enhancement Percentage will be determined as follows:

                                                                                      Credit Enhancement Percentage:

                                                                                   Issue Age is 85 or    Issue Age is
Total purchase payments adjusted for any withdrawals:                                  Younger          between 86-90

         $500,000 or less                                                               4.0%               2.0%

         $500,001 - $1,000,000                                                          4.5%               2.5%

         $1,000,001 or more                                                             5.0%               3.0%

The Issue Age is the age of the oldest Contract Owner or, if the owner is a non-living person, the oldest Annuitant on the Issue Date of the Contract. The Issue Date is shown on the Annuity Data Page.

Credit Enhancements will not be applied to the purchase payments of contracts surrendered during the Trial Examination Period.

Variable Account
The "Variable Account" for this Contract is shown on the Annuity Data Page. This account is a separate investment account to which we allocate assets contributed under this and certain other contracts. The income, gain and losses, realized or unrealized, from assets allocated to the Variable Account are credited to or charged against the Account without regard to our other income, gains or losses.

If we deem it to be in the best interest of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940, as amended, or it may be deregistered under such Act in the event such registration is no longer required.


Variable Sub-accounts
The Variable Account is divided into Sub-accounts. Each Sub-account represents an investment in the shares of the mutual fund underlying that Sub-account. We may offer additional Sub-accounts of the Variable Account at our discretion. We reserve the right to limit the number of Sub-accounts of the Variable Account that may be invested in at any one time.

We reserve the right, subject to applicable law, to make additions to, deletions from, or substitutions for the shares of the underlying mutual fund of the Sub-accounts of the Variable Account. We will not substitute any shares attributable to your interest in a Sub-account of the Variable Account without notice to you and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940, as amended.

We reserve the right to establish additional Sub-accounts of the Variable Account, each of which would invest in shares of a mutual fund. You may then instruct us to allocate purchase payments or transfers to such Sub-accounts, subject to any terms set by us or the mutual fund. We reserve the right to limit the availability of Sub-accounts and/or funds for this Contract.

In the event of any such substitution or change, we may, by endorsement, make such changes as may be necessary or appropriate to reflect such substitution or change.


Fixed  Account  Options
The Fixed Account Options under this Contract are the Dollar Cost Averaging Fixed Account Option and the Market Value Adjusted Account Option.


Dollar Cost Averaging Fixed Account Option
The Dollar Cost Averaging Fixed Account is divided into individual Transfer Period Accounts. A new Transfer Period Account is established each time you allocate a purchase payment to the Dollar Cost Averaging Fixed Account and you choose the term length of the new Transfer Period Account. Purchase payments may not be allocated to any existing Transfer Period Account. No amount may be transferred into the Dollar Cost Averaging Fixed Account. Each purchase payment allocated to a Transfer Period Account must be at least $500. We may offer term lengths from which you may select for your Transfer Period Account(s), which may range from three to eighteen months; however, we may add to, modify or eliminate the term lengths we offer at our discretion.

Amounts in a Transfer Period Account will earn interest at the rate declared for the Transfer Period Account at the time it is established. This interest rate will be in effect for the term of the Transfer Period Account. Each purchase payment, Credit Enhancement and all associated interest in a Transfer Period Account must be transferred to the other Investment Alternatives according to your allocation instructions in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the Investment Alternatives available for transfers from any Transfer Period Account. We may offer weekly, quarterly, semi-annual, or other installment transfer period alternatives, at our discretion. For each purchase payment, the first transfer from a Transfer Period Account will begin on the 25th day after we have received the purchase payment. If we do not receive an allocation instruction from you when payment is received by us, the purchase payment, Credit Enhancement and all associated interest will be transferred to the money market Variable Sub-account in equal installments until we have received a different allocation instruction.

At the expiration of a Transfer Period Account, any residual amount will be automatically transferred to the money market Variable Sub-account. If you discontinue the Dollar Cost Averaging Options before the expiration of a Transfer Period Account, the remaining balance will be transferred on the day we receive notification to the money market Variable Sub-account unless you request a different Investment Alternative. However, if we receive your notice of discontinuation on a day other than a Valuation Date, then the transfer will occur at the close of the next Valuation Date.


Guarantee Period Account
The Market Value Adjusted Account is divided into individual Guarantee Period Accounts. A new Guarantee Period Account is established each time you:

o Allocate purchase payments to the Market Value Adjusted Account and you choose the term length of the new Guarantee Period Account; or

o You elect or are deemed to have elected to transfer the Guarantee Period Account Value of an expiring Guarantee Period Account to establish a new Account.

You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer into a Guarantee Period Account must be at least $500. We may offer term lengths you may choose for your Guarantee Period Accounts from one to ten years.

We may add to, modify or eliminate the term lengths we offer at our discretion.

You must choose the term length for a new Guarantee Period Account from the term lengths we offer for the Market Value Adjusted Account at the time you create the new Guarantee Period Account. If you allocate a purchase payment or transfer to the Market Value Adjusted Account, but you do not select a term length for the new Guarantee Period Account, we will allocate the purchase payment (and any Credit Enhancement) or the transfer to a new Guarantee Period Account with the same term length as your most recent purchase payment or the transfer to the same Fixed Account Option. If we no longer offer that term length, then we will allocate the purchase payment (and any Credit Enhancement) or the transfer to a new Guarantee Period Account with the next shortest term currently offered for that Fixed Account Option. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment (and any Credit Enhancement) or the transfer to a new Guarantee Period Account of the shortest term we are offering at that time.


Market Value Adjusted Account Option
The following provisions apply to Guarantee Period Accounts of the Market Value Adjusted Account Option. Amounts in a Guarantee Period Account will earn interest at a rate declared for the term length at the time it is established. This interest rate will be in effect for the term of the Guarantee Period Account. Upon the expiration of the term of the Guarantee Period Account, unless you specify otherwise, we will transfer the amount in the expiring Guarantee Period Account to establish a new Guarantee Period Account with the same term length and at an interest rate declared by us. The new Guarantee Period Account will be established as of the expiration date of the expiring Guarantee Period Account ("New Account Start Date").

Prior to the expiration of each Guarantee Period Account, we will mail you a notice outlining the options available to you. During the 30 day period after the expiration of a Guarantee Period Account, you may transfer or withdraw all or a portion of the amount in the expiring Guarantee Period Account without a Market Value Adjustment. If you make a withdrawal, a Withdrawal Charge and any applicable taxes may apply.

If we receive notification of your election to make a transfer or withdrawal from an expiring Guarantee Period Account on or before the New Account Start Date, the transfer or withdrawal will be deemed to have occurred on the New Account Start Date.

If we receive notification of your election to make a transfer or withdrawal from an expiring Guarantee Period Account after the New Account Start Date, but before expiration of the 30 day period, (i) the transfer or withdrawal will be deemed to have occurred on the day we receive such notice; and (ii) the amount transferred or withdrawn will earn interest for the period beginning on the New Account Start Date and ending on the day we receive such notification of your election. The interest earned during the 30 day period will be at a rate declared by us and equal to the current interest rate of the Guarantee Period Account with the same or lower term length as the expiring Guarantee Period Account.

Any remaining balance not withdrawn or transferred will earn interest for the term of the new Guarantee Period Account, at the interest rate declared for such Account. If we do not receive such notification from you within the 30 day period, you will be deemed to have elected to transfer the amount in the expiring Guarantee Period Account to establish a new Guarantee Period Account with the same term length, and the amount in the new Guarantee Period Account will continue to earn interest at the interest rate declared for the new Guarantee Period Account, and will be subject to all restrictions of the Market Value Adjusted Account. If we no longer offer the term length of the expiring Guarantee Period Account, the term length of the new Guarantee Period Account will be the next shortest term length offered for the Market Value Adjusted Account at that time, and the interest rate will be the rate declared by us at that time for such term.


Market Value Adjustment
A Market Value Adjustment will apply to any withdrawal or transfer from a Guarantee Period Account of the Market Value Adjusted Account other than during the 30 day period after such Guarantee Period Account expires. A Market Value Adjustment also may apply to amounts in the Market Value Adjusted Account if we pay Death Proceeds or if the Payout Start Date begins on a day other than during the 30 day period after such Guarantee Period Account expires.

A Market Value Adjustment is an increase or decrease in the amount reflecting changes in the level of interest rates since the Guarantee Period Account was established. As used in the formula below, "Treasury Rate" means the U.S. Treasury Note Constant Maturity yield as reported in the Federal Reserve Bulletin Release H.15. If such yields cease to be available in the Federal Reserve Bulletin Release H.15, then we will use an alternate source for such information in our discretion. The Market Value Adjustment is determined using the following adjustment factor:

                          0.9 x {I - (J + 0.0025)} x N

     where:

     I = the Treasury Rate for a maturity equal to the length of the Guarantee Period, as of the week preceding the opening of that bucket;

     J = the Treasury rate for the same maturity as I, as of the week preceding the Market Value Adjusted calculation; and

     N = the number of years, including fractional years, remaining in the Guarantee Period, as of the date of the Market Value Adjusted calculation

The amount subject to a Market Value Adjustment is multiplied by the adjustment factor to determine the amount of the Market Value Adjustment.


Crediting Interest
Interest to the Fixed Account Options will be credited daily at a rate which compounds over one year to the annualized effective interest rate we declared when the money was allocated. We will credit interest to amounts of the Initial Purchase Payment plus any associated Credit Enhancement allocated to the Dollar Cost Averaging Fixed Account from the Issue Date at the annualized effective interest rate for the Initial Purchase Payment shown on the Annuity Data Page. We will credit interest to amounts of subsequent purchase payments plus any associated Credit Enhancements allocated to the Dollar Cost Averaging Fixed Account from the day we receive them at the annualized effective interest rate declared by us at that time. The minimum guaranteed annualized effective rates of interest that we will declare for the Dollar Cost Averaging Fixed Account Option is shown under the Minimum Guaranteed Annualized Effective Rate on the Annuity Data Page.


Transfers
Prior to the Payout Start Date, you may transfer amounts among the Investment Alternatives. You may make 12 transfers per Contract Year without charge. Each transfer after the 12th in any Contract Year may be assessed a transfer fee of up to 2.0% of the amount transferred. Any transfers made from the Dollar Cost Averaging Fixed Account do not count as one of the free transfers allowed each Contract Year; and are not assessed a transfer fee. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee.

Transfers to and from the Fixed Account Options are subject to the restrictions described in the Dollar Cost Averaging Fixed Account Option section of this Contract.

We reserve the right to limit the number of transfers among the Variable Sub-Accounts in any Contract Year or to refuse any transfer request submitted by or on behalf of an Owner or certain Owners if, in our sole discretion:

|X| We believe that excessive trading by such Owner or Owners or a specific transfer request or group of transfer requests may have a detrimental effect on Unit values or the share price of the underlying mutual funds or would be to the disadvantage of other contract owners; or

|X| We are informed by one or more of the underlying mutual funds that the purchase of shares is to be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on share prices of affected underlying mutual funds.

Such restrictions may be applied in any manner which is reasonably designed to prevent any use of the transfer right which is considered by us in our sole discretion to be to the disadvantage of the other contract owners.

We reserve the right to assess short-term trading fees in connection with transfers from Variable Sub-accounts that occur within a certain number days following the date of allocation to the Variable Sub-accounts. Such fees may vary by Sub-account, but will only apply to those Sub-accounts corresponding to underlying mutual funds that assess such fees.

We reserve the right to waive the transfer fees and restrictions contained in this Contract.


Contract Value
Your "Contract Value" is equal to the sum of:

|X| The number of Accumulation Units you hold in each Sub-account of the Variable Account multiplied by the Accumulation Unit Value for that Sub-account on the most recent Valuation Date; plus

|X|  The total value you have in the Fixed Account Options.


Accumulation Units and Accumulation Unit Value
Amounts you allocated to a Sub-account of the Variable Account are used to purchase Accumulation Units in that Sub-account. The number of Accumulation Units purchased on a given Valuation Date will depend on the Accumulation Unit Value of the Sub-account on that Valuation Date. All values at the end of any subsequent valuation period are calculated by multiplying the Accumulation Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net investment Factor for the Valuation Period. The Accumulation Unit Values may increase or decrease.

Accumulation Unit Values for each Sub-account of the Variable Account are determined only on Valuation Dates. The Accumulation Unit Value for each Sub-account will vary with the price per share of the underlying mutual fund of the Sub-account, and in accordance with the Mortality and Expense Risk Charge, Administrative Expense Charge and any applicable taxes.

Additions or transfers to a Sub-account of the Variable Account will increase the number of Accumulation Units for that Sub-account. Withdrawals or transfers from a Sub-account of the Variable Account, Contract Maintenance Charges and any applicable annual fees will decrease the number of Accumulation Units for that Sub-account.


Net Investment Factor
For each Variable Sub-account, the "Net Investment Factor" for a Valuation Period is equal to:

|X|  The sum of:

     |X| The net asset value per share of the underlying mutual fund of the Sub-account determined at the end of the current Valuation Period; plus

          |X|  The  per  share   amount  of  any   dividend   or  capital   gain
               distributions   made  by  the  underlying   mutual  fund  of  the
               Sub-account during the current Valuation Period.

          |X| Divided by the net asset value per share of the underlying mutual fund of the Sub-account determines as of the end of the immediately preceding Valuation Period.

          |X| The result is reduced by the Mortality and Expense Risk Charge and the Administrative Expense Charge corresponding to the portion of the 365 day year (366 days for a leap year) that is in the current Valuation Period.

The Net Investment Factor may be greater than, less than or equal to one; therefore, the value of an Accumulation Unit may increase, decrease, or remain the same.


Charges
The charges for this Contract include Administrative Expense Charges, Mortality and Expense Risk Charges, Contract Maintenance Charges, transfer fees, and any applicable annual fees or taxes. If withdrawals are made, the Contract may be subject to Withdrawal Charges.


Administrative Expense Charge
Your Administrative Expense Charge is shown on the Annuity Data Page. (See the Accumulation Units and Accumulation Unit Value sections and the Net Investment Factor section for a description of how this charge is applied.)


Mortality and Expense Risk Charge
Your Mortality and Expense Risk Charge is shown on the Annuity Data Page. (See the Accumulation Units and Accumulation Unit Value section and the Net Investment Factor section for a description of how this charge is applied.)


Contract Maintenance Charge
On or prior to the Payout Start Date, a Contract Maintenance Charge may be deducted from your Contract Value on each Contract Anniversary. The charge is deducted only from the Sub-accounts of the Variable Account. The charge will be deducted from the Sub-accounts of the Variable Account in the proportion that your value in each bears to your total value in all Sub-accounts of the Variable Account. A full Contract Maintenance Charge will be deducted if the Contract is terminated on any date other than on the Contract Anniversary. The Contract Maintenance Charge will never be greater than $40 per Contract Year. The Contract Maintenance Charge will be reduced to $30 if the Contract Value is greater than or equal to $2,000. If the Contract is terminated, or upon your Contract Anniversary, the Contract Maintenance Charge will be waived if the total contract Value is $50,000 or if all your Contract Value is allocated to the Fixed Account Option.


Withdrawal
You have the right, subject to the restrictions and charges described in this Contract, to withdraw part or all of your Contract Value at any time during the Accumulation Phase. A withdrawal must be at least $50. If any withdrawal reduces the Contract Value to less than $1,000, we may treat the request as a withdrawal of the entire Contract Value. If you withdraw the entire Contract Value, this Contract will terminate.

You must specify the Investment Alternative(s) from which you wish to make a withdrawal. Withdrawals are subject to adjustments for applicable Market Value Account Adjustments, Withdrawal Charges and taxes. When you make a withdrawal, you must specify whether you choose to make a Gross Withdrawal or a Net Withdrawal. Under a Gross Withdrawal, the adjustments are made to the amount of your withdrawal request ("Withdrawal Request Amount"). Under a Net Withdrawal, you receive the full Withdrawal Request Amount; however, the adjustments are made to the Investment Alternative(s) from which you wish to make the withdrawal based upon an adjusted Withdrawal Request Amount ("Adjusted Withdrawal Request Amount") that, after adjustments, results in the full Withdrawal Request Amount. If you do not specify which of these options you choose, your withdrawal will be deemed to be a Net Withdrawal.


Free Withdrawal Amount
The Free Withdrawal Amount available in a Contract Year is equal to 15% of the purchase payments that are subject to a Withdrawal Charge as of the beginning of the Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. Purchase payments that are no longer subject to a Withdrawal Charge will not be used to determine the Free Withdrawal Amount for a Contract Year, nor will they be assessed a Withdrawal Charge, if withdrawn.

During each Contract Year you may withdraw the Free Withdrawal Amount without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to a Market Value Adjustment and any applicable taxes. If you do not withdraw the entire Free Withdrawal Amount during a Contract Year, any remainder is not carried forward to increase the Free Withdrawal Amount in a subsequent Contract Year. The Free Withdrawal Amount is only available during the Accumulation Phase of the Contract.

The Free Withdrawal Amount will be reduced by the Withdrawal Request Amount for each Gross Withdrawal; and by the Adjusted Withdrawal Request Amount for each Net Withdrawal.


Withdrawal Charge
A Withdrawal Charge may be assessed on certain withdrawals. For purposes of assessing the Withdrawal Charge, we assume that the purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Withdrawal Charge. Your Withdrawal Charge is shown on the Annuity Data Page.

For each purchase payment withdrawal, the "Payment Year" in the table on the Annuity Data Page is the 365 day year (366 days for a leap year) beginning on the day we apply your purchase payment to your Contract. The Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year in the table on the Annuity Data Page and the amount of each purchase payment withdrawal that is in excess of the Free Withdrawal Amount.

Any Withdrawal Charge will be waived on withdrawals taken to satisfy IRS minimum distribution rules; but only to the extent the Free Withdrawal Amount of your Contract available in a Contract Year has been depleted. The waiver of Withdrawal Charges under this section is permitted only for withdrawals that satisfy required distributions resulting solely from this Contract.


Taxes
Any premium tax and any other applicable taxes relating to this Contract may be deducted from purchase payments or the Contract Value when the tax is incurred or at a later time.


Death of Owner
If you die prior the Payout  Start  Date,  the new Owner  will be the  surviving
Owner.   If  there  is  no   surviving   Owner,   the  new  Owner  will  be  the
Beneficiary(ies) as described in the Beneficiary section.

If there is more than one new Owner taking a share of the Death Proceeds, described in the Death Proceeds section, each new Owner will be treated as a separate and independent Owner of his or her respective share of the Death Proceeds. Each new Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below for his or her respective share. Each new Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original new Owner.

The Options available to the new Owner will be determined by the applicable following Category in which the new Owner is defined. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.

     Category 1. If your spouse is the sole new Owner of the entire Contract, your spouse must choose from Options A, B or C, described below. If your spouse does not choose one of these options, Option D will apply unless the Contract has previously been continued under Option D, in which case, Option C will apply.

     Category 2. If the new Owner is a living person who is not your spouse, or if there are multiple living new Owners, the new Owner(s) must (each) choose from Options A, B or C, as described below. If a new Owner does not choose one of these Options, Option C will apply for such new Owner.

     Category 3. If the new Owner is a corporation, trust, or other non-living person, the new Owner must choose between Options A or C, described below. If the new Owner does not choose either of these Options, Option C will apply.

The following Death of Owner Options are available, as applicable:

     Option A. The new Owner may elect to receive the Death Proceeds in a lump sum.

     Option B. The new Owner may elect to receive the Death Proceeds paid out under one of the Income Plans described in the Payout Phase section, subject to the following conditions:

     Income payments must begin within one year of your date of death. Income payments must be payable:

          i.   Over the life of the new Owner;  or

          ii. For a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the new Owner; or

          iii. Over the life of the new Owner with a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the new Owner.

     Option C. The new Owner may elect to receive the Contract Value payable within 5 years of your date of death. Under this option, the excess, if any, of the Death Proceeds over the Contract Value, as of the date that we determine the value of the Death Proceeds, will be added to the Contract Value. Unless otherwise instructed by the new Owner, this excess will be allocated to the money market Variable Sub-account. During the 5 year period that follows your date of death, the new Owner may exercise all rights as set forth in the transfer provision. Withdrawal Charges will be waived for any withdrawals made during the 5 year period; however the amount withdrawn may be subject to a Market Value Adjustment.

     Option D. The new Owner may elect to continue the Contract in the Accumulation Phase. If the Owner was also the Annuitant, then the new Owner will be the new Annuitant unless he or she names a new Annuitant as described in the Death of Annuitant section. Only one Contract continuation is allowed under this Contract.

     Under this Option the following conditions apply:

          |X| The excess, if any, of the Death Proceeds over the Contract Value, as of the date that we determine the Death Proceeds, will be added to the Contract Value.

          |X| Unless otherwise instructed by the new Owner, this excess will be allocated to the Variable Sub-accounts in proportion to the percentages of your Contract Value in those Sub-accounts as of the date that we determine the Death Proceeds, except that any portion of this excess that is attributable to the Fixed Account Options will be allocated to the money market Variable Sub-account.

          |X| Within 30 days after the date we determine the death proceeds, the new Owner may make a one time transfer of all or a portion of the Death Proceeds into any combination of Variable Sub-accounts without incurring a transfer fee. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.

          |X| The new Owner may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to a Market Value Adjustment.

All ownership rights subject to the conditions stated in this section are available to the new Owner from the date of your death until the date on which the Death Proceeds are paid.

No additional purchase payments may be added to the Contract after we have received the first complete request for settlement of the Death Proceeds, except under Option D.

We reserve the right to offer additional Death of Owner Options.

If the Owner Dies after the Payout Start Date, refer to the Payout Phase section of this Contract.


Death of Annuitant
If the Annuitant who is also the Owner dies before the Payout Start Date, the Death of Owner section above applies. If the Annuitant who is not also the Owner dies before the Payout Start Date, the Options available to the Owner will be determined by the applicable following Category in which the Owner is defined.

     Category 1. If the Owner is a living person, the Contract will continue in the Accumulation Phase with a new Annuitant. The Contract Value will not be increased by any excess of the Death Proceeds over the Contract Value as of the date that we determine the value of the Death Proceeds.

     The new Annuitant will be:

          o A person you name by written request, subject to the conditions described in the Annuitant section of this Contract; otherwise,

          o    The youngest Owner; otherwise,

          o    The youngest Beneficiary.

     Category 2. If the Owner is a corporation, trust, or other non-living person, the Owner must choose between the following two options:

          Option A. The Owner may elect to receive the Death proceeds in a lump sum.

          Option B. The Owner may elect to receive the Contract Value payable within 5 years of the Annuitant's date of death. Under this Option, the excess, if any, of the Death Proceeds over the Contract Value, as of the date that we determine the value of the Death Proceeds, will be added to the Contract Value. Unless otherwise instructed by the Owner, this excess will be allocated to the money market Variable Sub-account. During the 5 year period that follows the Annuitant's date of death, the Owner may exercise all rights as set forth in the Transfers section. Withdrawal Charges will be waived for any withdrawals made during this 5 year period, however, the amount withdrawal may be subject to a Market Value Adjustment.


     No additional purchase payments may be added to the Contract under this section. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

     If the owner does not select either Option A or B, Option B will apply.

     All ownership rights, subject to the conditions stated in this section, are available to the Owner from the date of the Annuitant's death until the date on which the Death Proceeds are paid.

We reserve the right to offer additional Death of Annuitant Options.

If the Annuitant dies after the Payout Start Date, refer to the Payout Phase section of this Contract.


Death Proceeds
Before the Payout Start Date, if we receive a complete request for settlement of the Death Proceeds within 180 days of the date of the Owner or Annuitant's death, the Death Proceeds are equal to the Death Benefit described below. Otherwise, the Death proceeds are equal to the greater of the Contract Value or the Settlement Value.

The value of the Death Proceeds is set as of the end of the Valuation Period during which we receive the first complete request for settlement of the Death Proceeds. A complete request includes due proof of death. The value of the Death Proceeds for each individual new Owner is subject to investment gain or loss from the date we receive the first complete request for settlement through the date a complete request for settlement is received from each individual new Owner.

We reserve the right to extend, on a non-discriminatory basis, the 180 day period in which the Death Proceeds will equal the Death Benefit. This right will only apply for purposes of determining the amount payable as Death Proceeds and in no way restricts when a claim may be filed.


Death Benefit Prior to the Payout Start Date, the Death Benefit is equal to the greatest of:

|X| The sum of all purchase payments plus any associated Credit Enhancements reduced by a withdrawal adjustment for each withdrawal, as described below; or

|X|  The Contract Value as of the date we determine the Death Proceeds; or

|X|  The Settlement Value as of the date we determine the Death Proceeds.

A withdrawal adjustment is equal to (a) divided by (b) and the result is multiplied by (c) where:

(a)  is the withdrawal amount.

(b)  is the Contract Value immediately prior to the withdrawal.

(c) is the sum of all purchase payments plus any associated Credit Enhancements immediately prior to the withdrawal, less any prior withdrawal adjustments.

The total Death Benefit may not exceed the Contract Value plus $1,000,000.


Settlement Value The Settlement Value is the amount that would be paid in the event of a full withdrawal of the Contract Value.



 -------------------------------------------------------------------------------

 PAYOUT PHASE
 -------------------------------------------------------------------------------


Payout Phase
The "Payout Phase" is the second of the two phases of this Contract. The Payout Phase begins on the Payout Start Date. It continues until we make the last payment as provided by the Income Plan(s) chosen.


Payout Start Date
The "Payout Start Date" is the date the Contract Value adjusted by any applicable Market Value Adjustment and less any applicable taxes is applied to an Income Plan. The anticipated Payout Start Date is shown on the Annuity Data Page. You may change the Payout Start Date by writing to us at least 30 days before the new Payout Start Date.

The Payout Start Date must be at least 30 days after the Issue Date, and occur on or before the later of:

|X|  The Annuitant's 99th birthday; or

|X|  The 10th Contract Anniversary.


Income Plans
An "Income Plan" is a series of payments made on a scheduled basis to you or to another person designated by you. You may choose more than one Income Plan. If you choose more than one Income Plan, you must specify what proportions of your Contract Value adjusted by any applicable Market Value Adjustment and less any applicable taxes should be allocated to each Income Plan. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated proportionately to each Income Plan chosen based on the proportion of your Contract Value applied to each Income Plan. We reserve the right to limit the number of Income Plans that you may select. The "Guaranteed Payment Period" is the period of time over which income payments are guaranteed to be made. The Contract Value on the Payout Start Date less any applicable taxes, will be applied to your Income Plan choice from the following list.

Income Plan 1 - Life Income with Guaranteed Payment Period. We will make payments for as long as the Annuitant lives, or until the end of the Guaranteed Payment Period, if longer. The Guaranteed Payment Period may be 0 months, or range from 60 to 360 months. If the Annuitant is age 90 or older on the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payment Period. We will make payments for as long as either the Annuitant or joint Annuitant, named at the time of Income Plan selection, lives, or until the end of the Guaranteed Payment Period, if longer. The Guaranteed Payment Period may be 0 months, or range from 60 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older on the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 3 - Guaranteed Payment Period. We will make payments for a Guaranteed Payment Period. These payments do not depend on the Annuitant's life. The minimum Guaranteed Payment Period is 60 months (120 months if the Payout Start Date occurs before the third Contract Anniversary). The maximum Guaranteed Payment Period is 360 months or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the Guaranteed Payment Period exceed 600 months. Income Plan 3 offers a withdrawal option as described in the Payout Withdrawal section. Income payments under Income Plan 3 are subject to the following:

|X| You may request to change the length of the Guaranteed Payment Period and the frequency of payments. You may make this change no more than once each Contract Year. We reserve the right to limit the availability of such changes or to change the frequency of allowable changes without prior notice. If you elect to change the length of the Guaranteed Payment Period, the new payment period must be within the original maximum and minimum payment period you would have been permitted to select on the Payout Start Date; however the maximum payment period available to you will be shortened by the period elapsed since the original payment period began.

|X| If you change the length of your Guaranteed Payment Period, we will compute the present value of all remaining payments, using the same assumptions we would use if you were terminating the guaranteed payment plan, as described in the Payout Withdrawal section. We will then adjust the remaining income payments to equal what the computed present value would support based on those same assumptions and based in the revised Guaranteed Payment Period.

|X| Changes to either the frequency of payments or length of a Guaranteed Payment Period will result in a change to the payment amount and may change the amount of each payment that is taxable to you.

|X| Change in the frequency of payments or length of a Guaranteed Payment Period takes effect on the next payment date after we accept the requested change.

We reserve the right to make available other Income Plans.


Income Payments
For each Income Plan selected, payment amounts may vary with the performance of the chosen Variable Sub-accounts and/or may be fixed for the duration of the Income Plan. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to the Variable Amount Income Payments and the portion to be applied to Fixed Amount Income Payments. For the portion of your Contract Value to be applied to Variable Amount Payments, you must specify the Variable Sub-accounts on which to base the Variable Amount Income Payments as well as the allocation among those Variable Sub-accounts. If you do not choose how the Contract Value is to be applied, then the portion of the Contract Value in the Variable Sub-account allocations on the Payout Start Date will be applied to Variable Amount Income Payments, according to the Variable Sub-account allocations as of the Payout Start Date, and the remainder of the Contract Value will be applied to Fixed Amount Income Payments. The method of calculating the initial payment is different for Variable Amount Income Payments and Fixed Amount Income Payments.


Variable Amount Income Payments
On the Payout Start Date, the portion of the Contract Value you specify to be applied to Variable Amount Income Payments, adjusted by any applicable Market Value Adjustments, less any applicable taxes, is applied to the appropriate income payment factor for the selected Income Plan to determine the Initial Variable Amount Income Value. An explanation of the basis for determining income payment factors is described in the Income Payment Tables section.

The Initial Variable Amount Income Value will be allocated among the Variable Sub-accounts you have chosen in the proportions you specified, as described above in the Income Payments section. The portion of the Initial Variable Amount Income Value allocated to a particular Variable Sub-account is divided by the Annuity Unit Value for that Variable Sub-account on the Payout Start Date. This determines the number of Annuity Units from that Sub-account which will be used to determine your Variable Amount Income Payments. Variable Amount Income Payments, which include your first Variable Amount Income Payment, will vary depending on changes in the Annuity Unit Values for the Sub-accounts upon which the income payments are based. Unless Annuity Transfers are made between Sub-accounts, each income payment from that Sub-account will be that number of Annuity Units multiplied by the Annuity Unit Value for the Sub-account for the Valuation Date on which the income payment is made.


Annuity Unit Value
The Annuity Unit Value for each Sub-account of the Variable Account at the end of the Valuation Period coinciding with the Payout Start Date is the number used to determine the number of Annuity Units.

Annuity Unit Values at the end of subsequent Valuation Periods are calculated by:

|X| Multiplying the Annuity Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor during the period; and then

|X| Dividing the result by 1,000 plus the Assumed Investment Rate for the period.


Assumed Investment Rate
The Assumed Investment Rate is an effective annual rate of 3%. We reserve the right to offer other Assumed Investment Rates. The Assumed Investment Rate may not be changed after an Income Plan has been selected.


Fixed Amount Income Payments
On the Payout Start Date, the portion of the Contract Value you specify, adjusted by any applicable Market Value Adjustment and less applicable taxes, will be applied to the Fixed Amount Income Payments. The Fixed Amount Income Payment is determined by applying the above value to the greater of:

|X| The appropriate income payment factor for the selected Income Plan from the Income Payment Tables shown in the Income Payment Tables section. An explanation of the basis for determining the Income payment factors is described in the Income Payment Tables section.

|X| An income payment factor for the selected Income Plan that we are offering on the Payout Start Date.

Fixed Amount Income Payments are fixed for the duration of the Income Plan.


Annuity Transfers
After the Payout Start Date, you may make transfers among the Variable Sub-accounts. You may make up to 12 transfers per Contract Year within each Income Plan. No transfers may be made from the Fixed Amount Income Payments nor may transfers be made among Income Plans. Multiple transfers on a single Valuation Date are considered a single transfer.


Payout Withdrawal
A Payout Withdrawal is a withdrawal of all or a portion of the allowable Withdrawal Value under an Income Plan. You may withdraw all or a portion of the Withdrawal Value under Income Plan 3 at any time, subject to a Payout Withdrawal Charge, by notice in a form satisfactory to us. For Variable Amount Income Payments, the Withdrawal Value is equal to the present value of the Variable Amount Income Payments being terminated, calculated using a discount rate equal to the Assumed Investment Rate that was used in determining the initial variable payment. For Fixed Amount Income Payments, the Withdrawal Value is equal to the present value of the Fixed Amount Income Payments being terminated, calculated using a discount rate equal to the Applicable Current Interest Rate. For this calculation, the Applicable Current Interest Rate is the rate we are using to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated on the day we receive your written payout withdrawal request.

A Payout Withdrawal must be at least $50. If any Payout Withdrawal reduced the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

You must specify the Income Plan(s) and the Investment Alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately. On the day you withdraw all or a part of your Withdrawal Value, the Withdrawal Value will be reduced by the amount of the Payout Withdrawal. The remaining income payments will be reduced so that the present value of the reduced income payments plus the amount of the Payout Withdrawal will be equivalent to the present value of the income payments just prior to the Payout Withdrawal.


Payout Withdrawal Charge
For purposes of assessing the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge. Your Payout Withdrawal Charge is shown on the Annuity Data Page.


For each purchase payment withdrawal, the "Payment Year" in the table on the Annuity Data Page is the 365 day period (366 days for a leap year) beginning on the day we apply the purchase payment to your Contract. The Payout Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year in the table on the Annuity Data Page by the amount of each purchase payment withdrawal.


Payout Terms and Conditions
The income payments are subject to the following terms and conditions:

|X| If the Contract Value is less than $2,000 when it is applied to the Income Plan(s) you choose, or if the Contract Value is not enough to provide an initial payment of at least $20 when it is applied to the Income Plan(s) you choose, we reserve the right to:

|X|  Change the payment frequency to make the payment at least $20; or

|X| Terminate the Contract and pay you the Contract Value less any applicable taxes in a lump sum.

|X| If we do not receive a written selection of an Income Plan from you at least 30 days before the Payout Start Date, the Income Plan will be deemed to be a Life Income with a Guaranteed Payment Period of 120 months.

|X| If you choose an Income Plan which depends on any person's life, we may require:

|X|  Proof of age and sex before income payments begin; and

|X| Proof that the Annuitant or joint Annuitant is still alive before we make each payment.

|X| After the Payout Start Date, a new Income Plan may not be selected nor may amounts be reallocated to a different Income Plan.

|X| After the Payout Start Date, withdrawals cannot be made unless income payments are being made under Income Plan 3. You may terminate income payments and withdraw the Withdrawal Value under Income Plan 3 at any time, subject to Payout withdrawal Charges.

|X| If any Owner dies during the Payout Phase, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary section. Any remaining income payments will be paid to the new Owner as scheduled.



 -------------------------------------------------------------------------------

 INCOME PAYMENT TABLES
 -------------------------------------------------------------------------------

The Income Payment Tables shown below contain monthly income payment factors per $1,000 applied, which were calculated using the Annuity 2000 Mortality Tables and an annualized effective interest rate of 3%. For ages, Guaranteed Payment Periods, combinations of sex, payment frequencies and annualized effective interest rates not shown in these examples, income payment factors will be calculated on a basis consistent with the factors shown. The adjusted age of the Annuitant is used to determine the appropriate monthly income payment factor to apply for the selected Income Plan. The adjusted age is the actual age of the Annuitant(s) on the Payout Start Date, reduced by one year for each six full calendar years between January 1, 2000 and the Payout Start Date.

The Income Payment Tables below will be used to determine the following:

|X| For Variable Amount Income Payments and an Assumed Investment Rate of 3%, the initial monthly income payment for the selected Income Plan. Subsequent monthly income payments will vary as described in the Variable Amount Income Payments section. For Variable Amount Income Payments with an Assumed Investment Rate other than 3%, monthly income payment factors will be calculated on a basis consistent with the factors shown in the Income Payment Tables using an interest rate equal to the Assumed Investment Rate.

|X| For Fixed Amount Income Payments, the minimum guaranteed monthly income payment for the selected Income Plan.

Income Plan 1 - Life Income with Guaranteed Payment Period for 120 Months

===============================================================================================================================
                              Monthly Income Payment for each $1,000 Applied to this Income Plan
-------------------------------------------------------------------------------------------------------------------------------
---------------------- -------------------- -------------------- -------------------- -------------------- --------------------

     Annuitant's                                Annuitant's                               Annuitant's
      Adjusted             Male Female           Adjusted            Male Female           Adjusted            Male Female
         Age                                        Age                                       Age
---------------------- -------------------- -------------------- -------------------- -------------------- --------------------
---------------------- -------------------- -------------------- -------------------- -------------------- --------------------
         35                $3.34 $3.22              49               $3.99 $3.76              63               $5.23 $4.84
         36                 3.38 3.24               50                4.05 3.81               64                5.35 4.95
         37                 3.41 3.27               51                4.11 3.87               65                5.49 5.07
         38                 3.45 3.30               52                4.18 3.93               66                5.62 5.20
         39                 3.49 3.34               53                4.26 3.99               67                5.77 5.33
         40                 3.53 3.37               54                4.33 4.06               68                5.92 5.47
         41                 3.57 3.41               55                4.41 4.13               69                6.07 5.62
         42                 3.62 3.44               56                4.50 4.20               70                  6.23
         43                 3.66 3.48               57                4.58 4.28               71                  5.78
         44                 3.71 3.52               58                4.68 4.36               72                6.39 5.94
         45                 3.76 3.57               59                4.78 4.45               73                6.56 6.11
         46                 3.81 3.61               60                4.88 4.54               74                6.73 6.29
         47                 3.87 3.66               61                4.99 4.63               75                6.90 6.48
         48                 3.93 3.71               62                5.11 4.73                                 7.08 6.67
====================== ==================== ==================== ==================== ==================== ====================

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payment Period for 120 Months

===============================================================================================================================
                              Monthly Income Payment for each $1,000 Applied to this Income Plan
-------------------------------------------------------------------------------------------------------------------------------
------------------ ------------------------------------------------------------------------------------------------------------
      Male                                                           Female
   Annuitant's                                                     Annuitant's
    Adjusted                                                        Adjusted
       Age                                                             Age
------------------ ------------------------------------------------------------------------------------------------------------
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- -----------
                       35          40          45          50          55           60          65          70          75
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- -----------
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- -----------

       35            $3.06       $3.12       $3.17       $3.22        $3.26       $3.28       $3.31       $3.32       $3.33
       40             3.10        3.18        3.26        3.32        3.38         3.43        3.46        3.49        3.51
       45             3.13        3.23        3.33        3.43        3.52         3.59        3.65        3.69        3.72
       50             3.16        3.27        3.40        3.53        3.65         3.76        3.86        3.93        3.98
       55             3.18        3.30        3.45        3.61        3.77         3.94        4.08        4.20        4.29
       60             3.19        3.33        3.49        3.68        3.88         4.10        4.31        4.51        4.66
       65             3.20        3.34        3.52        3.73        3.97         4.24        4.54        4.83        5.08
       70             3.21        3.35        3.54        3.76        4.03         4.36        4.73        5.13        5.52
       75             3.21        3.36        3.55        3.78        4.07         4.44        4.87        5.38        5.92
================== =========== =========== =========== =========== ============ =========== =========== =========== ===========

Income Plan 3 - Guaranteed Payment Period

============================ ===================================================
      Specific Period                 Monthly Income Payment for each
                                     $1,000 Applied to this Income Plan
---------------------------- ---------------------------------------------------
---------------------------- ---------------------------------------------------
         10 Years                                  $9.61
         11 Years                                   8.86
         12 Years                                   8.24
         13 Years                                   7.71
         14 Years                                   7.26
         15 Years                                   6.87
         16 Years                                   6.53
         17 Years                                   6.23
         18 Years                                   5.96
         19 Years                                   5.73
         20 Years                                   5.51
============================ ===================================================



--------------------------------------------------------------------------------

GENERAL PROVISIONS
--------------------------------------------------------------------------------


The Entire Contract
The entire contract consists of this Contract, any written applications, the annuity data page and any Contract endorsements and riders.

All statements made in written applications are representations and not warranties. No statement will be used by us in defense of a claim or to void the Contract unless it is included in a written application. If your Contract is voided, you will receive any purchase payments, less any withdrawals, excluding accrued interest.

Unless otherwise specified, all references in this Contract to days, months, or years shall mean calendar days, months or years.

Only our officers are authorized to change the Contract or waive a right or requirement of the Contract. No other individual is authorized to do this.

We may not modify this Contract without your signed consent, except to make it comply with any changes in the Internal Revenue Code or as required by any other applicable law, or as otherwise permitted by the terms of this Contract.


Incontestability
Except as provided in the Entire Contract section above, this Contract will be incontestable after it has been in force during your lifetime for a period of two years from the Issue Date.

If your Contract is voided, you will receive any purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation to the date the Contract is voided, plus any purchase payments allocated to the Fixed Account Options, less any withdrawals, excluding accrued interest.

Misstatement of Age or Sex
If any age or sex has been misstated, we will pay the amounts which would have been paid at the correct age and sex.

If we find the misstatement of age or sex after the income payments begin, we will:

|X| Pay all amounts underpaid including interest calculated at an effective annual rate of 6%; or

|X| Stop payments until the total income payments made are equal to the total amounts that would have been made if the correct age and sex had been used.


Annual Statement
At least once a year, before the Payout Start Date, we will send you a statement to your last known address we have for you in our records reporting the investments held in the separate account and other contract values. The effective date of the information in the annual statement will not be more than two months before the date of the mailing. We will provide you with Contract Value information at any time upon your request. The information presented will comply with any applicable law.


Settlements
We must receive due proof of death of the Owner or due proof of death of the Annuitant before the settlement of a death claim.

Any full withdrawal or payment of death proceeds under this Contract will not be less than the minimum benefits required by any statute of the state in which the Contract is delivered.


Deferment of Payments
We will pay any amounts due from the Variable Account under this Contract within seven days, unless:

|X| The New York Stock Exchange is closed for other than usual weekend or holidays, or trading on such Exchange is restricted;

|X|  An emergency  exists as defined by the Securities and Exchange  Commission;
     or

|X| The Securities and Exchange Commission permits delay for the protection of contractholders.

We reserve the right to postpone payments or transfers from the Fixed Account Options for up to six months. If we elect to postpone payments or transfers from the Fixed Account Options for 30 days or more, we will pay interest as required by applicable law. Any such interest will be payable from the date the payment or transfer request is received by us to the date the payment or transfer is made.

VAP 0320                  Page 1                                  LBL Bonus NMVA
Lincoln Benefit
Life Company
A Stock Company

Home Office: 2940 South 84th Street, Lincoln, Nebraska 68506-4142


Flexible Premium Deferred Variable Annuity Contract


This Contract is issued to the Owner in consideration of the initial purchase payments. Lincoln Benefit Life Company ("Lincoln Benefit Life") will pay the benefits of this Contract, subject to its terms and conditions.

Throughout this Contract, "you" and "your" refer to the Owner(s) of this Contract. "We", "us" and "our" refer to Lincoln Benefit Life Company.

Contract Summary
This flexible premium deferred variable annuity provides a cash withdrawal benefit, a death benefit, and a settlement value during the Accumulation Phase, and periodic income payments beginning on the Payout Start Date during the Payout Phase.

The dollar amount of income payments or other values provided by this Contract, when based on the investment experience of the Variable Account, will vary to reflect the performance of the Variable Account.

This Contract does not pay dividends.

The tax status of this Contract as it applies to the Owner should be reviewed each year.

PLEASE READ YOUR CONTRACT CAREFULLY.

This is a legal Contract between the Owner(s) of this Contract and Lincoln Benefit Life Company.

Trial Examination Period
Upon written request, we will provide you with factual information regarding the benefits and provisions contained in this Contract. If you are not satisfied with this Contract for any reason, you may cancel it by written notification within 20 days after you receive it. We will refund purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation through the date of cancellation, plus any purchase payments allocated to the Fixed Account Options, less any withdrawals. (Where required by state law, we will refund purchase payments.) If this Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value. A refund under this Trial Examination Period excludes the actual amount of any Credit Enhancement.












                   Flexible Premium Deferred Variable Annuity


--------------------------------------------------------------------------------

TABLE OF CONTENTS
--------------------------------------------------------------------------------


ANNUITY DATA PAGE

THE PERSONS INVOLVED

ACCUMULATION PHASE

PAYOUT PHASE

INCOME PAYMENT TABLES

GENERAL PROVISIONS












































..........
--------------------------------------------------------------------------------

THE PERSONS INVOLVED
--------------------------------------------------------------------------------


OWNER The person named at the time of application is the Owner of this Contract unless subsequently changed. As Owner, you will receive any periodic income payments, unless you have directed us to pay them to someone else. This Contract cannot be jointly owned by a non-living person and a living person. If the Owner is a trust, the Owner will be considered a non-living person.

You may exercise all the rights stated in this Contract, subject to the rights of any irrevocable Beneficiary.

You may change the Owner at any time by written request in a form satisfactory to us. Each change is subject to any payments we make or other action we take before we accept it. If we accept a change, the change will take effect on the date you signed the request.

You may not assign any interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract before the Payout Start Date. We are bound by an assignment only if it is signed by you and filed with us. We are not responsible for the validity of an assignment.

If more than one person is designated as Owner:

o Owner as used in this Contract refers to all people named as Owners, unless otherwise indicated;

o    Any request to exercise ownership rights must be signed by all Owners;

o On the death of any person who is an Owner, the surviving person(s) named as Owner(s) will continue as Owner(s), as described in the Death of Owner section; and

o If any Owner is a non-living person, when the Annuitant dies, the Death of Annuitant section will apply.


ANNUITANT The Annuitant is the person named on the Annuity Data Page. The Annuitant must be a living person.

If the Owner is a living person, the Owner may change the Annuitant before the Payout Start Date by written request in a form satisfactory to us. Once we accept a change, it takes effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.


BENEFICIARY The two classes of Beneficiaries are Primary Beneficiaries and Contingent Beneficiaries. Primary Beneficiaries and Contingent Beneficiaries are individually and collectively referred to herein as "Beneficiaries."

The Primary Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Primary Beneficiary is the Beneficiary(ies) who is first entitled to receive benefits under this Contract upon the death of the sole surviving Owner.

The Contingent Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Contingent Beneficiary is entitled to receive benefits under the Contract upon the death of the sole surviving Owner, when all Primary Beneficiary(ies) predecease the sole surviving Owner.

You may change or add Beneficiaries at any time by written request in a form satisfactory to us, unless you have designated an irrevocable Beneficiary. You may restrict income payments to Beneficiaries by written request in a form satisfactory to us. Once we accept a request, the change will take effect on the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

If no named Beneficiary is living when the sole surviving Owner dies, or if a Beneficiary has not been named, the new Beneficiary will be:

              i. Your spouse, or if he or she is no longer living,
              ii. Your surviving children equally, or if you have no surviving children, iii.Your estate.

For the purposes of this Contract, children are natural children and adopted children only.

Unless you have provided written directions to the contrary, in a form satisfactory to us, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Owner, the deceased Beneficiary's entire share will be divided among the remaining Beneficiaries in that class in proportion to the remaining Beneficiaries' original shares.

Survivor Clause
For purposes of this Contract, in determining whether a living person, including an Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person A") has survived another living person, including an Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person B"), Living Person A must survive Living Person B by at least 24 hours. Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.



--------------------------------------------------------------------------------

ACCUMULATION PHASE
--------------------------------------------------------------------------------


ACCUMULATION PHASE DEFINED The "Accumulation Phase" is the first of the two phases of this Contract. The Accumulation Phase begins on the Issue Date stated on the Annuity Data Page. This phase will continue until the Payout Start Date unless the Contract is terminated before that date.


CONTRACT YEAR A "Contract Year" is the 365 day period (366 days for a leap year) beginning on the Issue Date and on each anniversary of the Issue Date ("Contract Anniversary").


VALUATION DATE AND VALUATION PERIOD A "Valuation Date" is any date Monday through Friday on which the New York Stock Exchange is open for regular trading. A "Valuation Period" is the time interval beginning at the closing of the New York Stock Exchange on a Valuation Date and ending at the closing of the New York Stock Exchange on the following Valuation Date.


PURCHASE PAYMENTS Purchase payments are initial and subsequent payments made by you and do not include any Credit Enhancements. The amount of the Initial Purchase Payment is shown on the Annuity Data Page. You may make subsequent purchase payments during the Accumulation Phase. We reserve the right to impose a minimum amount on each subsequent purchase payment. This minimum amount will not exceed $1,000. We also reserve the right to limit the cumulative purchase payments to a maximum amount of $1,000,000. We may limit your ability to make subsequent purchase payments in order to comply with the laws of the state where this Contract is delivered.

We will invest the purchase payments in the Investment Alternatives you select. You may allocate any portion of your purchase payment in whole percents from 0% to 100% or in exact dollar amounts to any of the Investment Alternatives. The total allocation of your purchase payment to the Investment Alternatives you select must equal 100%.

The allocation of the Initial Purchase Payment is shown on the Annuity Data Page. Allocation of each subsequent purchase payment will be the same as the allocation for the most recent purchase payment unless you change the allocation. You may change the allocation of subsequent purchase payments at any time, without charge, by notice in a form satisfactory to us. Any change will take effect as of the day we receive the notice. However, if we receive the notice on a day other than a Valuation Date, then the reallocation will take effect at the close of the next Valuation Date.

If the Trial Examination Period provision requires us to refund purchase payments, then during the Trial Examination Period, we reserve the right to invest the purchase payments you allocate to the Variable Account (plus any associated Credit Enhancements) to the money market Variable Sub-account available under this Contract. We will notify you if we do so. At the end of the Trial Examination Period, the amount in the money market Variable Sub-account will be allocated to the Variable Sub-accounts as originally designated by you. This allocation will not be considered a transfer.


INVESTMENT ALTERNATIVES Investment Alternatives are the Sub-accounts of the Variable Account and the Fixed Account Options under this Contract.

We reserve the right in our sole discretion to:

|X|  Make additional Investment Alternatives available;

|X|  Modify,   substitute  or  eliminate   any  current  or  future   Investment
     Alternatives we make available; and,

|X| Establish and modify the terms and conditions for making purchase payments to, withdrawals from, and transfers to or from any of the Investment Alternatives we make available.

Without limiting the foregoing, we reserve the right to impose limitations and requirements on the Variable Sub-accounts and/or Fixed Account Options in which you may invest. These limitations and requirements may include, but are not limited to:

|X|  Maximum investments limits;

|X|  Exclusion of certain accounts or Sub-accounts;

|X|  Term length requirements for Fixed Account Options;

|X|  Required minimum allocations; and/or,

|X|  The required use of automatic portfolio rebalancing.

A current explanation and list of investment limitations and requirements is set forth in the prospectus that pertains to your Contract.


CREDIT ENHANCEMENTS A "Credit Enhancement" will be allocated to the Investment Alternatives you selected at the time of each purchase payment. It will be allocated among the Investment Alternatives in the same proportions as the purchase payment. The amount of your Credit Enhancement is determined by multiplying the applicable Credit Enhancement Percentage in the table below by the amount of the purchase payment. We do not consider Credit Enhancements to be an investment in the Contract for income tax purposes.

The Credit Enhancement Percentage will be determined as follows:

                                                                Credit Enhancement Percentage:

                                                               Issue Age is 85 or      Issue Age is
Total purchase payments adjusted for any withdrawals:               Younger            between 86-90

         $500,000 or less                                          4.0%                    2.0%

         $500,001 - $1,000,000                                     4.5%                    2.5%

         $1,000,001 or more                                        5.0%                    3.0%

The Issue Age is the age of the oldest Contract Owner or, if the owner is a non-living person, the oldest Annuitant on the Issue Date of the Contract. The Issue Date is shown on the Annuity Data Page.

Credit Enhancements will not be applied to the purchase payments of contracts surrendered during the Trial Examination Period.

VARIABLE ACCOUNT The "Variable Account" for this Contract is shown on the Annuity Data Page. This account is a separate investment account to which we allocate assets contributed under this and certain other contracts. The income, gain and losses, realized or unrealized, from assets allocated to the Variable Account are credited to or charged against the Account without regard to our other income, gains or losses.

If we deem it to be in the best interest of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940, as amended, or it may be deregistered under such Act in the event such registration is no longer required.


VARIABLE SUB-ACCOUNTS The Variable Account is divided into Sub-accounts. Each Sub-account represents an investment in the shares of the mutual fund underlying that Sub-account. We may offer additional Sub-accounts of the Variable Account at our discretion. We reserve the right to limit the number of Sub-accounts of the Variable Account that may be invested in at any one time.

We reserve the right, subject to applicable law, to make additions to, deletions from, or substitutions for the shares of the underlying mutual fund of the Sub-accounts of the Variable Account. We will not substitute any shares attributable to your interest in a Sub-account of the Variable Account without notice to you and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940, as amended.

We reserve the right to establish additional Sub-accounts of the Variable Account, each of which would invest in shares of a mutual fund. You may then instruct us to allocate purchase payments or transfers to such Sub-accounts, subject to any terms set by us or the mutual fund. We reserve the right to limit the availability of Sub-accounts and/or funds for this Contract.

In the event of any such substitution or change, we may, by endorsement, make such changes as may be necessary or appropriate to reflect such substitution or change.


FIXED ACCOUNT OPTIONS The Fixed Account Options under this Contract are the Dollar Cost Averaging Fixed Account Option and the Standard Fixed Account Option.


DOLLAR COST AVERAGING FIXED ACCOUNT OPTION The Dollar Cost Averaging Fixed Account is divided into individual Transfer Period Accounts. A new Transfer Period Account is established each time you allocate a purchase payment to the Dollar Cost Averaging Fixed Account and you choose the term length of the new Transfer Period Account. Purchase payments may not be allocated to any existing Transfer Period Account. No amount may be transferred into the Dollar Cost Averaging Fixed Account. Each purchase payment allocated to a Transfer Period Account must be at least $500. We may offer term lengths from which you may select for your Transfer Period Account(s), which may range from three to eighteen months; however, we may add to, modify or eliminate the term lengths we offer at our discretion.

Amounts in a Transfer Period Account will earn interest at the rate declared for the Transfer Period Account at the time it is established. This interest rate will be in effect for the term of the Transfer Period Account. Each purchase payment, Credit Enhancement and all associated interest in a Transfer Period Account must be transferred to the other Investment Alternatives according to your allocation instructions in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the Investment Alternatives available for transfers from any Transfer Period Account. We may offer weekly, quarterly, semi-annual, or other installment transfer period alternatives, at our discretion. For each purchase payment, the first transfer from a Transfer Period Account will begin on the 25th day after we have received the purchase payment. If we do not receive an allocation instruction from you when payment is received by us, the purchase payment, Credit Enhancement and all associated interest will be transferred to the money market Variable Sub-account in equal installments until we have received a different allocation instruction.

At the expiration of a Transfer Period Account, any residual amount will be automatically transferred to the money market Variable Sub-account. If you discontinue the Dollar Cost Averaging Options before the expiration of a Transfer Period Account, the remaining balance will be transferred on the day we receive notification to the money market Variable Sub-account unless you request a different Investment Alternative. However, if we receive your notice of discontinuation on a day other than a Valuation Date, then the transfer will occur at the close of the next Valuation Date.


GUARANTEE PERIOD ACCOUNT The Standard Fixed Account is divided into individual Guarantee Period Accounts. A new Guarantee Period Account is established each time you:

o Allocate purchase payments to the Standard Fixed Account and you choose the term length of the new Guarantee Period Account; or

o You elect or are deemed to have elected to transfer the Guarantee Period Account Value of an expiring Guarantee Period Account to establish a new Account.

You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer into a Guarantee Period Account must be at least $500. We may offer term lengths you may choose for your Guarantee Period Accounts from one to ten years.

We may add to, modify or eliminate the term lengths we offer at our discretion.

You must choose the term length for a new Guarantee Period Account from the term lengths we offer for the Standard Fixed Account at the time you create the new Guarantee Period Account. If you allocate a purchase payment or transfer to the Standard Fixed Account, but you do not select a term length for the new Guarantee Period Account, we will allocate the purchase payment (and any Credit Enhancement) or the transfer to a new Guarantee Period Account with the same term length as your most recent purchase payment or the transfer to the same Fixed Account Option. If we no longer offer that term length, then we will allocate the purchase payment (and any Credit Enhancement) or the transfer to a new Guarantee Period Account with the next shortest term currently offered for that Fixed Account Option. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment (and any Credit Enhancement) or the transfer to a new Guarantee Period Account of the shortest term we are offering at that time.


STANDARD FIXED ACCOUNT OPTION The following provisions apply to Guarantee Period Accounts of the Standard Fixed Account Option. Amounts in a Guarantee Period Account will earn interest at the rate declared for the term length at the time it is established. This interest rate will be in effect for the term of the Guarantee Period Account. Upon the expiration of the term of a Guarantee Period Account, we will declare a renewal interest rate, which will remain in effect for one year. Subsequent renewal dates will be on the anniversaries of the first renewal date.

The total amount of transfers and withdrawals from any individual Guarantee Period Account during a Contract Year cannot exceed 30% of the amount used to establish that Guarantee Period Account. Any portion of the total allowable transfer and withdrawal amount that is not transferred or withdrawn in a Contract Year will not increase the allowable transfer and withdrawal amount for any subsequent Contract Year. This limit will be waived if you elect to withdraw your entire Contract Value.

Prior to the renewal date of each Guarantee Period Account we will mail you a renewal notice outlining the options available to you. During the 30 day period after the renewal date, the 30% limit described above will be waived and you may transfer or withdraw all or a portion of the amount in the renewing Guarantee Period Account. If you make a withdrawal, a Withdrawal Charge and any applicable taxes may apply.

If we receive notification of your election to make a transfer or withdrawal from a renewing Guarantee Period Account on or before the renewal date, the transfer or withdrawal will be deemed to have occurred on the renewal date.

If we receive notification or your election to make a transfer or withdrawal from the renewing Guarantee Period Account after the renewal date, but before expiration of the 30 day period, (i) the transfer or withdrawal will be deemed to have occurred on the day we receive such notice, and (ii) the amount transferred or withdrawn will earn interest for the period beginning on the renewal date and ending on the day we receive notification of your election at the renewal interest rate declared. However, if we receive notice of your election to make a transfer or withdrawal on a day other than a Valuation Date, then the transfer or withdrawal will be deemed to have occurred at the close of the new Valuation Date, and interest will be credited accordingly.

Any remaining balance not withdrawn or transferred from the renewing Guarantee Period Account will continue to earn interest until the next renewal date at the renewal interest rate declared. If we do not receive notification from you within the 30 day period, you will be deemed to have elected to renew the Guarantee Period Account and the amount in the renewing Guarantee Period Account will continue to earn interest at the renewal interest rate declared until the next renewal date, and will be subject to all restrictions of the Standard Fixed Account.


CREDITING INTEREST Interest to the Fixed Account Options will be credited daily at a rate which compounds over one year to the annualized effective interest rate we declared when the money was allocated. We will credit interest to amounts of the Initial Purchase Payment plus any associated Credit Enhancement allocated to the Fixed Account Options from the Issue Date at the annualized effective interest rate for the Initial Purchase Payment shown on the Annuity Data Page. We will credit interest to amounts of subsequent purchase payments plus any associated Credit Enhancements allocated to the Fixed Account Options from the day we receive them at the annualized effective interest rate declared by us at that time. The minimum guaranteed annualized effective rates of interest that we will declare for the Fixed Account Options are shown under the Minimum Guaranteed Annualized Effective Rate on the Annuity Data Page.


TRANSFERS Prior to the Payout Start Date, you may transfer amounts among the Investment Alternatives. You may make 12 transfers per Contract Year without charge. Each transfer after the 12th in any Contract Year may be assessed a transfer fee of up to 2.0% of the amount transferred. Any transfers made from the Dollar Cost Averaging Fixed Account do not count as one of the free transfers allowed each Contract Year; and are not assessed a transfer fee. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee.

Transfers to and from the Fixed Account Options are subject to the restrictions described in the Dollar Cost Averaging Fixed Account Options and Standard Fixed Account Option sections of this Contract.

We reserve the right to limit the number of transfers among the Variable Sub-Accounts in any Contract Year or to refuse any transfer request submitted by or on behalf of an Owner or certain Owners if, in our sole discretion:

|X| We believe that excessive trading by such Owner or Owners or a specific transfer request or group of transfer requests may have a detrimental effect on Unit values or the share price of the underlying mutual funds or would be to the disadvantage of other contract owners; or

|X| We are informed by one or more of the underlying mutual funds that the purchase of shares is to be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on share prices of affected underlying mutual funds.

Such restrictions may be applied in any manner which is reasonably designed to prevent any use of the transfer right which is considered by us in our sole discretion to be to the disadvantage of the other contract owners.

We reserve the right to assess short-term trading fees in connection with transfers from Variable Sub-accounts that occur within a certain number days following the date of allocation to the Variable Sub-accounts. Such fees may vary by Sub-account, but will only apply to those Sub-accounts corresponding to underlying mutual funds that assess such fees.

We reserve the right to waive the transfer fees and restrictions contained in this Contract.


Contract Value Your "Contract Value" is equal to the sum of:

|X| The number of Accumulation Units you hold in each Sub-account of the Variable Account multiplied by the Accumulation Unit Value for that Sub-account on the most recent Valuation Date; plus

|X|  The total value you have in the Fixed Account Options.


ACCUMULATION UNITS AND ACCUMULATION UNIT VALUE Amounts you allocated to a Sub-account of the Variable Account are used to purchase Accumulation Units in that Sub-account. The number of Accumulation Units purchased on a given Valuation Date will depend on the Accumulation Unit Value of the Sub-account on that Valuation Date. All values at the end of any subsequent valuation period are calculated by multiplying the Accumulation Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net investment Factor for the Valuation Period. The Accumulation Unit Values may increase or decrease.

Accumulation Unit Values for each Sub-account of the Variable Account are determined only on Valuation Dates. The Accumulation Unit Value for each Sub-account will vary with the price per share of the underlying mutual fund of the Sub-account, and in accordance with the Mortality and Expense Risk Charge, Administrative Expense Charge and any applicable taxes.

Additions or transfers to a Sub-account of the Variable Account will increase the number of Accumulation Units for that Sub-account. Withdrawals or transfers from a Sub-account of the Variable Account, Contract Maintenance Charges and any applicable annual fees will decrease the number of Accumulation Units for that Sub-account.


NET INVESTMENT FACTOR For each Variable Sub-account, the "Net Investment Factor" for a Valuation Period is equal to:

|X|  The sum of:

     |X| The net asset value per share of the underlying mutual fund of the Sub-account determined at the end of the current Valuation Period; plus

     |X| The per share amount of any dividend or capital gain distributions made by the underlying mutual fund of the Sub-account during the current Valuation Period.

     |X| Divided by the net asset value per share of the underlying mutual fund of the Sub-account determines as of the end of the immediately preceding Valuation Period.

     |X| The result is reduced by the Mortality and Expense Risk Charge and the Administrative Expense Charge corresponding to the portion of the 365 day year (366 days for a leap year) that is in the current Valuation Period.

The Net Investment Factor may be greater than, less than or equal to one; therefore, the value of an Accumulation Unit may increase, decrease, or remain the same.


CHARGES The charges for this Contract include Administrative Expense Charges, Mortality and Expense Risk Charges, Contract Maintenance Charges, transfer fees, and any applicable annual fees or taxes. If withdrawals are made, the Contract may be subject to Withdrawal Charges.


ADMINISTRATIVE EXPENSE CHARGE Your Administrative Expense Charge is shown on the Annuity Data Page. (See the Accumulation Units and Accumulation Unit Value sections and the Net Investment Factor section for a description of how this charge is applied.)


MORTALITY AND EXPENSE RISK CHARGE Your Mortality and Expense Risk Charge is shown on the Annuity Data Page. (See the Accumulation Units and Accumulation Unit Value section and the Net Investment Factor section for a description of how this charge is applied.)


CONTRACT MAINTENANCE CHARGE On or prior to the Payout Start Date, a Contract Maintenance Charge may be deducted from your Contract Value on each Contract Anniversary. The charge is deducted only from the Sub-accounts of the Variable Account. The charge will be deducted from the Sub-accounts of the Variable Account in the proportion that your value in each bears to your total value in all Sub-accounts of the Variable Account. A full Contract Maintenance Charge will be deducted if the Contract is terminated on any date other than on the Contract Anniversary. The Contract Maintenance Charge will never be greater than $40 per Contract Year. The Contract Maintenance Charge will be reduced to $30 if the Contract Value is greater than or equal to $2,000. If the Contract is terminated, or upon your Contract Anniversary, the Contract Maintenance Charge will be waived if the total contract Value is $50,000 or if all your Contract Value is allocated to the Fixed Account Option.


WITHDRAWAL You have the right, subject to the restrictions and charges described in this Contract, to withdraw part or all of your Contract Value at any time during the Accumulation Phase. A withdrawal must be at least $50. If any withdrawal reduces the Contract Value to less than $1,000, we may treat the request as a withdrawal of the entire Contract Value. If you withdraw the entire Contract Value, this Contract will terminate.

You must specify the Investment Alternative(s) from which you wish to make a withdrawal. Withdrawals are subject to adjustments for applicable Withdrawal Charges and taxes. When you make a withdrawal, you must specify whether you choose to make a Gross Withdrawal or a Net Withdrawal. Under a Gross Withdrawal, the adjustments are made to the amount of your withdrawal request ("Withdrawal Request Amount"). Under a Net Withdrawal, you receive the full Withdrawal Request Amount; however, the adjustments are made to the Investment Alternative(s) from which you wish to make the withdrawal based upon an adjusted Withdrawal Request Amount ("Adjusted Withdrawal Request Amount") that, after adjustments, results in the full Withdrawal Request Amount. If you do not specify which of these options you choose, your withdrawal will be deemed to be a Net Withdrawal.

Withdrawals from the Standard Fixed Account are subject to the restrictions described in the Standard Fixed Account Option section.


FREE WITHDRAWAL AMOUNT The Free Withdrawal Amount available in a Contract Year is equal to 15% of the purchase payments that are subject to a Withdrawal Charge as of the beginning of the Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. Purchase payments that are no longer subject to a Withdrawal Charge will not be used to determine the Free Withdrawal Amount for a Contract Year, nor will they be assessed a Withdrawal Charge, if withdrawn.

During each Contract Year you may withdraw the Free Withdrawal Amount without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to any applicable taxes. If you do not withdraw the entire Free Withdrawal Amount during a Contract Year, any remainder is not carried forward to increase the Free Withdrawal Amount in a subsequent Contract Year. The Free Withdrawal Amount is only available during the Accumulation Phase of the Contract.

The Free Withdrawal Amount will be reduced by the Withdrawal Request Amount for each Gross Withdrawal; and by the Adjusted Withdrawal Request Amount for each Net Withdrawal.


WITHDRAWAL CHARGE A Withdrawal Charge may be assessed on certain withdrawals. For purposes of assessing the Withdrawal Charge, we assume that the purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Withdrawal Charge. Your Withdrawal Charge is shown on the Annuity Data Page.

For each purchase payment withdrawal, the "Payment Year" in the table on the Annuity Data Page is the 365 day year (366 days for a leap year) beginning on the day we apply your purchase payment to your Contract. The Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year in the table on the Annuity Data Page and the amount of each purchase payment withdrawal that is in excess of the Free Withdrawal Amount.

Any Withdrawal Charge will be waived on withdrawals taken to satisfy IRS minimum distribution rules; but only to the extent the Free Withdrawal Amount of your Contract available in a Contract Year has been depleted. Withdrawals taken from any Guarantee Period Account of the Standard Fixed Account to satisfy IRS minimum distribution rules will count towards the 30% limit for transfers and withdrawals, as described in the Standard Fixed Account Option section. The waiver of Withdrawal Charges under this section is permitted only for withdrawals that satisfy required distributions resulting solely from this Contract.


TAXES Any premium tax and any other applicable taxes relating to this Contract may be deducted from purchase payments or the Contract Value when the tax is incurred or at a later time.


DEATH OF OWNER If you die prior the Payout Start Date, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary section.

If there is more than one new Owner taking a share of the Death Proceeds, described in the Death Proceeds section, each new Owner will be treated as a separate and independent Owner of his or her respective share of the Death Proceeds. Each new Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below for his or her respective share. Each new Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original new Owner.

The Options available to the new Owner will be determined by the applicable following Category in which the new Owner is defined. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.

     Category 1. If your spouse is the sole new Owner of the entire Contract, your spouse must choose from Options A, B or C, described below. If your spouse does not choose one of these options, Option D will apply unless the Contract has previously been continued under Option D, in which case, Option C will apply.

     Category 2. If the new Owner is a living person who is not your spouse, or if there are multiple living new Owners, the new Owner(s) must (each) choose from Options A, B or C, as described below. If a new Owner does not choose one of these Options, Option C will apply for such new Owner.

     Category 3. If the new Owner is a corporation, trust, or other non-living person, the new Owner must choose between Options A or C, described below. If the new Owner does not choose either of these Options, Option C will apply.

The following Death of Owner Options are available, as applicable:

     Option A. The new Owner may elect to receive the Death Proceeds in a lump sum.

     Option B. The new Owner may elect to receive the Death Proceeds paid out under one of the Income Plans described in the Payout Phase section, subject to the following conditions:

     Income payments must begin within one year of your date of death. Income payments must be payable:

          i.   Over the life of the new Owner; or

          ii. For a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the new Owner; or

          iii. Over the life of the new Owner with a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the new Owner.

     Option C. The new Owner may elect to receive the Contract Value payable within 5 years of your date of death. Under this option, the excess, if any, of the Death Proceeds over the Contract Value, as of the date that we determine the value of the Death Proceeds, will be added to the Contract Value. Unless otherwise instructed by the new Owner, this excess will be allocated to the money market Variable Sub-account. During the 5 year period that follows your date of death, the new Owner may exercise all rights as set forth in the transfer provision. Withdrawal Charges will be waived for any withdrawals made during the 5 year period.

     Option D. The new Owner may elect to continue the Contract in the Accumulation Phase. If the Owner was also the Annuitant, then the new Owner will be the new Annuitant unless he or she names a new Annuitant as described in the Death of Annuitant section. Only one Contract continuation is allowed under this Contract.

     Under this Option the following conditions apply:

     |X| The excess, if any, of the Death Proceeds over the Contract Value, as of the date that we determine the Death Proceeds, will be added to the Contract Value.

     |X| Unless otherwise instructed by the new Owner, this excess will be allocated to the Variable Sub-accounts in proportion to the percentages of your Contract Value in those Sub-accounts as of the date that we determine the Death Proceeds, except that any portion of this excess that is attributable to the Fixed Account Options will be allocated to the money market Variable Sub-account.

     |X| Within 30 days after the date we determine the death proceeds, the new Owner may make a one time transfer of all or a portion of the Death Proceeds into any combination of Variable Sub-accounts or the Standard Fixed Account without incurring a transfer fee. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.

     |X| The new Owner may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge.

All ownership rights subject to the conditions stated in this section are available to the new Owner from the date of your death until the date on which the Death Proceeds are paid.

No additional purchase payments may be added to the Contract after we have received the first complete request for settlement of the Death Proceeds, except under Option D.

We reserve the right to offer additional Death of Owner Options.

If the Owner Dies after the Payout Start Date, refer to the Payout Phase section of this Contract.


DEATH OF ANNUITANT If the Annuitant who is also the Owner dies before the Payout Start Date, the Death of Owner section above applies. If the Annuitant who is not also the Owner dies before the Payout Start Date, the Options available to the Owner will be determined by the applicable following Category in which the Owner is defined.

     Category 1. If the Owner is a living person, the Contract will continue in the Accumulation Phase with a new Annuitant. The Contract Value will not be increased by any excess of the Death Proceeds over the Contract Value as of the date that we determine the value of the Death Proceeds.

     The new Annuitant will be:

     o A person you name by written request, subject to the conditions described in the Annuitant section of this Contract; otherwise,

     o    The youngest Owner; otherwise,

     o    The youngest Beneficiary.

     Category 2. If the Owner is a corporation, trust, or other non-living person, the Owner must choose between the following two options:

          Option A. The Owner may elect to receive the Death proceeds in a lump sum.

          Option B. The Owner may elect to receive the Contract Value payable within 5 years of the Annuitant's date of death. Under this Option, the excess, if any, of the Death Proceeds over the Contract Value, as of the date that we determine the value of the Death Proceeds, will be added to the Contract Value. Unless otherwise instructed by the Owner, this excess will be allocated to the money market Variable Sub-account. During the 5 year period that follows the Annuitant's date of death, the Owner may exercise all rights as set forth in the Transfers section. Withdrawal Charges will be waived for any withdrawals made during this 5 year period

          No additional purchase payments may be added to the Contract under this section. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

          If the owner does not select either Option A or B, Option B will apply.

All ownership rights, subject to the conditions stated in this section, are available to the Owner from the date of the Annuitant's death until the date on which the Death Proceeds are paid.

We reserve the right to offer additional Death of Annuitant Options.

If the Annuitant dies after the Payout Start Date, refer to the Payout Phase section of this Contract.


DEATH PROCEEDS Before the Payout Start Date, if we receive a complete request for settlement of the Death Proceeds within 180 days of the date of the Owner or Annuitant's death, the Death Proceeds are equal to the Death Benefit described below. Otherwise, the Death proceeds are equal to the greater of the Contract Value or the Settlement Value.

The value of the Death Proceeds is set as of the end of the Valuation Period during which we receive the first complete request for settlement of the Death Proceeds. A complete request includes due proof of death. The value of the Death Proceeds for each individual new Owner is subject to investment gain or loss from the date we receive the first complete request for settlement through the date a complete request for settlement is received from each individual new Owner.

We reserve the right to extend, on a non-discriminatory basis, the 180 day period in which the Death Proceeds will equal the Death Benefit. This right will only apply for purposes of determining the amount payable as Death Proceeds and in no way restricts when a claim may be filed.


Death Benefit Prior to the Payout Start Date, the Death Benefit is equal to the greatest of:

|X| The sum of all purchase payments plus any associated Credit Enhancements reduced by a withdrawal adjustment for each withdrawal, as described below; or

|X|  The Contract Value as of the date we determine the Death Proceeds; or

|X|  The Settlement Value as of the date we determine the Death Proceeds.

A withdrawal adjustment is equal to (a) divided by (b) and the result is multiplied by (c) where:

(a)  is the withdrawal amount.

(b)  is the Contract Value immediately prior to the withdrawal.

(c) is the sum of all purchase payments plus any associated Credit Enhancements immediately prior to the withdrawal, less any prior withdrawal adjustments.

The total Death Benefit may not exceed the Contract Value plus $1,000,000.


SETTLEMENT VALUE The Settlement Value is the amount that would be paid in the event of a full withdrawal of the Contract Value.



 -------------------------------------------------------------------------------

 PAYOUT PHASE
 -------------------------------------------------------------------------------


PAYOUT PHASE The "Payout Phase" is the second of the two phases of this Contract. The Payout Phase begins on the Payout Start Date. It continues until we make the last payment as provided by the Income Plan(s) chosen.


PAYOUT START DATE The "Payout Start Date" is the date the Contract Value less any applicable taxes is applied to an Income Plan. The anticipated Payout Start Date is shown on the Annuity Data Page. You may change the Payout Start Date by writing to us at least 30 days before the new Payout Start Date.

The Payout Start Date must be at least 30 days after the Issue Date, and occur on or before the later of:

|X|  The Annuitant's 99th birthday; or

|X|  The 10th Contract Anniversary.


INCOME PLANS An "Income Plan" is a series of payments made on a scheduled basis to you or to another person designated by you. You may choose more than one Income Plan. If you choose more than one Income Plan, you must specify what proportions of your Contract Value less any applicable taxes should be allocated to each Income Plan. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated proportionately to each Income Plan chosen based on the proportion of your Contract Value applied to each Income Plan. We reserve the right to limit the number of Income Plans that you may select. The "Guaranteed Payment Period" is the period of time over which income payments are guaranteed to be made. The Contract Value on the Payout Start Date less any applicable taxes, will be applied to your Income Plan choice from the following list.

Income Plan 1 - Life Income with Guaranteed Payment Period. We will make payments for as long as the Annuitant lives, or until the end of the Guaranteed Payment Period, if longer. The Guaranteed Payment Period may be 0 months, or range from 60 to 360 months. If the Annuitant is age 90 or older on the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payment Period. We will make payments for as long as either the Annuitant or joint Annuitant, named at the time of Income Plan selection, lives, or until the end of the Guaranteed Payment Period, if longer. The Guaranteed Payment Period may be 0 months, or range from 60 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older on the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 3 - Guaranteed Payment Period. We will make payments for a Guaranteed Payment Period. These payments do not depend on the Annuitant's life. The minimum Guaranteed Payment Period is 60 months (120 months if the Payout Start Date occurs before the third Contract Anniversary). The maximum Guaranteed Payment Period is 360 months or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the Guaranteed Payment Period exceed 600 months. Income Plan 3 offers a withdrawal option as described in the Payout Withdrawal section. Income payments under Income Plan 3 are subject to the following:

|X| You may request to change the length of the Guaranteed Payment Period and the frequency of payments. You may make this change no more than once each Contract Year. We reserve the right to limit the availability of such changes or to change the frequency of allowable changes without prior notice. If you elect to change the length of the Guaranteed Payment Period, the new payment period must be within the original maximum and minimum payment period you would have been permitted to select on the Payout Start Date; however the maximum payment period available to you will be shortened by the period elapsed since the original payment period began.

|X| If you change the length of your Guaranteed Payment Period, we will compute the present value of all remaining payments, using the same assumptions we would use if you were terminating the guaranteed payment plan, as described in the Payout Withdrawal section. We will then adjust the remaining income payments to equal what the computed present value would support based on those same assumptions and based in the revised Guaranteed Payment Period.

|X| Changes to either the frequency of payments or length of a Guaranteed Payment Period will result in a change to the payment amount and may change the amount of each payment that is taxable to you.

|X| Change in the frequency of payments or length of a Guaranteed Payment Period takes effect on the next payment date after we accept the requested change.

We reserve the right to make available other Income Plans.


INCOME PAYMENTS For each Income Plan selected, payment amounts may vary with the performance of the chosen Variable Sub-accounts and/or may be fixed for the duration of the Income Plan. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to the Variable Amount Income Payments and the portion to be applied to Fixed Amount Income Payments. For the portion of your Contract Value to be applied to Variable Amount Payments, you must specify the Variable Sub-accounts on which to base the Variable Amount Income Payments as well as the allocation among those Variable Sub-accounts. If you do not choose how the Contract Value is to be applied, then the portion of the Contract Value in the Variable Sub-account allocations on the Payout Start Date will be applied to Variable Amount Income Payments, according to the Variable Sub-account allocations as of the Payout Start Date, and the remainder of the Contract Value will be applied to Fixed Amount Income Payments. The method of calculating the initial payment is different for Variable Amount Income Payments and Fixed Amount Income Payments.


VARIABLE AMOUNT INCOME PAYMENTS On the Payout Start Date, the portion of the Contract Value you specify to be applied to Variable Amount Income Payments less any applicable taxes, is applied to the appropriate income payment factor for the selected Income Plan to determine the Initial Variable Amount Income Value. An explanation of the basis for determining income payment factors is described in the Income Payment Tables section.

The Initial Variable Amount Income Value will be allocated among the Variable Sub-accounts you have chosen in the proportions you specified, as described above in the Income Payments section. The portion of the Initial Variable Amount Income Value allocated to a particular Variable Sub-account is divided by the Annuity Unit Value for that Variable Sub-account on the Payout Start Date. This determines the number of Annuity Units from that Sub-account which will be used to determine your Variable Amount Income Payments. Variable Amount Income Payments, which include your first Variable Amount Income Payment, will vary depending on changes in the Annuity Unit Values for the Sub-accounts upon which the income payments are based. Unless Annuity Transfers are made between Sub-accounts, each income payment from that Sub-account will be that number of Annuity Units multiplied by the Annuity Unit Value for the Sub-account for the Valuation Date on which the income payment is made.


ANNUITY UNIT VALUE The Annuity Unit Value for each Sub-account of the Variable Account at the end of the Valuation Period coinciding with the Payout Start Date is the number used to determine the number of Annuity Units.

Annuity Unit Values at the end of subsequent Valuation Periods are calculated by:

|X| Multiplying the Annuity Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor during the period; and then

|X| Dividing the result by 1,000 plus the Assumed Investment Rate for the period.


ASSUMED INVESTMENT RATE The Assumed Investment Rate is an effective annual rate of 3%. We reserve the right to offer other Assumed Investment Rates. The Assumed Investment Rate may not be changed after an Income Plan has been selected.


FIXED AMOUNT INCOME PAYMENTS On the Payout Start Date, the portion of the Contract Value you specify, less applicable taxes, will be applied to the Fixed Amount Income Payments. The Fixed Amount Income Payment is determined by applying the above value to the greater of:

|X| The appropriate income payment factor for the selected Income Plan from the Income Payment Tables shown in the Income Payment Tables section. An explanation of the basis for determining the Income payment factors is described in the Income Payment Tables section.

|X| An income payment factor for the selected Income Plan that we are offering on the Payout Start Date.

Fixed Amount Income Payments are fixed for the duration of the Income Plan.


ANNUITY TRANSFERS After the Payout Start Date, you may make transfers among the Variable Sub-accounts. You may make up to 12 transfers per Contract Year within each Income Plan. No transfers may be made from the Fixed Amount Income Payments nor may transfers be made among Income Plans. Multiple transfers on a single Valuation Date are considered a single transfer.


PAYOUT WITHDRAWAL A Payout Withdrawal is a withdrawal of all or a portion of the allowable Withdrawal Value under an Income Plan. You may withdraw all or a portion of the Withdrawal Value under Income Plan 3 at any time, subject to a Payout Withdrawal Charge, by notice in a form satisfactory to us. For Variable Amount Income Payments, the Withdrawal Value is equal to the present value of the Variable Amount Income Payments being terminated, calculated using a discount rate equal to the Assumed Investment Rate that was used in determining the initial variable payment. For Fixed Amount Income Payments, the Withdrawal Value is equal to the present value of the Fixed Amount Income Payments being terminated, calculated using a discount rate equal to the Applicable Current Interest Rate. For this calculation, the Applicable Current Interest Rate is the rate we are using to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated on the day we receive your written payout withdrawal request.

A Payout Withdrawal must be at least $50. If any Payout Withdrawal reduced the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

You must specify the Income Plan(s) and the Investment Alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately. On the day you withdraw all or a part of your Withdrawal Value, the Withdrawal Value will be reduced by the amount of the Payout Withdrawal. The remaining income payments will be reduced so that the present value of the reduced income payments plus the amount of the Payout Withdrawal will be equivalent to the present value of the income payments just prior to the Payout Withdrawal.


PAYOUT WITHDRAWAL CHARGE For purposes of assessing the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When all purchase payments have been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge. Your Payout Withdrawal Charge is shown on the Annuity Data Page.

For each purchase payment withdrawal, the "Payment Year" in the table on the Annuity Data Page is the 365 day period (366 days for a leap year) beginning on the day we apply the purchase payment to your Contract. The Payout Withdrawal Charge is determined by multiplying the percentage corresponding to the Payment Year in the table on the Annuity Data Page by the amount of each purchase payment withdrawal.


PAYOUT TERMS AND CONDITIONS The income payments are subject to the following terms and conditions:

|X| If the Contract Value is less than $2,000 when it is applied to the Income Plan(s) you choose, or if the Contract Value is not enough to provide an initial payment of at least $20 when it is applied to the Income Plan(s) you choose, we reserve the right to:

|X|  Change the payment frequency to make the payment at least $20; or

|X| Terminate the Contract and pay you the Contract Value less any applicable taxes in a lump sum.

|X| If we do not receive a written selection of an Income Plan from you at least 30 days before the Payout Start Date, the Income Plan will be deemed to be a Life Income with a Guaranteed Payment Period of 120 months.

|X| If you choose an Income Plan which depends on any person's life, we may require:

|X|  Proof of age and sex before income payments begin; and

|X| Proof that the Annuitant or joint Annuitant is still alive before we make each payment.

|X| After the Payout Start Date, a new Income Plan may not be selected nor may amounts be reallocated to a different Income Plan.

|X| After the Payout Start Date, withdrawals cannot be made unless income payments are being made under Income Plan 3. You may terminate income payments and withdraw the Withdrawal Value under Income Plan 3 at any time, subject to Payout withdrawal Charges.

|X| If any Owner dies during the Payout Phase, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary section. Any remaining income payments will be paid to the new Owner as scheduled.



 -------------------------------------------------------------------------------

 INCOME PAYMENT TABLES
 -------------------------------------------------------------------------------

The Income Payment Tables shown below contain monthly income payment factors per $1,000 applied, which were calculated using the Annuity 2000 Mortality Tables and an annualized effective interest rate of 3%. For ages, Guaranteed Payment Periods, combinations of sex, payment frequencies and annualized effective interest rates not shown in these examples, income payment factors will be calculated on a basis consistent with the factors shown. The adjusted age of the Annuitant is used to determine the appropriate monthly income payment factor to apply for the selected Income Plan. The adjusted age is the actual age of the Annuitant(s) on the Payout Start Date, reduced by one year for each six full calendar years between January 1, 2000 and the Payout Start Date.

The Income Payment Tables below will be used to determine the following:

|X| For Variable Amount Income Payments and an Assumed Investment Rate of 3%, the initial monthly income payment for the selected Income Plan. Subsequent monthly income payments will vary as described in the Variable Amount Income Payments section. For Variable Amount Income Payments with an Assumed Investment Rate other than 3%, monthly income payment factors will be calculated on a basis consistent with the factors shown in the Income Payment Tables using an interest rate equal to the Assumed Investment Rate.

|X| For Fixed Amount Income Payments, the minimum guaranteed monthly income payment for the selected Income Plan.

Income Plan 1 - Life Income with Guaranteed Payment Period for 120 Months

===============================================================================================================================
                              Monthly Income Payment for each $1,000 Applied to this Income Plan
-------------------------------------------------------------------------------------------------------------------------------
---------------------- -------------------- -------------------- -------------------- -------------------- --------------------

     Annuitant's                                Annuitant's                               Annuitant's
      Adjusted             Male Female           Adjusted            Male Female           Adjusted            Male Female
         Age                                        Age                                       Age
---------------------- -------------------- -------------------- -------------------- -------------------- --------------------
---------------------- -------------------- -------------------- -------------------- -------------------- --------------------

         35                $3.34 $3.22              49               $3.99 $3.76              63               $5.23 $4.84
         36                 3.38 3.24               50                4.05 3.81               64                5.35 4.95
         37                 3.41 3.27               51                4.11 3.87               65                5.49 5.07
         38                 3.45 3.30               52                4.18 3.93               66                5.62 5.20
         39                 3.49 3.34               53                4.26 3.99               67                5.77 5.33
         40                 3.53 3.37               54                4.33 4.06               68                5.92 5.47
         41                 3.57 3.41               55                4.41 4.13               69                6.07 5.62
         42                 3.62 3.44               56                4.50 4.20               70                  6.23
         43                 3.66 3.48               57                4.58 4.28               71                  5.78
         44                 3.71 3.52               58                4.68 4.36               72                6.39 5.94
         45                 3.76 3.57               59                4.78 4.45               73                6.56 6.11
         46                 3.81 3.61               60                4.88 4.54               74                6.73 6.29
         47                 3.87 3.66               61                4.99 4.63               75                6.90 6.48
         48                 3.93 3.71               62                5.11 4.73                                 7.08 6.67
====================== ==================== ==================== ==================== ==================== ====================

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payment Period for 120 Months

===============================================================================================================================
                              Monthly Income Payment for each $1,000 Applied to this Income Plan
-------------------------------------------------------------------------------------------------------------------------------
------------------ ------------------------------------------------------------------------------------------------------------
      Male                                                           Female
   Annuitant's                                                     Annuitant's
    Adjusted                                                        Adjusted
       Age                                                             Age
------------------ ------------------------------------------------------------------------------------------------------------
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- -----------
                       35          40          45          50          55           60          65          70          75
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- -----------
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- -----------
       35            $3.06       $3.12       $3.17       $3.22        $3.26       $3.28       $3.31       $3.32       $3.33
       40             3.10        3.18        3.26        3.32        3.38         3.43        3.46        3.49        3.51
       45             3.13        3.23        3.33        3.43        3.52         3.59        3.65        3.69        3.72
       50             3.16        3.27        3.40        3.53        3.65         3.76        3.86        3.93        3.98
       55             3.18        3.30        3.45        3.61        3.77         3.94        4.08        4.20        4.29
       60             3.19        3.33        3.49        3.68        3.88         4.10        4.31        4.51        4.66
       65             3.20        3.34        3.52        3.73        3.97         4.24        4.54        4.83        5.08
       70             3.21        3.35        3.54        3.76        4.03         4.36        4.73        5.13        5.52
       75             3.21        3.36        3.55        3.78        4.07         4.44        4.87        5.38        5.92
================== =========== =========== =========== =========== ============ =========== =========== =========== ===========

Income Plan 3 - Guaranteed Payment Period

============================ ===================================================
      Specific Period                 Monthly Income Payment for each
                                     $1,000 Applied to this Income Plan
---------------------------- ---------------------------------------------------
---------------------------- ---------------------------------------------------
         10 Years                                  $9.61
         11 Years                                   8.86
         12 Years                                   8.24
         13 Years                                   7.71
         14 Years                                   7.26
         15 Years                                   6.87
         16 Years                                   6.53
         17 Years                                   6.23
         18 Years                                   5.96
         19 Years                                   5.73
         20 Years                                   5.51
============================ ===================================================



--------------------------------------------------------------------------------

GENERAL PROVISIONS
--------------------------------------------------------------------------------


THE ENTIRE CONTRACT The entire contract consists of this Contract, any written applications, the annuity data page and any Contract endorsements and riders.

All statements made in written applications are representations and not warranties. No statement will be used by us in defense of a claim or to void the Contract unless it is included in a written application. If your Contract is voided, you will receive any purchase payments, less any withdrawals, excluding accrued interest.

Unless otherwise specified, all references in this Contract to days, months, or years shall mean calendar days, months or years.

Only our officers are authorized to change the Contract or waive a right or requirement of the Contract. No other individual is authorized to do this.

We may not modify this Contract without your signed consent, except to make it comply with any changes in the Internal Revenue Code or as required by any other applicable law, or as otherwise permitted by the terms of this Contract.


INCONTESTABILITY Except as provided in the Entire Contract section above, this Contract will be incontestable after it has been in force during your lifetime for a period of two years from the Issue Date.

If your Contract is voided, you will receive any purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation to the date the Contract is voided, plus any purchase payments allocated to the Fixed Account Options, less any withdrawals, excluding accrued interest.

Misstatement of Age or Sex If any age or sex has been misstated, we will pay the amounts which would have been paid at the correct age and sex.

If we find the misstatement of age or sex after the income payments begin, we will:

|X| Pay all amounts underpaid including interest calculated at an effective annual rate of 6%; or

|X| Stop payments until the total income payments made are equal to the total amounts that would have been made if the correct age and sex had been used.


ANNUAL STATEMENT At least once a year, before the Payout Start Date, we will send you a statement to your last known address we have for you in our records reporting the investments held in the separate account and other contract values. The effective date of the information in the annual statement will not be more than two months before the date of the mailing. We will provide you with Contract Value information at any time upon your request. The information presented will comply with any applicable law.


SETTLEMENTS We must receive due proof of death of the Owner or due proof of death of the Annuitant before the settlement of a death claim.

Any full withdrawal or payment of death proceeds under this Contract will not be less than the minimum benefits required by any statute of the state in which the Contract is delivered.


DEFERMENT OF PAYMENTS We will pay any amounts due from the Variable Account under this Contract within seven days, unless:

|X| The New York Stock Exchange is closed for other than usual weekend or holidays, or trading on such Exchange is restricted;

|X|  An emergency  exists as defined by the Securities and Exchange  Commission;
     or

|X| The Securities and Exchange Commission permits delay for the protection of contractholders.

We reserve the right to postpone payments or transfers from the Fixed Account Options for up to six months. If we elect to postpone payments or transfers from the Fixed Account Options for 30 days or more, we will pay interest as required by applicable law. Any such interest will be payable from the date the payment or transfer request is received by us to the date the payment or transfer is made.

Exhibit 4(d) Consultant Solutions Select Variable Annuity Contract

VAP 0340                                                       LBL C-Share MVA
Lincoln Benefit
Life Company
A Stock Company

Home Office: 2940 South 84th Street, Lincoln, Nebraska 68506-4142


Flexible Premium Deferred Variable Annuity Contract


This Contract is issued to the Owner in consideration of the initial purchase payments. Lincoln Benefit Life Company ("Lincoln Benefit Life") will pay the benefits of this Contract, subject to its terms and conditions.

Throughout this Contract, "you" and "your" refer to the Owner(s) of this Contract. "We", "us" and "our" refer to Lincoln Benefit Life Company.

Contract Summary
This flexible premium deferred variable annuity provides a cash withdrawal benefit, a death benefit, and a settlement value during the Accumulation Phase, and periodic income payments beginning on the Payout Start Date during the Payout Phase.

The dollar amount of income payments or other values provided by this Contract, when based on the investment experience of the Variable Account, will vary to reflect the performance of the Variable Account. For amounts in the Market Value Adjusted Account, the withdrawal benefit, the settlement value, transfers to other Investment Alternatives and any amount applied to an Income Plan may be subject to a Market Value Adjustment which may result in an upward or downward adjustment of the amount distributed.

This Contract does not pay dividends.

The tax status of this Contract as it applies to the Owner should be reviewed each year.

PLEASE READ YOUR CONTRACT CAREFULLY.

This is a legal Contract between the Owner(s) of this Contract and Lincoln Benefit Life Company.

Trial Examination Period
Upon written request, we will provide you with factual information regarding the benefits and provisions contained in this Contract. If you are not satisfied with this Contract for any reason, you may cancel it by written notification within 20 days after you receive it. We will refund purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation through the date of cancellation, plus any purchase payments allocated to the Fixed Account Option, less any withdrawals. (Where required by state law, we will refund purchase payments.) If this Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.










                   Flexible Premium Deferred Variable Annuity


------------------------------------------------------------------------------

TABLE OF CONTENTS
------------------------------------------------------------------------------


ANNUITY DATA PAGE

THE PERSONS INVOLVED

ACCUMULATION PHASE

PAYOUT PHASE

INCOME PAYMENT TABLES

GENERAL PROVISIONS














































------------------------------------------------------------------------------

THE PERSONS INVOLVED
------------------------------------------------------------------------------


OWNER The person named at the time of application is the Owner of this Contract unless subsequently changed. As Owner, you will receive any periodic income payments, unless you have directed us to pay them to someone else. This Contract cannot be jointly owned by a non-living person and a living person. If the Owner is a trust, the Owner will be considered a non-living person.

You may exercise all the rights stated in this Contract, subject to the rights of any irrevocable Beneficiary.

You may change the Owner at any time by written request in a form satisfactory to us. Each change is subject to any payments we make or other action we take before we accept it. If we accept a change, the change will take effect on the date you signed the request.

You may not assign any interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract before the Payout Start Date. We are bound by an assignment only if it is signed by you and filed with us. We are not responsible for the validity of an assignment.

If more than one person is designated as Owner:

o Owner as used in this Contract refers to all people named as Owners, unless otherwise indicated;

o    Any request to exercise ownership rights must be signed by all Owners;

o On the death of any person who is an Owner, the surviving person(s) named as Owner(s) will continue as Owner(s), as described in the Death of Owner section; and

o If any Owner is a non-living person, when the Annuitant dies, the Death of Annuitant section will apply.


ANNUITANT The Annuitant is the person named on the Annuity Data Page. The Annuitant must be a living person.

If the Owner is a living person, the Owner may change the Annuitant before the Payout Start Date by written request in a form satisfactory to us. Once we accept a change, it takes effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.


BENEFICIARY The two classes of Beneficiaries are Primary Beneficiaries and Contingent Beneficiaries. Primary Beneficiaries and Contingent Beneficiaries are individually and collectively referred to herein as "Beneficiaries."

The Primary Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Primary Beneficiary is the Beneficiary(ies) who is first entitled to receive benefits under this Contract upon the death of the sole surviving Owner.

The Contingent Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Contingent Beneficiary is entitled to receive benefits under the Contract upon the death of the sole surviving Owner, when all Primary Beneficiary(ies) predecease the sole surviving Owner.

You may change or add Beneficiaries at any time by written request in a form satisfactory to us, unless you have designated an irrevocable Beneficiary. You may restrict income payments to Beneficiaries by written request in a form satisfactory to us. Once we accept a request, the change will take effect on the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

If no named Beneficiary is living when the sole surviving Owner dies, or if a Beneficiary has not been named, the new Beneficiary will be:

i.   Your spouse, or if he or she is no longer living,

ii. Your surviving children equally, or if you have no surviving children, iii.Your estate.

For the purposes of this Contract, children are natural children and adopted children only.

Unless you have provided written directions to the contrary, in a form satisfactory to us, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Owner, the deceased Beneficiary's entire share will be divided among the remaining Beneficiaries in that class in proportion to the remaining Beneficiaries' original shares.

Survivor Clause
For purposes of this Contract, in determining whether a living person, including an Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person A") has survived another living person, including an Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person B"), Living Person A must survive Living Person B by at least 24 hours. Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.



------------------------------------------------------------------------------

ACCUMULATION PHASE
------------------------------------------------------------------------------


ACCUMULATION PHASE DEFINED The "Accumulation Phase" is the first of the two phases of this Contract. The Accumulation Phase begins on the Issue Date stated on the Annuity Data Page. This phase will continue until the Payout Start Date unless the Contract is terminated before that date.


CONTRACT YEAR A "Contract Year" is the 365 day period (366 days for a leap year) beginning on the Issue Date and on each anniversary of the Issue Date ("Contract Anniversary").


VALUATION DATE AND VALUATION PERIOD A "Valuation Date" is any date Monday through Friday on which the New York Stock Exchange is open for regular trading. A "Valuation Period" is the time interval beginning at the closing of the New York Stock Exchange on a Valuation Date and ending at the closing of the New York Stock Exchange on the following Valuation Date.


PURCHASE PAYMENTS The amount of the Initial Purchase Payment is shown on the Annuity Data Page. You may make subsequent purchase payments during the Accumulation Phase. We reserve the right to impose a minimum amount on each subsequent purchase payment. This minimum amount will not exceed $1,000. We also reserve the right to limit the cumulative purchase payments to a maximum amount of $1,000,000. We may limit your ability to make subsequent purchase payments in order to comply with the laws of the state where this Contract is delivered.

We will invest the purchase payments in the Investment Alternatives you select. You may allocate any portion of your purchase payment in whole percents from 0% to 100% or in exact dollar amounts to any of the Investment Alternatives. The total allocation of your purchase payment to the Investment Alternatives you select must equal 100%.

The allocation of the Initial Purchase Payment is shown on the Annuity Data Page. Allocation of each subsequent purchase payment will be the same as the allocation for the most recent purchase payment unless you change the allocation. You may change the allocation of subsequent purchase payments at any time, without charge, by notice in a form satisfactory to us. Any change will take effect as of the day we receive the notice. However, if we receive the notice on a day other than a Valuation Date, then the reallocation will take effect at the close of the next Valuation Date.

If the Trial Examination Period provision requires us to refund purchase payments, then during the Trial Examination Period, we reserve the right to invest the purchase payments you allocate to the Variable Account to the money market Variable Sub-account available under this Contract. We will notify you if we do so. At the end of the Trial Examination Period, the amount in the money market Variable Sub-account will be allocated to the Variable Sub-accounts as originally designated by you. This allocation will not be considered a transfer.


INVESTMENT ALTERNATIVES Investment Alternatives are the Sub-accounts of the Variable Account and the Fixed Account Option under this Contract.

We reserve the right in our sole discretion to:

|X|      Make additional Investment Alternatives available;

|X| Modify, substitute or eliminate any current or future Investment Alternatives we make available; and,

|X| Establish and modify the terms and conditions for making purchase payments to, withdrawals from, and transfers to or from any of the Investment Alternatives we make available.

Without limiting the foregoing, we reserve the right to impose limitations and requirements on the Variable Sub-accounts and/or Fixed Account Option in which you may invest. These limitations and requirements may include, but are not limited to:

|X|      Maximum investments limits;

|X|      Exclusion of certain accounts or Sub-accounts;

|X|      Term length requirements for Fixed Account Option;

|X|      Required minimum allocations; and/or,

|X|      The required use of automatic portfolio rebalancing.

A current explanation and list of investment limitations and requirements is set forth in the prospectus that pertains to your Contract.


VARIABLE ACCOUNT The "Variable Account" for this Contract is shown on the Annuity Data Page. This account is a separate investment account to which we allocate assets contributed under this and certain other contracts. The income, gain and losses, realized or unrealized, from assets allocated to the Variable Account are credited to or charged against the Account without regard to our other income, gains or losses.

If we deem it to be in the best interest of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940, as amended, or it may be deregistered under such Act in the event such registration is no longer required.


VARIABLE SUB-ACCOUNTS The Variable Account is divided into Sub-accounts. Each Sub-account represents an investment in the shares of the mutual fund underlying that Sub-account. We may offer additional Sub-accounts of the Variable Account at our discretion. We reserve the right to limit the number of Sub-accounts of the Variable Account that may be invested in at any one time.

We reserve the right, subject to applicable law, to make additions to, deletions from, or substitutions for the shares of the underlying mutual fund of the Sub-accounts of the Variable Account. We will not substitute any shares attributable to your interest in a Sub-account of the Variable Account without notice to you and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940, as amended.

We reserve the right to establish additional Sub-accounts of the Variable Account, each of which would invest in shares of a mutual fund. You may then instruct us to allocate purchase payments or transfers to such Sub-accounts, subject to any terms set by us or the mutual fund. We reserve the right to limit the availability of Sub-accounts and/or funds for this Contract.

In the event of any such substitution or change, we may, by endorsement, make such changes as may be necessary or appropriate to reflect such substitution or change.


FIXED ACCOUNT OPTIONS The Fixed Account Options under this Contract are the Dollar Cost Averaging Fixed Account Option and the Market Value Adjusted Account Option.


DOLLAR COST AVERAGING FIXED ACCOUNT OPTION The Dollar Cost Averaging Fixed Account is divided into individual Transfer Period Accounts. A new Transfer Period Account is established each time you allocate a purchase payment to the Dollar Cost Averaging Fixed Account and you choose the term length of the new Transfer Period Account. Purchase payments may not be allocated to any existing Transfer Period Account. No amount may be transferred into the Dollar Cost Averaging Fixed Account. Each purchase payment allocated to a Transfer Period Account must be at least $500. We may offer term lengths from which you may select for your Transfer Period Account(s), which may range from three to eighteen months; however, we may add to, modify or eliminate the term lengths we offer at our discretion.

Amounts in a Transfer Period Account will earn interest at the rate declared for the Transfer Period Account at the time it is established. This interest rate will be in effect for the term of the Transfer Period Account. Each purchase payment and all associated interest in a Transfer Period Account must be transferred to the other Investment Alternatives according to your allocation instructions in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the Investment Alternatives available for transfers from any Transfer Period Account. We may offer weekly, quarterly, semi-annual, or other installment transfer period alternatives, at our discretion. For each purchase payment, the first transfer from a Transfer Period Account will begin on the 25th day after we have received the purchase payment. If we do not receive an allocation instruction from you when payment is received by us, the purchase payment and all associated interest will be transferred to the money market Variable Sub-account in equal installments until we have received a different allocation instruction.

At the expiration of a Transfer Period Account, any residual amount will be automatically transferred to the money market Variable Sub-account. If you discontinue the Dollar Cost Averaging Options before the expiration of a Transfer Period Account, the remaining balance will be transferred on the day we receive notification to the money market Variable Sub-account unless you request a different Investment Alternative. However, if we receive your notice of discontinuation on a day other than a Valuation Date, then the transfer will occur at the close of the next Valuation Date.


GUARANTEE PERIOD ACCOUNT The Market Value Adjusted Account is divided into individual Guarantee Period Accounts. A new Guarantee Period Account is established each time you:

o Allocate purchase payments to the Market Value Adjusted Account and you choose the term length of the new Guarantee Period Account; or

o You elect or are deemed to have elected to transfer the Guarantee Period Account Value of an expiring Guarantee Period Account to establish a new Account.

You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer into a Guarantee Period Account must be at least $500. We may offer term lengths you may choose for your Guarantee Period Accounts from one to ten years.

We may add to, modify or eliminate the term lengths we offer at our discretion.

You must choose the term length for a new Guarantee Period Account from the term lengths we offer for the Market Value Adjusted Account at the time you create the new Guarantee Period Account. If you allocate a purchase payment or transfer to the Market Value Adjusted Account, but you do not select a term length for the new Guarantee Period Account, we will allocate the purchase payment or the transfer to a new Guarantee Period Account with the same term length as your most recent purchase payment or the transfer to the same Fixed Account Option. If we no longer offer that term length, then we will allocate the purchase payment or the transfer to a new Guarantee Period Account with the next shortest term currently offered for that Fixed Account Option. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment or the transfer to a new Guarantee Period Account of the shortest term we are offering at that time.


MARKET VALUE ADJUSTED ACCOUNT OPTION The following provisions apply to Guarantee Period Accounts of the Market Value Adjusted Account Option. Amounts in a Guarantee Period Account will earn interest at a rate declared for the term length at the time it is established. This interest rate will be in effect for the term of the Guarantee Period Account. Upon the expiration of the term of the Guarantee Period Account, unless you specify otherwise, we will transfer the amount in the expiring Guarantee Period Account to establish a new Guarantee Period Account with the same term length and at an interest rate declared by us. The new Guarantee Period Account will be established as of the expiration date of the expiring Guarantee Period Account ("New Account Start Date").

Prior to the expiration of each Guarantee Period Account, we will mail you a notice outlining the options available to you. During the 30 day period after the expiration of a Guarantee Period Account, you may transfer or withdraw all or a portion of the amount in the expiring Guarantee Period Account without a Market Value Adjustment. If you make a withdrawal, any applicable taxes may apply.

If we receive notification of your election to make a transfer or withdrawal from an expiring Guarantee Period Account on or before the New Account Start Date, the transfer or withdrawal will be deemed to have occurred on the New Account Start Date.

If we receive notification of your election to make a transfer or withdrawal from an expiring Guarantee Period Account after the New Account Start Date, but before expiration of the 30 day period, (i) the transfer or withdrawal will be deemed to have occurred on the day we receive such notice; and (ii) the amount transferred or withdrawn will earn interest for the period beginning on the New Account Start Date and ending on the day we receive such notification of your election. The interest earned during the 30 day period will be at a rate declared by us and equal to the current interest rate of the Guarantee Period Account with the same or lower term length as the expiring Guarantee Period Account.

Any remaining balance not withdrawn or transferred will earn interest for the term of the new Guarantee Period Account, at the interest rate declared for such Account. If we do not receive such notification from you within the 30 day period, you will be deemed to have elected to transfer the amount in the expiring Guarantee Period Account to establish a new Guarantee Period Account with the same term length, and the amount in the new Guarantee Period Account will continue to earn interest at the interest rate declared for the new Guarantee Period Account, and will be subject to all restrictions of the Market Value Adjusted Account. If we no longer offer the term length of the expiring Guarantee Period Account, the term length of the new Guarantee Period Account will be the next shortest term length offered for the Market Value Adjusted Account at that time, and the interest rate will be the rate declared by us at that time for such term.


Market Value Adjustment A Market Value Adjustment will apply to any withdrawal or transfer from a Guarantee Period Account of the Market Value Adjusted Account other than during the 30 day period after such Guarantee Period Account expires. A Market Value Adjustment also may apply to amounts in the Market Value Adjusted Account if we pay Death Proceeds or if the Payout Start Date begins on a day other than during the 30 day period after such Guarantee Period Account expires.

A Market Value Adjustment is an increase or decrease in the amount reflecting changes in the level of interest rates since the Guarantee Period Account was established. As used in the formula below, "Treasury Rate" means the U.S. Treasury Note Constant Maturity yield as reported in the Federal Reserve Bulletin Release H.15. If such yields cease to be available in the Federal Reserve Bulletin Release H.15, then we will use an alternate source for such information in our discretion. The Market Value Adjustment is determined using the following adjustment factor:

                          0.9 x {I - (J + 0.0025)} x N

        where:

         I = the Treasury Rate for a maturity equal to the length of the Guarantee Period, as of the week preceding the opening of that bucket;

         J = the Treasury rate for the same maturity as I, as of the week preceding the Market Value Adjusted calculation; and

         N = the number of years, including fractional years, remaining in the Guarantee Period, as of the date of the Market Value Adjusted calculation

The amount subject to a Market Value Adjustment is multiplied by the adjustment factor to determine the amount of the Market Value Adjustment.


CREDITING INTEREST Interest to the Fixed Account Options will be credited daily at a rate which compounds over one year to the annualized effective interest rate we declared when the money was allocated. We will credit interest to amounts of the Initial Purchase Payment allocated to the Fixed Account Options from the Issue Date at the annualized effective interest rate for the Initial Purchase Payment shown on the Annuity Data Page. We will credit interest to amounts of subsequent purchase payments allocated to the Fixed Account Options from the day we receive them at the annualized effective interest rate declared by us at that time. The minimum guaranteed annualized effective rates of interest that we will declare for the Fixed Account Options are shown under the Minimum Guaranteed Annualized Effective Rate on the Annuity Data Page.


TRANSFERS Prior to the Payout Start Date, you may transfer amounts among the Investment Alternatives. You may make 12 transfers per Contract Year without charge. Each transfer after the 12th in any Contract Year may be assessed a transfer fee of up to 2.0% of the amount transferred. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee.

We reserve the right to limit the number of transfers among the Variable Sub-Accounts in any Contract Year or to refuse any transfer request submitted by or on behalf of an Owner or certain Owners if, in our sole discretion:

|X| We believe that excessive trading by such Owner or Owners or a specific transfer request or group of transfer requests may have a detrimental effect on Unit values or the share price of the underlying mutual funds or would be to the disadvantage of other contract owners; or

|X| We are informed by one or more of the underlying mutual funds that the purchase of shares is to be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on share prices of affected underlying mutual funds.

Such restrictions may be applied in any manner which is reasonably designed to prevent any use of the transfer right which is considered by us in our sole discretion to be to the disadvantage of the other contract owners.

We reserve the right to assess short-term trading fees in connection with transfers from Variable Sub-accounts that occur within a certain number days following the date of allocation to the Variable Sub-accounts. Such fees may vary by Sub-account, but will only apply to those Sub-accounts corresponding to underlying mutual funds that assess such fees.

We reserve the right to waive the transfer fees and restrictions contained in this Contract.


CONTRACT VALUE Your "Contract Value" is equal to the sum of:

|X| The number of Accumulation Units you hold in each Sub-account of the Variable Account multiplied by the Accumulation Unit Value for that Sub-account on the most recent Valuation Date; plus

|X| The total value you have in the Fixed Account Option.


ACCUMULATION UNITS AND ACCUMULATION UNIT VALUE Amounts you allocated to a Sub-account of the Variable Account are used to purchase Accumulation Units in that Sub-account. The number of Accumulation Units purchased on a given Valuation Date will depend on the Accumulation Unit Value of the Sub-account on that Valuation Date. All values at the end of any subsequent valuation period are calculated by multiplying the Accumulation Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net investment Factor for the Valuation Period. The Accumulation Unit Values may increase or decrease.

Accumulation Unit Values for each Sub-account of the Variable Account are determined only on Valuation Dates. The Accumulation Unit Value for each Sub-account will vary with the price per share of the underlying mutual fund of the Sub-account, and in accordance with the Mortality and Expense Risk Charge, Administrative Expense Charge and any applicable taxes.

Additions or transfers to a Sub-account of the Variable Account will increase the number of Accumulation Units for that Sub-account. Withdrawals or transfers from a Sub-account of the Variable Account, Contract Maintenance Charges and any applicable annual fees will decrease the number of Accumulation Units for that Sub-account.


NET INVESTMENT FACTOR For each Variable Sub-account, the "Net Investment Factor" for a Valuation Period is equal to:

|X|  The sum of:

|X| The net asset value per share of the underlying mutual fund of the Sub-account determined at the end of the current Valuation Period; plus

|X| The per share amount of any dividend or capital gain distributions made by the underlying mutual fund of the Sub-account during the current Valuation Period.

|X| Divided by the net asset value per share of the underlying mutual fund of the Sub-account determines as of the end of the immediately preceding Valuation Period.

|X| The result is reduced by the Mortality and Expense Risk Charge and the Administrative Expense Charge corresponding to the portion of the 365 day year (366 days for a leap year) that is in the current Valuation Period.

The Net Investment Factor may be greater than, less than or equal to one; therefore, the value of an Accumulation Unit may increase, decrease, or remain the same.


CHARGES The charges for this Contract include Administrative Expense Charges, Mortality and Expense Risk Charges, Contract Maintenance Charges, transfer fees, and any applicable annual fees or taxes.


ADMINISTRATIVE EXPENSE CHARGE Your Administrative Expense Charge is shown on the Annuity Data Page. (See the Accumulation Units and Accumulation Unit Value sections and the Net Investment Factor section for a description of how this charge is applied.)


MORTALITY AND EXPENSE RISK CHARGE Your Mortality and Expense Risk Charge is shown on the Annuity Data Page. (See the Accumulation Units and Accumulation Unit Value section and the Net Investment Factor section for a description of how this charge is applied.)


CONTRACT MAINTENANCE CHARGE On or prior to the Payout Start Date, a Contract Maintenance Charge may be deducted from your Contract Value on each Contract Anniversary. The charge is deducted only from the Sub-accounts of the Variable Account. The charge will be deducted from the Sub-accounts of the Variable Account in the proportion that your value in each bears to your total value in all Sub-accounts of the Variable Account. A full Contract Maintenance Charge will be deducted if the Contract is terminated on any date other than on the Contract Anniversary. The Contract Maintenance Charge will never be greater than $40 per Contract Year. The Contract Maintenance Charge will be reduced to $30 if the Contract Value is greater than or equal to $2,000. If the Contract is terminated, or upon your Contract Anniversary, the Contract Maintenance Charge will be waived if the total contract Value is $50,000 or if all your Contract Value is allocated to the Fixed Account Option.


WITHDRAWAL You have the right, subject to the restrictions described in this Contract, to withdraw part or all of your Contract Value at any time during the Accumulation Phase. A withdrawal must be at least $50. If any withdrawal reduces the Contract Value to less than $1,000, we may treat the request as a withdrawal of the entire Contract Value. If you withdraw the entire Contract Value, this Contract will terminate.

You must specify the Investment Alternative(s) from which you wish to make a withdrawal. Withdrawals are subject to adjustments for applicable Market Value Account Adjustments and taxes. When you make a withdrawal, you must specify whether you choose to make a Gross Withdrawal or a Net Withdrawal. Under a Gross Withdrawal, the adjustments are made to the amount of your withdrawal request ("Withdrawal Request Amount"). Under a Net Withdrawal, you receive the full Withdrawal Request Amount; however, the adjustments are made to the Investment Alternative(s) from which you wish to make the withdrawal based upon an adjusted Withdrawal Request Amount ("Adjusted Withdrawal Request Amount") that, after adjustments, results in the full Withdrawal Request Amount. If you do not specify which of these options you choose, your withdrawal will be deemed to be a Net Withdrawal.


TAXES Any premium tax and any other applicable taxes relating to this Contract may be deducted from purchase payments or the Contract Value when the tax is incurred or at a later time.


DEATH OF OWNER If you die prior the Payout Start Date, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary section.

If there is more than one new Owner taking a share of the Death Proceeds, described in the Death Proceeds section, each new Owner will be treated as a separate and independent Owner of his or her respective share of the Death Proceeds. Each new Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below for his or her respective share. Each new Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original new Owner.

The Options available to the new Owner will be determined by the applicable following Category in which the new Owner is defined. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.

     Category 1. If your spouse is the sole new Owner of the entire Contract, your spouse must choose from Options A, B or C, described below. If your spouse does not choose one of these options, Option D will apply unless the Contract has previously been continued under Option D, in which case, Option C will apply.

     Category 2. If the new Owner is a living person who is not your spouse, or if there are multiple living new Owners, the new Owner(s) must (each) choose from Options A, B or C, as described below. If a new Owner does not choose one of these Options, Option C will apply for such new Owner.

     Category 3. If the new Owner is a corporation, trust, or other non-living person, the new Owner must choose between Options A or C, described below. If the new Owner does not choose either of these Options, Option C will apply.

The following Death of Owner Options are available, as applicable:

     Option A. The new Owner may elect to receive the Death Proceeds in a lump sum.

     Option B. The new Owner may elect to receive the Death Proceeds paid out under one of the Income Plans described in the Payout Phase section, subject to the following conditions:

     Income payments must begin within one year of your date of death. Income payments must be payable:

     i.   Over the life of the new Owner; or

     ii. For a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the new Owner; or

     iii. Over the life of the new Owner with a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the new Owner.

     Option C. The new Owner may elect to receive the Contract Value payable within 5 years of your date of death. Under this option, the excess, if any, of the Death Proceeds over the Contract Value, as of the date that we determine the value of the Death Proceeds, will be added to the Contract Value. Unless otherwise instructed by the new Owner, this excess will be allocated to the money market Variable Sub-account. During the 5 year period that follows your date of death, the new Owner may exercise all rights as set forth in the transfer provision. Any withdrawal made during the 5 year period may be subject to a Market Value Adjustment.

     Option D. The new Owner may elect to continue the Contract in the Accumulation Phase. If the Owner was also the Annuitant, then the new Owner will be the new Annuitant unless he or she names a new Annuitant as described in the Death of Annuitant section. Only one Contract continuation is allowed under this Contract.

     Under this Option the following conditions apply:

     |X| The excess, if any, of the Death Proceeds over the Contract Value, as of the date that we determine the Death Proceeds, will be added to the Contract Value.

     |X| Unless otherwise instructed by the new Owner, this excess will be allocated to the Variable Sub-accounts in proportion to the percentages of your Contract Value in those Sub-accounts as of the date that we determine the Death Proceeds, except that any portion of this excess that is attributable to the Fixed Account Option will be allocated to the money market Variable Sub-account.

     |X| Within 30 days after the date we determine the death proceeds, the new Owner may make a one time transfer of all or a portion of the Death Proceeds into any combination of Variable Sub-accounts without incurring a transfer fee. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.

All ownership rights subject to the conditions stated in this section are available to the new Owner from the date of your death until the date on which the Death Proceeds are paid.

No additional purchase payments may be added to the Contract after we have received the first complete request for settlement of the Death Proceeds, except under Option D.

We reserve the right to offer additional Death of Owner Options.

If the Owner Dies after the Payout Start Date, refer to the Payout Phase section of this Contract.


DEATH OF ANNUITANT If the Annuitant who is also the Owner dies before the Payout Start Date, the Death of Owner section above applies. If the Annuitant who is not also the Owner dies before the Payout Start Date, the Options available to the Owner will be determined by the applicable following Category in which the Owner is defined.

     Category 1. If the Owner is a living person, the Contract will continue in the Accumulation Phase with a new Annuitant. The Contract Value will not be increased by any excess of the Death Proceeds over the Contract Value as of the date that we determine the value of the Death Proceeds.

     The new Annuitant will be:

     o A person you name by written request, subject to the conditions described in the Annuitant section of this Contract; otherwise,

     o    The youngest Owner; otherwise,

     o    The youngest Beneficiary.

     Category 2. If the Owner is a corporation, trust, or other non-living person, the Owner must choose between the following two options:

          Option A. The Owner may elect to receive the Death proceeds in a lump sum.

          Option B. The Owner may elect to receive the Contract Value payable within 5 years of the Annuitant's date of death. Under this Option, the excess, if any, of the Death Proceeds over the Contract Value, as of the date that we determine the value of the Death Proceeds, will be added to the Contract Value. Unless otherwise instructed by the Owner, this excess will be allocated to the money market Variable Sub-account. During the 5 year period that follows the Annuitant's date of death, the Owner may exercise all rights as set forth in the Transfers section. Any withdrawal made during the 5 year period may be subject to a Market Value Adjustment.

          No additional purchase payments may be added to the Contract under this section.

          If the owner does not select either Option A or B, Option B will apply.

All ownership rights, subject to the conditions stated in this section, are available to the Owner from the date of the Annuitant's death until the date on which the Death Proceeds are paid.

We reserve the right to offer additional Death of Annuitant Options.

If the Annuitant dies after the Payout Start Date, refer to the Payout Phase section of this Contract.


DEATH PROCEEDS Before the Payout Start Date, if we receive a complete request for settlement of the Death Proceeds within 180 days of the date of the Owner or Annuitant's death, the Death Proceeds are equal to the Death Benefit described below. Otherwise, the Death proceeds are equal to the greater of the Contract Value or the Settlement Value.

The value of the Death Proceeds is set as of the end of the Valuation Period during which we receive the first complete request for settlement of the Death Proceeds. A complete request includes due proof of death. The value of the Death Proceeds for each individual new Owner is subject to investment gain or loss from the date we receive the first complete request for settlement through the date a complete request for settlement is received from each individual new Owner.

We reserve the right to extend, on a non-discriminatory basis, the 180 day period in which the Death Proceeds will equal the Death Benefit. This right will only apply for purposes of determining the amount payable as Death Proceeds and in no way restricts when a claim may be filed.


DEATH BENEFIT Prior to the Payout Start Date, the Death Benefit is equal to the greatest of:

|X| The sum of all purchase payments reduced by a withdrawal adjustment for each withdrawal, as described below; or

|X|  The Contract Value as of the date we determine the Death Proceeds; or

|X| The Settlement Value as of the date we determine the Death Proceeds.

A withdrawal adjustment is equal to (a) divided by (b) and the result is multiplied by (c) where:

(a) is the withdrawal amount.
(b) is the Contract Value immediately prior to the withdrawal.
(c) is the sum of all purchase payments immediately prior to the withdrawal, less any prior withdrawal adjustments.

The total Death Benefit may not exceed the Contract Value plus $1,000,000.


SETTLEMENT VALUE The Settlement Value is the amount that would be paid in the event of a full withdrawal of the Contract Value.



 -----------------------------------------------------------------------------

 PAYOUT PHASE
 -----------------------------------------------------------------------------


PAYOUT PHASE The "Payout Phase" is the second of the two phases of this Contract. The Payout Phase begins on the Payout Start Date. It continues until we make the last payment as provided by the Income Plan(s) chosen.


PAYOUT START DATE The "Payout Start Date" is the date the Contract Value adjusted by any applicable Market Value Adjustment and less any applicable taxes is applied to an Income Plan. The anticipated Payout Start Date is shown on the Annuity Data Page. You may change the Payout Start Date by writing to us at least 30 days before the new Payout Start Date.

The Payout Start Date must be at least 30 days after the Issue Date, and occur on or before the later of:

|X|      The Annuitant's 99th birthday; or

|X|      The 10th Contract Anniversary.


INCOME PLANS An "Income Plan" is a series of payments made on a scheduled basis to you or to another person designated by you. You may choose more than one Income Plan. If you choose more than one Income Plan, you must specify what proportions of your Contract Value adjusted by any applicable Market Value Adjustment and less any applicable taxes should be allocated to each Income Plan. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated proportionately to each Income Plan chosen based on the proportion of your Contract Value applied to each Income Plan. We reserve the right to limit the number of Income Plans that you may select. The "Guaranteed Payment Period" is the period of time over which income payments are guaranteed to be made. The Contract Value on the Payout Start Date less any applicable taxes, will be applied to your Income Plan choice from the following list.

Income Plan 1 - Life Income with Guaranteed Payment Period. We will make payments for as long as the Annuitant lives, or until the end of the Guaranteed Payment Period, if longer. The Guaranteed Payment Period may be 0 months, or range from 60 to 360 months. If the Annuitant is age 90 or older on the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payment Period. We will make payments for as long as either the Annuitant or joint Annuitant, named at the time of Income Plan selection, lives, or until the end of the Guaranteed Payment Period, if longer. The Guaranteed Payment Period may be 0 months, or range from 60 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older on the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 3 - Guaranteed Payment Period. We will make payments for a Guaranteed Payment Period. These payments do not depend on the Annuitant's life. The minimum Guaranteed Payment Period is 60 months (120 months if the Payout Start Date occurs before the third Contract Anniversary). The maximum Guaranteed Payment Period is 360 months or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the Guaranteed Payment Period exceed 600 months. Income Plan 3 offers a withdrawal option as described in the Payout Withdrawal section. Income payments under Income Plan 3 are subject to the following:

|X| You may request to change the length of the Guaranteed Payment Period and the frequency of payments. You may make this change no more than once each Contract Year. We reserve the right to limit the availability of such changes or to change the frequency of allowable changes without prior notice. If you elect to change the length of the Guaranteed Payment Period, the new payment period must be within the original maximum and minimum payment period you would have been permitted to select on the Payout Start Date; however the maximum payment period available to you will be shortened by the period elapsed since the original payment period began.

|X| If you change the length of your Guaranteed Payment Period, we will compute the present value of all remaining payments, using the same assumptions we would use if you were terminating the guaranteed payment plan, as described in the Payout Withdrawal section. We will then adjust the remaining income payments to equal what the computed present value would support based on those same assumptions and based in the revised Guaranteed Payment Period.

|X| Changes to either the frequency of payments or length of a Guaranteed Payment Period will result in a change to the payment amount and may change the amount of each payment that is taxable to you.

|X| Change in the frequency of payments or length of a Guaranteed Payment Period takes effect on the next payment date after we accept the requested change.

We reserve the right to make available other Income Plans.


INCOME PAYMENTS For each Income Plan selected, payment amounts may vary with the performance of the chosen Variable Sub-accounts and/or may be fixed for the duration of the Income Plan. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to the Variable Amount Income Payments and the portion to be applied to Fixed Amount Income Payments. For the portion of your Contract Value to be applied to Variable Amount Payments, you must specify the Variable Sub-accounts on which to base the Variable Amount Income Payments as well as the allocation among those Variable Sub-accounts. If you do not choose how the Contract Value is to be applied, then the portion of the Contract Value in the Variable Sub-account allocations on the Payout Start Date will be applied to Variable Amount Income Payments, according to the Variable Sub-account allocations as of the Payout Start Date, and the remainder of the Contract Value will be applied to Fixed Amount Income Payments. The method of calculating the initial payment is different for Variable Amount Income Payments and Fixed Amount Income Payments.


VARIABLE AMOUNT INCOME PAYMENTS On the Payout Start Date, the portion of the Contract Value you specify to be applied to Variable Amount Income Payments, adjusted by any applicable Market Value Adjustments, less any applicable taxes, is applied to the appropriate income payment factor for the selected Income Plan to determine the Initial Variable Amount Income Value. An explanation of the basis for determining income payment factors is described in the Income Payment Tables section.

The Initial Variable Amount Income Value will be allocated among the Variable Sub-accounts you have chosen in the proportions you specified, as described above in the Income Payments section. The portion of the Initial Variable Amount Income Value allocated to a particular Variable Sub-account is divided by the Annuity Unit Value for that Variable Sub-account on the Payout Start Date. This determines the number of Annuity Units from that Sub-account which will be used to determine your Variable Amount Income Payments. Variable Amount Income Payments, which include your first Variable Amount Income Payment, will vary depending on changes in the Annuity Unit Values for the Sub-accounts upon which the income payments are based. Unless Annuity Transfers are made between Sub-accounts, each income payment from that Sub-account will be that number of Annuity Units multiplied by the Annuity Unit Value for the Sub-account for the Valuation Date on which the income payment is made.


ANNUITY UNIT VALUE The Annuity Unit Value for each Sub-account of the Variable Account at the end of the Valuation Period coinciding with the Payout Start Date is the number used to determine the number of Annuity Units.

Annuity Unit Values at the end of subsequent Valuation Periods are calculated by:

|X| Multiplying the Annuity Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor during the period; and then

|X| Dividing the result by 1,000 plus the Assumed Investment Rate for the period.


ASSUMED INVESTMENT RATE The Assumed Investment Rate is an effective annual rate of 3%. We reserve the right to offer other Assumed Investment Rates. The Assumed Investment Rate may not be changed after an Income Plan has been selected.


FIXED AMOUNT INCOME PAYMENTS On the Payout Start Date, the portion of the Contract Value you specify, adjusted by any applicable Market Value Adjustment and less applicable taxes, will be applied to the Fixed Amount Income Payments. The Fixed Amount Income Payment is determined by applying the above value to the greater of:

|X| The appropriate income payment factor for the selected Income Plan from the Income Payment Tables shown in the Income Payment Tables section. An explanation of the basis for determining the Income payment factors is described in the Income Payment Tables section.

|X| An income payment factor for the selected Income Plan that we are offering on the Payout Start Date.

Fixed Amount Income Payments are fixed for the duration of the Income Plan.


ANNUITY TRANSFERS After the Payout Start Date, you may make transfers among the Variable Sub-accounts. You may make up to 12 transfers per Contract Year within each Income Plan. No transfers may be made from the Fixed Amount Income Payments nor may transfers be made among Income Plans. Multiple transfers on a single Valuation Date are considered a single transfer.


PAYOUT WITHDRAWAL A Payout Withdrawal is a withdrawal of all or a portion of the allowable Withdrawal Value under an Income Plan. You may withdraw all or a portion of the Withdrawal Value under Income Plan 3 at any time by notice in a form satisfactory to us. For Variable Amount Income Payments, the Withdrawal Value is equal to the present value of the Variable Amount Income Payments being terminated, calculated using a discount rate equal to the Assumed Investment Rate that was used in determining the initial variable payment. For Fixed Amount Income Payments, the Withdrawal Value is equal to the present value of the Fixed Amount Income Payments being terminated, calculated using a discount rate equal to the Applicable Current Interest Rate. For this calculation, the Applicable Current Interest Rate is the rate we are using to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated on the day we receive your written payout withdrawal request.

A Payout Withdrawal must be at least $50. If any Payout Withdrawal reduced the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

You must specify the Income Plan(s) and the Investment Alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately. On the day you withdraw all or a part of your Withdrawal Value, the Withdrawal Value will be reduced by the amount of the Payout Withdrawal. The remaining income payments will be reduced so that the present value of the reduced income payments plus the amount of the Payout Withdrawal will be equivalent to the present value of the income payments just prior to the Payout Withdrawal.


PAYOUT TERMS AND CONDITIONS The income payments are subject to the following terms and conditions:

     |X| If the Contract Value is less than $2,000 when it is applied to the Income Plan(s) you choose, or if the Contract Value is not enough to provide an initial payment of at least $20 when it is applied to the Income Plan(s) you choose, we reserve the right to:

     |X|  Change the payment frequency to make the payment at least $20; or

     |X| Terminate the Contract and pay you the Contract Value less any applicable taxes in a lump sum.

     |X| If we do not receive a written selection of an Income Plan from you at least 30 days before the Payout Start Date, the Income Plan will be deemed to be a Life Income with a Guaranteed Payment Period of 120 months.

     |X| If you choose an Income Plan which depends on any person's life, we may require:

     |X|  Proof of age and sex before income payments begin; and

     |X| Proof that the Annuitant or joint Annuitant is still alive before we make each payment.

     |X| After the Payout Start Date, a new Income Plan may not be selected nor may amounts be reallocated to a different Income Plan.

     |X| After the Payout Start Date, withdrawals cannot be made unless income payments are being made under Income Plan 3. You may terminate income payments and withdraw the Withdrawal Value under Income Plan 3 at any time.

     |X| If any Owner dies during the Payout Phase, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary section. Any remaining income payments will be paid to the new Owner as scheduled.



 ------------------------------------------------------------------------------

 INCOME PAYMENT TABLES
 ------------------------------------------------------------------------------

The Income Payment Tables shown below contain monthly income payment factors per $1,000 applied, which were calculated using the Annuity 2000 Mortality Tables and an annualized effective interest rate of 3%. For ages, Guaranteed Payment Periods, combinations of sex, payment frequencies and annualized effective interest rates not shown in these examples, income payment factors will be calculated on a basis consistent with the factors shown. The adjusted age of the Annuitant is used to determine the appropriate monthly income payment factor to apply for the selected Income Plan. The adjusted age is the actual age of the Annuitant(s) on the Payout Start Date, reduced by one year for each six full calendar years between January 1, 2000 and the Payout Start Date.

The Income Payment Tables below will be used to determine the following:

|X| For Variable Amount Income Payments and an Assumed Investment Rate of 3%, the initial monthly income payment for the selected Income Plan. Subsequent monthly income payments will vary as described in the Variable Amount Income Payments section. For Variable Amount Income Payments with an Assumed Investment Rate other than 3%, monthly income payment factors will be calculated on a basis consistent with the factors shown in the Income Payment Tables using an interest rate equal to the Assumed Investment Rate.

|X| For Fixed Amount Income Payments, the minimum guaranteed monthly income payment for the selected Income Plan.

Income Plan 1 - Life Income with Guaranteed Payment Period for 120 Months

===============================================================================================================================
                              Monthly Income Payment for each $1,000 Applied to this Income Plan
-------------------------------------------------------------------------------------------------------------------------------
---------------------- -------------------- -------------------- -------------------- -------------------- --------------------

     Annuitant's                                Annuitant's                               Annuitant's
      Adjusted             Male Female           Adjusted            Male Female           Adjusted            Male Female
         Age                                        Age                                       Age
---------------------- -------------------- -------------------- -------------------- -------------------- --------------------
---------------------- -------------------- -------------------- -------------------- -------------------- --------------------

         35                $3.34 $3.22              49               $3.99 $3.76              63               $5.23 $4.84
         36                 3.38 3.24               50                4.05 3.81               64                5.35 4.95
         37                 3.41 3.27               51                4.11 3.87               65                5.49 5.07
         38                 3.45 3.30               52                4.18 3.93               66                5.62 5.20
         39                 3.49 3.34               53                4.26 3.99               67                5.77 5.33
         40                 3.53 3.37               54                4.33 4.06               68                5.92 5.47
         41                 3.57 3.41               55                4.41 4.13               69                6.07 5.62
         42                 3.62 3.44               56                4.50 4.20               70                  6.23
         43                 3.66 3.48               57                4.58 4.28               71                  5.78
         44                 3.71 3.52               58                4.68 4.36               72                6.39 5.94
         45                 3.76 3.57               59                4.78 4.45               73                6.56 6.11
         46                 3.81 3.61               60                4.88 4.54               74                6.73 6.29
         47                 3.87 3.66               61                4.99 4.63               75                6.90 6.48
         48                 3.93 3.71               62                5.11 4.73                                 7.08 6.67
====================== ==================== ==================== ==================== ==================== ====================

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payment Period for 120 Months

===============================================================================================================================
                              Monthly Income Payment for each $1,000 Applied to this Income Plan
-------------------------------------------------------------------------------------------------------------------------------
------------------ ------------------------------------------------------------------------------------------------------------
      Male                                                           Female
   Annuitant's                                                     Annuitant's
    Adjusted                                                        Adjusted
       Age                                                             Age
------------------ ------------------------------------------------------------------------------------------------------------
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- -----------
                       35          40          45          50          55           60          65          70          75
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- -----------
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- -----------

       35            $3.06       $3.12       $3.17       $3.22        $3.26       $3.28       $3.31       $3.32       $3.33
       40             3.10        3.18        3.26        3.32        3.38         3.43        3.46        3.49        3.51
       45             3.13        3.23        3.33        3.43        3.52         3.59        3.65        3.69        3.72
       50             3.16        3.27        3.40        3.53        3.65         3.76        3.86        3.93        3.98
       55             3.18        3.30        3.45        3.61        3.77         3.94        4.08        4.20        4.29
       60             3.19        3.33        3.49        3.68        3.88         4.10        4.31        4.51        4.66
       65             3.20        3.34        3.52        3.73        3.97         4.24        4.54        4.83        5.08
       70             3.21        3.35        3.54        3.76        4.03         4.36        4.73        5.13        5.52
       75             3.21        3.36        3.55        3.78        4.07         4.44        4.87        5.38        5.92
================== =========== =========== =========== =========== ============ =========== =========== =========== ===========

Income Plan 3 - Guaranteed Payment Period

============================ ===================================================
      Specific Period                 Monthly Income Payment for each
                                     $1,000 Applied to this Income Plan
---------------------------- ---------------------------------------------------
---------------------------- ---------------------------------------------------
         10 Years                                  $9.61
         11 Years                                   8.86
         12 Years                                   8.24
         13 Years                                   7.71
         14 Years                                   7.26
         15 Years                                   6.87
         16 Years                                   6.53
         17 Years                                   6.23
         18 Years                                   5.96
         19 Years                                   5.73
         20 Years                                   5.51
============================ ===================================================



-------------------------------------------------------------------------------

GENERAL PROVISIONS
-------------------------------------------------------------------------------


THE ENTIRE CONTRACT The entire contract consists of this Contract, any written applications, the annuity data page and any Contract endorsements and riders.

All statements made in written applications are representations and not warranties. No statement will be used by us in defense of a claim or to void the Contract unless it is included in a written application. If your Contract is voided, you will receive any purchase payments, less any withdrawals, excluding accrued interest.

Unless otherwise specified, all references in this Contract to days, months, or years shall mean calendar days, months or years.

Only our officers are authorized to change the Contract or waive a right or requirement of the Contract. No other individual is authorized to do this.

We may not modify this Contract without your signed consent, except to make it comply with any changes in the Internal Revenue Code or as required by any other applicable law, or as otherwise permitted by the terms of this Contract.


INCONTESTABILITY Except as provided in the Entire Contract section above, this Contract will be incontestable after it has been in force during your lifetime for a period of two years from the Issue Date.

If your Contract is voided, you will receive any purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation to the date the Contract is voided, plus any purchase payments allocated to the Fixed Account Option, less any withdrawals, excluding accrued interest.

MISSTATEMENT OF AGE OR SEX If any age or sex has been misstated, we will pay the amounts which would have been paid at the correct age and sex.

If we find the misstatement of age or sex after the income payments begin, we will:

|X| Pay all amounts underpaid including interest calculated at an effective annual rate of 6%; or

|X| Stop payments until the total income payments made are equal to the total amounts that would have been made if the correct age and sex had been used.


ANNUAL STATEMENT At least once a year, before the Payout Start Date, we will send you a statement to your last known address we have for you in our records reporting the investments held in the separate account and other contract values. The effective date of the information in the annual statement will not be more than two months before the date of the mailing. We will provide you with Contract Value information at any time upon your request. The information presented will comply with any applicable law.


SETTLEMENTS We must receive due proof of death of the Owner or due proof of death of the Annuitant before the settlement of a death claim.

Any full withdrawal or payment of death proceeds under this Contract will not be less than the minimum benefits required by any statute of the state in which the Contract is delivered.


DEFERMENT OF PAYMENTS We will pay any amounts due from the Variable Account under this Contract within seven days, unless:

|X| The New York Stock Exchange is closed for other than usual weekend or holidays, or trading on such Exchange is restricted;

|X|  An emergency  exists as defined by the Securities and Exchange  Commission;
     or

|X| The Securities and Exchange Commission permits delay for the protection of contractholders.

We reserve the right to postpone payments or transfers from the Fixed Account Option for up to six months. If we elect to postpone payments or transfers from the Fixed Account Option for 30 days or more, we will pay interest as required by applicable law. Any such interest will be payable from the date the payment or transfer request is received by us to the date the payment or transfer is made.

VAP 0340                                                     LBL C-Share NMVA
Lincoln Benefit
Life Company
A Stock Company

Home Office: 2940 South 84th Street, Lincoln, Nebraska 68506-4142


Flexible Premium Deferred Variable Annuity Contract


This Contract is issued to the Owner in consideration of the initial purchase payments. Lincoln Benefit Life Company ("Lincoln Benefit Life") will pay the benefits of this Contract, subject to its terms and conditions.

Throughout this Contract, "you" and "your" refer to the Owner(s) of this Contract. "We", "us" and "our" refer to Lincoln Benefit Life Company.

Contract Summary
This flexible premium deferred variable annuity provides a cash withdrawal benefit, a death benefit, and a settlement value during the Accumulation Phase, and periodic income payments beginning on the Payout Start Date during the Payout Phase.

The dollar amount of income payments or other values provided by this Contract, when based on the investment experience of the Variable Account, will vary to reflect the performance of the Variable Account.

This Contract does not pay dividends.

The tax status of this Contract as it applies to the Owner should be reviewed each year.

PLEASE READ YOUR CONTRACT CAREFULLY.

This is a legal Contract between the Owner(s) of this Contract and Lincoln Benefit Life Company.

Trial Examination Period
Upon written request, we will provide you with factual information regarding the benefits and provisions contained in this Contract. If you are not satisfied with this Contract for any reason, you may cancel it by written notification within 20 days after you receive it. We will refund purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation through the date of cancellation, plus any purchase payments allocated to the Fixed Account Option, less any withdrawals. (Where required by state law, we will refund purchase payments.) If this Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any purchase payments or the Contract Value.













                   Flexible Premium Deferred Variable Annuity




------------------------------------------------------------------------------

TABLE OF CONTENTS
------------------------------------------------------------------------------


ANNUITY DATA PAGE

THE PERSONS INVOLVED

ACCUMULATION PHASE

PAYOUT PHASE

INCOME PAYMENT TABLES

GENERAL PROVISIONS













































------------------------------------------------------------------------------

THE PERSONS INVOLVED
------------------------------------------------------------------------------


OWNER The person named at the time of application is the Owner of this Contract unless subsequently changed. As Owner, you will receive any periodic income payments, unless you have directed us to pay them to someone else. This Contract cannot be jointly owned by a non-living person and a living person. If the Owner is a trust, the Owner will be considered a non-living person.

You may exercise all the rights stated in this Contract, subject to the rights of any irrevocable Beneficiary.

You may change the Owner at any time by written request in a form satisfactory to us. Each change is subject to any payments we make or other action we take before we accept it. If we accept a change, the change will take effect on the date you signed the request.

You may not assign any interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract before the Payout Start Date. We are bound by an assignment only if it is signed by you and filed with us. We are not responsible for the validity of an assignment.

If more than one person is designated as Owner:

o Owner as used in this Contract refers to all people named as Owners, unless otherwise indicated;

o    Any request to exercise ownership rights must be signed by all Owners;

o On the death of any person who is an Owner, the surviving person(s) named as Owner(s) will continue as Owner(s), as described in the Death of Owner section; and

o If any Owner is a non-living person, when the Annuitant dies, the Death of Annuitant section will apply.


ANNUITANT The Annuitant is the person named on the Annuity Data Page. The Annuitant must be a living person.

If the Owner is a living person, the Owner may change the Annuitant before the Payout Start Date by written request in a form satisfactory to us. Once we accept a change, it takes effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it.


BENEFICIARY The two classes of Beneficiaries are Primary Beneficiaries and Contingent Beneficiaries. Primary Beneficiaries and Contingent Beneficiaries are individually and collectively referred to herein as "Beneficiaries."

The Primary Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Primary Beneficiary is the Beneficiary(ies) who is first entitled to receive benefits under this Contract upon the death of the sole surviving Owner.

The Contingent Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Contingent Beneficiary is entitled to receive benefits under the Contract upon the death of the sole surviving Owner, when all Primary Beneficiary(ies) predecease the sole surviving Owner.

You may change or add Beneficiaries at any time by written request in a form satisfactory to us, unless you have designated an irrevocable Beneficiary. You may restrict income payments to Beneficiaries by written request in a form satisfactory to us. Once we accept a request, the change will take effect on the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.

If no named Beneficiary is living when the sole surviving Owner dies, or if a Beneficiary has not been named, the new Beneficiary will be:

i.   Your spouse, or if he or she is no longer living,

ii. Your surviving children equally, or if you have no surviving children, iii.Your estate.

For the purposes of this Contract, children are natural children and adopted children only.

Unless you have provided written directions to the contrary, in a form satisfactory to us, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Owner, the deceased Beneficiary's entire share will be divided among the remaining Beneficiaries in that class in proportion to the remaining Beneficiaries' original shares.

Survivor Clause
For purposes of this Contract, in determining whether a living person, including an Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person A") has survived another living person, including an Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person B"), Living Person A must survive Living Person B by at least 24 hours. Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.



-------------------------------------------------------------------------------

ACCUMULATION PHASE
-------------------------------------------------------------------------------


ACCUMULATION PHASE DEFINED The "Accumulation Phase" is the first of the two phases of this Contract. The Accumulation Phase begins on the Issue Date stated on the Annuity Data Page. This phase will continue until the Payout Start Date unless the Contract is terminated before that date.


Contract Year A "Contract Year" is the 365 day period (366 days for a leap year) beginning on the Issue Date and on each anniversary of the Issue Date ("Contract Anniversary").


VALUATION DATE AND VALUATION PERIOD A "Valuation Date" is any date Monday through Friday on which the New York Stock Exchange is open for regular trading. A "Valuation Period" is the time interval beginning at the closing of the New York Stock Exchange on a Valuation Date and ending at the closing of the New York Stock Exchange on the following Valuation Date.


PURCHASE PAYMENTS The amount of the Initial Purchase Payment is shown on the Annuity Data Page. You may make subsequent purchase payments during the Accumulation Phase. We reserve the right to impose a minimum amount on each subsequent purchase payment. This minimum amount will not exceed $1,000. We also reserve the right to limit the cumulative purchase payments to a maximum amount of $1,000,000. We may limit your ability to make subsequent purchase payments in order to comply with the laws of the state where this Contract is delivered.

We will invest the purchase payments in the Investment Alternatives you select. You may allocate any portion of your purchase payment in whole percents from 0% to 100% or in exact dollar amounts to any of the Investment Alternatives. The total allocation of your purchase payment to the Investment Alternatives you select must equal 100%.

The allocation of the Initial Purchase Payment is shown on the Annuity Data Page. Allocation of each subsequent purchase payment will be the same as the allocation for the most recent purchase payment unless you change the allocation. You may change the allocation of subsequent purchase payments at any time, without charge, by notice in a form satisfactory to us. Any change will take effect as of the day we receive the notice. However, if we receive the notice on a day other than a Valuation Date, then the reallocation will take effect at the close of the next Valuation Date.

If the Trial Examination Period provision requires us to refund purchase payments, then during the Trial Examination Period, we reserve the right to invest the purchase payments you allocate to the Variable Account to the money market Variable Sub-account available under this Contract. We will notify you if we do so. At the end of the Trial Examination Period, the amount in the money market Variable Sub-account will be allocated to the Variable Sub-accounts as originally designated by you. This allocation will not be considered a transfer.


INVESTMENT ALTERNATIVES Investment Alternatives are the Sub-accounts of the Variable Account and the Fixed Account Option under this Contract.

We reserve the right in our sole discretion to:

|X|      Make additional Investment Alternatives available;

|X| Modify, substitute or eliminate any current or future Investment Alternatives we make available; and,

|X| Establish and modify the terms and conditions for making purchase payments to, withdrawals from, and transfers to or from any of the Investment Alternatives we make available.

Without limiting the foregoing, we reserve the right to impose limitations and requirements on the Variable Sub-accounts and/or Fixed Account Option in which you may invest. These limitations and requirements may include, but are not limited to:

|X|      Maximum investments limits;

|X|      Exclusion of certain accounts or Sub-accounts;

|X|      Term length requirements for Fixed Account Option;

|X|      Required minimum allocations; and/or,

|X|      The required use of automatic portfolio rebalancing.

A current explanation and list of investment limitations and requirements is set forth in the prospectus that pertains to your Contract.


VARIABLE ACCOUNT The "Variable Account" for this Contract is shown on the Annuity Data Page. This account is a separate investment account to which we allocate assets contributed under this and certain other contracts. The income, gain and losses, realized or unrealized, from assets allocated to the Variable Account are credited to or charged against the Account without regard to our other income, gains or losses.

If we deem it to be in the best interest of persons having voting rights under the Contracts, the Variable Account may be operated as a management company under the Investment Company Act of 1940, as amended, or it may be deregistered under such Act in the event such registration is no longer required.


Variable Sub-accounts The Variable Account is divided into Sub-accounts. Each Sub-account represents an investment in the shares of the mutual fund underlying that Sub-account. We may offer additional Sub-accounts of the Variable Account at our discretion. We reserve the right to limit the number of Sub-accounts of the Variable Account that may be invested in at any one time.

We reserve the right, subject to applicable law, to make additions to, deletions from, or substitutions for the shares of the underlying mutual fund of the Sub-accounts of the Variable Account. We will not substitute any shares attributable to your interest in a Sub-account of the Variable Account without notice to you and prior approval of the Securities and Exchange Commission, to the extent required by the Investment Company Act of 1940, as amended.

We reserve the right to establish additional Sub-accounts of the Variable Account, each of which would invest in shares of a mutual fund. You may then instruct us to allocate purchase payments or transfers to such Sub-accounts, subject to any terms set by us or the mutual fund. We reserve the right to limit the availability of Sub-accounts and/or funds for this Contract.

In the event of any such substitution or change, we may, by endorsement, make such changes as may be necessary or appropriate to reflect such substitution or change.


FIXED ACCOUNT OPTIONS The Fixed Account Options under this Contract are the Dollar Cost Averaging Fixed Account Option and the Standard Fixed Account Option.


DOLLAR COST AVERAGING FIXED ACCOUNT OPTION The Dollar Cost Averaging Fixed Account is divided into individual Transfer Period Accounts. A new Transfer Period Account is established each time you allocate a purchase payment to the Dollar Cost Averaging Fixed Account and you choose the term length of the new Transfer Period Account. Purchase payments may not be allocated to any existing Transfer Period Account. No amount may be transferred into the Dollar Cost Averaging Fixed Account. Each purchase payment allocated to a Transfer Period Account must be at least $500. We may offer term lengths from which you may select for your Transfer Period Account(s), which may range from three to eighteen months; however, we may add to, modify or eliminate the term lengths we offer at our discretion.

Amounts in a Transfer Period Account will earn interest at the rate declared for the Transfer Period Account at the time it is established. This interest rate will be in effect for the term of the Transfer Period Account. Each purchase payment and all associated interest in a Transfer Period Account must be transferred to the other Investment Alternatives according to your allocation instructions in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the Investment Alternatives available for transfers from any Transfer Period Account. We may offer weekly, quarterly, semi-annual, or other installment transfer period alternatives, at our discretion. For each purchase payment, the first transfer from a Transfer Period Account will begin on the 25th day after we have received the purchase payment. If we do not receive an allocation instruction from you when payment is received by us, the purchase payment and all associated interest will be transferred to the money market Variable Sub-account in equal installments until we have received a different allocation instruction.

At the expiration of a Transfer Period Account, any residual amount will be automatically transferred to the money market Variable Sub-account. If you discontinue the Dollar Cost Averaging Options before the expiration of a Transfer Period Account, the remaining balance will be transferred on the day we receive notification to the money market Variable Sub-account unless you request a different Investment Alternative. However, if we receive your notice of discontinuation on a day other than a Valuation Date, then the transfer will occur at the close of the next Valuation Date.


GUARANTEE PERIOD ACCOUNT The Standard Fixed Account is divided into individual Guarantee Period Accounts. A new Guarantee Period Account is established each time you:

o Allocate purchase payments to the Standard Fixed Account and you choose the term length of the new Guarantee Period Account; or

o You elect or are deemed to have elected to transfer the Guarantee Period Account Value of an expiring Guarantee Period Account to establish a new Account.

You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer into a Guarantee Period Account must be at least $500. We may offer term lengths you may choose for your Guarantee Period Accounts from one to ten years.

We may add to, modify or eliminate the term lengths we offer at our discretion.

You must choose the term length for a new Guarantee Period Account from the term lengths we offer for the Standard Fixed Account at the time you create the new Guarantee Period Account. If you allocate a purchase payment or transfer to the Standard Fixed Account, but you do not select a term length for the new Guarantee Period Account, we will allocate the purchase payment or the transfer to a new Guarantee Period Account with the same term length as your most recent purchase payment or the transfer to the same Fixed Account Option. If we no longer offer that term length, then we will allocate the purchase payment or the transfer to a new Guarantee Period Account with the next shortest term currently offered for that Fixed Account Option. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment or the transfer to a new Guarantee Period Account of the shortest term we are offering at that time.


STANDARD FIXED ACCOUNT OPTION The following provisions apply to Guarantee Period Accounts of the Standard Fixed Account Option. Amounts in a Guarantee Period Account will earn interest at the rate declared for the term length at the time it is established. This interest rate will be in effect for the term of the Guarantee Period Account. Upon the expiration of the term of a Guarantee Period Account, we will declare a renewal interest rate, which will remain in effect for one year. Subsequent renewal dates will be on the anniversaries of the first renewal date.

The total amount of transfers and withdrawals from any individual Guarantee Period Account during a Contract Year cannot exceed 30% of the amount used to establish that Guarantee Period Account. Any portion of the total allowable transfer and withdrawal amount that is not transferred or withdrawn in a Contract Year will not increase the allowable transfer and withdrawal amount for any subsequent Contract Year. This limit will be waived if you elect to withdraw your entire Contract Value.

Prior to the renewal date of each Guarantee Period Account we will mail you a renewal notice outlining the options available to you. During the 30 day period after the renewal date, the 30% limit described above will be waived and you may transfer or withdraw all or a portion of the amount in the renewing Guarantee Period Account. If you make a withdrawal, any applicable taxes may apply.

If we receive notification of your election to make a transfer or withdrawal from a renewing Guarantee Period Account on or before the renewal date, the transfer or withdrawal will be deemed to have occurred on the renewal date.

If we receive notification or your election to make a transfer or withdrawal from the renewing Guarantee Period Account after the renewal date, but before expiration of the 30 day period, (i) the transfer or withdrawal will be deemed to have occurred on the day we receive such notice, and (ii) the amount transferred or withdrawn will earn interest for the period beginning on the renewal date and ending on the day we receive notification of your election at the renewal interest rate declared. However, if we receive notice of your election to make a transfer or withdrawal on a day other than a Valuation Date, then the transfer or withdrawal will be deemed to have occurred at the close of the new Valuation Date, and interest will be credited accordingly.

Any remaining balance not withdrawn or transferred from the renewing Guarantee Period Account will continue to earn interest until the next renewal date at the renewal interest rate declared. If we do not receive notification from you within the 30 day period, you will be deemed to have elected to renew the Guarantee Period Account and the amount in the renewing Guarantee Period Account will continue to earn interest at the renewal interest rate declared until the next renewal date, and will be subject to all restrictions of the Standard Fixed Account.


CREDITING INTEREST Interest to the Fixed Account Options will be credited daily at a rate which compounds over one year to the annualized effective interest rate we declared when the money was allocated. We will credit interest to amounts of the Initial Purchase Payment allocated to the Fixed Account Options from the Issue Date at the annualized effective interest rate for the Initial Purchase Payment shown on the Annuity Data Page. We will credit interest to amounts of subsequent purchase payments allocated to the Fixed Account Options from the day we receive them at the annualized effective interest rate declared by us at that time. The minimum guaranteed annualized effective rates of interest that we will declare for the Fixed Account Options are shown under the Minimum Guaranteed Annualized Effective Rate on the Annuity Data Page.


TRANSFERS Prior to the Payout Start Date, you may transfer amounts among the Investment Alternatives. You may make 12 transfers per Contract Year without charge. Each transfer after the 12th in any Contract Year may be assessed a transfer fee of up to 2.0% of the amount transferred. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee.

We reserve the right to limit the number of transfers among the Variable Sub-Accounts in any Contract Year or to refuse any transfer request submitted by or on behalf of an Owner or certain Owners if, in our sole discretion:

|X| We believe that excessive trading by such Owner or Owners or a specific transfer request or group of transfer requests may have a detrimental effect on Unit values or the share price of the underlying mutual funds or would be to the disadvantage of other contract owners; or

|X| We are informed by one or more of the underlying mutual funds that the purchase of shares is to be restricted because of excessive trading or a specific transfer or group of transfers is deemed to have a detrimental effect on share prices of affected underlying mutual funds.

Such restrictions may be applied in any manner which is reasonably designed to prevent any use of the transfer right which is considered by us in our sole discretion to be to the disadvantage of the other contract owners.

We reserve the right to assess short-term trading fees in connection with transfers from Variable Sub-accounts that occur within a certain number days following the date of allocation to the Variable Sub-accounts. Such fees may vary by Sub-account, but will only apply to those Sub-accounts corresponding to underlying mutual funds that assess such fees.

We reserve the right to waive the transfer fees and restrictions contained in this Contract.


Contract Value Your "Contract Value" is equal to the sum of:

|X| The number of Accumulation Units you hold in each Sub-account of the Variable Account multiplied by the Accumulation Unit Value for that Sub-account on the most recent Valuation Date; plus

|X|  The total value you have in the Fixed Account Option.


ACCUMULATION UNITS AND ACCUMULATION UNIT VALUE Amounts you allocated to a Sub-account of the Variable Account are used to purchase Accumulation Units in that Sub-account. The number of Accumulation Units purchased on a given Valuation Date will depend on the Accumulation Unit Value of the Sub-account on that Valuation Date. All values at the end of any subsequent valuation period are calculated by multiplying the Accumulation Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net investment Factor for the Valuation Period. The Accumulation Unit Values may increase or decrease.

ACCUMULATION UNIT VALUES for each Sub-account of the Variable Account are determined only on Valuation Dates. The Accumulation Unit Value for each Sub-account will vary with the price per share of the underlying mutual fund of the Sub-account, and in accordance with the Mortality and Expense Risk Charge, Administrative Expense Charge and any applicable taxes.

Additions or transfers to a Sub-account of the Variable Account will increase the number of Accumulation Units for that Sub-account. Withdrawals or transfers from a Sub-account of the Variable Account, Contract Maintenance Charges and any applicable annual fees will decrease the number of Accumulation Units for that Sub-account.


NET INVESTMENT FACTOR For each Variable Sub-account, the "Net Investment Factor" for a Valuation Period is equal to:

|X|      The sum of:

|X| The net asset value per share of the underlying mutual fund of the Sub-account determined at the end of the current Valuation Period; plus

|X| The per share amount of any dividend or capital gain distributions made by the underlying mutual fund of the Sub-account during the current Valuation Period.

|X| Divided by the net asset value per share of the underlying mutual fund of the Sub-account determines as of the end of the immediately preceding Valuation Period.

|X| The result is reduced by the Mortality and Expense Risk Charge and the Administrative Expense Charge corresponding to the portion of the 365 day year (366 days for a leap year) that is in the current Valuation Period.

The Net Investment Factor may be greater than, less than or equal to one; therefore, the value of an Accumulation Unit may increase, decrease, or remain the same.


CHARGES The charges for this Contract include Administrative Expense Charges, Mortality and Expense Risk Charges, Contract Maintenance Charges, transfer fees, and any applicable annual fees or taxes.


ADMINISTRATIVE EXPENSE CHARGE Your Administrative Expense Charge is shown on the Annuity Data Page. (See the Accumulation Units and Accumulation Unit Value sections and the Net Investment Factor section for a description of how this charge is applied.)


MORTALITY AND EXPENSE RISK CHARGE Your Mortality and Expense Risk Charge is shown on the Annuity Data Page. (See the Accumulation Units and Accumulation Unit Value section and the Net Investment Factor section for a description of how this charge is applied.)


CONTRACT MAINTENANCE CHARGE On or prior to the Payout Start Date, a Contract Maintenance Charge may be deducted from your Contract Value on each Contract Anniversary. The charge is deducted only from the Sub-accounts of the Variable Account. The charge will be deducted from the Sub-accounts of the Variable Account in the proportion that your value in each bears to your total value in all Sub-accounts of the Variable Account. A full Contract Maintenance Charge will be deducted if the Contract is terminated on any date other than on the Contract Anniversary. The Contract Maintenance Charge will never be greater than $40 per Contract Year. The Contract Maintenance Charge will be reduced to $30 if the Contract Value is greater than or equal to $2,000. If the Contract is terminated, or upon your Contract Anniversary, the Contract Maintenance Charge will be waived if the total contract Value is $50,000 or if all your Contract Value is allocated to the Fixed Account Option.


WITHDRAWAL You have the right, subject to the restrictions described in this Contract, to withdraw part or all of your Contract Value at any time during the Accumulation Phase. A withdrawal must be at least $50. If any withdrawal reduces the Contract Value to less than $1,000, we may treat the request as a withdrawal of the entire Contract Value. If you withdraw the entire Contract Value, this Contract will terminate.

You must specify the Investment Alternative(s) from which you wish to make a withdrawal. Withdrawals are subject to adjustments for applicable taxes. When you make a withdrawal, you must specify whether you choose to make a Gross Withdrawal or a Net Withdrawal. Under a Gross Withdrawal, the adjustments are made to the amount of your withdrawal request ("Withdrawal Request Amount"). Under a Net Withdrawal, you receive the full Withdrawal Request Amount; however, the adjustments are made to the Investment Alternative(s) from which you wish to make the withdrawal based upon an adjusted Withdrawal Request Amount ("Adjusted Withdrawal Request Amount") that, after adjustments, results in the full Withdrawal Request Amount. If you do not specify which of these options you choose, your withdrawal will be deemed to be a Net Withdrawal.

Withdrawals from the Standard Fixed Account are subject to the restrictions described in the Standard Fixed Account Option section.


TAXES Any premium tax and any other applicable taxes relating to this Contract may be deducted from purchase payments or the Contract Value when the tax is incurred or at a later time.


DEATH OF OWNER If you die prior the Payout Start Date, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary section.

If there is more than one new Owner taking a share of the Death Proceeds, described in the Death Proceeds section, each new Owner will be treated as a separate and independent Owner of his or her respective share of the Death Proceeds. Each new Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below for his or her respective share. Each new Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original new Owner.

The Options available to the new Owner will be determined by the applicable following Category in which the new Owner is defined. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.

     Category 1. If your spouse is the sole new Owner of the entire Contract, your spouse must choose from Options A, B or C, described below. If your spouse does not choose one of these options, Option D will apply unless the Contract has previously been continued under Option D, in which case, Option C will apply.

     Category 2. If the new Owner is a living person who is not your spouse, or if there are multiple living new Owners, the new Owner(s) must (each) choose from Options A, B or C, as described below. If a new Owner does not choose one of these Options, Option C will apply for such new Owner.

     Category 3. If the new Owner is a corporation, trust, or other non-living person, the new Owner must choose between Options A or C, described below. If the new Owner does not choose either of these Options, Option C will apply.

The following Death of Owner Options are available, as applicable:

     Option A. The new Owner may elect to receive the Death Proceeds in a lump sum.

     Option B. The new Owner may elect to receive the Death Proceeds paid out under one of the Income Plans described in the Payout Phase section, subject to the following conditions:

     Income payments must begin within one year of your date of death. Income payments must be payable:

     i.   Over the life of the new Owner; or

     ii. For a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the new Owner; or

     iii. Over the life of the new Owner with a guaranteed payment period of at least 5 years, but not to exceed the life expectancy of the new Owner.

     Option C. The new Owner may elect to receive the Contract Value payable within 5 years of your date of death. Under this option, the excess, if any, of the Death Proceeds over the Contract Value, as of the date that we determine the value of the Death Proceeds, will be added to the Contract Value. Unless otherwise instructed by the new Owner, this excess will be allocated to the money market Variable Sub-account. During the 5 year period that follows your date of death, the new Owner may exercise all rights as set forth in the transfer provision.

     Option D. The new Owner may elect to continue the Contract in the Accumulation Phase. If the Owner was also the Annuitant, then the new Owner will be the new Annuitant unless he or she names a new Annuitant as described in the Death of Annuitant section. Only one Contract continuation is allowed under this Contract.

     Under this Option the following conditions apply:

     |X| The excess, if any, of the Death Proceeds over the Contract Value, as of the date that we determine the Death Proceeds, will be added to the Contract Value.

     |X| Unless otherwise instructed by the new Owner, this excess will be allocated to the Variable Sub-accounts in proportion to the percentages of your Contract Value in those Sub-accounts as of the date that we determine the Death Proceeds, except that any portion of this excess that is attributable to the Fixed Account Option will be allocated to the money market Variable Sub-account.

     |X| Within 30 days after the date we determine the death proceeds, the new Owner may make a one time transfer of all or a portion of the Death Proceeds into any combination of Variable Sub-accounts or the Standard Fixed Account without incurring a transfer fee. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.

All ownership rights subject to the conditions stated in this section are available to the new Owner from the date of your death until the date on which the Death Proceeds are paid.

No additional purchase payments may be added to the Contract after we have received the first complete request for settlement of the Death Proceeds, except under Option D.

We reserve the right to offer additional Death of Owner Options.

If the Owner Dies after the Payout Start Date, refer to the Payout Phase section of this Contract.


DEATH OF ANNUITANT If the Annuitant who is also the Owner dies before the Payout Start Date, the Death of Owner section above applies. If the Annuitant who is not also the Owner dies before the Payout Start Date, the Options available to the Owner will be determined by the applicable following Category in which the Owner is defined.

     Category 1. If the Owner is a living person, the Contract will continue in the Accumulation Phase with a new Annuitant. The Contract Value will not be increased by any excess of the Death Proceeds over the Contract Value as of the date that we determine the value of the Death Proceeds.

     The new Annuitant will be:

     o A person you name by written request, subject to the conditions described in the Annuitant section of this Contract; otherwise,

     o    The youngest Owner; otherwise,

     o    The youngest Beneficiary.

     Category 2. If the Owner is a corporation, trust, or other non-living person, the Owner must choose between the following two options:

          Option A. The Owner may elect to receive the Death proceeds in a lump sum.

          Option B. The Owner may elect to receive the Contract Value payable within 5 years of the Annuitant's date of death. Under this Option, the excess, if any, of the Death Proceeds over the Contract Value, as of the date that we determine the value of the Death Proceeds, will be added to the Contract Value. Unless otherwise instructed by the Owner, this excess will be allocated to the money market Variable Sub-account. During the 5 year period that follows the Annuitant's date of death, the Owner may exercise all rights as set forth in the Transfers section

     No additional purchase payments may be added to the Contract under this section.

     If the owner does not select either Option A or B, Option B will apply.

All ownership rights, subject to the conditions stated in this section, are available to the Owner from the date of the Annuitant's death until the date on which the Death Proceeds are paid.

We reserve the right to offer additional Death of Annuitant Options.

If the Annuitant dies after the Payout Start Date, refer to the Payout Phase section of this Contract.


DEATH PROCEEDS Before the Payout Start Date, if we receive a complete request for settlement of the Death Proceeds within 180 days of the date of the Owner or Annuitant's death, the Death Proceeds are equal to the Death Benefit described below. Otherwise, the Death proceeds are equal to the greater of the Contract Value or the Settlement Value.

The value of the Death Proceeds is set as of the end of the Valuation Period during which we receive the first complete request for settlement of the Death Proceeds. A complete request includes due proof of death. The value of the Death Proceeds for each individual new Owner is subject to investment gain or loss from the date we receive the first complete request for settlement through the date a complete request for settlement is received from each individual new Owner.

We reserve the right to extend, on a non-discriminatory basis, the 180 day period in which the Death Proceeds will equal the Death Benefit. This right will only apply for purposes of determining the amount payable as Death Proceeds and in no way restricts when a claim may be filed.


Death Benefit Prior to the Payout Start Date, the Death Benefit is equal to the greatest of:

|X| The sum of all purchase payments reduced by a withdrawal adjustment for each withdrawal, as described below; or

|X|  The Contract Value as of the date we determine the Death Proceeds; or

|X|  The Settlement Value as of the date we determine the Death Proceeds.

A withdrawal adjustment is equal to (a) divided by (b) and the result is multiplied by (c) where:

(a) is the withdrawal amount.
(b) is the Contract Value immediately prior to the withdrawal.
(c) is the sum of all purchase payments immediately prior to the withdrawal, less any prior withdrawal adjustments.

The total Death Benefit may not exceed the Contract Value plus $1,000,000.


Settlement Value The Settlement Value is the amount that would be paid in the event of a full withdrawal of the Contract Value.



 -----------------------------------------------------------------------------

 PAYOUT PHASE
 -----------------------------------------------------------------------------


PAYOUT PHASE The "Payout Phase" is the second of the two phases of this Contract. The Payout Phase begins on the Payout Start Date. It continues until we make the last payment as provided by the Income Plan(s) chosen.


PAYOUT START DATE The "Payout Start Date" is the date the Contract Value less any applicable taxes is applied to an Income Plan. The anticipated Payout Start Date is shown on the Annuity Data Page. You may change the Payout Start Date by writing to us at least 30 days before the new Payout Start Date.

The Payout Start Date must be at least 30 days after the Issue Date, and occur on or before the later of:

|X|      The Annuitant's 99th birthday; or

|X|      The 10th Contract Anniversary.


INCOME PLANS An "Income Plan" is a series of payments made on a scheduled basis to you or to another person designated by you. You may choose more than one Income Plan. If you choose more than one Income Plan, you must specify what proportions of your Contract Value less any applicable taxes should be allocated to each Income Plan. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated proportionately to each Income Plan chosen based on the proportion of your Contract Value applied to each Income Plan. We reserve the right to limit the number of Income Plans that you may select. The "Guaranteed Payment Period" is the period of time over which income payments are guaranteed to be made. The Contract Value on the Payout Start Date less any applicable taxes, will be applied to your Income Plan choice from the following list.

Income Plan 1 - Life Income with Guaranteed Payment Period. We will make payments for as long as the Annuitant lives, or until the end of the Guaranteed Payment Period, if longer. The Guaranteed Payment Period may be 0 months, or range from 60 to 360 months. If the Annuitant is age 90 or older on the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payment Period. We will make payments for as long as either the Annuitant or joint Annuitant, named at the time of Income Plan selection, lives, or until the end of the Guaranteed Payment Period, if longer. The Guaranteed Payment Period may be 0 months, or range from 60 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older on the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 3 - Guaranteed Payment Period. We will make payments for a Guaranteed Payment Period. These payments do not depend on the Annuitant's life. The minimum Guaranteed Payment Period is 60 months (120 months if the Payout Start Date occurs before the third Contract Anniversary). The maximum Guaranteed Payment Period is 360 months or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the Guaranteed Payment Period exceed 600 months. Income Plan 3 offers a withdrawal option as described in the Payout Withdrawal section. Income payments under Income Plan 3 are subject to the following:

|X| You may request to change the length of the Guaranteed Payment Period and the frequency of payments. You may make this change no more than once each Contract Year. We reserve the right to limit the availability of such changes or to change the frequency of allowable changes without prior notice. If you elect to change the length of the Guaranteed Payment Period, the new payment period must be within the original maximum and minimum payment period you would have been permitted to select on the Payout Start Date; however the maximum payment period available to you will be shortened by the period elapsed since the original payment period began.

|X| If you change the length of your Guaranteed Payment Period, we will compute the present value of all remaining payments, using the same assumptions we would use if you were terminating the guaranteed payment plan, as described in the Payout Withdrawal section. We will then adjust the remaining income payments to equal what the computed present value would support based on those same assumptions and based in the revised Guaranteed Payment Period.

|X| Changes to either the frequency of payments or length of a Guaranteed Payment Period will result in a change to the payment amount and may change the amount of each payment that is taxable to you.

|X| Change in the frequency of payments or length of a Guaranteed Payment Period takes effect on the next payment date after we accept the requested change.

We reserve the right to make available other Income Plans.


INCOME PAYMENTS For each Income Plan selected, payment amounts may vary with the performance of the chosen Variable Sub-accounts and/or may be fixed for the duration of the Income Plan. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to the Variable Amount Income Payments and the portion to be applied to Fixed Amount Income Payments. For the portion of your Contract Value to be applied to Variable Amount Payments, you must specify the Variable Sub-accounts on which to base the Variable Amount Income Payments as well as the allocation among those Variable Sub-accounts. If you do not choose how the Contract Value is to be applied, then the portion of the Contract Value in the Variable Sub-account allocations on the Payout Start Date will be applied to Variable Amount Income Payments, according to the Variable Sub-account allocations as of the Payout Start Date, and the remainder of the Contract Value will be applied to Fixed Amount Income Payments. The method of calculating the initial payment is different for Variable Amount Income Payments and Fixed Amount Income Payments.


VARIABLE AMOUNT INCOME PAYMENTS On the Payout Start Date, the portion of the Contract Value you specify to be applied to Variable Amount Income Payments less any applicable taxes, is applied to the appropriate income payment factor for the selected Income Plan to determine the Initial Variable Amount Income Value. An explanation of the basis for determining income payment factors is described in the Income Payment Tables section.

The Initial Variable Amount Income Value will be allocated among the Variable Sub-accounts you have chosen in the proportions you specified, as described above in the Income Payments section. The portion of the Initial Variable Amount Income Value allocated to a particular Variable Sub-account is divided by the Annuity Unit Value for that Variable Sub-account on the Payout Start Date. This determines the number of Annuity Units from that Sub-account which will be used to determine your Variable Amount Income Payments. Variable Amount Income Payments, which include your first Variable Amount Income Payment, will vary depending on changes in the Annuity Unit Values for the Sub-accounts upon which the income payments are based. Unless Annuity Transfers are made between Sub-accounts, each income payment from that Sub-account will be that number of Annuity Units multiplied by the Annuity Unit Value for the Sub-account for the Valuation Date on which the income payment is made.


ANNUITY UNIT VALUE The Annuity Unit Value for each Sub-account of the Variable Account at the end of the Valuation Period coinciding with the Payout Start Date is the number used to determine the number of Annuity Units.

Annuity Unit Values at the end of subsequent Valuation Periods are calculated by:

|X| Multiplying the Annuity Unit Value at the end of the immediately preceding Valuation Period by the Sub-account's Net Investment Factor during the period; and then

|X| Dividing the result by 1,000 plus the Assumed Investment Rate for the period.


ASSUMED INVESTMENT RATE The Assumed Investment Rate is an effective annual rate of 3%. We reserve the right to offer other Assumed Investment Rates. The Assumed Investment Rate may not be changed after an Income Plan has been selected.


FIXED AMOUNT INCOME PAYMENTS On the Payout Start Date, the portion of the Contract Value you specify, less applicable taxes, will be applied to the Fixed Amount Income Payments. The Fixed Amount Income Payment is determined by applying the above value to the greater of:

|X| The appropriate income payment factor for the selected Income Plan from the Income Payment Tables shown in the Income Payment Tables section. An explanation of the basis for determining the Income payment factors is described in the Income Payment Tables section.

|X| An income payment factor for the selected Income Plan that we are offering on the Payout Start Date.

Fixed Amount Income Payments are fixed for the duration of the Income Plan.


ANNUITY TRANSFERS After the Payout Start Date, you may make transfers among the Variable Sub-accounts. You may make up to 12 transfers per Contract Year within each Income Plan. No transfers may be made from the Fixed Amount Income Payments nor may transfers be made among Income Plans. Multiple transfers on a single Valuation Date are considered a single transfer.


PAYOUT WITHDRAWAL A Payout Withdrawal is a withdrawal of all or a portion of the allowable Withdrawal Value under an Income Plan. You may withdraw all or a portion of the Withdrawal Value under Income Plan 3 at any time, by notice in a form satisfactory to us. For Variable Amount Income Payments, the Withdrawal Value is equal to the present value of the Variable Amount Income Payments being terminated, calculated using a discount rate equal to the Assumed Investment Rate that was used in determining the initial variable payment. For Fixed Amount Income Payments, the Withdrawal Value is equal to the present value of the Fixed Amount Income Payments being terminated, calculated using a discount rate equal to the Applicable Current Interest Rate. For this calculation, the Applicable Current Interest Rate is the rate we are using to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated on the day we receive your written payout withdrawal request.

A Payout Withdrawal must be at least $50. If any Payout Withdrawal reduced the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

You must specify the Income Plan(s) and the Investment Alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately. On the day you withdraw all or a part of your Withdrawal Value, the Withdrawal Value will be reduced by the amount of the Payout Withdrawal. The remaining income payments will be reduced so that the present value of the reduced income payments plus the amount of the Payout Withdrawal will be equivalent to the present value of the income payments just prior to the Payout Withdrawal.


PAYOUT TERMS AND CONDITIONS The income payments are subject to the following terms and conditions:

|X| If the Contract Value is less than $2,000 when it is applied to the Income Plan(s) you choose, or if the Contract Value is not enough to provide an initial payment of at least $20 when it is applied to the Income Plan(s) you choose, we reserve the right to:

|X|  Change the payment frequency to make the payment at least $20; or

|X| Terminate the Contract and pay you the Contract Value less any applicable taxes in a lump sum.

|X| If we do not receive a written selection of an Income Plan from you at least 30 days before the Payout Start Date, the Income Plan will be deemed to be a Life Income with a Guaranteed Payment Period of 120 months.

|X| If you choose an Income Plan which depends on any person's life, we may require:

|X|  Proof of age and sex before income payments begin; and

|X| Proof that the Annuitant or joint Annuitant is still alive before we make each payment.

|X| After the Payout Start Date, a new Income Plan may not be selected nor may amounts be reallocated to a different Income Plan.

|X| After the Payout Start Date, withdrawals cannot be made unless income payments are being made under Income Plan 3. You may terminate income payments and withdraw the Withdrawal Value under Income Plan 3 at any time.

|X| If any Owner dies during the Payout Phase, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary section. Any remaining income payments will be paid to the new Owner as scheduled.



 -----------------------------------------------------------------------------

 INCOME PAYMENT TABLES
 -----------------------------------------------------------------------------

The Income Payment Tables shown below contain monthly income payment factors per $1,000 applied, which were calculated using the Annuity 2000 Mortality Tables and an annualized effective interest rate of 3%. For ages, Guaranteed Payment Periods, combinations of sex, payment frequencies and annualized effective interest rates not shown in these examples, income payment factors will be calculated on a basis consistent with the factors shown. The adjusted age of the Annuitant is used to determine the appropriate monthly income payment factor to apply for the selected Income Plan. The adjusted age is the actual age of the Annuitant(s) on the Payout Start Date, reduced by one year for each six full calendar years between January 1, 2000 and the Payout Start Date.

The Income Payment Tables below will be used to determine the following:

|X| For Variable Amount Income Payments and an Assumed Investment Rate of 3%, the initial monthly income payment for the selected Income Plan. Subsequent monthly income payments will vary as described in the Variable Amount Income Payments section. For Variable Amount Income Payments with an Assumed Investment Rate other than 3%, monthly income payment factors will be calculated on a basis consistent with the factors shown in the Income Payment Tables using an interest rate equal to the Assumed Investment Rate.

|X| For Fixed Amount Income Payments, the minimum guaranteed monthly income payment for the selected Income Plan.

Income Plan 1 - Life Income with Guaranteed Payment Period for 120 Months

===============================================================================================================================
                              Monthly Income Payment for each $1,000 Applied to this Income Plan
-------------------------------------------------------------------------------------------------------------------------------
---------------------- -------------------- -------------------- -------------------- -------------------- --------------------

     Annuitant's                                Annuitant's                               Annuitant's
      Adjusted             Male Female           Adjusted            Male Female           Adjusted            Male Female
         Age                                        Age                                       Age
---------------------- -------------------- -------------------- -------------------- -------------------- --------------------
---------------------- -------------------- -------------------- -------------------- -------------------- --------------------

         35                $3.34 $3.22              49               $3.99 $3.76              63               $5.23 $4.84
         36                 3.38 3.24               50                4.05 3.81               64                5.35 4.95
         37                 3.41 3.27               51                4.11 3.87               65                5.49 5.07
         38                 3.45 3.30               52                4.18 3.93               66                5.62 5.20
         39                 3.49 3.34               53                4.26 3.99               67                5.77 5.33
         40                 3.53 3.37               54                4.33 4.06               68                5.92 5.47
         41                 3.57 3.41               55                4.41 4.13               69                6.07 5.62
         42                 3.62 3.44               56                4.50 4.20               70                  6.23
         43                 3.66 3.48               57                4.58 4.28               71                  5.78
         44                 3.71 3.52               58                4.68 4.36               72                6.39 5.94
         45                 3.76 3.57               59                4.78 4.45               73                6.56 6.11
         46                 3.81 3.61               60                4.88 4.54               74                6.73 6.29
         47                 3.87 3.66               61                4.99 4.63               75                6.90 6.48
         48                 3.93 3.71               62                5.11 4.73                                 7.08 6.67
====================== ==================== ==================== ==================== ==================== ====================

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payment Period for 120 Months

===============================================================================================================================
                              Monthly Income Payment for each $1,000 Applied to this Income Plan
-------------------------------------------------------------------------------------------------------------------------------
------------------ ------------------------------------------------------------------------------------------------------------
      Male                                                           Female
   Annuitant's                                                     Annuitant's
    Adjusted                                                        Adjusted
       Age                                                             Age
------------------ ------------------------------------------------------------------------------------------------------------
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- -----------
                       35          40          45          50          55           60          65          70          75
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- -----------
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- -----------

       35            $3.06       $3.12       $3.17       $3.22        $3.26       $3.28       $3.31       $3.32       $3.33
       40             3.10        3.18        3.26        3.32        3.38         3.43        3.46        3.49        3.51
       45             3.13        3.23        3.33        3.43        3.52         3.59        3.65        3.69        3.72
       50             3.16        3.27        3.40        3.53        3.65         3.76        3.86        3.93        3.98
       55             3.18        3.30        3.45        3.61        3.77         3.94        4.08        4.20        4.29
       60             3.19        3.33        3.49        3.68        3.88         4.10        4.31        4.51        4.66
       65             3.20        3.34        3.52        3.73        3.97         4.24        4.54        4.83        5.08
       70             3.21        3.35        3.54        3.76        4.03         4.36        4.73        5.13        5.52
       75             3.21        3.36        3.55        3.78        4.07         4.44        4.87        5.38        5.92
================== =========== =========== =========== =========== ============ =========== =========== =========== ===========

Income Plan 3 - Guaranteed Payment Period

============================ ===================================================
      Specific Period                 Monthly Income Payment for each
                                     $1,000 Applied to this Income Plan
---------------------------- ---------------------------------------------------
---------------------------- ---------------------------------------------------
         10 Years                                  $9.61
         11 Years                                   8.86
         12 Years                                   8.24
         13 Years                                   7.71
         14 Years                                   7.26
         15 Years                                   6.87
         16 Years                                   6.53
         17 Years                                   6.23
         18 Years                                   5.96
         19 Years                                   5.73
         20 Years                                   5.51
============================ ===================================================



------------------------------------------------------------------------------

GENERAL PROVISIONS
------------------------------------------------------------------------------


THE ENTIRE CONTRACT The entire contract consists of this Contract, any written applications, the annuity data page and any Contract endorsements and riders.

All statements made in written applications are representations and not warranties. No statement will be used by us in defense of a claim or to void the Contract unless it is included in a written application. If your Contract is voided, you will receive any purchase payments, less any withdrawals, excluding accrued interest.

Unless otherwise specified, all references in this Contract to days, months, or years shall mean calendar days, months or years.

Only our officers are authorized to change the Contract or waive a right or requirement of the Contract. No other individual is authorized to do this.

We may not modify this Contract without your signed consent, except to make it comply with any changes in the Internal Revenue Code or as required by any other applicable law, or as otherwise permitted by the terms of this Contract.


INCONTESTABILITY Except as provided in the Entire Contract section above, this Contract will be incontestable after it has been in force during your lifetime for a period of two years from the Issue Date.

If your Contract is voided, you will receive any purchase payments allocated to the Variable Account, adjusted to reflect investment gain or loss from the date of allocation to the date the Contract is voided, plus any purchase payments allocated to the Fixed Account Option, less any withdrawals, excluding accrued interest.

MISSTATEMENT OF AGE OR SEX If any age or sex has been misstated, we will pay the amounts which would have been paid at the correct age and sex.

If we find the misstatement of age or sex after the income payments begin, we will:

|X| Pay all amounts underpaid including interest calculated at an effective annual rate of 6%; or

|X| Stop payments until the total income payments made are equal to the total amounts that would have been made if the correct age and sex had been used.


ANNUAL STATEMENT At least once a year, before the Payout Start Date, we will send you a statement to your last known address we have for you in our records reporting the investments held in the separate account and other contract values. The effective date of the information in the annual statement will not be more than two months before the date of the mailing. We will provide you with Contract Value information at any time upon your request. The information presented will comply with any applicable law.


SETTLEMENTS We must receive due proof of death of the Owner or due proof of death of the Annuitant before the settlement of a death claim.

Any full withdrawal or payment of death proceeds under this Contract will not be less than the minimum benefits required by any statute of the state in which the Contract is delivered.


DEFERMENT OF PAYMENTS We will pay any amounts due from the Variable Account under this Contract within seven days, unless:

|X| The New York Stock Exchange is closed for other than usual weekend or holidays, or trading on such Exchange is restricted;

|X|      An emergency exists as defined by the Securities and Exchange
         Commission; or

|X| The Securities and Exchange Commission permits delay for the protection of contractholders.

We reserve the right to postpone payments or transfers from the Fixed Account Option for up to six months. If we elect to postpone payments or transfers from the Fixed Account Option for 30 days or more, we will pay interest as required by applicable law. Any such interest will be payable from the date the payment or transfer request is received by us to the date the payment or transfer is made.

Exhibit 4(e) Accumulation Benefit Rider

VAR 0313                                                   Page 1
                           Accumulation Benefit Rider
                          LINCOLN BENEFIT LIFE COMPANY
                          (herein called `we' or `us')

                           Accumulation Benefit Rider


This rider was issued because you selected the Accumulation Benefit Rider. This rider modifies the benefit provided by your Contract, to the extent described below, and the charge for this rider is in addition to the charges defined in your Contract.

The "Rider Date" is the date this rider was made a part of your Contract. The "Rider Maturity Date" is the date that the rider expires. The "Rider Period" begins on the Rider Date and ends on the Rider Maturity Date.

Rider Date:  mm/dd/yyyy
Rider Maturity Date:  mm/dd/yyyy
Rider Period 7-20 years
Guarantee Option:  1
AB Factor:  0.50-3.00
Rider Fee Percentage:  1.25%

The following is added to your Contract.


I.       Accumulation Benefit

         On the Rider Maturity Date, if the Accumulation Benefit is greater than the Contract Value plus, if applicable, the amount of any loan outstanding plus accrued interest, then the Contract Value will be increased to equal the Accumulation Benefit. The excess amount of any such increase will be allocated to the money market Variable Sub-account.

         Prior to the Rider Maturity Date, the Accumulation Benefit will not be available as a Contract Value, Settlement Value, or Death Proceeds. Additionally, if this rider is terminated for any reason prior to the Rider Maturity Date, no Accumulation Benefit will be paid. After the Rider Maturity Date, this rider provides no additional benefit.

         The Accumulation Benefit is calculated by multiplying the AB Factor, shown above, by the Benefit Base. The "AB Factor" is determined by the Rider Period and Guarantee Option you selected as of the Rider Date.

II.      Benefit Base

         The Benefit Base is used solely for the purposes of determining the Rider Fee and the Accumulation Benefit. It is not available as a Contract Value, Settlement Value, or Death Proceeds.

         On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be recalculated for purchase payments and withdrawals as follows:

          |X| The Benefit Base will be increased by purchase payments (and associated Credit Enhancements, if applicable to your Contract) made prior to or on the first Contract Anniversary following the Rider Date. Subject to the terms of your Contract, you may add purchase payments to your Contract after this date, but they will not be included in the calculation of the Benefit Base.

          |X| The Benefit Base will be decreased by a Withdrawal Adjustment for each withdrawal.

          The Withdrawal Adjustment is equal to (a) divided by (b), with the result multiplied by (c), where:

          (a) = the withdrawal amount
          (b) = the Contract Value immediately prior to the withdrawal
          (c) = the Benefit Base immediately prior to the withdrawal

          The Benefit Base will never be less than zero.

III.     Rider Fee

         A Rider Fee will be deducted annually on each Contract Anniversary from each of the Variable Sub-accounts on a pro-rata basis in the proportion that your value in each bears to your total value in all Variable Sub-accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-account.

         The first Rider Fee will be deducted on the first Contract Anniversary following the Rider Date. A Rider Fee will be deducted on each subsequent Contract Anniversary up to and including the Rider Maturity Date or the date the rider is terminated, whichever is sooner. If you terminate this rider on a date other than a Contract Anniversary and a Rider Fee would have been applicable on the Contract Anniversary immediately following the date of termination, we will deduct a Rider Fee from your Contract Value on the date the rider is terminated. We will not charge a Rider Fee on the date the rider is terminated if you cancel this rider on a date other than the Contract Anniversary under the Rider Trade-In Option. The Rider Fee will cease after the Rider Maturity Date or after the Rider terminates, whichever is sooner.

         The Rider Fee is calculated by multiplying the Rider Fee Percentage by the Benefit Base as of the applicable Contract Anniversary or rider termination date. The Rider Fee Percentage is shown above. Once this rider has been issued, the Rider Fee Percentage will not change.

IV.      Cancellation of the Rider

         You may cancel the rider at any time on or after the 10th anniversary of the Rider Date and prior to the Rider Maturity Date by:

          |X|  notifying us in writing in a form satisfactory to us; or

          |X| changing your investment allocations or making other changes so that the allocation of Investment Alternatives no longer adheres to the investment requirements for this rider.

V.       Rider Trade-In Option

         The Rider Trade-In Option allows you to cancel this rider and immediately add a new Accumulation Benefit Rider ("New Rider"), provided all of the following conditions are met:

          |X| The trade-in must occur on or after the 10th anniversary of the Rider Date and prior to the Rider Maturity Date;

          |X| The New Rider will be made a part of your Contract on the date this rider is cancelled, provided it is cancelled for reasons other than the termination of your Contract;

          |X| The New rider must be an Accumulation Benefit Rider that we make available for use with the Rider Trade-In Option; and

          |X| The issue requirements of the New Rider must be met as of the date the New Rider is made a part of your Contract.

          This rider does not modify any of the terms and conditions of the New Rider.

VI.      Death of Owner or Annuitant

         If the Owner or Annuitant dies before the Rider Maturity Date, then one of the following provisions will apply depending on which Option is selected under the Death of Owner or Death of Annuitant provisions of the Contract:

          1. If the Contract is continued under Option D of the Death of Owner provision of the Contract, then this rider will continue unless the new Owner elects to cancel this rider. If the rider is continued, it will remain in effect until terminated pursuant to
               Section VII. below.

          2. If the Contract is continued under Category 1 of the Death of Annuitant provision of the Contract, then the rider is continued and it will remain in effect until terminated pursuant to Section
               VII. below.

          3. If the Contract is not continued under either 1. or 2. above, then this rider will terminate on the date we receive a complete request for settlement of the Death Proceeds.

VII.     Termination of the Rider

         This rider will terminate on the earliest of the following to occur:

          |X|  On the Rider Maturity Date

          |X|  On the Payout Start Date

          |X|  On the date the Contract is terminated

          |X|  On the date the rider is cancelled

          |X| On the date this rider is terminated under Section VI.3. of this rider

          |X| On the date this rider is replaced with a New Rider under the Rider Trade-In Option.

VIII.    Investment Limitations for this Rider

         By adding this rider to your Contract, you agree to adhere to certain requirements related to the Investment Alternatives in which you may invest during the Rider Period. The specific requirements will be determined by the Guarantee Option you selected. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-accounts, and restrictions on transfers to or from certain Investment Alternatives. We may also require that you use an automatic portfolio rebalancing program. A current explanation and a list of investment requirements is set forth in the prospectus that pertains to your Contract.


Except as amended in this rider the Contract remains unchanged.

Exhibit 4(f) MAV Rider

VAR 0316                         Page 1            (MAV B-share/L-share/C-share)
                          LINCOLN BENEFIT LIFE COMPANY
                          (herein called `we' or `us')

                         Enhanced Death Benefit Rider B
                           (Maximum Anniversary Value)

This rider was issued because you selected the Enhanced Death Benefit Rider B. This rider modifies the benefit provided by your Contract, to the extent described below, and the charge for this rider is in addition to charges defined in your Contract.

For purposes of this rider, "Rider Date" is the date this rider was made a part of your Contract: xx/xx/xxxx

The annualized Mortality and Expense Risk Charge for this rider is 0.50%

The following changes are made to your Contract.


I.   Enhanced Death Benefit

     The Death Benefit provision of your Contract is hereby modified as follows:

          Prior to the Payout Start Date, the Death Benefit is equal to the greater of the Death Benefit, defined in the Death Benefit provision of your Contract, or the value of the Enhanced Death Benefit.

     The Enhanced Death Benefit is determined as follows:

     o On the Rider Date, the Enhanced Death Benefit is equal to the Contract Value.

     o    After the Rider Date, the Enhanced Death Benefit is recalculated  each
          time  a  purchase   payment  or  withdrawal  is  made,   and  is  also
          recalculated on each Contract Anniversary as follows:

          1. For Purchase Payments, the Enhanced Death Benefit is equal to the most recently calculated Enhanced Death Benefit plus the purchase payments.

          2.   For withdrawals,  the Enhanced Death Benefit is equal to the most
               recently   calculated   Enhanced  Death  Benefit   reduced  by  a
               Withdrawals Adjustment, as defined below.

          3. On each Contract Anniversary, the Enhanced Death Benefit is equal to the greater of the Contract Value or the most recently calculated Enhanced Death Benefit.

     If no purchase payments or withdrawals are made after the Rider Date, the Enhanced Death Benefit will be the highest of all the Contract Values on the following dates: the Rider Date and each Contract Anniversary after the Rider Date but before the date we determine the Death Proceeds.

     The Enhanced Death Benefit will be recalculated as described above until the earlier of:

     1.   The date we determine the Death Proceeds; or

     2. The first Contract Anniversary following the 80th birthday of either the oldest Owner or, if the Owner is non-living, the oldest Annuitant. After the first Contract Anniversary following the 80th birthday of the oldest Owner or, if the Owner is non-living, the oldest Annuitant, the Enhanced Death Benefit will be recalculated only for purchase payments and withdrawals.

     The  Enhanced   Death  Benefit   cannot  exceed  the  Contract  Value  plus
     $1,000,000.

     Withdrawal Adjustment

     A Withdrawal Adjustment is equal to (a) divided by (b) with the result multiplied by (c), where:

     (a)  Is the withdrawal amount.

     (b)  Is the Contract Value immediately prior to the withdrawal.

     (c)  Is the most recently calculated Enhanced Death Benefit.

II.  Mortality and Expense Risk Charge

     The annualized Mortality and Expense Risk Charge, for this rider, is shown on page 1 of this rider. After the Rider Date, the Mortality and Expense Risk Charge for this rider will not change.

III. Death of Owner or Annuitant

     Upon the death of the Owner or an Annuitant, one of the following three provisions will apply, depending upon which Option is elected under the Death of Owner or the Death of Annuitant provisions of the Contract:

     1. If the Contract is continued under Option D of the Death of Owner provision of the Contract, then:

          a. If the oldest new Owner is age 80 or younger on the date we determine the Death Proceeds, then this rider will continue. The Enhanced Death Benefit will continue to be recalculated for purchase payments, withdrawals, and on each Contract Anniversary after the date we determine the Death Proceeds until the earlier of:

               o The first Contract Anniversary following the 80th birthday of the oldest new Owner. (After the 80th birthday of the oldest new Owner the Enhanced Death Benefit will be recalculated only for purchase payments and withdrawals); or

               o    The date we next determine the Death Proceeds.

          b. If the oldest new Owner is older than age 80 on the date we determine the Death Proceeds, then this rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease as of that date.

     2. If the Contract is continued under Category 1 of the Death of Annuitant provision of the Contract, then:

               This rider will continue and the Enhanced Death Benefit will continue to be calculated according to Section I above.

     3.   If the Contract is not continued under either 1. or 2. above, then:

               The Death Proceeds will be determined under the terms and conditions stated in the Contract and Section I above. We will determine the value of the Enhanced Death Benefit on the date we determine the Death Proceeds. This rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease as of that date.

     Except as provided above, all other terms and conditions of the Death of Owner and the Death of Annuitant provisions of the Contract continue to apply.

IV.  Termination of this Rider

     This Enhanced Death Benefit Rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease on the earliest of:

     o The date this rider is terminated under Section III.1.b. and Section III.3., above; or

     o The date the Owner (if the current Owner is a living person) is changed for any reason other than death unless the new Owner is a trust and the Annuitant is a current Owner; or

     o The date the Owner (if the current Owner is a non-living person) is changed for any reason unless the new Owner is a non-living person or is a current Annuitant; or

     o    The date the Contract is terminated; or

     o    The Payout Start Date.

     Otherwise, this rider may not be terminated.

V.   Investment Limitations for this Rider

     We reserve the right to impose limitations on the Investment Alternatives in which you may invest. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-accounts, restrictions on transfers to and from certain investment alternatives, and/or the required use of automatic portfolio rebalancing. A current explanation and list of investment limitations is set forth in the prospectus that pertains to your Contract.


Except as amended by this rider, the Contract remains unchanged.

VAR 0323                                  Page 1                     (MAV Bonus)
                          LINCOLN BENEFIT LIFE COMPANY
                          (herein called `we' or `us')

                         Enhanced Death Benefit Rider B
                           (Maximum Anniversary Value)

This rider was issued because you selected the Enhanced Death Benefit Rider B. This rider modifies the benefit provided by your Contract, to the extent described below, and the charge for this rider is in addition to charges defined in your Contract.

For purposes of this rider, "Rider Date" is the date this rider was made a part of your Contract: xx/xx/xxxx

The annualized Mortality and Expense Risk Charge for this rider is 0.50%

The following changes are made to your Contract.


I.   Enhanced Death Benefit

     The Death Benefit provision of your Contract is hereby modified as follows:

          Prior to the Payout Start Date, the Death Benefit is equal to the greater of the Death Benefit, defined in the Death Benefit provision of your Contract, or the value of the Enhanced Death Benefit.

          The Enhanced Death Benefit is determined as follows:

          o On the Rider Date, the Enhanced Death Benefit is equal to the Contract Value.

          o After the Rider Date, the Enhanced Death Benefit is recalculated each time a purchase payment or withdrawal is made, and is also recalculated on each Contract Anniversary as follows:

               1. For Purchase Payments, the Enhanced Death Benefit is equal to the most recently calculated Enhanced Death Benefit plus the purchase payments and its associated Credit Enhancement.

               2. For withdrawals, the Enhanced Death Benefit is equal to the most recently calculated Enhanced Death Benefit reduced by a Withdrawals Adjustment, as defined below.

               3. On each Contract Anniversary, the Enhanced Death Benefit is equal to the greater of the Contract Value or the most recently calculated Enhanced Death Benefit.

          If no purchase payments or withdrawals are made after the Rider Date, the Enhanced Death Benefit will be the highest of all the Contract Values on the following dates: the Rider Date and each Contract Anniversary after the Rider Date but before the date we determine the Death Proceeds.

          The Enhanced Death Benefit will be recalculated as described above until the earlier of:

          1.   The date we determine the Death Proceeds; or

          2. The first Contract Anniversary following the 80th birthday of either the oldest Owner or, if the Owner is non-living, the oldest Annuitant. After the first Contract Anniversary following the 80th birthday of the oldest Owner or, if the Owner is non-living, the oldest Annuitant, the Enhanced Death Benefit will be recalculated only for purchase payments and withdrawals.

          The Enhanced Death Benefit cannot exceed the Contract Value plus $1,000,000.

          Withdrawal Adjustment

          A Withdrawal Adjustment is equal to (a) divided by (b) with the result multiplied by (c), where:

          (a)  Is the withdrawal amount.

          (b)  Is the Contract Value immediately prior to the withdrawal.

          (c)  Is the most recently calculated Enhanced Death Benefit.

II.  Mortality and Expense Risk Charge

     The annualized Mortality and Expense Risk Charge, for this rider, is shown on page 1 of this rider. After the Rider Date, the Mortality and Expense Risk Charge for this rider will not change.

III. Death of Owner or Annuitant

     Upon the death of the Owner or an Annuitant, one of the following three provisions will apply, depending upon which Option is elected under the Death of Owner or the Death of Annuitant provisions of the Contract:

     1. If the Contract is continued under Option D of the Death of Owner provision of the Contract, then:

          a. If the oldest new Owner is age 80 or younger on the date we determine the Death Proceeds, then this rider will continue. The Enhanced Death Benefit will continue to be recalculated for purchase payments, withdrawals, and on each Contract Anniversary after the date we determine the Death Proceeds until the earlier of:

               o The first Contract Anniversary following the 80th birthday of the oldest new Owner. (After the 80th birthday of the oldest new Owner the Enhanced Death Benefit will be recalculated only for purchase payments and withdrawals); or

               o    The date we next determine the Death Proceeds.

          b. If the oldest new Owner is older than age 80 on the date we determine the Death Proceeds, then this rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease as of that date.

     2. If the Contract is continued under Category 1 of the Death of Annuitant provision of the Contract, then:

               This rider will continue and the Enhanced Death Benefit will continue to be calculated according to Section I above.

     3.   If the Contract is not continued under either 1. or 2. above, then:

               The Death Proceeds will be determined under the terms and conditions stated in the Contract and Section I above. We will determine the value of the Enhanced Death Benefit on the date we determine the Death Proceeds. This rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease as of that date.

          Except as provided above, all other terms and conditions of the Death of Owner and the Death of Annuitant provisions of the Contract continue to apply.

IV.  Termination of this Rider

     This Enhanced Death Benefit Rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease on the earliest of:

     o The date this rider is terminated under Section III.1.b. and Section III.3., above; or

     o The date the Owner (if the current Owner is a living person) is changed for any reason other than death unless the new Owner is a trust and the oldest Annuitant is a current Owner; or

     o The date the Owner (if the current Owner is a non-living person) is changed for any reason unless the new Owner is a non-living person or is a current Annuitant; or

     o    The date the Contract is terminated; or

     o    The Payout Start Date.

     Otherwise, this rider may not be terminated.

V.   Investment Limitations for this Rider

     We reserve the right to impose limitations on the Investment Alternatives in which you may invest. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-accounts, restrictions on transfers to and from certain investment alternatives, and/or the required use of automatic portfolio rebalancing. A current explanation and list of investment limitations is set forth in the prospectus that pertains to your Contract.


Except as amended by this rider, the Contract remains unchanged.

Exhibit 4(g) Annual Increase Rider

VAR 0315               Page 1              (5% Rollup B-share, L-share, C-share)
                          LINCOLN BENEFIT LIFE COMPANY
                          (herein called `we' or `us')

                         Enhanced Death Benefit Rider A
                                (Annual Increase)

This rider was issued because you selected the Enhanced Death Benefit Rider A. This rider modifies the benefit provided by your Contract, to the extent described below, and the charge for this rider is in addition to charges defined in your Contract.

For purposes of this rider, "Rider Date" is the date this rider was made a part of your Contract: xx/xx/xxxx

The annualized Mortality and Expense Risk Charge for this rider is 0.50%

The following changes are made to your Contract.


I.   Enhanced Death Benefit

     The Death Benefit provision of your Contract is hereby modified as follows:

     Prior to the Payout Start Date, the Death Benefit is equal to the greater of the Death Benefit, defined in the Death Benefit provision of your Contract; or the value of the Enhanced Death Benefit.

     The Enhanced Death Benefit is determined as follows:

     o On the Rider Date, the Enhanced Death Benefit is equal to the Contract Value.

     o After the Rider Date, the Enhanced Death Benefit will accumulate daily at a rate equivalent to 5% per year and is recalculated each time a purchase payments or withdrawal is made as follows:

          1. For Purchase Payments, the Enhanced Death Benefit is equal to the most recently calculated Enhanced Death Benefit plus the purchase payments.

          2.   For withdrawals,  the Enhanced Death Benefit is equal to the most
               recently   calculated   Enhanced  Death  Benefit   reduced  by  a
               Withdrawals Adjustment, as defined below.

     o    The accumulation will continue until the earlier of:

          1. The first Contract Anniversary following the 80th birthday of the oldest Owner or, if the Owner is a non-living person, the oldest Annuitant, or

          2.   The date we determine the Death Proceeds.

     o After the 80th birthday of either the oldest Owner or, if the Owner is a non-living person, the oldest Annuitant the Enhanced Death Benefit will be recalculated only for purchase payments and withdrawals.

     The Enhanced Death Benefit will not exceed the amount equal to:

     o    200% of the Contract Value as of the Rider Date; plus

     o 200% of any purchase payments made after the Rider Date (excluding purchase payments made in the twelve-month period immediately prior to the death of the Owner or, if the Owner is a non-living person, an Annuitant); minus

     o    Withdrawal adjustments for any withdrawals made after the Rider Date.

     The  Enhanced   Death  Benefit   cannot  exceed  the  Contract  Value  plus
     $1,000,000.

     Withdrawal Adjustment

     A Withdrawal Adjustment is equal to (a) divided by (b) with the result multiplied by (c), where:

     (a)  Is the withdrawal amount.

     (b) Is the Contract Value immediately prior to the withdrawal. (c) Is the Enhanced Death Benefit immediately prior to withdrawal.

     The Enhanced Death Benefit will never be greater than the maximum death benefit allowed by any nonforfeiture laws which govern this Contract.

II.      Mortality and Expense Risk Charge

     The annualized Mortality and Expense Risk Charge, for this rider, is shown on page 1 of this rider. After the Rider Date, the Mortality and Expense Risk Charge for this rider will not change.

III.     Death of Owner or Annuitant

     Upon the death of the Owner or an Annuitant, one of the following three provisions will apply, depending upon which Option is elected under the Death of Owner or the Death of Annuitant provisions of the Contract:

     1. If the Contract is continued under Option D of the Death of Owner provision of the Contract, then:

          a. If the oldest new Owner is age 80 or younger on the date we determine the Death Proceeds, then this rider will continue. The amount of the Enhanced Death Benefit as of the date we determine the Death Proceeds, plus subsequent purchase payments, less withdrawal adjustments for any subsequent withdrawals, will accumulate daily at a rate equivalent to 5% per year from the date we determine the Death Proceeds, until the earlier of:

               o The first Contract Anniversary following the 80th birthday of the oldest new Owner. (After the 80th birthday of the oldest new Owner the Enhanced Death Benefit will be recalculated only for purchase payments and withdrawals); or

               o    The date we next determine the Death Proceeds.

          b. If the oldest new Owner is older than age 80 on the date we determine the Death Proceeds, then this rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease as of that date.

     2. If the Contract is continued under Category 1 of the Death of Annuitant provision of the Contract, then:

               This rider will continue and the Enhanced Death Benefit will continue to be calculated according to Section I above.

     3.   If the Contract is not continued under either 1. or 2. above, then:

               The Death Proceeds will be determined under the terms and conditions stated in the Contract and Section I above. We will determine the value of the Enhanced Death Benefit on the date we determine the Death Proceeds. This rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease as of that date.

          Except as provided above, all other terms and conditions of the Death of Owner and the Death of Annuitant provisions of the Contract continue to apply.

IV.      Termination of this Rider

         This Enhanced Death Benefit Rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease on the earliest of:

          o    The date this rider is  terminated  under  Section  III.1.b.  and
               Section III.3., above; or

          o The date the Owner (if the current Owner is a living person) is changed for any reason other than death unless the new Owner is a trust and the Annuitant is a current Owner; or

          o The date the Owner (if the current Owner is a non-living person) is changed for any reason unless the new Owner is a non-living person or is a current Annuitant; or

          o    The date the Contract is terminated; or

          o    The Payout Start Date.

         Otherwise, this rider may not be terminated.

V.       Investment Limitations for this Rider

         We reserve the right to impose limitations on the Investment Alternatives in which you may invest. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-accounts, restrictions on transfers to and from certain investment alternatives, and/or the required use of automatic portfolio rebalancing. A current explanation and list of investment limitations is set forth in the prospectus that pertains to your Contract.


Except as amended by this rider, the Contract remains unchanged.

VAR 0322               Page 1                                  (5% Rollup Bonus)
                          LINCOLN BENEFIT LIFE COMPANY
                          (herein called `we' or `us')

                         Enhanced Death Benefit Rider A
                                (Annual Increase)

This rider was issued because you selected the Enhanced Death Benefit Rider A. This rider modifies the benefit provided by your Contract, to the extent described below, and the charge for this rider is in addition to charges defined in your Contract.

For purposes of this rider, "Rider Date" is the date this rider was made a part of your Contract: xx/xx/xxxx

The annualized Mortality and Expense Risk Charge for this rider is 0.50%

The following changes are made to your Contract.


I.       Enhanced Death Benefit

     The Death Benefit provision of your Contract is hereby modified as follows:

          Prior to the Payout Start Date, the Death Benefit is equal to the greater of the Death Benefit, defined in the Death Benefit provision of your Contract; or the value of the Enhanced Death Benefit.

     The Enhanced Death Benefit is determined as follows:

     o On the Rider Date, the Enhanced Death Benefit is equal to the Contract Value.

     o After the Rider Date, the Enhanced Death Benefit will accumulate daily at a rate equivalent to 5% per year and is recalculated each time a purchase payments or withdrawal is made as follows:

          1. For Purchase Payments, the Enhanced Death Benefit is equal to the most recently calculated Enhanced Death Benefit plus the purchase payments and its associated Credit Enhancement.

          2.   For withdrawals,  the Enhanced Death Benefit is equal to the most
               recently   calculated   Enhanced  Death  Benefit   reduced  by  a
               Withdrawals Adjustment, as defined below.

     o    The accumulation will continue until the earlier of:

          1. The first Contract Anniversary following the 80th birthday of the oldest Owner or, if the owner is a non-living person, the oldest Annuitant, or

          2.   The date we determine the Death Proceeds.

     o After the 80th birthday of either the oldest Owner or, if the Owner is a non-living person, the oldest Annuitant the Enhanced Death Benefit will be recalculated only for purchase payments and withdrawals.

     The Enhanced Death Benefit will not exceed the amount equal to:

     o    200% of the Contract Value as of the Rider Date; plus

     o 200% of any purchase payments and associated Credit Enhancements made after the Rider Date (excluding purchase payments and associated Credit Enhancements made in the twelve-month period immediately prior to the death of the Owner or, if the Owner is a non-living person, an Annuitant); minus

     o    Withdrawal adjustments for any withdrawals made after the Rider Date.

     The  Enhanced   Death  Benefit   cannot  exceed  the  Contract  Value  plus
     $1,000,000.

Withdrawal Adjustment

A Withdrawal Adjustment is equal to (a) divided by (b) with the result multiplied by (c), where:

     (a)  Is the withdrawal amount.

     (b)  Is the Contract Value immediately prior to the withdrawal.

     (c)  Is the Enhanced Death Benefit immediately prior to withdrawal.

     The Enhanced Death Benefit will never be greater than the maximum death benefit allowed by any nonforfeiture laws which govern this Contract.

II.      Mortality and Expense Risk Charge

     The annualized Mortality and Expense Risk Charge, for this rider, is shown on page 1 of this rider. After the Rider Date, the Mortality and Expense Risk Charge for this rider will not change.

III.     Death of Owner or Annuitant

     Upon the death of the Owner or an Annuitant, one of the following three provisions will apply, depending upon which Option is elected under the Death of Owner or the Death of Annuitant provisions of the Contract:

     1. If the Contract is continued under Option D of the Death of Owner provision of the Contract, then:

          a. If the oldest new Owner is age 80 or younger on the date we determine the Death Proceeds, then this rider will continue. The amount of the Enhanced Death Benefit as of the date we determine the Death Proceeds, plus subsequent purchase payments and associated Credit Enhancements, less withdrawal adjustments for any subsequent withdrawals, will accumulate daily at a rate equivalent to 5% per year from the date we determine the Death Proceeds, until the earlier of:

               o The first Contract Anniversary following the 80th birthday of the oldest new Owner. (After the 80th birthday of the oldest new Owner the Enhanced Death Benefit will be recalculated only for purchase payments and withdrawals); or

               o    The date we next determine the Death Proceeds.

          b. If the oldest new Owner is older than age 80 on the date we determine the Death Proceeds, then this rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease as of that date.

     2. If the Contract is continued under Category 1 of the Death of Annuitant provision of the Contract, then:

               This rider will continue and the Enhanced Death Benefit will continue to be calculated according to Section I above.

     3.   If the Contract is not continued under either 1. or 2. above, then:

               The Death Proceeds will be determined under the terms and conditions stated in the Contract and Section I above. We will determine the value of the Enhanced Death Benefit on the date we determine the Death Proceeds. This rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease as of that date.

     Except as provided above, all other terms and conditions of the Death of Owner and the Death of Annuitant provisions of the Contract continue to apply.

IV.      Termination of this Rider

     This Enhanced Death Benefit Rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease on the earliest of:

     o The date this rider is terminated under Section III.1.b. and Section III.3., above; or

     o The date the Owner (if the current Owner is a living person) is changed for any reason other than death unless the new Owner is a trust and the Annuitant is a current Owner; or

     o The date the Owner (if the current Owner is a non-living person) is changed for any reason unless the new Owner is a non-living person or is a current Annuitant; or

     o    The date the Contract is terminated; or

     o    The Payout Start Date.

     Otherwise, this rider may not be terminated.

V.       Investment Limitations for this Rider

     We reserve the right to impose limitations on the Investment Alternatives in which you may invest. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-accounts, restrictions on transfers to and from certain investment alternatives, and/or the required use of automatic portfolio rebalancing. A current explanation and list of investment limitations is set forth in the prospectus that pertains to your Contract.


Except as amended by this rider, the Contract remains unchanged.

Exhibit 4(h) Enhanced Earnings Rider

VAR 0314                               Page 1       (Earnings Enhanced DB Rider)
                          LINCOLN BENEFIT LIFE COMPANY
                          (herein called `we' or `us')

                      Enhanced Earnings Death Benefit Rider


This rider was issued because you selected the Enhanced Earnings Death Benefit Rider. This rider modifies the benefit provided by your Contract, to the extent described below, and the charge for this rider is in addition to charges defined in your Contract.

For purposes of this benefit, "Rider Date" is the date the Enhanced Earnings Death Benefit Rider was made a part of the Contract: xx/xx/xxxx

The annualized Mortality and Expense Risk Charge for this rider is 0.50%

I.   Definition of Terms as Used in This Rider

     o    Contract: The Contract to which this rider is attached.

     o In-Force Earnings: The greater of (a) the then current Contract Value less the In-Force Premium; or (b) zero.

     o    In-Force Premium:

          i.   If the  Rider  Date  is the  same  as the  Contract  Issue  Date:
               In-Force Premium is equal to the sum of all purchase payments made under the Contract, less the sum of all the Excess-of-Earnings Withdrawals.

          ii. If the Rider Date is after the Contract Issue Date: In-Force Premium is equal to the Contract Value as of the Rider Date plus all purchase payments made after the Rider Date, less the sum of all the Excess-of-Earnings Withdrawals made after the Rider Date.

     o Excess-of-Earnings Withdrawals: The amount, if any, by which the amount of a withdrawal exceeds the amount of In-Force Earnings immediately prior to the withdrawal.

II.  Enhanced Earnings Death Benefit

     A. The Death Benefit provision of your Contract is hereby modified as follows:

          Prior to the Payout Start Date, the Death Benefit is equal to the Death Benefit, defined in the Death Benefit provision of your Contract, plus the value of the Enhanced Earnings Death Benefit.

     B. If the oldest Owner or, if the Owner is a non-living person, the oldest Annuitant is age 70 or younger on the date we receive the completed Contract application or on the date we receive the request to add this rider, whichever is later, the Enhanced Earnings Death Benefit will be the lesser of:

          o An amount equal to 100% of In-Force Premium (excluding purchase payments made after the Rider Date and during the twelve-month period immediately prior to the death of the Owner or, if the Owner is a non-living person, an Annuitant); or

          o    An amount equal to 40% of In-Force Earnings, where

               In-Force Premium and In-Force Earnings are calculated as of the date we determine the Death Proceeds.

     C. If the oldest Owner or, if the Owner is a non-living person, the oldest Annuitant is age 71 through 79 on the date we receive the completed Contract application or the date we receive the request to add this rider, whichever is later, then the Enhanced Earnings Death Benefit will be the lesser of:

          o An amount equal to 50% of In-Force Premium (excluding purchase payments made after the Rider Date and in the twelve-month period immediately prior to the death of the Owner or, if the Owner is a non-living person, the Annuitant); or

          o    An amount equal to 25% of In-Force Earnings, where

                    In-Force Premium and In-Force Earnings are calculated as of the date we determine the Death Proceeds.

III. Mortality and Expense Risk Charge

A. If the oldest Owner or, if the Owner is a non-living person, the oldest Annuitant is age 70 or younger as of the date we receive the completed Contract application or the date we receive the request to add this rider, whichever is later, the annualized Mortality and Expense Risk Charge will never be greater than 0.35%.

B. If the oldest Owner or, if the Owner is a non-living person, the oldest Annuitant is age 71 through 79 as of the date we receive the completed Contract application or the date we receive the request to add this rider, whichever is later, the annualized Mortality and Expense Risk Charge will never be greater than 0.50%.

C. The annualized Mortality and Expense Risk Charge, for this rider, is shown on page 1 of this rider. After the Rider Date, the Mortality and Expense Risk Charge will not change except as described in Section IV.1.a below.

IV.  Death of Owner or Annuitant

     Upon the death of the Owner or, if the oldest Owner is a non-living person, an Annuitant, one of the following three provisions will apply, depending upon which Option is elected under the Death of Owner or the Death of Annuitant provisions of the Contract:

     1. If the Contract is continued under Option D of the Death of Owner provision of the Contract, then:

          a. If the oldest new Owner is age 79 or younger on the date we determine the Death Proceeds, this rider will continue unless the new Owner elects to terminate this rider.

          If the rider is continued, then the following terms and conditions will apply as of the date we determine the Death Proceeds:

          o The Rider Date will be changed to the date we determine the Death Proceeds;

          o The In-Force Premium is equal to the Contract Value as of the new Rider Date plus all purchase payments made after the Rider Date, less the sum of all the Excess-of-Earnings Withdrawals made after the Rider Date;

          o The Enhanced Earnings Death Benefit after the new Rider will be determined in accordance with Section II.B. or Section II.C. above, but using the age of the oldest new Owner as of the new Rider Date.

          o The Mortality and Expense Risk Charge, for this rider, will be determined in accordance with Section III.A. or Section III.B. above, but using the age of the oldest new Owner as of the new Rider Date.

          b. If the oldest new Owner is age 80 or older as of the date we determine the Death Proceeds, then this rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease as of that date.

     2. If the Contract is continued under Category 1 of the Death of Annuitant provision of the Contract, then:

               This rider will continue and that Enhanced Earnings Death Benefit will continue to be calculated according to Section II above and the corresponding Mortality and Expense Risk Charge for this rider will remain unchanged.

     3.   If the Contract is not continued under either 1. or 2. above, then:

               The Death Proceeds will be determined under the terms and conditions stated in the Contract and Section II above. We will determine the value of the Enhanced Earnings Death Benefit as of the date we determine the Death Proceeds. This rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease as of that date.

     Except as provided above, all other terms and conditions of the Death of Owner and the Death of Annuitant provisions of your Contract continue to apply.

V.   Termination of this Rider

     This  Enhanced   Earnings  Death  Benefit  Rider  will  terminate  and  the corresponding Mortality and Expense Risk Charge for this rider will cease on the earliest of:

     o    The date this rider it terminated  under Section  IV.1.b.  and Section
          IV.3. above; or

     o The date the Owner (if the current Owner is a living person) is changed for any reason other than death unless the new Owner is a trust and the Annuitant is a current Owner; or

     o The date the Owner (if the current Owner is a non-living person) is changed for any reason unless the new Owner is a non-living person or is a current Annuitant; or

     o    The date the Contract is terminated; or

     o    The Payout Start Date.

     Otherwise, this rider may not be terminated.

VI.  Investment Limitations for this Rider

     We reserve the right to impose limitations on the Investment Alternatives in which you may invest. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-accounts, restriction on transfers to and from certain investment alternatives, and/or the required use if automatic portfolio rebalancing. A current explanation and a list of investment limitations is set forth in the prospectus that pertains to your Contract.

VII. Misstatement of Age for the Enhanced Earnings Death Benefit Rider

     If either the Owner's or the Annuitant's age is misstated, the Enhanced Earnings Death Benefit and the Mortality and Expense Risk Charge for this rider will be calculated according to the correct age as of the Rider Date. Your Contract Value will be adjusted to reflect the Mortality and Expense Risk Charge for this rider that should have been assessed based on the corrected age.

Except as amended by this rider, the Contract remains unchanged.

VAR 0321                             Page 1         (Earnings Enhanced DB Rider)
                          LINCOLN BENEFIT LIFE COMPANY
                          (herein called `we' or `us')

                      Enhanced Earnings Death Benefit Rider


This rider was issued because you selected the Enhanced Earnings Death Benefit Rider. This rider modifies the benefit provided by your Contract, to the extent described below, and the charge for this rider is in addition to charges defined in your Contract.

For purposes of this benefit, "Rider Date" is the date the Enhanced Earnings Death Benefit Rider was made a part of the Contract: xx/xx/xxxx

The annualized Mortality and Expense Risk Charge for this rider is 0.50%

I.   Definition of Terms as Used in This Rider

     o    Contract: The Contract to which this rider is attached.

     o In-Force Earnings: The greater of (a) the then current Contract Value less the In-Force Premium; or (b) zero.

     o    In-Force Premium:

          i.   If the  Rider  Date  is the  same  as the  Contract  Issue  Date:
               In-Force Premium is equal to the sum of all purchase payments, and any associated Credit Enhancements, made under the Contract, less the sum of all the Excess-of-Earnings Withdrawals.

          ii. If the Rider Date is after the Contract Issue Date: In-Force Premium is equal to the Contract Value as of the Rider Date plus all purchase payments, and any associated Credit Enhancements, made after the Rider Date, less the sum of all the Excess-of-Earnings Withdrawals made after the Rider Date.

     o Excess-of-Earnings Withdrawals: The amount, if any, by which the amount of a withdrawal exceeds the amount of In-Force Earnings immediately prior to the withdrawal.

II.  Enhanced Earnings Death Benefit

     A. The Death Benefit provision of your Contract is hereby modified as follows:

               Prior to the Payout Start Date, the Death Benefit is equal to the Death Benefit, defined in the Death Benefit provision of your Contract, plus the value of the Enhanced Earnings Death Benefit.

     B. If the oldest Owner or, if the Owner is a non-living person, the oldest Annuitant is age 70 or younger on the date we receive the completed Contract application or on the date we receive the request to add this rider, whichever is later, the Enhanced Earnings Death Benefit will be the lesser of:

          o An amount equal to 100% of In-Force Premium (excluding purchase payments, and any associated Credit Enhancements, made after the Rider Date and during the twelve-month period immediately prior to the death of the Owner or, if the owner is a non-living person, an Annuitant); or

          o    An amount equal to 40% of In-Force Earnings, where

                    In-Force Premium and In-Force Earnings are calculated as of the date we determine the Death Proceeds.

     C. If the oldest Owner or, if the Owner is a non-living person, the oldest Annuitant is age 71 through 79 on the date we receive the completed Contract application or the date we receive the request to add this rider, whichever is later, then the Enhanced Earnings Death Benefit will be the lesser of:

          o An amount equal to 50% of In-Force Premium (excluding purchase payments, and any associated Credit Enhancements, made after the Rider Date and in the twelve-month period immediately prior to the death of the Owner or, if the owner is a non-living person, the Annuitant); or

          o    An amount equal to 25% of In-Force Earnings, where

                    In-Force Premium and In-Force Earnings are calculated as of the date we determine the Death Proceeds.

III. Mortality and Expense Risk Charge

     A. If the oldest Owner or, if the Owner is a non-living person, the oldest Annuitant is age 70 or younger as of the date we receive the completed Contract application or the date we receive the request to add this rider, whichever is later, the annualized Mortality and Expense Risk Charge will never be greater than 0.35%.

     B. If the oldest Owner or, if the Owner is a non-living person, the oldest Annuitant is age 71 through 79 as of the date we receive the completed Contract application or the date we receive the request to add this rider, whichever is later, the annualized Mortality and Expense Risk Charge will never be greater than 0.50%.

     C. The annualized Mortality and Expense Risk Charge, for this rider, is shown on page 1 of this rider. After the Rider Date, the Mortality and Expense Risk Charge will not change except as described in Section IV.1.a below.

IV.  Death of Owner or Annuitant

     Upon the death of the Owner or, if the oldest Owner is a non-living person, an Annuitant, one of the following three provisions will apply, depending upon which Option is elected under the Death of Owner or the Death of Annuitant provisions of the Contract:

     1. If the Contract is continued under Option D of the Death of Owner provision of the Contract, then:

          a. If the oldest new Owner is age 79 or younger on the date we determine the Death Proceeds, this rider will continue unless the new Owner elects to terminate this rider.

               If  the  rider  is  continued,   then  the  following  terms  and
               conditions  will  apply as of the  date we  determine  the  Death
               Proceeds:

               o The Rider Date will be changed to the date we determine the Death Proceeds;

               o The In-Force Premium is equal to the Contract Value as of the new Rider Date plus all purchase payments, and any associated Credit Enhancements, made after the Rider Date, less the sum of all the Excess-of-Earnings Withdrawals made after the Rider Date;

               o The Enhanced Earnings Death Benefit after the new Rider will be determined in accordance with Section II.B. or Section II.C. above, but using the age of the oldest new Owner as of the new Rider Date.

               o The Mortality and Expense Risk Charge, for this rider, will be determined in accordance with Section III.A. or Section III.B. above, but using the age of the oldest new Owner as of the new Rider Date.

          b. If the oldest new Owner is age 80 or older as of the date we determine the Death Proceeds, then this rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease as of that date.

     2. If the Contract is continued under Category 1 of the Death of Annuitant provision of the Contract, then:

               This rider will continue and that Enhanced Earnings Death Benefit will continue to be calculated according to Section II above and the corresponding Mortality and Expense Risk Charge for this rider will remain unchanged.

     3.   If the Contract is not continued under either 1. or 2. above, then:

               The Death Proceeds will be determined under the terms and conditions stated in the Contract and Section II above. We will determine the value of the Enhanced Earnings Death Benefit as of the date we determine the Death Proceeds. This rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease as of that date.

          Except as provided above, all other terms and conditions of the Death of Owner and the Death of Annuitant provisions of your Contract continue to apply.

V.   Termination of this Rider

     This  Enhanced   Earnings  Death  Benefit  Rider  will  terminate  and  the corresponding Mortality and Expense Risk Charge for this rider will cease on the earliest of:

     o    The date this rider it terminated  under Section  IV.1.b.  and Section
          IV.3. above; or

     o The date the Owner (if the current Owner is a living person) is changed for any reason other than death unless the new Owner is a trust and the Annuitant is a current Owner; or

     o The date the Owner (if the current Owner is a non-living person) is changed for any reason unless the new Owner is a non-living person or is a current Annuitant; or

     o    The date the Contract is terminated; or

     o    The Payout Start Date.

     Otherwise, this rider may not be terminated.

VI.  Investment Limitations for this Rider

     We reserve the right to impose limitations on the Investment Alternatives in which you may invest. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-accounts, restriction on transfers to and from certain investment alternatives, and/or the required use if automatic portfolio rebalancing. A current explanation and a list of investment limitations is set forth in the prospectus that pertains to your Contract.

VII. Misstatement of Age for the Enhanced Earnings Death Benefit Rider

     If either the Owner's or the Annuitant's age is misstated, the Enhanced Earnings Death Benefit and the Mortality and Expense Risk Charge for this rider will be calculated according to the correct age as of the Rider Date. Your Contract Value will be adjusted to reflect the Mortality and Expense Risk Charge for this rider that should have been assessed based on the corrected age.

Except as amended by this rider, the Contract remains unchanged.

Exhibit 4(i) Income Protection Rider

VAR 0317                         Page 1          Income Protection Benefit Rider
                          LINCOLN BENEFIT LIFE COMPANY
                          (herein called `we' or `us')

                         Income Protection Benefit Rider

This rider was issued because you selected the Income Protection Benefit Rider. This rider modifies the benefit provided by your Contract, to the extent described below, and the charge for this rider is in addition to charges defined in you Contract.

For purposes of this rider, "Rider Date" is the date this rider was made a part of your Contract: xx/xx/xxxx

The annualized Mortality and Expense Risk Charge for this rider is 0.75%

The following changes are made to your Contract.


I.   Income Protection Benefit

     Subject to the requirements of Section II below, if you apply the Income Protection Benefit Rider to an Income Plan, we guarantee that the income payments you receive under such Income Plan will never be less than 70% of the Initial Variable Income Value ("Income Protection Benefit Rider") described in your Contract for that Income Plan.

II.  Qualifications

     The Income Protection Benefit Rider is subject to all of the restrictions listed below:

     1.   The Rider Date must be the same as the Payout Start Date.

     2. The Income Protection Benefit Rider may be applied to Variable Amount Income Payments payable under Income Plans 1 or 2, with a Guaranteed Payment Period of at least 120 months, unless otherwise restricted by Internal Revenue Service regulations.

     3. You may apply the Income Protection Benefit Rider to more than one Income Plan. 4. Transfers may not be made from Variable Amount Income Payments to Fixed Amount Income Payments. 5. The Assumed Investment Rate must be 3%.

III. Mortality and Expense Risk Charge

     The annualized Mortality and Expense Risk Charge for this rider, shown above, will apply only to the Income Plans to which the Income Protection Benefit Rider has been applied. After the Rider Date, the Mortality and Expense Risk Charge for this rider will not change.

IV.  Termination of this Rider

         This Income Protection Benefit Rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease on the date the Contract is terminated. Otherwise, this rider may not be terminated.

V.   Investment Limitations for this Rider

     We reserve the right to impose limitations on the Investment Alternatives in which you may invest. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts, exclusion of certain Variable Sub-accounts, required minimum allocations to certain Variable Sub-accounts, restrictions on transfers to and from certain investment alternatives, and/or the required use of automatic portfolio rebalancing. A current explanation and list of investment limitations is set forth in the prospectus that pertains to your Contract. Such investment limitations will apply only to those Income Plans to which the Income Protection Benefit has been added.

Except as amended by this rider, the Contract remains unchanged.

VAR 0318                              Page 1         (Income Protection Benefit)
                          LINCOLN BENEFIT LIFE COMPANY
                          (herein called `we' or `us')

                         Income Protection Benefit Rider


This rider was issued because you selected the Income Protection Benefit Rider. This rider modifies the benefit provided by your Contract, to the extent described below, and the charge for this rider is in addition to charges defined in your Contract.

For purposes of this rider, "Rider Date" is the date this rider was made a part of your Contract: xx/xx/xxxx

The annualized Mortality and Expense Risk Charge for this rider is 0.75%

The following changes are made to your Contract.


I.   Income Protection Benefit

     Subject to the requirements of Section II below, if you apply the Income Protection Benefit Rider to an Income Plan, we guarantee that the income payments you receive under such Income Plan will never be less than 85% of the Initial Variable Amount Income Value ("Income Protection Benefit") described in your Contract for that Income Plan.

II.  Qualifications

     The Income Protection Benefit Rider is subject to all the restrictions listed below:

     1.   The Rider Date must be the same as the Payout Start Date.

     2. The Income Protection Benefit Rider may be applied only to Variable Amount Income Payments payable under Income Plans 1 or 2, with a Guaranteed Payment Period of at least 120 months, unless otherwise restricted by Internal Revenue Service regulations.

     3. You may apply the Income Protection Benefit Rider to more than one Income Plan. 4. Transfers may not be made from Variable Amount Income Payments to Fixed Amount Income Payments. 5. The Assumed Investment Rate must be 3%.

III. Mortality and Expense Risk Charge

     The annualized Mortality and Expense Risk Charge for this rider, shown above, will apply only to the Income Plans to which the Income Protection Benefit Rider has been applied. After the Rider Date, the Mortality and Expense Risk Charge for this rider will not change.

IV.  Termination of this Rider

     This Income Protection Benefit Rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease on the date the Contract is terminated. Otherwise, this rider may not be terminated.

V.   Investment Limitation for this Rider


     We reserve the right to impose limitations on the Investment Alternatives in which you may invest. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-accounts, exclusion of certain Variable Sub-accounts, required minimum allocations to certain Variable Sub-accounts, restrictions on transfers to and from certain investment alternatives, and/or the required use of automatic portfolio rebalancing. A current explanation and a list of investment limitations is set forth in the prospectus that pertains to your Contract. Such investment limitations will apply only to those Income Plans to which the Income Protection Benefit has been added.


Except as amended by this rider, the Contract remains unchanged.

Exhibit 4(j) Annuity Loan Rider

VAR 0329                           Page 1                   (Annuity Loan Rider)
                          LINCOLN BENEFIT LIFE COMPANY
                          (herein called `we' or `us')

                               Annuity Loan Rider


The following provisions are part of the annuity Contract to which this rider is attached:

Loans

You may have a loan on the sole security of this Contract. The most you can borrow is an amount which, when added to any existing loan, does not exceed the amount available for full withdrawal on the date of the loan.

In addition, the total loan, when added to the outstanding loan balance under all other plans of the participant, may not exceed the lesser of (a) or (b) where:

     a. is $50,000 reduced by the excess of the highest outstanding loan balance during the prior 12 month period over the outstanding balance of loans; and

     b. is the greater of $10,000 or 1/2 of the amount available for full withdrawal.

The minimum loan amount is $1,000.

When a loan is made, an amount equal to the loan amount will be transferred to the Loan Account, reducing the Contract Value in the Variable Account and/or the Fixed Account. Unless instructed to the contrary by the Contract Owner, we will first transfer to the Loan Account amounts from the Variable Account in proportion to the assets in each Sub-account until the required balance is reached or all such variable units are exhausted. The remaining required collateral will next be transferred from the Fixed Account Options. No Withdrawal Charges are deducted at the time of the loan or on the transfer from the Variable Account to the Loan Account, but a Market Value Adjustment may apply.

We reserve the right to defer making any loan for 6 months after you ask for it, unless the loan is to pay a premium to us.

Loan Interest

Amounts transferred to the Loan Account will accrue interest at an annual rate 2.25% less than the loan interest rate fixed by us for the term of the loan. However, the interest rate credited to the Loan Account will never be less than the Minimum Guaranteed Annualized Effective Rate. Amounts transferred to the Loan Account will no longer be affected by the investment experience of the Variable Account.

Repayment

You must repay any loan within five years of the date the loan is made. Scheduled payments must be level, amortized over the repayment period, and made at least quarterly. A repayment period of 15 or 30 years is acceptable if the loan proceeds are used to acquire a dwelling unit which is to be used by you as a principal residence. Other repayment periods may be available at our discretion.

Loan repayments must be identified as such; otherwise, they may be credited to the Contract as purchase payments.

If a loan payment is not made when due, interest will continue to accrue. We will declare the entire loan in default. The defaulted loan balance plus accrued interest will be deducted from any future distribution under the Contract and paid to us. Any defaulted amount plus interest will be treated as a distribution, as permitted by law, may be taxable to the borrower, and may be subject to the early withdrawal tax penalty.

The Death Benefit and Contract Value available for partial or full withdrawal, as well as the amount applied on the Payout Start Date to provide income payments, will be reduced by the amount of the loan outstanding plus accrued interest.

If a new Owner elects to continue the Contract under Death of Owner Option D, the new Contract Value will be reduced by the amount of the loan outstanding plus accrued interest and the loan will be canceled.

Contract Termination

If the total loan amount exceeds the Contract Value, we will mail written notice to your last known address. The notice will state the amount needed to maintain the Contract in force. If payment of this amount is not received within 31 days after the date this notice is mailed, the Contract will terminate.

Other Terms Of This Rider

     1. This rider is made a part of the Contract and except as provided is subject to all the terms of the Contract.

     2. The Loan Account is an account established for amounts transferred from the Variable Account or Fixed Account Options as security for a Contract Loan.

     3.   There is no premium for this rider.

     4. This rider may be modified by us to comply with changes in applicable tax laws. You will receive a copy of any changes to this rider.

The effective date of this rider is the Contract issue date unless otherwise stated here:

Exhibit 4(k) Grantor Trust Rider

VAR 0325                           Page 1                        (Grantor Trust)
                          LINCOLN BENEFIT LIFE COMPANY
                          (herein called `we' or `us')

                    Amendatory Endorsement for Grantor Trust


The following changes are made to your Contract.

If the Owner of the Contract is a grantor trust not established by a business, the following Death of Annuitant for Grantor Trust provision applies upon the death of the Annuitant in place of the Death of Annuitant provision in your
Contract:

Death of Annuitant for Grantor Trust If an Annuitant dies prior to the Payout Start Date and the Owner is a grantor trust not established by a business, the new Owner will be the Beneficiary(ies) as described in the Beneficiary provision.

If there is more than one new Owner taking a share of the Death Proceeds, described in the Death Proceeds provision of the Contract, each new Owner will be treated as separate and independent Owner of his or her respective share of the Death Proceeds. Each new Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) described in the Contract, subject to any restrictions previously placed upon the new Owner. Each new Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original new Owner.

If any new Owner is a non-living person, all new Owners will be considered to be non-living persons for the below purposes.

The Options available to the new Owner will be determined by the applicable following Categories in which the new Owner is defined. If the new Owner took ownership as the Beneficiary, the new Owner's Options will be subject to any restrictions previously placed upon the Beneficiary. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.

     Category 1. If the Annuitant's spouse is the sole new Owner of the entire Contract, the new Owner must choose from Options A, B, C or D, described in the Death of Owner provision in your Contract. If the new Owner does not choose one of these Options, Option D will apply.

     Category 2. If the new Owner is a living person who is not the Annuitant's spouse, or if there are multiple living new Owners, the new Owner(s) must choose from Options A, B or C, described in the Death of Owner provision in your Contract. If a new Owner does not choose Option A, B or C, Option C will apply for such new Owner.

     Category 3. If the new Owner is a corporation, trust or other non-living person, the new Owner must choose from Options A or C, described in the Death of Owner provision of your Contract. If the new Owner does not choose Option A or C, Option C will apply.

Under any of the Options, all ownership rights, subject to the conditions stated in this provision or any restrictions previously placed upon the Beneficiary, are available to the new Owner from the date of the Annuitant's death to the date on which the Death Proceeds are paid.

We reserve the right to offer additional Death of Annuitant for Grantor Trust Options.

If the Annuitant dies after the Payout Start Date, refer to the Payout Phase section of your Contract.


Except as amended by this endorsement, the Contract remains unchanged.

Exhibit 4(l) Charitable Remainder Trust Rider

VAR 0324                          Page 1            (Charitable Remainder Trust)
                          LINCOLN BENEFIT LIFE COMPANY
                          (herein called `we' or `us')

              Amendatory Endorsement for Charitable Remainder Trust


If the Contract is owned by a Charitable Remainder Trust, the following changes are made to your Contract:

(a) The following language is added to the Free Withdrawal Amount provision in your Contract:

     The Free Withdrawal Amount available in a Contract Year is equal to the greater of the Free Withdrawal Amount stated in your Contract or the amount of earnings in the Contract as of the beginning of the Contract Year that have not been previously withdrawn.

(b) The first paragraph of the Withdrawal Charge provision in your Contract is deleted and replaced with the following paragraph:

     A Withdrawal Charge may be assessed on certain withdrawals. For purposes of assessing the Withdrawal Charge, we assume that earnings are withdrawn first, then purchase payments, beginning with the oldest payment. Your Withdrawal Charges are shown on the Annuity Data Page.


Except as amended in this endorsement, the Contract remains unchanged.

Exhibit 4(m) Unisex Rider

VAR 0326                              Page 1                           Unisex
                          LINCOLN BENEFIT LIFE COMPANY
                          (herein called `we' or `us')

                     Amendatory Endorsement for Unisex Plans


All references to sex are deleted from your Contract. The following language and tables replace the Income Payment Tables section of your Contract.

The Income Payment Tables shown below contain monthly income payment factors per $1,000 applied, which were calculated using an 80% female, 20% male blend of the sex distinct Annuity 2000 Mortality Tables and an annualized effective interest rate of 3%. For ages, Guaranteed Payment Periods, payment frequencies and annualized effective interest rates not shown in these examples, income payment factors will be calculated on a basis consistent with the factors shown. The adjusted age of the Annuitant is used to determine the appropriate monthly income payment factor to apply for the selected Income Plan. The adjusted age is the actual age of the Annuitant(s) on the Payout Start Date, reduced by one year for each six full calendar years between January 1, 2000 and the Payout Start Date.

The Income Payment Tables below will be used to determine the following:

|X| For Variable Amount Income Payments and an Assumed Investment Rate of 3%, the initial monthly income payment for the selected Income Plan. Subsequent monthly income payments will vary as described in the Variable Amount Income Payments section. For Variable Amount Income Payments with an Assumed Investment Rate other than 3%, monthly income payment factors will be calculated on a basis consistent with the factors shown in the Income Payment Tables using an interest rate equal to the Assumed Investment Rate.

|X| For Fixed Amount Income Payments, the minimum guaranteed monthly income payment for the selected Income Plan.


Income Plan 1 - Life Income with Guaranteed Payment Period for 120 Months

===============================================================================================================================
                              Monthly Income Payment for each $1,000 Applied to this Income Plan
-------------------------------------------------------------------------------------------------------------------------------
---------------------- -------------------- -------------------- -------------------- -------------------- --------------------
                         Monthly Payment                           Monthly Payment                           Monthly Payment
     Annuitant's                                Annuitant's                               Annuitant's
      Adjusted                                   Adjusted                                  Adjusted
         Age                                        Age                                       Age
---------------------- -------------------- -------------------- -------------------- -------------------- --------------------
---------------------- -------------------- -------------------- -------------------- -------------------- --------------------

         35                   $3.24                 49                  $3.80                 63                  $4.92
         36                   3.27                  50                  3.86                  64                  5.04
         37                   3.30                  51                  3.92                  65                  5.16
         38                   3.33                  52                  3.98                  66                  5.29
         39                   3.37                  53                  4.05                  67                  5.42
         40                   3.40                  54                  4.11                  68                  5.56
         41                   3.44                  55                  4.19                  69                  5.71
         42                   3.48                  56                  4.26                  70                  5.87
         43                   3.52                  57                  4.34                  71                  6.03
         44                   3.56                  58                  4.42                  72                  6.21
         45                   3.61                  59                  4.51                  73                  6.38
         46                   3.65                  60                  4.61                  74                  6.56
         47                   3.70                  61                  4.71                  75                  6.75
         48                   3.75                  62                  4.81
====================== ==================== ==================== ==================== ==================== ====================



Income Plan 2 - Joint and Survivor Life Income with Guaranteed Payment Period for 120 Months

===============================================================================================================================
                              Monthly Income Payment for each $1,000 Applied to this Income Plan
-------------------------------------------------------------------------------------------------------------------------------
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- -----------
   Annuitant's         35          40          45          50          55           60          65          70          75
    Adjusted
       Age
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- -----------
------------------ ----------- ----------- ----------- ----------- ------------ ----------- ----------- ----------- -----------
       35            $3.04       $3.09       $3.13       $3.16        $3.19       $3.21       $3.22       $3.23       $3.24
       40             3.09        3.16        3.22        3.27        3.31         3.34        3.36        3.38        3.39
       45             3.13        3.22        3.31        3.38        3.45         3.50        3.54        3.56        3.58
       50             3.16        3.27        3.34        3.49        3.59         3.68        3.74        3.79        3.82
       55             3.19        3.31        3.45        3.59        3.73         3.86        3.97        4.05        4.11
       60             3.21        3.34        3.50        3.68        3.86         4.05        4.22        4.36        4.47
       65             3.22        3.36        3.54        3.74        3.97         4.22        4.47        4.70        4.89
       70             3.23        3.38        3.56        3.79        4.05         4.36        4.70        5.05        5.36
       75             3.24        3.39        3.58        3.82        4.11         4.47        4.89        5.36        5.83
================== =========== =========== =========== =========== ============ =========== =========== =========== ===========

Income Plan 3 - Guaranteed Payment Period

============================ ===================================================
      Specific Period                 Monthly Income Payment for each
                                     $1,000 Applied to this Income Plan
---------------------------- ---------------------------------------------------
---------------------------- ---------------------------------------------------
         10 Years                                  $9.61
         11 Years                                   8.86
         12 Years                                   8.24
         13 Years                                   7.71
         14 Years                                   7.26
         15 Years                                   6.87
         16 Years                                   6.53
         17 Years                                   6.23
         18 Years                                   5.96
         19 Years                                   5.73
         20 Years                                   5.51
============================ ===================================================

4(n) Waiver of Charges Rider

VAR 0328                             Page 1                  (Waiver of Charges)
                          LINCOLN BENEFIT LIFE COMPANY
                          (herein called `we' or `us')

                  Amendatory Endorsement for Waiver of Charges


The benefits provided by this endorsement do not impact any tax liabilities or IRS penalties incurred as a result of a withdrawal. You are responsible for all such liabilities and penalties.

The following provisions are added to your Contract:

Waiver for Confinement in Long Term Care Facility or Hospital

We will waive any applicable Withdrawal Charge if at least 30 days after the Issue Date any Owner, or, if the Owner is not a living individual, an Annuitant is first confined to a Long Term Care Facility or Hospital under the following conditions:

o    confinement is for at least 90 consecutive days;

o    confinement is prescribed by a Physician;

o    confinement is Medically Necessary; and

o Due Proof of confinement is received by us prior to, or at the time of, a request for a withdrawal.

"Physician"

A licensed medical doctor (M.D.) or a licensed doctor of osteopathy (D.O.) practicing within the scope of his or her license. For the purposes of this endorsement, "Physician" does not include any Owner or Annuitant or the spouse, children, parents, grandparents, grandchildren, siblings, or in-laws of any Owner or Annuitant.

"Due Proof"

Includes, but is not limited to, a letter signed by a Physician stating the dates the Owner or Annuitant was confined, the name and location of the Long Term Care Facility or Hospital, a statement that the confinement was Medically Necessary; and, if released, the date the Owner or Annuitant was released from the Long Term Care Facility or Hospital.

"Medically Necessary"

Confinement, care or treatment which is appropriate and consistent with the diagnosis in accord with accepted standards of practice, and which could not have been omitted without adversely affecting the individual's condition.

"Long Term Care Facility"

A facility which:

1.   is located in the United States or its territories;

2.   is licensed by the jurisdiction in which it is located;

3.   provides custodial care under the supervision of a registered nurse (R.N.);
     and

4.   can accommodate three or more persons

"Hospital" A facility which:

1.   is licensed as a hospital by the jurisdiction in which it is located;

2.   is supervised by a staff of licensed physicians;

3. provides nursing services 24 hours a day by or under the supervision of a registered nurse (R.N.);

4. operates primarily for the care and treatment of sick or injured persons as inpatients for a charge; and

5.   has access to medical, diagnostic and major surgical facilities.

Waiver for Terminal Illness

We will waive any applicable Withdrawal Charge if at least 30 days after the Issue Date any Owner, or, if the Owner is not a living individual, an Annuitant is first diagnosed by a Physician as having a Terminal Illness. The request for the withdrawal must be received by us at least 30 days after the Issue Date. Due Proof of the diagnosis must be given to us prior to, or at the time of, the withdrawal request. We may require a second opinion at our expense by a Physician chosen by us. In the event that the first and second Physicians disagree, we will require a third opinion at our expense by a Physician chosen by us. We will honor a consensus of any two of the three Physicians.

"Physician"

A licensed medical doctor (M.D.) or a licensed doctor of osteopathy (D.O.) practicing within the scope of his or her license. Physician does not include any Owner or Annuitant or the spouse, children, parents, grandparents, grandchildren, siblings, or in-laws of any Owner or Annuitant.

"Due Proof"

Includes, but is not limited to, a letter signed by a Physician stating that the Owner or Annuitant has a Terminal Illness and the date the Terminal Illness was first diagnosed.

"Terminal Illness"

A condition which is expected to result in death within one year from the date of onset for 80% of the diagnosed cases.

Waiver for Unemployment

You may request a one time waiver of any applicable Withdrawal Charge on a partial or full withdrawal prior to the Payout Start Date if:

1.   you become unemployed at least 1 year after the Issue Date of the Contract;
     and

2. you receive Unemployment Compensation for at least 30 consecutive days as a result of that unemployment; and

3. this benefit is exercised within 180 days of your initial receipt of Unemployment Compensation.

If the Owner is not a living individual, then the above three conditions apply to an Annuitant.

This benefit may be exercised only once while the Contract is in force.

Before we waive Withdrawal Charges, you must give us Due Proof that the Owner or Annuitant has been unemployed and have been granted Unemployment Compensation for at least 30 consecutive days. You must give us Due Proof prior to, or at the time of, the withdrawal request.

"Unemployment Compensation"

Unemployment compensation received from a unit of government in the U.S. (state or federal).

"Due Proof"

Includes, but is not limited to, a legible photocopy of an Unemployment Compensation payment that meets the above described criteria with regard to dates and a signed letter from you stating that the Owner or Annuitant meets the above described criteria.

Except as amended in this endorsement, the Contract remains unchanged.

Exhibit 4(o) Joint Annuitants Rider

VAR 0327                              Page 1                  (Joint Annuitants)
                          LINCOLN BENEFIT LIFE COMPANY
                          (herein called `we' or `us')

                     Contract Amendment for Joint Annuitants


The  following  changes are made to your  Contract  because  you  elected  joint
Annuitants at the time of application or changed the Annuitant to joint Annuitants as provided in the Annuitant provision of the Contract.

I.   The following is added to the Annuitant provision:

     Prior to the Payout Start Date, joint Annuitants may be named.

II.  The Death of Annuitant provision is modified as follows:

     If the Owner is a living person, on the death of the last surviving joint Annuitant, a new Annuitant will be determined as defined in the Death of Annuitant provision of the Contract.

     If an Annuitant who is also the Owner dies before the Payout Start Date, the death of Owner section applies.

     If an Annuitant who is not also the Owner dies before the Payout Start Date, the Options available to the Owner are as follows:

     |X| If the Owner is a living person, the Contract will continue in the Accumulation Phase with the sole surviving Annuitant.

     |X| If the Owner is a corporation, trust, or other non-living person, the Owner must receive the Death Proceeds upon the death of either joint Annuitant. The options available are detailed under Category 2 of the Death of Annuitant provision.

III. The following replaces the second paragraph of the Payout Start Date provision:

     The Payout Start Date must be at least 30 days after the Issue Date and occur on or before the later of:

     |X|  The youngest Annuitant's 99th birthday; or

     |X|  The 10th Contract Anniversary.

IV. The following replaces the second bulleted item of the Payout Terms and Conditions provision:

     |X| If both joint Annuitants are still alive and we do not receive a written selection of an Income Plan from you at least 30 days before the Payout Start Date, the Income Plan will be Joint and Survivor Life Income with a Guarantee Payment Period of 120 months.

          If the Owner is a living person and only one Annuitant is still living and we do not receive a written selection of an Income Plan from you at least 30 days before the Payout Start Date, the Income Plan will be Life Income with a Guarantee Payment Period of 120 months.

Except as amended in this amendment, the Contract remains unchanged.

Exhibit 4(p) Spousal Protection Rider

VAR 0319                          Page 1      (Spousal Protection Benefit Rider)
                          LINCOLN BENEFIT LIFE COMPANY
                          (herein called `we' or `us')

                        Spousal Protection Benefit Rider


This rider was issued because you selected the Spousal Protection Benefit Rider. This rider modifies the benefit provided by your Contract, to the extent described below, and the charge for this rider is in addition to charges defined in your Contract.

For purposes of this rider, "Rider Date" is the date this rider was made a part of your Contract: xx/xx/xxxx

The annualized Mortality and Expense Risk Charge for this rider is 0.15%

The following changes are made to your Contract.


I.   Co-Annuitant

     The Co-Annuitant must be your spouse. As a condition of this rider, your spouse must also be the sole Primary Beneficiary. You may change the Co-Annuitant to a new spouse at any time by providing written notice and proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may only be one Co-Annuitant under your Contract.

     The Co-Annuitant will be deemed to be an Annuitant under the Contract during the Accumulation Phase except under the following circumstances:

     o The Death of Annuitant provision does not apply on the death of the Co-Annuitant.

     o The latest Payout Start Date will be determined based solely upon the age of the Owner.

     o The Co-Annuitant will be considered an Owner for the purposes of determining the age or birthday of the Owners under Enhanced Death Benefit Rider A, Enhanced Death Benefit Rider B and Enhanced Earnings Death Benefit Rider.

II.  Death of Co-Annuitant

     If the Co-Annuitant dies prior to the Payout Start Date, then subject to the following conditions, the Contract will be continued according to Option D under the Death of Owner provision of your Contract:

     o The Co-Annuitant must have been your legal spouse on the date of his or her death; and

     o Option D of the Death of Owner provision of your Contract has not been previously exercised.

     The Contract may only be continued once under Option D of the Death of Owner provision.

     The Spousal Protection Benefit Rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease as of the date we determine the Death Proceeds.

III. Mortality and Expense Risk Charge

     The annualized Mortality and Expense Risk Charge, for this rider, is shown above on this rider. After the Rider Date, the Mortality and Expense Risk Charge for this rider will not change.

IV.  Termination of this Rider

     You may terminate this rider at any time by written notice in a form satisfactory to us. Otherwise, this Spousal Protection Benefit Rider will terminate and the corresponding Mortality and Expense Risk Charge for this rider will cease on the earliest of the following to occur.

     o On the date the rider is terminated under Section II, above; or o Upon the death of the Owner; or o On the date the Contract is terminated; or o On the Payout Start Date.

Except as amended by this rider, the Contract remains unchanged.